UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Jernigan Capital, Inc.
(Name of Registrant as Specified In Its Charter)
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6410 Poplar Avenue, Suite 650
Memphis, Tennessee 38119
September 23, 2020
Dear Stockholder,
You are cordially invited to attend a special meeting of stockholders of Jernigan Capital, Inc., a Maryland corporation, to be held on October 26, 2020 at 9:30 a.m., Central Daylight Time. As part of our precautions regarding the novel coronavirus, or COVID-19 pandemic, the special meeting will be held solely in an audio, virtual-only format, rather than in person. Stockholders will be able to attend, vote and submit questions from any location via the Internet at www.virtualshareholdermeeting.com/JCAP2020SM. The password for the special meeting is the control number provided on your proxy card, voting instruction form or notice. To participate (e.g., submit questions and/or vote), you will need the control number provided on your proxy card, voting instruction form or notice. We encourage you to vote by proxy-over the Internet, by telephone or by mail well in advance of the special meeting, to ensure your shares are represented whether or not you decide to attend.
At the special meeting, you will be asked to consider and vote on the merger of NexPoint RE Merger, Inc., an affiliate of NexPoint Advisors, L.P., with and into Jernigan Capital, Inc., which we refer to as the merger, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of August 3, 2020, amended as of September 21, 2020 and as it may be amended from time to time, among Jernigan Capital, Inc., Jernigan Capital Operating Company, LLC, NexPoint RE Merger, Inc. and NexPoint RE Merger OP, LLC, which we refer to as the merger agreement. If the merger is completed, you, as a holder of common shares of Jernigan Capital, Inc., will be entitled to receive $17.30 in cash, without interest and less any applicable withholding taxes, in exchange for each common share you own, as more fully described in the enclosed proxy statement.
Our board of directors has unanimously approved the merger agreement and declared the merger agreement and the transactions contemplated by the merger agreement, including the merger, to be advisable and in the best interests of Jernigan Capital, Inc. and our stockholders. Our board of directors recommends that you vote “FOR” the approval of the merger and the other transactions contemplated by the merger agreement.
The merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of common shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter. The notice of special meeting and proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger, the merger agreement and the other transactions contemplated by the merger agreement. We encourage you to read carefully the enclosed proxy statement, including the annexes. You may also obtain more information about Jernigan Capital, Inc. from us or from documents we have filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC.
Your vote is very important regardless of the number of common shares that you own. Whether or not you plan to attend the special meeting, we request that you authorize a proxy to vote your common shares by either completing and returning the enclosed proxy card as promptly as possible or authorizing your proxy or voting instructions by telephone or through the Internet. The enclosed proxy card contains instructions regarding voting. If you attend the special meeting, you may continue to have your common shares voted as instructed in your proxy, or you may withdraw your proxy at the special meeting and vote your common shares in person (by virtual attendance). If you fail to vote by proxy or in person (by virtual attendance), or fail to instruct your broker on how to vote, it will have the same effect as a vote “AGAINST” approval of the merger and the other transactions contemplated by the merger agreement.

On behalf of the board of directors, thank you for your continued support.

Sincerely,

John A. Good
Chairman and Chief Executive Officer

This proxy statement is dated September 23, 2020 and is first being mailed to our stockholders on or about September 23, 2020.
JERNIGAN CAPITAL, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 26, 2020
To the Stockholders of Jernigan Capital, Inc.:
You are cordially invited to attend a special meeting of stockholders of Jernigan Capital, Inc., a Maryland corporation, to be held on October 26, 2020 at 9:30 a.m., Central Daylight Time. The special meeting is being held for the purpose of acting on the following matters:
1.
To consider and vote on a proposal to approve the merger of NexPoint RE Merger, Inc. with and into Jernigan Capital, Inc., and the other transactions contemplated by the Agreement and Plan of Merger, dated as of August 3, 2020, amended as of September 21, 2020 and as it may be amended from time to time, among Jernigan Capital, Inc., Jernigan Capital Operating Company, LLC, NexPoint RE Merger, Inc. and NexPoint RE Merger OP, LLC;

2.
To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger; and

3.
To consider and vote on a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

As part of our precautions regarding the COVID-19 pandemic, the special meeting will be held solely in an audio, virtual-only format, rather than in person. Stockholders will be able to attend, vote and submit questions from any location via the Internet at www.virtualshareholdermeeting.com/JCAP2020SM. The password for the special meeting is the control number provided on your proxy card, voting instruction form or notice. To participate (e.g., submit questions and/or vote), you will need the control number provided on your proxy card, voting instruction form or notice. We encourage you to vote by proxy-over the Internet, by telephone or by mail well in advance of the special meeting, to ensure your shares are represented whether or not you decide to attend.
The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Pursuant to our bylaws, only the matters set forth in this Notice of Special Meeting may be brought before the special meeting. Our board of directors has fixed the close of business on September 11, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting or any postponement or adjournment thereof. All holders of record of our common shares as of the record date are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting. The vote of the holders of our preferred shares is not required to approve any of the proposals at the special meeting and is not being solicited.
Our board of directors has unanimously approved the merger agreement and declared the merger agreement and the transactions contemplated by the merger agreement, including the merger, to be advisable and in the best interests of Jernigan Capital, Inc. and our stockholders. Our board of directors recommends that you vote “FOR” the proposal to approve the merger and the other transactions contemplated by the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, and “FOR” the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.
The merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of common shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter. Accordingly, your vote is very important regardless of the number of common shares that you own. Whether or not you plan to attend the special meeting, we request that you authorize a proxy to vote your common shares by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or authorizing your proxy or voting instructions by telephone or through the Internet. If you attend the special meeting, you may continue to have your common shares voted as instructed in your proxy, or you may withdraw your proxy at the special meeting and vote your common shares in person (by virtual attendance). If you fail to vote by proxy or in person (by virtual attendance), or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the common shares that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to approve the merger and the other transactions contemplated by the merger agreement.
The approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, and the approval of the proposal regarding any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement, each requires the affirmative vote of a majority of the votes cast on the proposal. If you fail to vote by proxy or in person (by virtual attendance), or fail to instruct your broker on how to vote, it will have no effect on the outcome of such proposals. Abstentions are not considered votes cast and therefore will have no effect on the outcome of these proposals. Your broker cannot vote on any of the proposals, including the proposal to approve the merger and the other transactions contemplated by the merger agreement, without your instructions.
Any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by authorizing your proxy or voting instructions by telephone or through the Internet at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our Secretary, or by voting in person (by virtual attendance) at the special meeting. Attendance alone will not be sufficient to revoke a previously authorized proxy.
Holders of our common shares may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s common shares in connection with the merger because, as permitted by the Maryland General Corporation Law, as amended (which we refer to as the MGCL), our charter provides that stockholders are not entitled to exercise such rights unless our board of directors, upon the affirmative vote of a majority of the entire board, determines that the rights apply. Our board of directors has made no such determination.
We encourage you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your common shares will be represented and voted even if you do not attend the special meeting. If you have any questions or need assistance in submitting a proxy or your voting instructions, please call our proxy solicitor, Georgeson LLC, which we refer to as Georgeson, toll-free at 888-666-2580.
BY ORDER OF THE BOARD OF DIRECTORS

Kelly P. Luttrell Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
Memphis, Tennessee
September 23, 2020

i

Page
THE MERGER AGREEMENT	68
Structure	68
Effective Times; Closing Date	68
Organizational Documents	69
Officers and Sole Members	69
Treatment of Common Shares, Preferred Shares and Equity Awards	69
Treatment of Interests in the Operating Company	70
No Further Ownership Rights	70
Exchange and Payment Procedures	71
Representations and Warranties	72
Conduct of Our Business Pending the Mergers	75
Stockholders’ Meeting	79
Agreement to Take Certain Actions	80
Restriction on Solicitation of Company Acquisition Proposals	80
Obligation of the Board of Directors with Respect to Its Recommendation	83
Employee Benefits	85
Financing Cooperation	86
Certain Other Covenants	88
Conditions to the Mergers	88
Termination of the Merger Agreement	89
Termination Fees	91
Amendment and Waiver	92
MARKET PRICE OF OUR COMMON SHARES	93
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	94
NO DISSENTERS’ RIGHTS OF APPRAISAL	96
STOCKHOLDER PROPOSALS	96
HOUSEHOLDING OF PROXY MATERIALS	96
OTHER MATTERS	96
WHERE YOU CAN FIND MORE INFORMATION	96

Annexes
Annex A—Agreement and Plan of Merger, dated as of August 3, 2020, by and among Jernigan Capital, Inc., Jernigan Capital Operating Company, LLC, NexPoint RE Merger, Inc. and NexPoint RE Merger OP, LLC.	A-1
Annex B—First Amendment to the Agreement and Plan of Merger, dated as of September 21, 2020, by and among Jernigan Capital, Inc., Jernigan Capital Operating Company, LLC, NexPoint RE Merger, Inc. and NexPoint RE Merger OP, LLC
B-1
Annex C—Opinion of Jefferies LLC, dated August 2, 2020.	C-1
ii

SUMMARY
This summary highlights only selected information from this proxy statement relating to (1) the merger of NexPoint RE Merger, Inc. with and into Jernigan Capital, Inc., which we refer to as the company merger or the merger, (2) the merger of NexPoint RE Merger OP, LLC with and into Jernigan Capital Operating Company, LLC, which we refer to as the operating company merger, and (3) certain related transactions. References to the mergers refer to both the company merger and the operating company merger. This summary does not contain all of the information about the mergers and related transactions contemplated by the merger agreement that may be important to you. As a result, to understand the mergers and the related transactions fully and for a more complete description of the terms of the mergers and related transactions, you should read carefully this proxy statement in its entirely, including the annexes and the other documents to which we have referred you, including the merger agreement attached as Annex A. Each item in this summary includes a page reference directing you to a more complete description of that item. This proxy statement is first being mailed to our stockholders on or about September 23, 2020.
The Parties to the Mergers (page 27)
Jernigan Capital, Inc.
6410 Poplar Avenue, Suite 650
Memphis, Tennessee 38119
(901) 567-9510
Jernigan Capital, Inc., which we refer to as “we,” “our,” “us,” or “the Company,” was formed as a Maryland corporation in October 2014 and is structured as an Umbrella Partnership REIT, conducting its investment activities through its operating company, Jernigan Capital Operating Company, LLC. We are a commercial real estate company that invests primarily in new or recently constructed and opened self-storage facilities located predominately in dense urban submarkets within the top-50 United States Metropolitan Statistical Areas, or MSAs. Our investments include wholly owned self-storage facilities, as well as mortgage loans secured by self-storage facilities, which are typically coupled with equity interests. The Company’s website is www.jernigancapital.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. Shares of our common stock, par value $0.01 per share, which we refer to throughout this proxy statement as common shares, are listed on the NYSE under the symbol “JCAP.” For additional information about us and our business, please refer to “Where You Can Find More Information.”
Jernigan Capital Operating Company, LLC
6410 Poplar Avenue, Suite 650
Memphis, Tennessee 38119
(901) 567-9510
Jernigan Capital Operating Company, LLC, which we refer to as the Operating Company, was formed as a Delaware limited liability corporation in December 2015. The Company is the sole managing member of the Operating Company through which the Company operates its business, and, as of the date of this proxy statement, the Company owns approximately 93% of the outstanding common units of limited liability company interests in the Operating Company, which we refer to as the Operating Company Units. Prior to February 20, 2020, the Operating Company was externally managed and advised by JCAP Advisors, LLC, which we refer to as the Manager or JCAP Advisors. The Manager was led by our founder and former Executive Chairman, Dean Jernigan, our Chief Executive Officer, which we refer to as our CEO, and current Chairman, John A. Good, and our President and Chief Investment Officer, which we refer to as our CIO, Jonathan Perry. On February 20, 2020, our common stockholders voted to approve the internalization of management pursuant to an Asset Purchase Agreement, which we refer to as the Purchase Agreement, dated as of December 16, 2019. On February 20, 2020, we closed the internalization described in the Purchase Agreement, resulting, among other things, in the Operating Company acquiring substantially all of the operating assets and liabilities of the Manager and each of the employees of the Manager became an employee of the Operating Company. Since February 20, 2020, we have been an internally advised REIT.

NexPoint RE Merger, Inc.
c/o NexPoint Real Estate Advisors, L.P.
300 Crescent Court, Suite 700
Dallas, TX 75201
(972) 419-6213
NexPoint RE Merger, Inc., which we refer to as Parent, is a Maryland corporation and an affiliate of NexPoint Advisors, L.P. We refer to NexPoint Advisors, L.P. as NexPoint Advisors. Parent was formed solely for the purpose of acquiring us by means of the merger contemplated by the merger agreement and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.
NexPoint Advisors is a registered investment adviser to a suite of funds and investment offerings, including a closed-end fund, a business development company, an interval fund, and various real estate vehicles. NexPoint Advisors is part of a multibillion-dollar global alternative investment platform.
NexPoint RE Merger OP, LLC
c/o NexPoint Real Estate Advisors, L.P.
300 Crescent Court, Suite 700
Dallas, TX 75201
(972) 419-6213
NexPoint RE Merger OP, LLC., which we refer to as Parent OP, is a Delaware limited liability company. Parent is the sole member of Parent OP. Parent OP was formed solely for purposes of facilitating Parent’s acquisition of us by means of the merger contemplated by the merger agreement and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, the Parent OP will merge with and into the Operating Company, and the Operating Company will continue as the surviving entity.
Affiliates of Parent, Parent OP and NexPoint Advisors, including NexPoint Strategic Opportunities Fund, NREF OP IV REIT SUB, LLC, Highland Income Fund and NexPoint Real Estate Strategies Fund, which we refer to collectively as the NexPoint Entities, collectively beneficially own all of the issued and outstanding shares of Series A Preferred Stock of the Company. Pursuant to the terms of the Articles Supplementary of the Company Designating the Rights and Preferences of the Series A Preferred Stock, dated as of July 27, 2016, as amended, which we refer to as the Series A Articles Supplementary, so long as any shares of Series A Preferred Stock are outstanding, the holders of Series A Preferred Stock, voting as a single class, may nominate and elect one director to our board of directors, whom we refer to as the Series A director, at each annual meeting of stockholders.
At the last annual meeting of stockholders, such holders elected James D. Dondero to serve as the Series A director.
The Series A Preferred Stock of the Company may not be converted into common stock of the Company, is not entitled to vote for members of the board of directors other than the Series A director and lacks contractual rights to control the Company.
The Special Meeting (page 29)
The Proposals
The special meeting of our stockholders will be held on October 26, 2020 at 9:30 a.m., Central Daylight Time, in an audio, virtual-only format. At the special meeting, holders of our common shares as of the record date, which was the close of business on September 11, 2020, will be asked to consider and vote on (1) a proposal to approve the merger and the other transactions contemplated by the merger agreement, (2) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and (3) a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

As part of our precautions regarding the COVID-19 pandemic, the special meeting will be held solely in an audio, virtual-only format, rather than in person. Stockholders will be able to attend, vote and submit questions from any location via the Internet at www.virtualshareholdermeeting.com/JCAP2020SM. The password for the special meeting is the control number provided on your proxy card, voting instruction form or notice. To participate (e.g., submit questions and/or vote), you will need the control number provided on your proxy card, voting instruction form or notice. We encourage you to vote by proxy-over the Internet, by telephone or by mail well in advance of the special meeting, to ensure your shares are represented whether or not you decide to attend.
Pursuant to our bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the special meeting.
Record Date, Notice and Quorum
All holders of record of our common shares as of the record date, which was the close of business on September 11, 2020, are entitled to receive notice of and attend and vote at the special meeting or any postponement or adjournment of the special meeting. Each common stockholder will be entitled to cast one vote on each matter presented at the special meeting for each common share that such holder owned as of the record date. On the record date, there were 23,263,130 common shares outstanding and entitled to vote at the special meeting.
The presence in person (by virtual attendance) or by proxy of our common stockholders entitled to cast a majority of all the votes entitled to be cast at the special meeting will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date. Pursuant to our bylaws, the chairman of the meeting may adjourn the meeting, whether or not a quorum is present, to a later date, time and place announced at the special meeting.
Required Vote
Completion of the mergers requires approval of the merger and the other transactions contemplated by the merger agreement by the affirmative vote of the holders of common shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter. Each common stockholder is entitled to cast one vote on each matter presented at the special meeting for each common share owned by such stockholder on the record date. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes cast, if you fail to vote by proxy or in person (by virtual attendance) (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as voting against the proposal to approve the merger and the other transactions contemplated by the merger agreement.
The approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, and the approval of the proposal regarding any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement, each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of these proposals is not a condition to completion of the mergers. For the purpose of each of these proposals, if you fail to vote by proxy or in person (by virtual attendance), or fail to instruct your broker on how to vote, it will not have any effect on the outcome of such proposals. Abstentions are not considered votes cast and therefore will have no effect on the outcome of these proposals. Your broker cannot vote on any of the proposals, including the proposal to approve the merger and the other transactions contemplated by the merger agreement, without your instructions.
The vote of the holders of our Series A Preferred Stock and 7.00% Series B Redeemable Perpetual Preferred Shares, par value $0.01 per share, which we refer to collectively as preferred shares, is not required to approve any of the proposals at the special meeting and is not being solicited.
As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately 1,118,281 of our common shares, entitling them to exercise approximately 4.81% of the voting power of our common shares entitled to vote at the special meeting. Our directors and executive officers have informed us that they intend to vote the common shares that they own in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement, in favor of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and in favor of the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement, although they have no obligation to do so.
Proxies; Revocation
Any of our common stockholders of record entitled to vote may authorize a proxy to vote his, her or its common shares by returning the enclosed proxy card, authorizing a proxy or voting instructions by telephone or through the Internet, or by appearing and voting at the special meeting in person (by virtual attendance). If the common shares that you own are held in “street name” by your broker, you should instruct your broker on how to vote your common shares using the instructions provided by your broker.
Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy, by your filing a written revocation of your proxy with our Secretary or by your voting in person (by virtual attendance) at the special meeting. Attendance alone will not be sufficient to revoke a previously authorized proxy.
The Mergers (page 33)
Pursuant to the merger agreement, on the closing date, Parent will merge with and into the Company and the separate existence of Parent will cease, with the Company being the surviving entity. We use the term Surviving Company in this proxy statement to refer to the Company following the company merger effective time (as defined below).
The company merger will become effective upon the later of the acceptance for record of the articles of merger with respect to the company merger by the State Department of Assessments and Taxation of Maryland, which we refer to as the SDAT, or such other date and time not more than 30 days after acceptance for record by the SDAT of the articles of merger with respect to the company merger as may be mutually agreed to by us and Parent and specified in the company merger articles of merger. We use the term company merger effective time in this proxy statement to refer to the time the company merger becomes effective.
Also on the closing date, the Parent OP will merge with and into Operating Company and the separate existence of the Parent OP will cease, and Operating Company will continue as the surviving entity in the merger. We use the term Surviving OC in this proxy statement to refer to Operating Company following the effective time of the operating company merger.
The Parent OP’s merger with the Operating Company will become effective upon the filing of the operating company merger certificate with the Secretary of State of the State of Delaware, or on such other date and time as may be mutually agreed to by us and Parent and specified in the operating company merger certificate. We use the term operating company merger effective time in this proxy statement to refer to the time the operating company merger becomes effective. Unless otherwise agreed by the parties to the merger agreement, the company merger effective time and the operating company merger effective time will occur on the closing date, with the operating company merger effective time occurring immediately after the company merger effective time.
Recommendation of Our Board of Directors (page 48)
Our board of directors has unanimously:
•	approved the merger agreement;
•	declared the merger agreement and the transactions contemplated by the merger agreement, including the merger, to be advisable and in the best interests of the Company and our stockholders; and

•
recommended that you vote “FOR” the proposal to approve the merger and the other transactions contemplated by the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, and “FOR” the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Opinion of Our Financial Advisor (page 51)
Fairness Opinion of Jefferies
Pursuant to an engagement letter, the Company retained Jefferies LLC, which we refer to as Jefferies, to provide it with financial advisory services in connection with any possible sale, disposition or other business combination and an opinion as to the fairness, from a financial point of view, of the merger consideration to be received by holders of the Company’s common stock in connection with the mergers. At a meeting of our board of directors held on August 2, 2020, Jefferies rendered its oral opinion, confirmed by delivery of a written opinion dated August 2, 2020 to our board of directors to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken set forth in Jefferies’ opinion, the merger consideration of $17.30 per share of Company common stock in cash to be received by holders of shares of the Company’s common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.
The full text of the written opinion of Jefferies, dated as of August 2, 2020, is attached to this proxy statement as Annex B. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies in rendering its opinion. The Company encourages you to read the opinion carefully and in its entirety. Jefferies’ opinion is directed to our board of directors and addresses only the fairness, from a financial point of view, of the merger consideration of $17.30 per share in cash to be received by holders of shares of the Company’s common stock pursuant to the merger agreement as of the date of the opinion. It does not address any other aspects of the mergers and does not constitute a recommendation as to how any holder of shares of the Company’s common stock should vote on the merger or any matter related thereto. The summary of the opinion of Jefferies set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.
Treatment of Common Shares, Preferred Shares and Equity Awards (page 69)
Common Shares
At the company merger effective time, each of our common shares (other than any of our common shares owned by Parent, Parent OP or any subsidiary of the Company immediately prior to the company merger effective time (which we refer to as excluded shares), which will automatically be canceled and retired and will cease to exist with no consideration being delivered in exchange therefor) issued and outstanding immediately prior to the company merger effective time will automatically be converted into the right to receive an amount in cash equal to $17.30, without interest, subject to any applicable withholding tax (we refer to such amount as the merger consideration).
Preferred Shares
At the company merger effective time, each Company Series A Preferred Share will be automatically converted into the right to receive one validly issued, fully paid and non-assessable share of common stock, par value $0.01 of the Surviving Company which we refer to as the “Series A Preferred Merger Consideration,” without interest, subject to any applicable tax. All Company Series A Preferred Shares, when so converted, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of Company Series A Preferred Shares will cease to have any rights with respect to such Company Series A Preferred Shares, other than the right to receive the Series A Preferred Merger Consideration.
On August 6, 2020, the Company’s board of directors authorized a cash dividend to the holders of Series A Preferred Stock and a distribution payable in kind, if applicable, in a number of shares of common stock or Series A Preferred Stock as determined in accordance with the election of the holders of the Series A Preferred Stock for the quarter ending September 30, 2020. The dividends are payable on October 15, 2020 to holders of Series A Preferred Stock of record on October 1, 2020. The declaration and payment of the dividend was subject to the prior consent of Parent pursuant to the merger agreement.
At the company merger effective time, each Company Series B Preferred Share issued and outstanding immediately prior to the company merger effective time will be automatically converted into the right to receive the liquidation preference provided for in the articles supplementary of the Company, consisting of $25.00 per share plus accrued and unpaid dividends, which we refer to as the Series B Preferred Merger Consideration, without interest, subject to any applicable withholding tax. All Company Series B Preferred Shares, when so converted, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of Company Series B Preferred Shares will cease to have any rights with respect to such Company Series B Preferred Shares, other than the right to receive the Series B Preferred Merger Consideration.
On August 6, 2020, the Company’s board of directors authorized a cash dividend on the Series B Preferred Stock in the amount of $0.4375 per share for the quarter ending September 30, 2020. The dividends are payable on October 15, 2020 to holders of Series B Preferred Stock of record on October 1, 2020. The declaration and payment of the dividend was subject to the prior consent of Parent pursuant to the merger agreement.
Restricted Share Awards
Pursuant to the merger agreement, immediately prior to the company merger effective time, all outstanding issuance and forfeiture conditions on each award of restricted common shares granted under a Company equity plan that is outstanding immediately prior to the company merger effective time (we refer to each as a Company restricted share award) will be deemed satisfied in full, subject to and conditioned upon the occurrence of the company merger, and at the company merger effective time such common shares will automatically be converted into the right to receive an amount in cash equal to the merger consideration, less any applicable withholding taxes, subject to and conditioned upon the occurrence of the company merger.
Performance Award Units
Pursuant to the merger agreement, immediately prior to the company merger effective time, each performance award unit granted under a Company equity plan that is then outstanding (we refer to each as a PSU) will be cancelled in exchange for a number of common shares equal to the number of PSUs that would vest based on the Company’s relative total stockholder return performance (as defined in the applicable agreement governing such PSU), which we refer to as TSR, calculated as of the date of the company merger effective time (and with the last day of the applicable performance period being deemed to be the date of the company merger effective time), and such common shares will automatically be converted into the right to receive the merger consideration, less any applicable withholding taxes, subject to and conditioned upon the occurrence of the closing of the company merger.
Treatment of Interests in the Operating Company (page 70)
At the operating company merger effective time, (1) each Operating Company Unit issued and outstanding immediately prior to the operating company merger effective time that is held by the Company will automatically be converted into membership interests of the Surviving OC, (2) each Operating Company Unit issued and outstanding immediately prior to the Operating Company merger effective time that is held by any Company subsidiary will no longer be outstanding and will automatically be retired and will cease to exist, and no payment will be made with respect thereto, and (3) each other Operating Company Unit issued and outstanding immediately prior to the operating company merger effective time will automatically be converted into the right to receive an amount in cash equal to the merger consideration. All Operating Company Units, when so converted, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of Operating Company Units will cease to have any rights with respect to such Operating Company Units, other than the right to receive the merger consideration.

This proxy statement does not constitute any solicitation of consents in respect of the operating company merger, and does not constitute an offer to exchange or convert the Operating Company Units that you may own.
Financing (page 57)
In connection with the closing of the mergers, Parent will cause an aggregate of approximately $445 million to be paid to the holders of our common shares, including holders of Company equity awards (assuming that PSUs are accelerated on the basis of maximum performance), and the holders of Operating Company Units. In connection with the merger consideration payable to our preferred shares as described under “The Merger Agreement—Treatment of Common Shares, Preferred Shares and Equity Awards,” Parent will cause approximately $39 million to be paid to the holders of our Series B Preferred Shares. In addition, Parent has informed us that in connection with the closing of the mergers, Parent expects to cause all of our outstanding term loans and all of outstanding indebtedness under our revolving credit facility to be prepaid in full at the closing, unless the lenders under one or more of these arrangements consent to such debt remaining outstanding or the Company refinances one or more of these arrangements in connection with the closing of the mergers. As of June 30, 2020, we had approximately $271.2 million in aggregate principal amount of consolidated indebtedness under our term loans and revolving credit facility.
Parent has informed us that it has received an equity commitment letter from the NexPoint Entities, providing for equity financing in connection with the mergers in an aggregate amount not to exceed $769.6 million and that it may seek to obtain additional debt and equity financing in connection with the mergers. The equity commitments contemplated by the equity commitment letter may be reduced on a pro rata, dollar-for-dollar basis in the event:
•
Parent obtains alternative equity or debt commitment letters that are, in each case, acceptable to us in our reasonable discretion, including with respect to the source of the financing and the conditionality in the relevant letter;

•
Parent’s entry into one or more credit agreements (excluding a commitment letter) that have been executed and delivered pursuant to an approved debt commitment letter with a financing source reasonably acceptable to us, which agreements provide funding that is subject only to the occurrence of the closing of the mergers and other customary “SunGard” or “certain funds” conditionality provisions reasonably acceptable to us; or

•
We obtain an amendment, amendment and restatement, waiver or consent under our existing revolving credit facility such that this facility remains in place and is available upon the closing of the mergers and related transactions.

The merger agreement does not contain a financing condition or a “market MAC” condition to the closing of the mergers. For more information, see “The Merger Agreement—Financing Cooperation” and “The Merger Agreement—Conditions to the Mergers.”
Interests of Our Directors and Executive Officers in the Mergers (page 58)
In considering the recommendation of our board of directors to approve the merger and the other transactions contemplated by the merger agreement, our stockholders should be aware that our directors and executive officers have certain interests, including financial interests, in the mergers that are different from, or in addition to, the interests of our stockholders generally including (1) the consideration that they would receive with respect to their Company restricted share awards and PSU awards in connection with the mergers, (2) the consideration that certain executive officers would receive upon acceleration of Operating Company Units received as “Earn-Out Consideration” in the internalization in February 2020, (3) certain severance payments and benefits that may become payable upon a qualifying termination following the closing of the mergers and (4) potential conflicts of interest resulting from Mr. Dondero’s status as an affiliate of Parent and Parent OP. These interests may create potential conflicts of interest. Our board of directors was aware of these interests, which are described below, and considered them, among other matters, in reaching its decision to approve the merger and the other transactions contemplated by the merger agreement. For more information, see “The Mergers—Interests of our Directors and Executive Officers in the Mergers.”

Restriction on Solicitation of Company Acquisition Proposals (page 80)
Under the merger agreement, from August 3, 2020 (the date of the signing of the merger agreement) until 11:59 p.m., New York City time, on September 17, 2020, which we refer to as the Go-Shop Period, we were permitted to solicit, propose, encourage or facilitate competing bids and negotiate competing company acquisition proposals (as defined in the section entitled “The Merger Agreement—Stockholders’ Meeting”), subject to certain information and matching rights of Parent.
Under the terms of the merger agreement, from 12:00 a.m., New York City Time, on September 17, 2020, which we refer to as the No-Shop Period Start Date, until the valid termination of the merger agreement or the company merger effective time, except with respect to any excluded party (as defined in the section entitled “The Merger Agreement—Termination Fees) or as permitted by certain exceptions described below, we and our subsidiaries are subject to restrictions on our ability to solicit any company acquisition proposals, including, among others, restrictions on our ability to furnish to any third parties any non-public information in connection with any company acquisition proposal, or engage in any discussions or negotiations regarding any company acquisition proposal, or propose or agree to do any of the foregoing. Subject to the terms of the merger agreement, we or our subsidiaries may furnish non-public information to, and engage in discussions or negotiations with, a third party if we receive an unsolicited written bona fide company acquisition proposal from such third party after the date of the merger agreement and that did not result from our material breach of our obligations described in the section entitled “The Merger Agreement—Restriction on Solicitation of Company Acquisition Proposals,” and our board of directors determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that such company acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal (as defined in the section entitled “The Merger Agreement—Restriction on Solicitation of Company Acquisition Proposals”). Under certain circumstances and after following certain procedures and adhering to certain restrictions, we are permitted to terminate the merger agreement if our board of directors approves, and concurrently with the termination of the merger agreement, we enter into, a definitive agreement providing for the implementation of a superior proposal (subject to payment of the company termination fee (as described below)).
Conditions to the Mergers (page 88)
Completion of the mergers depends upon the satisfaction or waiver of a number of conditions, including, among others, that:
•
the merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of our common shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter;

•
no governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the mergers illegal or otherwise restricting, preventing or prohibiting the consummation of the mergers;

•
our and the Operating Company’s, and Parent’s and Parent OP’s respective representations and warranties in the merger agreement must be true and correct in the manner described under the section entitled “The Merger Agreement—Conditions to the Mergers”;

•
we and the Operating Company, and Parent and Parent OP must have performed and complied, in all material respects, with our and their respective obligations, agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing date (other than certain obligations to assist and cooperate with the Parent’s financing, so long as such failure to perform is not the result of a willful or intentional breach by us or the Operating Company, or our obligations to provide landlord estoppels to Parent);

•
Parent must have received the written tax opinion of our counsel, King & Spalding LLP, which we refer to as King & Spalding, or such other law firm as may be reasonably acceptable to Parent, dated as of the closing date, concluding for all taxable periods commencing with our taxable year ended December 31, 2015 we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code; and

•
from the date of the merger agreement through the closing date, there must not have occurred a change, event, state of facts or development which has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on us.

Termination of the Merger Agreement (page 89)
We and Parent may mutually agree to terminate and abandon the merger agreement at any time prior to the closing date.
Termination by either the Company or Parent
In addition, we, on the one hand, or Parent, on the other hand, may terminate and abandon the merger agreement by written notice to the other at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement, if:
•
any governmental entity of competent authority has issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the mergers substantially on the terms contemplated by the merger agreement and such order, decree, ruling or other action has become final and non-appealable, provided that the right to terminate the merger agreement pursuant to this bullet point is not available to a party if the issuance of such final, non-appealable order, decree or ruling or taking of such other action was primarily due to the failure of us or the Operating Company, in the case of termination by us, or Parent or Parent OP, in the case of termination by Parent, to perform any of its obligations under the merger agreement;

•
the mergers have not been consummated by December 31, 2020, provided that the right to terminate the merger agreement under this bullet point is not available to us, if the Company or the Operating Company, or to Parent, if Parent or Parent OP, as applicable, has breached in any material respect its obligations under the merger agreement in any manner that has caused or resulted in the failure to consummate the mergers on or before December 31, 2020; or

•
the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement has not been obtained at the duly held special meeting or any adjournment or postponement thereof at which the merger is voted on.

Termination by the Company
We may also terminate and abandon the merger agreement by written notice to Parent at any time prior to the closing date if:
•
prior to obtaining the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement, our board of directors effects an adverse recommendation change in accordance with the requirements described below under “The Merger Agreement—Obligation of the Board of Directors with Respect to Its Recommendation” in connection with a superior proposal and our board of directors has approved, and concurrently with the termination under the provision described in this bullet point, we enter into, a definitive agreement providing for the implementation of a superior proposal, but only if we are not then in material breach of our obligations described under “The Merger Agreement—Restriction on Solicitation of Company Acquisition Proposals,” provided that such termination will not be effective until we have paid the company termination fee (as described under “The Merger Agreement—Termination Fees” below);

•
Parent or Parent OP has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement such that a closing condition relating to its representations, warranties, covenants or agreements would be incapable of being satisfied by December 31, 2020 (subject to a 20-day cure period after written notice by the Company to Parent informing Parent of such breach or failure to perform and Company’s intention to terminate the merger agreement, except that no cure period is required for a breach or failure that by its nature cannot be cured prior to December 31, 2020), provided that neither we nor the Operating Company have breached or failed to perform any of our or its representations, warranties, covenants or other agreements contained in the merger agreement in any material respect; or
•	all of the following requirements are satisfied:
○
all of the mutual conditions to the parties’ obligations to effect the mergers and the additional conditions to the obligations of Parent and Parent OP to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the closing of the mergers, provided that such conditions to be satisfied at the closing of the mergers would be satisfied as of the date of the notice referenced in the immediately following bullet point if the closing of the mergers were to occur on the date of such notice);

○
on or after the date the closing of the mergers should have occurred pursuant to the merger agreement, we have delivered irrevocable written notice to Parent to the effect that all of the mutual conditions to the parties’ obligations to effect the mergers and the additional conditions to the obligations of Parent and Parent OP to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the closing of the mergers, provided that such conditions to be satisfied at the closing of the mergers would be satisfied as of the date of such notice if the closing of the mergers were to occur on the date of such notice) and we and the Operating Company are ready, willing and able to consummate the closing of the mergers; and

○
Parent and Parent OP fail to consummate the closing of the mergers on or before the third business day after delivery of the notice referenced in the immediately preceding bullet point, and we and the Operating Company stood ready, willing and able to consummate the closing of the mergers during such three business day period.

Termination by Parent
Parent may also terminate and abandon the merger agreement by written notice to us at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement, if:
•
we or the Operating Company have breached or failed to perform any of our or the Operating Company’s representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to our and the Operating Company’s representations, warranties, covenants or agreements would be incapable of being satisfied by December 31, 2020 (subject to a 20-day cure period after written notice by the Parent to the Company informing the Company of such breach or failure to perform and Parent’s intention to terminate the merger agreement, except that no cure period is required for a breach or failure that by its nature cannot be cured prior to December 31, 2020), provided that neither Parent nor Parent OP has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement in any material respect; or

•
our board of directors has effected, or resolved to effect, an adverse recommendation change or we enter into a letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement providing for or relating to a company acquisition proposal or requiring us or the Operating Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement (other than an acceptable confidentiality agreement).

Termination Fees (page 91)
Termination Fee Payable by the Company
We have agreed to pay a termination fee as directed by Parent of $25.6 million, which we refer to as the company termination fee, if:
•	Parent terminates the merger agreement pursuant to the provision described in the second bullet point under “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent”;
•	we terminate the merger agreement pursuant to the provision described in the first bullet point under “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company”; or
•	all of the following requirements are satisfied:
○
we or Parent terminate the merger agreement pursuant to the provisions described in the second bullet point under “The Merger Agreement—Termination of the Merger Agreement—Termination by either the Company or Parent” or Parent terminates the merger agreement pursuant to the provision described in the first bullet point under “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent”; and

○
(1) a company acquisition proposal has been received by us or our representatives or any person has publicly proposed or publicly announced an intention (whether or not conditional) to make a company acquisition proposal and (2) within twelve months after a termination referred to in the immediately preceding sub-bullet point we enter into a definitive agreement relating to, or consummate, any company acquisition proposal (with, for purposes of this clause (2), the references to “15%” in the definition of “company acquisition proposal” being deemed to be references to “50%”).

However, the company termination fee will equal $16 million if the merger agreement is terminated by us pursuant to the provisions described in the first bullet point under “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company” in order to enter into a definitive agreement on or before September 22, 2020 with an “excluded party” providing for the implementation of a superior proposal (or by Parent pursuant to the provisions described in the second bullet point under “The Merger Agreement—Termination of the Merger Agreement—Termination by the Parent” in the event that the merger agreement is terminated by the Company (or otherwise was attempting to be validly terminated by the Company) pursuant to the provisions described in the first bullet point under “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company” in order to enter into a definitive agreement with an excluded party providing for the implementation of a superior proposal).
An “excluded party” is a person or group of persons that submitted a written bona fide company acquisition proposal to us after the date of the merger agreement and prior to 12:00 a.m., New York City time, on September 17, 2020 that our board of directors determines, after consultation with outside legal counsel and financial advisors, constitutes, or could reasonably be expected to lead to, a superior proposal.
However in certain circumstances such a person or group will cease to be an excluded party, as is described under “The Merger Agreement—Termination Fees—Termination Fee Payable by the Company.”
On September 17, 2020, the 45-day Go-Shop Period expired and as of the date of this filing, no company acquisition proposals were received.
Termination Fee Payable by Parent
Parent has agreed to pay to us a termination fee of $32 million, which we refer to as the parent termination fee, if we terminate the merger agreement pursuant to the provisions described in the second bullet point or third bullet point under “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company” provided that in the event that Parent has not paid or caused to be paid such fee within four days of such termination, then the Company may deduct from or offset such fee against other amounts owed by the Company to the equity owners of Parent as described under “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company”.
Regulatory Matters (page 63)
We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of either the merger or the operating company merger, other than the acceptance for record of the articles of merger with respect to the company merger by the SDAT, and the filing of the certificate of merger with respect to the operating company merger with the Secretary of State of the State of Delaware. For further information regarding the timing of the closing of the mergers, see “The Merger Agreement—Effective Times; Closing Date.”
Litigation Relating to the Mergers (page 63)
Following the filing of the preliminary proxy statement, plaintiffs filed four separate lawsuits related to the proxy statement. The first suit, styled as Rosenblatt v. Jernigan Capital, Inc., et al., No. 1:20-cv-01141-RGA, which we refer to as the Rosenblatt Lawsuit, was filed in the United States District Court for the District of Delaware. The second suit, styled as Pollack v. Jernigan Capital, Inc., et al., No. 1:20-cv-07160-ER, which we refer to as the Pollack Lawsuit, was filed in the United States District Court for the Southern District of New York. The third suit, styled as Weiss v. Jernigan Capital, Inc., et al., No. 1:20-cv-04118-NGG-CLP, which we refer to as the Weiss Lawsuit, was filed in the United States District Court for the Eastern District of New York. The fourth suit, styled as Glover v. Jernigan Capital, Inc., et al., No. 1:20-cv-02651-CCB, which we refer to as the Glover Lawsuit, was filed in the United States District Court for the District of Maryland.
The Rosenblatt Lawsuit names as defendants the Company, the Company’s directors, the Operating Company, Parent, and Parent OP. The Rosenblatt Lawsuit asserts, on behalf of a putative class of all of the Company's shareholders, (1) a cause of action under Sections 14(a) of the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), and its implementing regulations, alleging that purported omissions render the proxy statement false and misleading; and (2)  “control person” claims under Section 20(a) of the Exchange Act based on the alleged Section 14(a) violations. The Rosenblatt Lawsuit alleges that the proxy statement omits material information on certain topics, including reconciliation of non-GAAP financial metrics, back-up data used by the Company to make financial projections, input data for Jefferies’ analysis, Jefferies’ past services provided to Parent and Parent OP, the Company’s nondisclosure agreements with potential counterparties, various events in the process leading to the merger agreement, and the future employment of the Company’s employees and directors. The Rosenblatt Lawsuit seeks to enjoin defendants from proceeding with the proposed merger, rescind the merger and award damages if the merger is consummated, order the directors to disseminate a revised proxy statement, issue a declaration that defendants violated Sections 14(a) and 20(a), and award plaintiff costs and attorney’s fees.
The Pollack Lawsuit asserts claims against the Company and the Company’s directors. The Pollack Lawsuit, on behalf of a putative class of all of the Company's shareholders, asserts two causes of action under Section 14(a) of the Exchange Act and its implementing regulations and a “control person” cause of action under Section 20(a) of the Exchange Act based on the alleged Section 14(a) violations. The Pollack Lawsuit alleges that the proxy statement omits material information on certain topics, including reconciliation of non-GAAP financial measures and input data for Jefferies’ analysis. The Pollack Lawsuit seeks to enjoin the proposed merger, damages if the merger is consummated, and an award plaintiff costs and attorney’s fees.
The Weiss Lawsuit asserts claims against the Company and the Company’s directors on behalf of an individual plaintiff. Like the Rosenblatt Lawsuit, the Weiss Lawsuit asserts a cause of action under Section 14(a) of the Exchange Act and its implementing regulations; and (2) a “control person” claim under Section 20(a) of the Exchange Act based on the alleged Section 14(a) violations. The Weiss Lawsuit alleges that the proxy statement omits material information on certain topics, including reconciliation of non-GAAP financial metrics, back-up data used by the Company to make financial projections, input data for Jefferies’ analysis, Jefferies’ past services provided to Parent and Parent OP, the Company’s nondisclosure agreements with potential counterparties, and various events in the process leading to the merger agreement. The Weiss Lawsuit seeks to enjoin defendants from proceeding with the proposed merger, rescind the merger and award damages if the merger is consummated, issue a declaration that defendants violated Sections 14(a) and 20(a), and award plaintiff costs and attorney’s fees.
The Glover Lawsuit also asserts claims against the Company and the Company’s directors on behalf of an individual plaintiff. Like the Rosenblatt Lawsuit, the Weiss Lawsuit asserts a cause of action under Section 14(a) of the Exchange Act and its implementing regulations; and (2) a “control person” claim under Section 20(a) of the Exchange Act based on the alleged Section 14(a) violations. The Glover Lawsuit alleges that the proxy statement omits material information on certain topics, including reconciliation of non-GAAP financial metrics, back-up data used by the Company to make financial projections, input data for Jefferies’ analysis, information about Jefferies’ past services provided to the Company, the Company’s nondisclosure agreements with potential counterparties, and various events in the process leading to the merger agreement. The Glover Lawsuit seeks to enjoin the proposed merger, damages if the merger is consummated, and an award plaintiff costs and attorney’s fees.
No Dissenters’ Rights of Appraisal (page 96)
We are organized as a corporation under Maryland law. Holders of our common shares may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the merger because, as permitted by the MGCL, our charter provides that stockholders are not entitled to exercise such rights unless our board of directors, upon the affirmative vote of a majority of the entire board, determines that the rights apply. Our board of directors has made no such determination. However, our common stockholders can vote against the merger and the other transactions contemplated by the merger agreement.
Material U.S. Federal Income Tax Consequences (page 64)
The receipt of cash in exchange for our common shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of our common shares for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). For further discussion, see “The Mergers—Material U.S. Federal Income Tax Consequences.”
Delisting and Deregistration of Our Common Shares and Preferred Shares (page 67)
If the merger is completed, our common shares and our preferred shares will no longer be traded on the New York Stock Exchange, which we refer to as the NYSE, and will be deregistered under the Exchange Act.
Market Price of Our Common Shares (page 93)
Our common shares are listed on the NYSE under the trading symbol “JCAP.” On July 31, 2020, the last trading day prior to the date of the public announcement of the merger agreement, the reported closing price per share for our common shares on the NYSE was $14.01. On September 22, 2020, the last trading day before the date of this proxy statement, the reported closing price per share for our common shares on the NYSE was $17.15. You are encouraged to obtain current market quotations for our common shares.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS
The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed mergers. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers or which it incorporates by reference, including the merger agreement, a copy of which is attached to this proxy statement as Annex A.
Q:	What is the proposed transaction?
A:
The proposed transaction is the acquisition of the Company and its subsidiaries, including the Operating Company, by affiliates of NexPoint Advisors pursuant to the merger agreement. After the merger and the other transactions contemplated by the merger agreement have been approved by our common stockholders and the other closing conditions under the merger agreement have been satisfied or waived, the Parent will be merged with and into the Company, with the Company continuing as the Surviving Company. Immediately following the company merger effective time, the Parent OP will merge with and into the Operating Company, with Operating Company continuing as the Surviving OP. The mergers will occur at the times provided in the merger agreement. For additional information about the mergers, please review the merger agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the mergers.

Q:	As a common stockholder, what will I receive in the merger?
A:	For each outstanding common share that you own immediately prior to the company merger effective time, you will receive $17.30 in cash, without interest and less any applicable withholding taxes.
Q:	Will I receive any regular quarterly dividends with respect to the common shares that I own?
A:
Under the terms of the merger agreement, we may not authorize, declare or pay any other dividends to the holders of our common shares during the term of the merger agreement without the prior written consent of Parent. Pursuant to the terms of the merger agreement, we do not intend to authorize, declare or pay any dividends with respect to our common shares during the term of the merger agreement.

Q:	What will happen to my restricted share awards and performance award units in the mergers?
A:
Restricted Share Awards. Pursuant to the merger agreement, immediately prior to the company merger effective time, all outstanding issuance and forfeiture conditions on each Company restricted share award that is outstanding immediately prior to the company merger effective time (we refer to each as a Company restricted share award) will be deemed satisfied in full, subject to and conditioned upon the occurrence of the company merger, and at the company merger effective time such common shares will automatically be converted into the right to receive an amount in cash equal to the merger consideration, less any applicable withholding taxes, subject to and conditioned upon the occurrence of the closing of the company merger.

Performance Award Units. Pursuant to the merger agreement, immediately prior to the company merger effective time, each PSU award that is then outstanding will be cancelled in exchange for a number of common shares equal to the number of PSUs that would vest based on the Company’s relative TSR, calculated as of the date of the company merger effective time (and with the last day of the applicable performance period being deemed to be the date of the company merger effective time), and such common shares will automatically be converted into the right to receive the merger consideration, less any applicable withholding taxes, subject to and conditioned upon the occurrence of the closing of the company merger.
Q:	When do you expect the mergers to be completed?
A:	If our common stockholders vote to approve the merger and the other transactions contemplated by the merger agreement, and assuming that the other conditions to the mergers are satisfied or waived, it is anticipated that the mergers will be completed in the fourth quarter of 2020. Pursuant to the merger agreement, the closing of the mergers will take place on the third business day after satisfaction or waiver of the conditions to the mergers described under “The Merger Agreement—Conditions to the Mergers” (other than those conditions that by their nature are to be satisfied or waived at the closing of the mergers, but subject to the satisfaction or waiver of such conditions) or at such other date as mutually agreed to by the parties to the merger agreement. For further information regarding the timing of the closing of the mergers, see “The Merger Agreement—Effective Times; Closing Date.”
Q:	What happens if the mergers are not completed?
A:
If the merger and the other transactions contemplated by the merger agreement are not approved by our common stockholders, or if the mergers are not completed for any other reason, our common stockholders will not receive any payment for their common shares pursuant to the merger agreement. Instead, Jernigan Capital, Inc. will remain a public company and our common shares will continue to be registered under the Exchange Act and listed on the NYSE. Upon a termination of the merger agreement, under certain circumstances, we will be required to pay Parent the company termination fee. In certain other circumstances, Parent will be required to pay us the parent termination fee upon termination of the merger agreement.

Q:	If the mergers are completed, how do I obtain the merger consideration for my common shares?
A:
Following the completion of the merger, your common shares will automatically be converted into the right to receive your portion of the merger consideration. Shortly after the merger is completed, you will receive a letter of transmittal describing how you may exchange your common shares for the merger consideration. If your common shares are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration.

Q:	When and where is the special meeting?
A:
The special meeting will be held on October 26, 2020 at 9:30 a.m., Central Daylight Time. As part of our precautions regarding the COVID-19 pandemic, the special meeting will be held solely by means of remote communication rather than in person. Stockholders will be able to attend, vote and submit questions from any location via the Internet at www.virtualshareholdermeeting.com/JCAP2020SM. The password for the special meeting is the control number provided on your proxy card, voting instruction form or notice. To participate (e.g., submit questions and/or vote), you will need the control number provided on your proxy card, voting instruction form or notice. We encourage you to vote by proxy-over the Internet, by telephone or by mail well in advance of the special meeting, to ensure your shares are represented whether or not you decide to attend.

Q:	Who can vote and attend the special meeting?
A:
All holders of record of our common shares as of the record date, which was the close of business on September 11, 2020, are entitled to receive notice of and attend and vote at the special meeting or any postponement or adjournment of the special meeting. Each common stockholder will be entitled to cast one vote on each matter presented at the special meeting for each common share that such holder owned as of the record date. The vote of the holders of our preferred shares is not required to approve any of the proposals at the special meeting and is not being solicited.

Q:	What is a quorum?
A:
The presence at the special meeting, in person (by virtual attendance), or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum for all purposes. As of the close of business on September 11, 2020, 23,263,130 shares of our common stock were outstanding. If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for purpose of determining whether a quorum is present at the special meeting. If your shares are held in “street name” by your bank, broker or other nominee and you do not tell the bank, broker or other nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.
Q:	What vote of common stockholders is required to approve the merger and the other transactions contemplated by the merger agreement?
A:
Approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of common shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter at the special meeting. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes cast, failure to vote your common shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the proposal to approve the merger and the other transactions contemplated by the merger agreement.

Q:
What vote of common stockholders is required to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger?

A:
Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger requires the affirmative vote of a majority of the votes cast on the proposal. For the purpose of this proposal, failure to vote your common shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal.

Q:	What vote of common stockholders is required to approve adjournments of the special meeting?
A:
Approval of any adjournment of the special meeting to solicit additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of a majority of the votes cast on the proposal. For the purpose of this proposal, failure to vote your common shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal.

Q:	Why is my vote important?
A:
If you do not authorize your proxy or voting instructions or vote in person (by virtual attendance) at the special meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting. In addition, because the proposal to approve the merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of common shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter, your failure to authorize your proxy or voting instructions or to vote in person (by virtual attendance) at the special meeting will have the same effect as a vote “AGAINST” the approval of the merger and the other transactions contemplated by the merger agreement.

Q:	How does the merger consideration compare to the market price of the Company’s common shares?
A:
The merger consideration of $17.30 per share represents a premium of approximately 23% over the closing price of our common shares of $14.01 per share on July 31, 2020, the last trading day prior to the public announcement of the merger agreement, and a premium of approximately 30% over the 90-day volume weighted average share price for the period ended July 31, 2020.

Q:	Will I have to pay U.S. federal income taxes on the merger consideration I receive in the merger?
A:	The exchange of our common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder (as defined in the discussion under the heading

“The Mergers—Material U.S. Federal Income Tax Consequences”) of our common stock who receives cash in the merger is generally expected to recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received (plus applicable withholding taxes withheld from any such payment) and (2) such U.S. holder’s adjusted tax basis in our common stock exchanged therefor. Subject to the exceptions discussed under the heading “The Mergers—Consequences of the Merger to Non-U.S. Holders of our Common Shares,” non-U.S. holders are generally not expected to be subject to U.S. federal income tax on the gain or loss recognized on cash received with respect to their common stock pursuant to the merger.
Holders of shares of our common stock should read “The Mergers—Material U.S. Federal Income Tax Consequences” beginning on page 64 for a more detailed discussion of the U.S. federal income tax consequences of the receipt the merger consideration in exchange for our common stock pursuant to the merger. Such holders should also consult their tax advisors for a complete analysis of the effect of the merger on their U.S. federal, state, local and/or foreign taxes in light of their particular circumstances.
Q:	How does our board of directors recommend that I vote?
A:
Our board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger and the other transactions contemplated by the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, and “FOR” the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Q:	Why am I being asked to consider and cast a vote on the non-binding proposal to approve the merger-related compensation payable to our named executive officers?
A:
The SEC has adopted rules that require companies to seek a non-binding, advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the merger.

Q:	What will happen if stockholders do not approve the non-binding proposal to approve the merger-related compensation?
A:
The vote to approve the non-binding proposal to approve the merger-related compensation is a vote separate and apart from the vote to approve the merger and the other transactions contemplated by the merger agreement. Approval of this proposal is not a condition to completion of the mergers. The vote on this proposal is an advisory vote only, and it is not binding on us or our board of directors. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to them that is based on or otherwise relates to the merger, in accordance with the terms and conditions applicable to such compensation.

Q:	Do any of the Company’s directors and executive officers have any interest in the mergers that is different than mine?
A:
Our directors and executive officers have certain interests in the mergers that are different from, or in addition to, the interests of our stockholders generally, including (1) the consideration that they would receive with respect to their Company restricted share awards and Company PSU awards, in connection with the mergers, (2) the consideration that certain executive officers would receive upon acceleration of Operating Company Units received as Earn-Out Consideration in the internalization in February 2020, (3) certain severance payments and benefits that may become payable upon a qualifying termination following the closing of the mergers and (4) potential conflicts of interest resulting from Mr. Dondero’s status as an affiliate of Parent and Parent OP. See “The Mergers—Interests of Our Directors and Executive Officers in the Mergers” for additional information about interests that our directors and executive officers have in the mergers that are different than yours.

Q:	What do I need to do now?
A:
After carefully reading and considering the information contained in this proxy statement and the annexes attached to this proxy statement, please vote your common shares or authorize a proxy to vote your common shares in one of the ways described below as soon as possible. You will be entitled to one vote for each common share that you owned as of the record date.

Q:	How do I cast my vote?
A:
If you are a common stockholder of record on the record date, you may vote in person (by virtual attendance) at the special meeting or authorize a proxy to vote your common shares at the special meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, or, if you prefer, by following the instructions on your proxy card for telephonic or Internet proxy authorization. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. Registered stockholders can transmit their voting instructions by telephone by calling Georgeson or on the Internet at www.proxyvote.com. Telephone and Internet voting are available 24 hours a day until 11:59 p.m., Eastern Time, the day immediately prior to the special meeting. Have your proxy card with you if you are going to authorize your proxy by telephone or through the Internet. To authorize your proxy by mail, please complete sign, date and mail your proxy card in the envelope provided. If you attend the special meeting in person (by virtual attendance), you may request a ballot when you arrive. If you are a holder of our restricted share awards, your shares will be voted as you specify on your proxy card and will not be voted if the proxy card is not returned or if you do not vote in person (by virtual attendance) or authorize a proxy by telephone or through the Internet.

Q:	How do I cast my vote if my common shares are held of record in “street name”?
A:
If you own common shares through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, since brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your common shares. If you hold your common shares through a broker, bank or other nominee and wish to vote in person (by virtual attendance) at the special meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

Q:	What will happen if I abstain from voting or fail to vote?
A:
With respect to the proposal to approve the merger and the other transactions contemplated by the merger agreement, if you abstain from voting, fail to cast your vote in person (by virtual attendance) or by proxy or if you hold your common shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger and the other transactions contemplated by the merger agreement. With respect to the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement, if you abstain from voting, fail to cast your vote in person (by virtual attendance) or by proxy or if you hold your common shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will not have any effect on the outcome of such proposals.

Q:	How will proxy holders vote my common shares?
A:	If you properly authorize a proxy prior to the special meeting, your common shares will be voted as you direct. If you authorize a proxy but no direction is otherwise made, your common shares will be voted “FOR” the proposal to approve the merger and the other transactions contemplated by the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement. Pursuant to our bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the special meeting.
Q:	What happens if I sell my common shares before the special meeting?
A:
If you held common shares on the record date but transfer them prior to the company merger effective time, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration for those shares. The right to receive such consideration when the merger becomes effective will pass to the person who at that time owns the common shares you previously owned.

Q:	Can I change my vote after I have mailed my proxy card?
A:
Yes. If you own common shares as a record holder on the record date, you may revoke a previously authorized proxy at any time before it is exercised by filing with our Secretary a notice of revocation or a duly authorized proxy bearing a later date or by attending the meeting and voting in person (by virtual attendance). Attendance at the meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker to vote your common shares, the foregoing options for changing your vote do not apply and instead you must follow the instructions received from your broker to change your vote.

Q:	Is the merger expected to be taxable to me?
A:
Yes. The receipt of cash in exchange for our common shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of our common shares for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). For further discussion, see “The Mergers—Material U.S. Federal Income Tax Consequences.”

Q:	What rights do I have if I oppose the merger?
A:
If you are a common stockholder of record on the record date, you can vote against the proposal to approve the merger and the other transactions contemplated by the merger agreement. You are not, however, entitled to exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the merger because, as permitted by the MGCL, our charter provides that stockholders are not entitled to exercise any such rights unless our board of directors, upon the affirmative vote of a majority of the entire board, determines that the rights apply. Our board of directors has made no such determination. See “No Dissenters’ Rights of Appraisal.”

Q:	Where can I find the voting results of the special meeting?
A:
We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that we file with the SEC are publicly available on the SEC’s website at www.sec.gov when filed.

Q:	Can I participate if I am unable to attend the special meeting?
A:
If you are unable to attend the meeting in person (by virtual attendance), we encourage you to complete, sign, date and return your proxy card, or authorize your proxy or voting instructions by telephone or through the Internet.

Q:	Have any stockholders already agreed to approve the merger?
A:
No. There are no agreements between Parent, Parent OP or other affiliates of NexPoint Advisors and any of our common stockholders in which a stockholder has agreed to vote in favor of approval of the merger and the other transactions contemplated by the merger agreement.

Q:	Where can I find more information about the Company?
A:
We file certain information with the SEC. You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the SEC’s website at www.sec.gov and on our website at www.jernigancapital.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You can also request copies of these documents from us. See “Where You Can Find More Information.”

Q:	Who will solicit and pay the cost of soliciting proxies?
A:
We will bear the cost of solicitation of proxies for the special meeting. Our board of directors is soliciting your proxy on our behalf. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our directors, officers and other employees. We have engaged Georgeson to assist in the solicitation of proxies for a fee of $16,500, plus reimbursement of out-of-pocket expenses. We also will request persons, firms and corporations holding common shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Q:	What is householding?
A:
We have elected to send a single copy of this proxy statement to any household at which two or more stockholders reside unless one of the stockholders at such address provides notice that he or she desires to receive individual copies or has elected e-mail delivery of proxy materials. A separate proxy card is included in the proxy materials for each of these stockholders. This “householding” practice reduces our printing and postage costs. If you would like to request additional copies of this proxy statement, you can request householding by contacting Georgeson as described under “Who can help answer my other questions?” below.

Q:	Who can help answer my other questions?
A:	If after reading this proxy statement you have more questions about the special meeting or the mergers, you should contact us at:
Jernigan Capital, Inc.
6410 Poplar Avenue, Suite 650
Memphis, Tennessee 38119
Attention: John A. Good
(901) 567-9510
You may also contact Georgeson, our proxy solicitor, as follows:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Shareholders, Banks and Brokers

Call Toll-Free: 888-666-2580
If your broker holds your common shares, you should also contact your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the documents that we incorporate by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (which we refer to as the Securities Act), and Section 21E of the Exchange Act). Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. These forward-looking statements include, among others, statements about the expected benefits of the mergers, the expected timing and completion of the mergers and the future business, performance and opportunities of the Company. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. Forward-looking statements are based on expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation:
•
risks associated with our ability to obtain the stockholder approval required to consummate the merger and the timing of the closing of the mergers, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the mergers will not occur;

•	unanticipated difficulties or expenditures relating to the mergers;
•	the occurrence of any change, effect, event, circumstance, occurrence or state of facts that could give rise to the termination of the merger agreement;
•	the outcome of any legal proceedings that have been, or may be, instituted against the parties and others related to the merger agreement;
•
unanticipated difficulties or expenditures relating to the transaction, the response of business partners and competitors to the announcement of the transaction and/or potential difficulties in employee retention as a result of the announcement and pendency of the transaction;

•
our exclusive remedy against the counterparties to the merger agreement with respect to any breach of the merger agreement being to seek payment by Parent of a termination fee in the amount of $32 million, payable either in cash or as an offset of certain other amounts due to Parent or its affiliates, which may not be adequate to cover our damages;

•	our restricted ability to pay dividends to the holders of our common shares pursuant to the merger agreement;
•
general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate);

•	adverse economic or real estate developments in our target markets, including the inability of our tenants to obtain funding to run their businesses;
•	availability of financing and capital;
•	national, international, regional and local economic climates;
•	changes affecting the self-storage industry and changes in financial markets, interest rates and foreign currency exchange rates;
•	general volatility in the securities markets (which has significantly increased as a result of the COVID-19 pandemic) and the market price of our common stock;
•	defaults on or non-renewal of leases by tenants;

•	increased operating costs;
•	our ability to successfully source, structure, negotiate and close investments in and acquisitions of self-storage facilities;
•	changes in our business strategy and the market’s acceptance of our investment terms;
•	our ability to acquire our developers’ interests on favorable terms;
•	our ability to complete construction, obtain certificates of occupancy and complete leasing for self-storage development projects in which we invest;
•	our ability to increase rental rates;
•	potential liability for uninsured losses and environmental matters;
•	reductions in asset valuations and related impairment charges;
•	the loss of services of one or more of our executive officers;
•	our inability to retain key personnel and maintain relationships with business partners pending the consummation of the mergers;
•	maintenance of our REIT status under the Code;
•	government approvals, actions and initiatives, including the need for compliance with environmental requirements;
•	the effects of earthquakes and other natural disasters;
•	lack of or insufficient amounts of insurance;
•	risks associated with security breaches and other disruptions to our information technology networks and related systems;
•
the negative impact of the ongoing COVID-19 pandemic and the measures intended to prevent its spread, which, in addition to exacerbating the risks set forth below, may result in: a prolonged global economic downturn, recession or depression; reductions in move-ins at the properties that we own; slower increases in physical occupancy, or decreases in occupancy, due to declines in discretionary household income and rates of consumption; temporary holds on existing customer rental rate increases and the deferral of auctions of delinquent tenants initiated by our third-party managers, as well as slower rent collections and potential increases in uncollectible accounts; the delay in construction or development of certain of our investments and the cancellation of certain potential investments; adverse impacts on the value of our debt investments due to impairment of our developers’ ability to make timely payments and disruptions in the capital markets that have negatively impacted the values of debt instruments; adverse impacts on assumptions made in evaluating our investments accounted for using the fair value method; the interplay of the pandemic and over-development in the self-storage industry; and the adverse impacts on developers and development with respect to which we have made investments;

•	our ability to fund our outstanding and future investment commitments;
•	the future availability of borrowings under our credit facility (including borrowing base capacity, compliance with covenants and the availability of the accordion features);
•	availability and terms of equity and debt capital, as well as our rate of deployment of such capital (which may worsen as a result of the COVID-19 pandemic);
•	our ability to recognize the anticipated benefits from the internalization of our manager;
•	changes in the self-storage industry, interest rates or the general economy;
•	the degree and nature of our competition;
•	volatility in the value of our assets carried at fair market value created by the current economic turmoil or otherwise;

•	potential limitations on our ability to pay dividends at expected rates or other changes to our dividend rate;
•	limitations in our existing and future debt agreements on our ability to pay distributions;
•	the impact of our outstanding preferred shares on our ability to execute our business plan and pay distributions on our common shares;
•	risks and uncertainties associated with the potential impact of legal or regulatory changes, including recent changes in U.S. tax laws and regulations; and
•	changes in real estate, tax, environmental, zoning and other laws and increases in real property tax rates.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q, and those set forth in the Company’s other reports and information filed with the SEC, which are accessible on the SEC’s website at www.sec.gov.

PROPOSAL 1

PROPOSAL TO APPROVE THE MERGER
We are asking our common stockholders to vote on a proposal to approve the merger of NexPoint RE Merger, Inc. with and into Jernigan Capital, Inc. and the other transactions contemplated by the merger agreement.
For detailed information regarding this proposal, see the information about the mergers and the merger agreement throughout this proxy statement, including the information set forth in the sections entitled “The Mergers” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement.
Approval of the proposal to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of common shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your common shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal I, your common shares will be voted in accordance with the recommendation of our board of directors, which is “FOR” this Proposal I. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes cast, failure to vote your common shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the proposal to approve the merger and the other transactions contemplated by the merger agreement.
Approval of this proposal is a condition to the completion of the mergers. In the event this proposal is not approved, the mergers cannot be completed.
Recommendation of the Board of Directors
Our board of directors unanimously recommends that our common stockholders vote “FOR” the proposal to approve the merger.

PROPOSAL 2

PROPOSAL TO APPROVE THE MERGER-RELATED COMPENSATION
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking our common stockholders to vote at the special meeting on an advisory basis regarding the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein, is presented in the section entitled “The Mergers—Interests of Our Directors and Executive Officers in the Mergers—Quantification of Potential Payments to Our Executive Officers in Connection with the Mergers.”
The stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the mergers are completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers, in accordance with the terms and conditions applicable to such compensation. Approval of this proposal is not a condition to the completion of the mergers.
We are asking our common stockholders to vote “FOR” the following resolution:
“RESOLVED, that Jernigan Capital, Inc.’s common stockholders approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of Jernigan Capital, Inc. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Mergers—Interests of Our Directors and Executive Officers in the Mergers—Quantification of Potential Payments to Our Executive Officers in Connection with the Mergers” beginning on page 61 (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”
Adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast on the proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your common shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 2, your common shares will be voted in accordance with the recommendation of our board of directors, which is “FOR” this Proposal 2. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal.
Recommendation of the Board of Directors
Our board of directors unanimously recommends that our common stockholders vote “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger.

PROPOSAL 3

PROPOSAL TO APPROVE ADJOURNMENT OF THE MEETING
We are asking our common stockholders to vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.
Approval of the proposal to approve any such adjournment of the special meeting requires the affirmative vote of a majority of the votes cast on the proposal. Approval of this proposal is not a condition to the completion of the mergers. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your common shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 3, your common shares will be voted in accordance with the recommendation of our board of directors, which is “FOR” this Proposal 3. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal.
In addition, even if a quorum is not present at the special meeting, the chairman of the meeting may adjourn the meeting to another place, date or time announced at the special meeting (subject to certain restrictions in the merger agreement, including that the special meeting generally may not be held, without Parent’s consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).
Recommendation of the Board of Directors
Our board of directors unanimously recommends that our common stockholders vote “FOR” the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

THE PARTIES TO THE MERGERS
Jernigan Capital, Inc.
6410 Poplar Avenue, Suite 650
Memphis, Tennessee 38119
(901) 567-9510
The Company was formed as a Maryland corporation in October 2014 and is structured as an Umbrella Partnership REIT, conducting its investment activities through its operating company, Jernigan Capital Operating Company, LLC. We are a commercial real estate company that invests primarily in new or recently constructed and opened self-storage facilities located predominately in dense urban submarkets within the top-50 United States Metropolitan Statistical Areas, or MSAs. Our investments include wholly owned self-storage facilities, as well as mortgage loans secured by self-storage facilities, which are typically coupled with equity interests. The Company’s website is www.jernigancapital.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. Our common shares are listed on the NYSE under the symbol “JCAP.” For additional information about us and our business, please refer to “Where You Can Find More Information.”
Jernigan Capital Operating Company, LLC
6410 Poplar Avenue, Suite 650
Memphis, Tennessee 38119
(901) 567-9510
The Operating Company was formed as a Delaware limited liability corporation in December 2015. The Company is the sole managing member of the Operating Company through which the Company operates its business, and, as of the date of this proxy statement, the Company owns approximately 93% of the Operating Company Units. Prior to February 20, 2020, the Operating Company was externally managed and advised by the Manager. The Manager was led by our founder and former Executive Chairman, Dean Jernigan, our CEO, John A. Good, and our President and CIO, Jonathan Perry. On February 20, 2020, our common stockholders voted to approve the internalization of management pursuant to the Purchase Agreement. On February 20, 2020, we closed the internalization described in the Purchase Agreement, resulting, among other things, in the Operating Company acquiring substantially all of the operating assets and liabilities of the Manager and each of the employees of the Manager became an employee of the Company. Since February 20, 2020, we have been an internally advised REIT.
NexPoint RE Merger, Inc.
c/o NexPoint Real Estate Advisors, L.P.
300 Crescent Court, Suite 700
Dallas, TX 75201
(972) 419-6213
Parent is a Maryland corporation and an affiliate of the NexPoint Advisors. Parent was formed solely for the purpose of acquiring us by means of the merger contemplated by the merger agreement and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.
NexPoint Advisors is a registered investment adviser to a suite of funds and investment offerings, including a closed-end fund, a business development company, an interval fund, and various real estate vehicles. NexPoint Advisors is part of a multibillion-dollar global alternative investment platform.
NexPoint RE Merger OP, LLC
c/o NexPoint Real Estate Advisors, L.P.
300 Crescent Court, Suite 700
Dallas, TX 75201
(972) 419-6213
Parent OP is a Delaware limited liability company. Parent is the sole member of Parent OP. Parent OP was formed solely for purposes of facilitating Parent’s acquisition of us by means of the merger contemplated by the merger agreement and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, the Parent OP will merge with and into the Operating Company, and the Operating Company will continue as the surviving entity.
Affiliates of Parent, Parent OP and NexPoint Advisors, including the NexPoint Entities, collectively beneficially own all of the issued and outstanding shares of Series A Preferred Stock of the Company. Pursuant to the terms of the Series A Articles Supplementary, so long as any shares of Series A Preferred Stock are outstanding, the holders of Series A Preferred Stock, voting as a single class, may nominate and elect one director to our board of directors, whom we refer to as the Series A director, at each annual meeting of stockholders.
At the last annual meeting of stockholders, such holders elected James D. Dondero to serve as the Series A director.
The Series A Preferred Stock of the Company may not be converted into common shares of the Company, is not entitled to vote for members of the board of directors other than the Series A director and lacks contractual rights to control the Company.

THE SPECIAL MEETING
Date, Time and Purpose of the Special Meeting
This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our board of directors to be exercised at a special meeting to be held on October 26, 2020 at 9:30 a.m., Central Daylight Time. As part of our precautions regarding the COVID-19 pandemic, the special meeting will be held solely in an audio, virtual-only format, rather than in person. Stockholders will be able to attend, vote and submit questions from any location via the Internet at www.virtualshareholdermeeting.com/JCAP2020SM. The password for the special meeting is the control number provided on your proxy card, voting instruction form or notice. To participate (e.g., submit questions and/or vote), you will need the control number provided on your proxy card, voting instruction form or notice. We encourage you to vote by proxy-over the Internet, by telephone or by mail well in advance of the special meeting, to ensure your shares are represented whether or not you decide to attend. The purpose of the special meeting is for you to consider and vote on the following matters:
1.	a proposal to approve the merger of Jernigan Capital, Inc. with and into NexPoint RE Merger, Inc. and the other transactions contemplated by the merger agreement;
2.	a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger; and
3.
a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Pursuant to our bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the special meeting. The affirmative vote of holders of common shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter is required to approve the merger and the other transactions contemplated by the merger agreement and for the mergers to occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.
Record Date, Notice and Quorum
All holders of record of our common shares as of the record date, which was the close of business on September 11, 2020, are entitled to receive notice of and attend and vote at the special meeting or any postponement or adjournment of the special meeting. Each common stockholder will be entitled to cast one vote on each matter presented at the special meeting for each common share that such holder owned as of the record date. On the record date, there were 23,263,130 common shares outstanding and entitled to vote at the special meeting.
The presence in person (by virtual attendance) or by proxy of our common stockholders entitled to cast a majority of all the votes entitled to be cast at the special meeting will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date. Pursuant to our bylaws, the chairman of the meeting may adjourn the meeting, whether or not a quorum is present, to a later date, time and place announced at the special meeting.
Required Vote
Completion of the mergers requires approval of the merger and the other transactions contemplated by the merger agreement by the affirmative vote of the holders of common shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter. Each common stockholder is entitled to cast one vote on each matter presented at the special meeting for each common share owned by such stockholder on the record date. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes cast, if you fail to vote by proxy or in person (by virtual attendance) (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as voting against the proposal to approve the merger and the other transactions contemplated by the merger agreement.
In addition, the approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, and the approval of the proposal regarding any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement, each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of these proposals is not a condition to completion of the mergers. For the purpose of each of these proposals, if you fail to vote by proxy or in person (by virtual attendance), or fail to instruct your broker on how to vote, it will not have any effect on the outcome of such proposals. Abstentions are not considered votes cast and therefore will have no effect on the outcome of these proposals. Your broker cannot vote on any of the proposals, including the proposal to approve the merger and the other transactions contemplated by the merger agreement, without your instructions.
Accordingly, in order for your common shares to be voted, if you are a stockholder of record, you must either return the enclosed proxy card, authorize your proxy or voting instructions by telephone or through the Internet or vote in person (by virtual attendance) at the special meeting. The vote of the holders of our preferred shares is not required to approve any of the proposals at the special meeting and is not being solicited.
As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately 1,118,281 of our common shares, entitling them to exercise approximately 4.81% of the voting power of our common shares entitled to vote at the special meeting. Our directors and executive officers have informed us that they intend to vote the common shares that they own in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement, in favor of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and in favor of the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement, although they have no obligation to do so.
Votes cast by proxy or in person (by virtual attendance) at the special meeting will be counted by the person appointed by us to act as inspector of election for the special meeting. The inspector of election will also determine the number of common shares represented at the special meeting, in person (by virtual attendance) or by proxy.
How to Authorize a Proxy
Holders of record of our common shares may vote or cause their shares to be voted by proxy using one of the following methods:
•	mark, sign, date and return the enclosed proxy card by mail;
•	authorize your proxy or voting instructions by telephone or through the Internet by following the instructions included with your proxy card; or
•	appear and vote in person (by virtual attendance) by ballot at the special meeting.
Regardless of whether you plan to attend the special meeting, we request that you authorize a proxy for your common shares as described above as promptly as possible.
Under NYSE rules, all of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the special meeting. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if you own common shares through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. You should instruct your broker, bank or other nominee as to how to vote your common shares following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your common shares. If you hold your common shares through a broker, bank or other nominee and wish to vote in person (by virtual attendance) at the special meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days). Because the proposal to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of common shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to approve the merger and the other transactions contemplated by the merger agreement. Because the approval of each of (1) the non-binding compensation advisory proposal and (2) the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast on such proposal, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is present.
If you are a holder of our restricted share awards, your shares will be voted as you specify on your proxy card and will not be voted if the proxy card is not returned or if you do not vote in person (by virtual attendance) or authorize a proxy by telephone or through the Internet.
Proxies and Revocation
If you authorize a proxy, your common shares will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your common shares will be voted in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote “FOR” the proposal to approve the merger and the other transactions contemplated by the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.
You may revoke your proxy at any time, but only before the proxy is voted at the special meeting, in any of three ways:
•
by delivering, prior to the date of the special meeting, a written revocation of your proxy dated after the date of the proxy that is being revoked to our Secretary at 6410 Poplar Avenue, Suite 650, Memphis, Tennessee 38119;

•
by delivering to our Secretary a later-dated, duly executed proxy or by authorizing your proxy by telephone or by Internet at a date after the date of the previously authorized proxy relating to the same common shares; or

•	by attending the special meeting and voting in person (by virtual attendance).
Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own common shares in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares.
Pursuant to our bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the special meeting.
Solicitation of Proxies
We will bear the cost of solicitation of proxies for the special meeting. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, directors and other employees, for which they will not receive additional compensation. We have engaged Georgeson to assist in the solicitation of proxies for a fee of $16,500, plus reimbursement of out-of-pocket expenses, and we have agreed to indemnify Georgeson against certain losses, costs and expenses. We also will request persons, firms and corporations holding common shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.
Adjournments
Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies if the holders of a sufficient number of common shares are not present at the special meeting, in person (by virtual attendance) or by proxy, to constitute a quorum or if we believe it is reasonably likely that the merger and the other transactions contemplated by the merger agreement will not be approved at the special meeting when convened on October 26, 2020, or when reconvened following any adjournment. Any adjournments may be made to a date not more than 120 days after the original record date without notice (other than by an announcement at the special meeting), by the chairman of the meeting, whether or not a quorum is present (subject to certain restrictions in the merger agreement, including that the special meeting generally may not be held, without Parent’s consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).
Postponements
At any time prior to convening the special meeting, we may postpone the special meeting for any reason without the approval of our common stockholders to a date not more than 120 days after the original record date (subject to certain restrictions in the merger agreement, including that the special meeting generally may not be held, without Parent’s consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).

THE MERGERS
General Description of the Mergers
Under the terms of the merger agreement, affiliates of NexPoint Advisors will acquire us and our subsidiaries, including the Operating Company, through the merger of the Parent with and into us and the merger of Parent OP with and into the Operating Company. Pursuant to the terms of the merger agreement, Parent will merge with and into the Company, with the Company continuing as the Surviving Company. Immediately following the effective time of the company merger, the Parent OP will merge with and into the Operating Company, with the Operating Company continuing as the Surviving OC.
This proxy statement does not constitute any solicitation of consents in respect of the operating company merger, and does not constitute an offer to exchange or convert any Operating Company Units that you may own.
Background of the Mergers
Our board of directors and management have continuously considered and discussed various challenges that we have faced as a public company since our “blind pool” initial public offering in March 2015. Such challenges have included elevated levels of new supply of self-storage properties in some of our submarkets, challenges arising from our focus on newly-constructed self-storage facilities, which generally require several years to stabilize, complexities in obtaining financing for unstabilized self-storage properties and periods without ready access to equity capital with which to grow at a price that our board of directors found acceptable. More recently, the Company has faced the challenges resulting from the COVID-19 pandemic, including the resulting economic recession and discount to our estimated net asset value per share that has characterized the performance of our common shares on the NYSE. As part of the Company’s ongoing consideration and evaluation of its long-term business strategy and prospects, our board of directors and members of senior management have regularly assessed the Company’s performance and competitive position with the objective of identifying opportunities to enhance stockholder value. Opportunities discussed have included strategic capital transactions, potential asset acquisitions and dispositions with capital redeployment, joint ventures and business combination transactions.
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to catalogue every conversation among our board of directors, members of our management, our advisors and other parties.
The self-storage industry is backed by a strong industry association that encourages frequent and open communication among industry members and facilitates open dialogue through industry events. From time to time, representatives of the Company, including John Good, our current Chairman and Chief Executive Officer, have met with executives of other companies in the self-storage industry to discuss industry developments and possible opportunities for transactions. In addition, from time to time, we have received unsolicited inquiries and had discussions with those parties about potential strategic transactions, but, except as described below, none of these discussions progressed beyond the initial stages to a specific proposal relating to a potential merger with, or acquisition of, the Company.
On December 16, 2019, the Company announced that it had entered into the Purchase Agreement with its then external manager, JCAP Advisors, to effectuate an internalization transaction. In connection with the internalization transaction, the Company’s board of directors formed a special committee comprised entirely of disinterested directors to review, consider, negotiate and approve the terms of the internalization transaction. The special committee engaged a nationally-recognized investment banking firm as financial advisor in connection with the internalization transaction and, after due consideration and upon receipt of a fairness opinion from the special committee’s then financial advisor, unanimously approved the terms of the Purchase Agreement. Upon recommendation of the special committee, the Company’s board of directors unanimously approved the terms of the Purchase Agreement. Under the terms of the Purchase Agreement, JCAP Advisors would receive (a) 1,794,872 Operating Company Units issuable upon closing, which we refer to as the Initial Consideration, having a value of approximately $31.6 million based on the closing price of the Company’s common stock as of December 16, 2019 (the execution date of the Purchase Agreement), and (b) 769,231 million Operating Company Units, which we refer to as the Earn-Out Consideration, without regard to continued employment through the company merger effective time, having a value of approximately $13.5 million computed on the same basis as the Initial Consideration. Under the terms of the Purchase Agreement, issuance of the Earn-Out Consideration would be triggered, it at all, upon the earlier of: (1) the Company’s common shares trading at or above a daily volume weighted price of $25.00 per share for at least 30 days during any trailing 365-day period prior to December 31, 2024 or (2) a “change of control” of the Company approved by its board of directors and its stockholders that occurs prior to December 31, 2024.
In connection with the internalization transaction, the Company announced that, effective December 31, 2019, Dean Jernigan, the Company’s founder and then-executive chairman, would retire as director, and Mr. Good would assume the role of chairman.
On December 16, 2019, following the Company’s public announcement of the Purchase Agreement, the executive chairman of a public non-traded REIT in the self-storage industry, which we refer to as Party A, contacted Mr. Good and informed him that an affiliate of Party A had accumulated approximately 1,000,000 common shares of the Company in open market transactions and intended to vote those shares in favor of the internalization transaction.
On January 7, 2020, Mr. Good met with the chief executive officer of a REIT operating in the self-storage industry, which we refer to as Party B, in conjunction with their mutual attendance at an investor conference in New York. During this meeting, Mr. Good and the chief executive officer of Party B discussed, among other things, their respective companies, developments in the self-storage industry and the Company’s internalization of management. The chief executive officer of Party B expressed an interest in discussing a potential strategic transaction with the Company. Mr. Good indicated that he would apprise the board of directors of his discussions with the chief executive officer of Party B, which Mr. Good subsequently did.
On January 13, 2020, Mr. Good and the executive chairman of Party A met briefly in Deer Valley, Utah during a multi-day industry event. The executive chairman of Party A expressed interest in exploring a reverse merger of Party A into the Company, with the Company continuing as the successor public company to the combined operations. The executive chairman of Party A again informed Mr. Good that the Party A affiliate continued to hold its 1,000,000 common share position in the Company as a passive investment. Mr. Good responded that he would like to learn more about Party A and the possible strategic benefits of a reverse merger transaction, and that he would be available for a further discussion when the executive chairman of Party A had more time. Mr. Good and the executive chairman of Party A agreed to meet in person during Mr. Good’s forthcoming visit to Southern California in late January.
On January 14, 2020, at a meeting during the industry event in Deer Valley, Utah, Mr. Good and the chief executive officer of Party B again discussed, in general terms, the possibility of a strategic transaction between the Company and Party B, but the parties did not discuss valuation, a potential exchange ratio or purchase price or any other specific terms.
On January 24, 2020, Mr. Good met in Dallas with Matt McGraner, the chief investment officer of NexPoint Real Estate Advisors, L.P., which we refer to as NexPoint, an affiliate of the holders of the Company’s Series A Preferred Stock, to discuss the Company’s performance and the status of its investment portfolio, as well as strategies with respect to the ultimate redemption of the Company’s Series A Preferred Stock. During the discussion, Mr. McGraner indicated that in lieu of a redemption of the Series A Preferred Stock and cessation of NexPoint’s investment in the Company, NexPoint may be interested in submitting a proposal to acquire the Company in a potential go-private transaction. At that time, Mr. McGraner provided no indication of value or a range of potential offer prices. There were no further communications between the Company or its advisors and NexPoint with respect to a potential business transaction until May 7, 2020, as discussed below.
On January 28, 2020, Mr. Good and a representative from Jefferies, which had previously provided financial advisory services to the Company from time to time, met with the executive chairman of Party A and other representatives of Party A in Southern California. The executive chairman of Party A again expressed interest in a reverse merger of Party A into the Company. Mr. Good shared publicly available information regarding the Company’s business model and investment portfolio. The executive chairman of Party A expressed an interest in continuing discussions with Mr. Good, after which Mr. Good indicated that he would apprise the board of directors of his discussion with the executive chairman of Party A, which he subsequently did.
Between February 10, 2020 and February 11, 2020, the Company’s senior management team held an in-person strategic planning meeting in Memphis to discuss, among other things, the Company’s investment portfolio and pipeline, opportunities to consolidate development investments it has financed and the capital required for such consolidation, the Company’s potential for acquiring or building a property management function, and operational challenges facing the Company, together with the key risks that could impede the Company’s ability to achieve its long-term objectives. The Company’s management team observed that the self-storage industry was facing a continued headwind of rental rate compression due to a prolonged cycle of new development and elevated levels of self-storage supply in its markets, but that cap rates had remained low due to large amounts of institutional capital desiring to invest in self-storage due to its long-term track record of strong performance. In light of the then-current circumstances, the Company’s management considered whether a continued focus on consolidating ownership through developer buyouts and overseeing lease-up of developed assets remained the best alternative for the Company and its stockholders in light of the Company’s small size and relatively higher cost of capital.
On February 20, 2020, at a special meeting of stockholders, the Company’s common stockholders approved the transactions contemplated by the Purchase Agreement, and the internalization transaction subsequently closed.
Also on February 20, 2020, in advance of the board’s regularly scheduled meeting on February 21, 2020, the board of directors met in executive session with representatives of Jefferies in attendance. During that meeting, Mr. Good led a presentation on the Company’s strategic positioning and alternatives, based on senior management’s in-person strategic planning meeting in mid-February. The board of directors engaged in extensive discussion of the Company’s business plan and outlook in light of recent market developments, including the potential impact of the Company’s high cost of capital and continued declines in self-storage industry fundamentals resulting from elevated new supply, which management expected would challenge the Company’s ability to grow assets and earnings. Mr. Good provided a detailed update of his conversations to date with the chief executive officer of Party B and the executive chairman of Party A. The board of directors determined that, in light of challenging industry dynamics and the resulting difficulties in generating growth, it was appropriate to consider the possibility of a strategic transaction to maximize stockholder value. The board of directors was supportive of Mr. Good continuing his discussions with, and providing non-public information to, Party B, subject to the negotiation and execution of a non-disclosure agreement. The board of directors further authorized the Company to engage financial and legal advisors in connection with the evaluation of strategic alternatives, including a potential transaction. The Company subsequently engaged King & Spalding as legal counsel and formally engaged Jefferies as the Company’s financial advisor in connection with its exploration of potential business combination transactions.
On February 27, 2020, the Company and Party B executed a non-disclosure agreement, and the Company opened a virtual data room populated with, among other information, selected organizational, financial and property due diligence information relating to the Company, its business and its assets. Upon gaining access to the virtual data room, representatives of Party B and its financial advisors commenced their due diligence investigation of the Company.
On February 28, 2020, Mr. Good and the chief executive officer of Party B spoke by telephone to discuss a framework for executing the Company’s business plan in the context of a strategic business combination between the Company and Party B and agreed to continue their preliminary discussion at an in-person meeting to be held on March 4, 2020 in King & Spalding’s Atlanta offices.
During this period and over the course of the next several weeks, the Company and Party B and their respective financial advisors continued their discussions, and the Company provided answers to questions posed by Party B and its financial advisor regarding the due diligence materials.

On March 4, 2020, Mr. Good and the chief executive officer of Party B met in Atlanta. During the meeting, Mr. Good and the chief executive officer of Party B discussed the strategic vision for the Company’s lending business, certain personnel matters, respective overhead levels and potential buyouts of developers. Mr. Good and the chief executive officer of Party B also discussed the functions of the companies’ respective senior management teams but did not discuss the roles or compensation, if any, of management following the closing of any negotiated transaction.
On March 12, 2020, Mr. Good received an unsolicited call from the executive chairman of Party A to communicate that the Party A affiliate was continuing to acquire Company common shares and was likely to exceed 5% ownership of the Company’s outstanding common shares, necessitating a filing under Section 13 of the Exchange Act, but that Party A intended to remain a passive investor.
On March 23, 2020, the Party A affiliate (together with certain affiliates including Party A), filed a Schedule 13G with the SEC, reporting passive, beneficial ownership, with investment intentions only, of 1,466,214 common shares of the Company, representing 6.3% of the Company’s then-outstanding common shares.
On March 24, 2020, the chief executive officer of Party B called Mr. Good to communicate that because of the dramatic and abrupt changes in the United States’ economic climate and Party B’s stock price due to the onset of the COVID-19 pandemic, Party B was suspending its due diligence activities with respect to a potential strategic business combination with the Company. The chief executive officer of Party B expressed Party B’s interest in pursuing a transaction in the future and also indicated that Party B would consider providing financing to the Company in the future. Following this conversation, discussions and due diligence efforts between the parties terminated without any discussion of an exchange ratio or potential purchase price.
On March 25, 2020, senior executives of a REIT operating in the self-storage industry, which we refer to as Party C, contacted Mr. Good to explore whether there were any strategic opportunities that Party C and the Company could potentially pursue together. During the call, Mr. Good and the Party C representatives discussed their respective companies and the current state of the self-storage environment and agreed to continue preliminary discussions.
On April 28, 2020, the Party A affiliate (together with certain affiliates including Party A), which had previously filed a Schedule 13G as a passive investor in the Company, filed a Schedule 13D with the SEC, which we refer to as the Schedule 13D Filing, disclosing that Party A and its affiliates may pursue discussions with the Company’s management team regarding the Company’s business, strategy and future plans and alternatives that the Company could employ to maximize stockholder value, including an extraordinary corporate transaction.
On April 29, 2020, the board of directors held a special telephonic meeting to discuss the Schedule 13D Filing. During the meeting, Mr. Good led a discussion about Party A’s business and reiterated that, during his March 12, 2020 telephone call with the executive chairman of Party A, the executive chairman of Party A did not express any interest in pursuing a transaction with the Company or communicate any proposal or request. Accordingly, the board of directors determined that no response from the Company was warranted at that time.
On May 1, 2020, Mr. Good and senior executives of Party C spoke by telephone. During the call, Party C representatives disclosed that Party C was interested in pursuing an all-stock strategic merger transaction with the Company and informed Mr. Good that Party C had been reviewing publicly available information about the Company for the past six weeks and had engaged a financial advisor to assist in the evaluation of a potential transaction. Mr. Good responded that he would inform the Company’s board of directors of his discussions with the Party B representatives.
Between May 4, 2020 and May 6, 2020, representatives of the Company received an unsolicited inquiry from a representative of a sizeable financial institution, which we refer to as Party D, inquiring about the Company and indicating potential interest in some form of strategic transaction, most likely in the form of an equity infusion. Mr. Good informed the members of the board of directors about the inquiry. Party D did not subsequently communicate an indication of interest or submit a proposal to acquire the Company, and there were no further communications between the Company or its advisors and Party D with respect to a business transaction until June 19, 2020, as further described below.

On May 5, 2020, the executive chairman of Party A contacted Mr. Good by telephone. During the call, the executive chairman of Party A reiterated that Party A remained a friendly suitor but indicated that Party A intended to make an offer to acquire the Company in the near future. The executive chairman of Party A also indicated that Party A had access to capital sources to provide financing for an acquisition.
On May 7, 2020, the Company’s board of directors held a telephonic meeting. Mr. Good informed the board of directors of his discussions to date with representatives of Party C regarding Party C’s interest in pursuing a strategic stock-for-stock merger with the Company. Mr. Good also informed the board of directors that he had received a telephone call from the executive chairman of Party A during which the executive chairman of Party A indicated his desire to make an offer to acquire the Company. The board of directors evaluated the relative merits of continuing discussions with Party A and Party C. The board of directors concluded that the general expression of interest from Party A without specific terms was not yet actionable but determined that the inquiry from Party C was sufficiently specific to authorize Mr. Good to continue discussions with Party C.
Also on May 7, 2020, Matt McGraner of NexPoint contacted Mr. Good by telephone to inform him that NexPoint had been evaluating a potential all-cash acquisition of the Company and intended to deliver a written proposal in the next few days. During this discussion, Mr. McGraner provided no indication of value or a range of potential offer prices. Mr. Good subsequently consulted with representatives of King & Spalding and Jefferies regarding his conversation with Mr. McGraner and determined to update the Company’s board of directors of NexPoint’s overture the following week after the Company’s earnings call on May 8, 2020.
On May 8, 2020, Mr. Good participated in a telephonic meeting with senior executives of Party C to further discuss a potential strategic transaction. During the call, a Party C representative reiterated Party C’s interest in pursuing a strategic stock-for-stock merger transaction with the Company and requested non-public information regarding the Company and its assets in order to evaluate potential synergies in connection with the potential transaction. Mr. Good informed the Party C representatives that he would communicate Party C’s request to the Company’s board of directors and that, if the board of directors supported further discussions, the Company would expect Party C to execute a mutual non-disclosure agreement before receiving any non-public information.
Following this conversation, on May 9, the chief executive officer of Party C sent Mr. Good a draft mutual non-disclosure agreement for the Company’s consideration.
On May 11, 2020, Mr. Good received a non-binding letter of intent from NexPoint with a proposal to acquire 100% of the Company’s outstanding common shares and operating company units in an all cash merger transaction with a purchase price range of $17 to $18 per share. The non-binding proposal included a description of the potential financing sources, which included the contribution of affiliates of NexPoint’s existing equity stake, capital from NexPoint’s three managed accounts, contributions from certain institutional investors with whom NexPoint has relationships, the assumption of existing debt and third-party financing. The non-binding proposal included a draft exclusivity agreement pursuant to which the parties would negotiate exclusively regarding a potential transaction for 45 days.
On May 12, 2020, the board of directors held a special telephonic meeting during which it discussed, among other matters, the decline in the share price of the Company and other companies in the real estate industry and the expected scope and duration of the impacts of COVID-19 on the Company’s operations and go-forward business plan. During the meeting, Mr. Good reviewed the Company’s business plan and recent financial and operating performance and presented certain projections of future financial performance prepared in connection with the Company’s regular planning process. In addition, representatives of Jefferies reviewed the potential outlook for the industry generally, and the Company in particular. The representatives of Jefferies also reviewed with the board of directors potential strategic alternatives available to the Company, which included, among other things, a sale of the Company to a private acquiror, a merger involving another public company, and remaining as a standalone public company. As part of this review, the representatives of Jefferies presented preliminary valuation analyses of the Company and discussed certain considerations relating to precedent transactions and potential transaction counterparties. In addition, representatives of King & Spalding reviewed with the directors their duties in connection with their consideration of potential strategic alternatives. Given that NexPoint had submitted a proposal and its affiliate, as the Series A Preferred stockholder, had elected a director to the Company’s board (James Dondero), the board of directors, cognizant of avoiding any potential conflict of interest, unanimously approved the formation of a transaction committee of all the members of the board of directors other than Mr. Dondero, which we refer to as the Transaction Committee. The Transaction Committee, comprised of Mr. Good, Mark Decker, Howard Silver, Harry Thie and Rebecca Owen, was authorized to consider whether to pursue a strategic transaction with NexPoint or other potential parties and to report its recommendation concerning any potential transaction to the Company’s board of directors for approval.
On May 14, 2020, the Company and Party C entered into a non-disclosure agreement, and Party C and its legal and financial advisors subsequently received access to the Company’s virtual data room and commenced their diligence investigation.
On May 14, 2020, Mr. Good called the executive chairman of Party A and informed him that the Company would be willing to enter into a mutual non-disclosure agreement with Party A in order to facilitate further discussions regarding a potential transaction between the parties, after which Mr. Good delivered to the executive chairman of Party A a draft mutual non-disclosure agreement.
On May 15, 2020, NexPoint delivered a liquidity analysis reflecting its ability to finance an acquisition of the Company on the terms outlined in NexPoint’s written proposal submitted May 11, 2020. Later that day, the Company delivered to NexPoint a draft non-disclosure agreement.
On May 20, 2020, the Transaction Committee met telephonically to receive an update from advisors and Mr. Good on the status of discussions with NexPoint, Party A and Party C.
On May 21, 2020, the Company and Party A executed a non-disclosure agreement, and Party A and its legal and financial advisors received access to the virtual data room.
On May 27, 2020, the Company and NexPoint entered into a non-disclosure agreement, and NexPoint and its legal and financial advisors received access to the virtual data room. Mr. Good subsequently received a call from Mr. McGraner of NexPoint during which Mr. McGraner emphasized both NexPoint’s desire to acquire the Company’s platform as outlined in NexPoint’s non-binding letter of intent, and its plans to expand the platform. Mr. McGraner stated that NexPoint would endeavor to complete due diligence expeditiously and would have an updated financing proposal by the following week.
Also on May 27, 2020, Mr. Good spoke with senior management of Party C by telephone to discuss matters relating to Party C’s ongoing due diligence. During the call, a representative of Party C reiterated that Party C was interested in a stock-for-stock merger with the Company and outlined Party C’s plan in connection with such a merger to contribute a substantial number of the Company’s assets to a joint venture with a financial partner. The representative of Party C informed Mr. Good that Party C had discussed the outlined joint venture proposal with representatives of the financial partner and that the financial partner was interested in exploring the potential joint venture transaction. The parties also discussed potential G&A savings resulting from the proposed transactions. Later that day, representatives of the Company and Party C and their respective financial advisors participated in a separate telephone conference related to Party C’s ongoing financial due diligence. The parties discussed, among other things, the Company’s development investment program and the Company’s acquisitions of developer interests.
On May 28, 2020, Mr. Good spoke with senior executives of Party C. During the call, the Party C representatives disclosed to Mr. Good the maximum exchange ratio per share of the Company’s common shares that Party C was willing to consider in connection with the potential merger. In addition, after indicating that Party C was aware that the Company was engaged in discussions with multiple interested parties, the Party C representatives stated their concern over participating in a broad competitive process and their hesitancy to continue their due diligence investigation in that context. In response, Mr. Good acknowledged that the Company was evaluating all potential strategic alternatives and had made no determination regarding which, if any, potential strategic alternative the Company would pursue. Mr. Good noted that senior management viewed the Company’s assets as the newest, best located assets in the storage industry and believed they were likely to produce outsized growth in the future and reiterated the potential synergies a potential merger between the Company and Party C could generate. Mr. Good suggested that Party C should continue due diligence efforts expeditiously and submit a merger proposal for the Company’s consideration. Later that day, at the request of the Company, representatives of Jefferies contacted Party C senior executives to inform them that the Company remained interested in a strategic merger with Party C but that Party C should move quickly to agree to a valuation and transaction structure.
On May 29, 2020, the chief executive officer of Party C contacted Mr. Good by telephone to further express Party C’s concern about moving forward in a competitive situation.
On May 31, 2020, Mr. Good spoke with Mr. McGraner of NexPoint by telephone. Mr. McGraner informed Mr. Good that NexPoint had contacted a large commercial bank to discuss the possibility of providing debt financing for a potential acquisition of the Company and that NexPoint had completed its review of all documents provided to the data room. Mr. McGraner again expressed NexPoint’s commitment to pursuing an acquisition of the Company on the terms outlined in the non-binding letter of intent, subject to confirmatory due diligence and further informed Mr. Good that NexPoint expected to receive a term sheet from a financing source the following week.
On June 1, 2020, the Transaction Committee held a telephonic meeting during which it received updates on discussions with interested parties, ongoing due diligence and the anticipated range of valuations and offers. Following the Transaction Committee meeting, Mr. McGraner contacted Mr. Good by telephone to inform him that NexPoint’s proposed equity partner in the transaction had not yet issued a term sheet but was planning to do so in the next several days. In response, Mr. Good indicated that the Transaction Committee had met and was awaiting additional details from NexPoint. Mr. McGraner then inquired as to the status of Mr. Good’s preliminary discussions with Party A and Party C. In response, Mr. Good informed Mr. McGraner that both parties had made substantial progress with respect to their due diligence efforts and advised Mr. McGraner that NexPoint should work expeditiously to complete due diligence in order to provide additional clarity on a proposed price range.
On June 4, 2020, Mr. Good received a telephone call from a representative of Party C’s potential joint venture partner. During the call, the representative relayed to Mr. Good a conversation that the representative had with Party C’s senior executive officers to discuss, among other things, Party C’s preliminary discussions with the Company regarding a potential strategic stock-for-stock merger. The representative described to Mr. Good the concerns expressed over pursuing a strategic stock-for-stock merger with the Company in a competitive process with competing financial buyers. Mr. Good informed the representative of Party C that the Company was evaluating all possible strategic alternatives with potential counterparties at the time, but reiterated certain potential benefits of a strategic transaction between the Company and Party C and suggested that Party C continue due diligence. The joint venture representative indicated to Mr. Good that the representative would relay Mr. Good’s message to Party C’s chief executive officer.
On June 5, 2020, Mr. Good spoke with Mr. McGraner of NexPoint to discuss NexPoint’s ability to finalize its equity and debt commitments in connection with a proposed transaction. Mr. McGraner stated that NexPoint had received a term sheet for a $200 million equity commitment from an investor and a verbal commitment from a commercial bank for a $485 million credit facility, subject to syndication. Mr. McGraner then indicated that, as NexPoint worked towards syndication, NexPoint would request that the Company agree to exclusively negotiate with NexPoint moving forward.
On June 6, 2020, Mr. Good participated in a call with representatives of Jefferies and King & Spalding during which, among other things, Jefferies provided an update with respect to activity in the virtual data room and its preliminary views of the indicative valuation ranges received from NexPoint and Party C.
Following such discussion, Mr. Good contacted the chief executive officer of Party C to discuss furthering the discussions between Party C and the Company regarding a strategic merger transaction. Mr. Good informed the chief executive officer of Party C that the Transaction Committee had discussed the potential benefits of a strategic transaction between the Company and Party C and that the Transaction Committee would carefully consider authorizing exclusivity with Party C if Party C provided a compelling exchange ratio.

On June 8, 2020, Mr. McGraner of NexPoint contacted Mr. Good to provide an update on NexPoint’s discussions with its financing sources and expectations as to timing and indicative terms of the potential financing arrangements. Mr. Good informed Mr. McGraner that he would apprise the Transaction Committee of the updated status but also informed Mr. McGraner that the Transaction Committee would require specifics around financing, as well as additional clarity on price range, before the Transaction Committee would be in a position to formally respond to NexPoint’s proposal.
On June 9, 2020, an executive of Party C contacted Mr. Good to inform Mr. Good that Party C had continued discussions with its joint venture partner and that Party C and its joint venture partner had underwriting teams working independently on due diligence of the Company’s assets. The executive of Party C expressed to Mr. Good that Party C and its partner were committed to moving forward with a strategic transaction with the Company, noted that the parties were on track to deliver a written proposal by the end of the month, and requested that the Company enter into an exclusivity agreement with Party C. Mr. Good informed the executive of Party C that Mr. Good would inform the Transaction Committee of Party C’s request for the Transaction Committee’s consideration. Following such discussion, Party C delivered to Mr. Good a draft exclusivity agreement.
On June 10, 2020, Mr. Good participated in a telephonic meeting with the executive chairman of Party A, representatives of his senior management team and representatives of Party A’s financial advisor to discuss financial due diligence and, in particular, the process and pricing dynamics of the Company’s developer buyouts.
Between June 10, 2020 and June 11, 2020, Mr. McGraner and Mr. Dondero contacted Mr. Good separately to request an update on the Company’s consideration of NexPoint’s indication of interest. Mr. Good reiterated that the Company would not formally respond to NexPoint’s proposal until NexPoint provided more definitive information regarding a price range and financing commitments. In response, Mr. McGraner indicated to Mr. Good that NexPoint would submit more definitive information in the next several days.
On June 11, 2020, the chief executive officer of Party B contacted Mr. Good by telephone on an informal basis to inquire about the Company’s performance generally. During the conversation, the parties discussed their respective businesses and the chief executive officer of Party B noted Party B’s continued interest in providing financing to the Company outside of a strategic transaction but the parties did not discuss a potential business combination transaction.
On June 12, 2020, Mr. Good received an unsolicited telephone call from the chief executive officer of a REIT in the self-storage industry, which we refer to as Party E, informing Mr. Good that Party E was aware that the Company had engaged Jefferies as its financial advisor and to inquire whether the Company was running an auction process. Mr. Good responded that the Company had engaged Jefferies as financial advisor and stated that, although the Company was not conducting an open and formal sale process, it was always willing to consider potential strategic transactions that enhance stockholder value. The chief executive officer of Party E expressed to Mr. Good Party E’s respect and admiration for the Company’s unique business model and excellent quality portfolio of self-storage properties but stated that Party E was not likely at that time to pursue a strategic combination with any company holding a large concentration of lease-up assets. Following the conversation, Party E did not subsequently communicate an indication of interest or submit a proposal to acquire the Company, and there were no further communications between the Company or its advisors and Party E with respect to a business transaction.
On June 14, 2020, Mr. Good spoke with a senior executive of Party C by telephone to discuss updates on its due diligence efforts and discussions with its prospective joint venture partner. The Party C executive informed Mr. Good that, although Party C and its advisors were working diligently, it was unlikely that Party C would be in a position to submit a more definitive proposed exchange ratio before the end of June. The Party C executive acknowledged that the Company would not agree to negotiate exclusively with Party C without further clarity around an exchange ratio and transaction timing but informed Mr. Good that Party C and its joint venture partner would continue their due diligence efforts.
On June 14, 2020, Mr. McGraner contacted Mr. Good to inform him that NexPoint had a received a highly confident letter from a large commercial bank regarding a total facility commitment of approximately $425 million.

On June 15, 2020, NexPoint submitted a revised non-binding letter of intent to acquire for cash all of the Company’s outstanding common shares and operating company units with a purchase price range of $17.00 to $17.50 per share. The non-binding proposal included a letter from a large commercial bank expressing high confidence in providing a $425 million credit facility to NexPoint to finance the transaction. NexPoint subsequently provided a copy of an executed term sheet with a large multinational equity investor to provide up to $200 million of equity financing for the transaction.
On June 16, 2020, the executive chairman of Party A contacted Mr. Good by telephone to discuss Party A’s ongoing diligence efforts. The executive chairman of Party A informed Mr. Good that Party A had held preliminary discussions with a private equity source and a commercial bank regarding financing of the proposed transaction but had not received favorable terms. The executive chairman of Party A further noted that the financing was made more challenging by the fact that none of the Company’s self-storage properties were stabilized and many of those properties had many months to stabilization. The executive chairman of Party A stated that, in light of the remaining period to stabilization of the Company’s assets and the high cost of financing a transaction, the executive chairman of Party A would not be willing to offer more than $14.50 per share of the Company’s common stock. On June 16, 2020, the closing price of the Company’s common shares on the NYSE was $14.75. Mr. Good and the executive chairman of Party A agreed the indicated price level did not warrant further discussion of a proposed transaction between the Company and Party A at that time.
On June 18, 2020, the Transaction Committee held a telephonic meeting with advisors to discuss, among other things, the current status of discussions with potential counterparties as well as the state of the capital markets, the Company’s current valuation and the Company’s opportunities as a standalone REIT. Following extensive discussion, the Transaction Committee authorized Mr. Good to provide a written response to NexPoint’s revised non-binding letter of intent.
On June 19, 2020, the Company delivered to NexPoint a written response to NexPoint’s revised non-binding letter of intent. The written response was limited to questions regarding the status of NexPoint’s due diligence, its proposed timing of negotiations and its potential financing sources, and it was designed to confirm certain aspects of NexPoint’s proposal, including its financing plans.
Also on June 19, 2020, a senior executive of Party C contacted Mr. Good to inform him that Party C and its financial partner had completed their valuation of the Company’s wholly-owned assets. The Party C executive informed Mr. Good that the proposed exchange ratio that Party C was likely to propose would be significantly below the maximum exchange ratio previously disclosed to Mr. Good. Mr. Good responded that any exchange ratio below the maximum level previously indicated by Party C would be unacceptable to the board of directors. Mr. Good and the Party C representative agreed to schedule a call between the parties’ representatives to discuss Party C’s and its financial partner’s financial analysis in greater detail and answer any questions.
Also on June 19, 2020, Mr. Good received an unsolicited call from a representative of Party D to inform Mr. Good that Party D desired to explore a private-investment-in-public-equity (PIPE) transaction with the Company and to inquire whether the Company would provide Party D with non-public information regarding the Company and its assets for Party D’s evaluation. Mr. Good stated that the Company would require Party D to enter into a non-disclosure agreement prior to sharing non-public information and informed the Party D representative that Mr. Good would apprise the Transaction Committee of Party D’s inquiry. Following this conversation, Mr. Good consulted with the Transaction Committee. Given the uncertainty as to whether either NexPoint or Party C would present an actionable business combination or acquisition proposal to the Company and the likelihood that the Company would continue to operate on a standalone public company basis, the Transaction Committee authorized Mr. Good to negotiate a confidentiality agreement between the Company and Party D.
Later that day, on June 19, 2020, Mr. Good received an unsolicited call from the chief executive officer of a REIT operating in the self-storage industry, which we refer to as Party F. The chief executive officer stated that he had been following the market speculation related to the Company, including the Schedule 13D Filing and told Mr. Good that Party F would consider evaluating a strategic merger with the Company or providing capital to the Company for growth. Mr. Good informed the Party F representative that he would apprise the Transaction Committee of Party F’s overture. Mr. Good informed both the Transaction

Committee and the Company’s advisors of the conversation with the chief executive officer of Party F. Within the following days, at the request of the Company, representatives of Jefferies contacted Party F’s chief executive officer and chief financial officer by telephone and advised the Party F executives that the Company would welcome a discussion regarding a potential business combination. In response, the Party F executives stated that they would continue to discuss the concept internally and would contact Jefferies if and when the Party F executives were interested in taking that step. There were no further communications between the Company and Party F and their respective representatives until July 30, 2020, as described below.
On June 20, 2020, NexPoint provided a written response to the Company’s June 19, 2020 response letter and provided additional clarity around NexPoint’s financing plans.
On June 22, 2020, Mr. Good and David Corak, the Company’s senior vice president, corporate finance, participated in a telephone conversation with certain representatives of an institutional investor with extensive experience investing in REITs, which we refer to as Party G, to provide a business update and discuss the Company’s capital profile. The representatives of Party G expressed interest in making a significant investment in the Company’s common shares and preferred shares to finance the redemption of the Company’s Series A Preferred Stock and other Company growth initiatives. The representatives noted that any such investment would be conditioned on the holders of the Series A Preferred Stock agreeing to an early redemption. The parties agreed to continue preliminary discussions regarding the potential investment.
Between June 23, 2020 and June 24, 2020, Mr. Good and Mr. McGraner of NexPoint spoke multiple times by telephone to discuss updated timing of NexPoint’s financing commitments and a prospective timeline if the Company and NexPoint were to enter into exclusive negotiations of a merger agreement. Mr. McGraner informed Mr. Good that NexPoint expected to receive both equity and financing commitments in the next three weeks but stated that both commitments were contingent on the Company and NexPoint entering into an exclusivity agreement. Mr. Good noted that the Transaction Committee had not approved of an exclusivity agreement with NexPoint and indicated he would inform the Transaction Committee of their conversation and NexPoint’s updated timeline and request.
On June 24, 2020, the Company and Party D entered into a non-disclosure agreement. The Company and its advisors did not provide Party D with access to the virtual data room at that time due to the Company’s ongoing discussions with Party C and NexPoint and the continued activity by each of Party C, NexPoint and their respective advisors in the virtual data room.
On June 26, 2020, Mr. Good spoke with representatives of Party C who had requested that their underwriting teams re-visit their analysis and indicative valuation of the Company. The representatives informed Mr. Good that their views as to valuation had not meaningfully changed and that Party C was no longer interested in pursuing a transaction at that time.
On June 29, 2020, the Transaction Committee held a telephonic meeting during which it discussed the status of discussions with interested parties regarding a strategic transaction, discussions with Party D and Party G regarding a potential capital investment in the Company, and the strategic options available to the Company, including continuing its business as a standalone public REIT. After thorough deliberation, the Transaction Committee determined to proceed with negotiations with NexPoint and approved granting exclusivity to negotiate a potential transaction with NexPoint within the range of values provided by NexPoint in the revised June 15, 2020 letter of intent. Following the Transaction Committee meeting, at the request of the Company, a representative of Jefferies contacted Mr. McGraner of NexPoint and informed Mr. McGraner that the Company was authorized to enter into exclusive negotiations with NexPoint. On June 30, 2020, the Company and NexPoint executed an exclusivity agreement pursuant to which the parties agreed to negotiate on an exclusive basis until July 30, 2020, provided that the exclusivity would automatically terminate if NexPoint failed to meet certain hurdles by certain definitive dates during that period, which hurdles included agreeing to maintain its price range of $17.00 to $17.50 per common share throughout the exclusively period, agreeing to a reverse termination construct involving its Series A Preferred Stock economics as collateral, completing its due diligence, and providing executed commitment letters for its equity and debt financing.

Between July 1, 2020 and July 21, 2020, representatives of King & Spalding and NexPoint’s outside legal counsel Winston & Strawn continued to exchange drafts of the merger agreement and related transaction documents and negotiated open terms. Representatives of the Company and NexPoint spoke several times to discuss the progress of the due diligence efforts related to the proposed transaction and various open transaction points, including matters related to the ability of the Company to solicit offers pursuant to a “go-shop” provision following execution of the merger agreement, as well as the amounts and related triggers for payment of a break fee.
On July 21, 2020, NexPoint failed to meet three hurdles required for continued effectiveness of the exclusivity agreement with the Company and exclusivity expired.
On July 22, 2020, Mr. McGraner contacted Mr. Good to inform him that NexPoint was able to narrow its price range to $17.10 to $17.20 per common share.
Later that day, Mr. McGraner informed Mr. Good that NexPoint’s primary equity financing source would require an additional 30 days to issue an equity commitment in connection with the proposed transaction and that Mr. McGraner expected that NexPoint would finalize its debt commitments within 30 days as well. Mr. Good noted he would inform the Transaction Committee of NexPoint’s updated timeline but expressed his view that the delays would not be acceptable to the Transaction Committee, that the Company’s obligation to continue exclusive negotiations with NexPoint had expired and that the Company may decide to cease negotiations and focus on its stand-alone strategy, which could include pursuing additional equity capitalization. Mr. McGraner reiterated that NexPoint was continuing to work hard to secure financing for the potential transaction. Later that day, Mr. McGraner called Mr. Good and indicated that NexPoint intended to request and expected to receive approval from several of NexPoint’s closed-end funds for a full backstop of the equity financing component of the proposed acquisition. That night, Mr. McGraner informed Mr. Good that such approval had been obtained.
Over the course of the next few days, the parties continued the due diligence investigation, King & Spalding and Winston & Strawn continued to negotiate the terms of the merger agreement, and the Transaction Committee received regular updates from Mr. Good and representatives of King & Spalding and Jefferies with respect to the status of negotiations with NexPoint and the status of the draft merger agreement.
On July 29, 2020, Mr. McGraner informed Mr. Good that NexPoint had not yet received the requisite debt financing commitment required under the merger agreement and that such commitments would not be received until mid-August at the earliest, but that Mr. McGraner and Mr. Dondero had discussed seeking financing for the entire transaction from several of NexPoint’s closed-end funds and its affiliate. Mr. Good informed Mr. McGraner that he would not support, and did not believe the Transaction Committee would support, waiting until mid-August for a debt commitment, and requested that Mr. McGraner seek a financing commitment from the NexPoint closed-end funds if NexPoint desired to move forward with the transaction. Later that day, Mr. McGraner informed Mr. Good that NexPoint had requested a commitment from several of NexPoint’s closed-end funds for financing of the entire acquisition price, subject to the Company’s willingness to release the closed-end funds and affiliate from such commitment to the extent it was replaced by alternative financing acceptable to the Company.
On July 30, 2020, Mr. Good participated in a telephonic meeting with representatives of Jefferies and King & Spalding. Mr. Good described his discussions with Mr. McGraner on July 29, 2020. King & Spalding discussed the draft merger agreement, particularly the changes proposed by NexPoint concerning deal protections. Mr. Good directed representatives of Jefferies to propose to representatives of NexPoint an acquisition price of $17.30 per common share. Representatives of Jefferies then communicated that price to representatives of NexPoint.
Later that day, Mr. Good communicated the counter proposal on certain deal protection provisions to Mr. McGraner, which included, among other things, a 45-day Go-Shop Period for soliciting competing offers. Shortly following that communication, Mr. McGraner informed Mr. Good that NexPoint would agree to a purchase price of $17.30 per common share provided that the Company would agree to reimburse NexPoint’s expenses up to a cap of $5 million in the event the Company’s stockholders voted against the proposed transaction or in the event the Company breached the merger agreement such that the requisite closing conditions were unable to be satisfied.

Also on July 30, 2020, Mr. Good spoke with the chief executive officer of Party F by telephone. During the call, the chief executive officer of Party F expressed Party F’s interest in providing capital to the Company for the purpose of refinancing the Company’s balance sheet. The chief executive officer of Party F did not raise the possibility of pursuing a strategic transaction with the Company at that time. Mr. Good subsequently informed the Transaction Committee of his conversation with the Party F representative. There were no further communications between the Company and Party F and their respective representatives.
On July 31, 2020, the Transaction Committee held a telephonic meeting, together with representatives of Jefferies and King & Spalding, to discuss and review the draft merger agreement and related transaction documents. Representatives of King & Spalding reviewed the duties of the directors and the terms of the draft merger agreement. Representatives of Jefferies reviewed with the board of directors certain preliminary valuation analyses of the consideration proposed in the merger. Following extensive discussions, the Transaction Committee instructed management and the advisors to continue negotiating the terms of a potential transaction.
On the morning of August 2, 2020, Mr. McGraner informed Mr. Good that the independent directors of several of NexPoint’s affiliated closed-end funds and the board of directors of one of its publicly traded affiliates had approved an equity commitment sufficient to fund the entire proposed merger consideration. After receiving such approvals, on the evening of August 2, 2020, the Transaction Committee held a telephonic meeting, together with representatives of Jefferies and King & Spalding, to discuss and review the draft merger agreement and to consider the proposed transaction. After receiving such approvals, on the evening of August 2, 2020, the Transaction Committee held a telephonic meeting, together with representatives of Jefferies and King & Spalding, to discuss and review the draft merger agreement and to consider the proposed transaction. Representatives of King & Spalding provided a presentation regarding the terms of the draft merger agreement and other transaction documents and reviewed with the directors their duties in connection with their consideration and potential approval of the transaction with NexPoint. Representatives of Jefferies again reviewed with the directors Jefferies’ financial analyses of the consideration proposed in the merger. Following extensive discussion, the Transaction Committee unanimously resolved to recommend the merger agreement and the transactions contemplated by the merger agreement to the board of directors. Immediately following this approval, a telephonic meeting of the full Company board of directors was convened and Mr. Dondero, the Series A Preferred director, joined the meeting along with the Transaction Committee. Representatives of King & Spalding led a discussion on the interests of directors and executive officers in the merger agreement that are different from, or in addition to, Company stockholders generally, including the earn-out consideration payable to executives upon a change in control pursuant to the Internalization. Representatives of Jefferies then delivered to the board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated August 2, 2020, to the effect that as of such date, and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken set forth in Jefferies’ written opinion, the merger consideration to be received by holders of the Company’s common shares was fair, from a financial point of view, to such holders. Following these presentations and discussions and receipt of the recommendation of the Transaction Committee, the Company board of directors unanimously (a) approved and declared advisable and in the best interests of the Company and the Company’s stockholders the merger, the merger agreement and the other transactions contemplated by the merger agreement, and (b) resolved to recommend that the Company stockholders vote to approve the merger and the other transactions contemplated by the merger agreement.
Between August 2, 2020 and August 3, 2020, the parties completed the transaction documents.
On the morning of August 3, 2020, the parties executed and delivered the merger agreement and other transaction documents, and the Company and NexPoint issued a joint press release publicly announcing the transaction.
On August 3, 2020, the Go-Shop Period (as further described under the section entitled “The Merger Agreement—Restriction on Solicitation of Company Acquisition Proposals” on page 80) commenced and it expired at 11:59 p.m. New York Time on September 17, 2020. During this period, at the direction of the Company, representatives of Jefferies broadly and actively solicited company acquisition proposals from third parties, ultimately approaching 57 parties to determine their interest in exploring a potential transaction. Of those parties contacted, 18 executed confidentiality agreements with the Company during the Go-Shop Period and were granted access to an electronic data room containing confidential information regarding the Company and its business. However, no company acquisition proposals were received during the Go-Shop Period.
On September 17, 2020, the 45-day Go-Shop Period expired and as of the date of this filing, no company acquisition proposals were received. While the Go-Shop Period has expired, a third-party may still submit a company acquisition proposal for consideration by the Board of the Company. Under the terms of the merger agreement, after the expiration of the Go-Shop Period on September 17, 2020, the Company is subject to a customary “no-shop” provision regarding its and its representatives' ability to solicit company acquisition proposals from third parties or to provide them with confidential information.
Reasons for the Mergers
In reaching its decision to approve the merger agreement, declare the merger agreement and the transactions contemplated by the merger agreement, including the merger, to be advisable and in the best interests of the Company and our stockholders and to recommend approval of the merger and the other transactions contemplated by the merger agreement to our stockholders, the board of directors consulted with the Company’s senior management team, as well as our financial and legal advisors, and considered a number of factors, including the following material factors which the board viewed as supporting its decision to approve the merger agreement, declare the merger agreement and the transactions contemplated by the merger agreement, including the merger, to be advisable and in the best interests of the Company and our stockholders and to recommend approval of the merger and the other transactions contemplated by the merger agreement to our stockholders:
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the current and historical trading prices of our common shares, and the fact that the merger consideration of $17.30 per share in cash represents a premium of approximately 27.4%, 23.7% and 30.9% over the 30-day, 60-day and 90-day volume-weighted average share prices ending July 31, 2020, the last trading day before we entered into the merger agreement;

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the fact that the merger consideration was the result of arm’s-length negotiations and that we negotiated price increases by NexPoint Advisors and Parent from their initial expression of interest at a price of approximately $17.10 - $17.20 per share, and the board’s belief that the merger consideration was the maximum price that NexPoint Advisors and Parent were willing to pay;

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the board’s belief that, in light of other negotiations conducted with interested parties as detailed in “Background of the Merger,” Parent was the party likely to offer the highest value for the common shares of the Company;

•
uncertainty regarding the expected scope and duration of the impacts of COVID-19, as well as other unusual current macroeconomic and geopolitical factors, on the Company’s access to and cost of capital, operations and go-forward business plan;

•
the limited interest other REITs operating in the self-storage sector would likely have in acquiring the Company’s portfolio in light of its significant amount of lease-up that would need to be completed for the development properties, as well as the fact that despite inquiries from, and discussions with, certain other parties, representatives of those parties indicated that they were not interested in an acquisition of the Company on terms they believed would be acceptable to us or at all, and no other potential purchaser submitted an indication of interest for an acquisition of the Company;

•
the board’s belief that soliciting other potential buyers in a widely conducted process could jeopardize the availability of NexPoint Advisors’ proposal as well as potentially damage the Company’s ability to execute a standalone business plan if an acceptable transaction did not materialize;

•
the fact that prior to the No-Shop Period Start Date, our board of directors and its advisors are permitted to solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that could constitute an acquisition proposal from a person other than Parent, and are permitted to terminate the merger agreement to accept a Superior Proposal from such person as long as the Company pays the applicable termination fee to Parent and complies with certain other procedures in the merger agreement, as more fully described under “The Merger Agreement—The ‘Go-Shop’ Period”;
•
the Company’s right under the merger agreement, in response to unsolicited acquisition proposals during the period from and after the No-Shop Period Start Date, to furnish information to and conduct negotiations with third parties in certain circumstances;

•
the board’s right, under the merger agreement, to withhold, withdraw, modify or qualify its recommendation that our stockholders vote to approve the merger and the other transactions contemplated by the merger agreement under certain circumstances, subject to payment of a termination fee if Parent elects to terminate the merger agreement in such circumstances;

•
the Company’s right to terminate the merger agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a superior proposal if the board of directors determines in good faith, after consultation with outside legal counsel and financial advisors, taking into account any changes to the merger agreement proposed in writing by Parent, that the superior proposal continues to constitute a superior proposal, upon payment of a termination fee;

•
the fact that in certain circumstances a lower termination fee of $16 million (or approximately $0.69 per outstanding common share), representing approximately 3.5% of the Company’s equity value, will be payable by the Company, and that the termination fee of $25.6 million, representing approximately 5.6% of the Company’s equity value, was viewed by the board of directors, after consultation with our legal and financial advisors, as reasonable under the circumstances and not likely to preclude any other party from making a competing acquisition proposal;

•
the fact that the merger consideration is a fixed cash amount, providing our stockholders with certainty of value and liquidity immediately upon the closing of the merger, in comparison to the risks, uncertainties and longer potential timeline for realizing equivalent value from the Company’s standalone business plan or possible strategic alternatives involving transactions in which all or a portion of the consideration would be payable in equity or involving portfolio transactions particularly in light of the impact of COVID-19 on development and lease up timetables for completed, non-stabilized assets and development properties;

•
the board’s knowledge of the business, operations, financial condition, earnings and prospects of the Company, as well as its knowledge of the current and prospective environment in which the Company operates, including economic and market conditions;

•	the risks and uncertainties of remaining as an independent public company, including:
○	being able to expand the size of the Company’s portfolio of self-storage assets through development and acquisitions;
○	the Company’s ability to compete with other self-storage companies without an internal property management platform;
○
impacts on stabilization timeframes for the Company’s development assets in light of current levels of supply in the self-storage industry and the impact of delays in stabilization on the Company’s growth prospects;

○	alternative financing sources for developers that compete with the Company, which financing sources may have better access to capital than the Company at more attractive terms; and
○	uncertainty with respect to access to debt and equity capital markets given the Company’s relative market capitalization as compared to its publicly traded self-storage industry peers;

•
the belief that the merger is more favorable to the Company’s stockholders than other strategic alternatives available to the Company, including remaining as an independent public company, the feasibility of such alternatives and the significant risks and uncertainties associated with pursuing such alternatives;

•
the likelihood that the mergers would be completed based on, among other things, the absence of a financing condition and the $32 million reverse termination fee payable to the Company if the merger agreement is terminated in certain circumstances, which payment is secured by the ability of the Company to offset such fee against other amounts owed by the Company to the equity owners of Parent as described under “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company”;

•
the fact that Jefferies delivered its oral opinion, subsequently confirmed in writing, that, as of August 2, 2020 and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken set forth in the written opinion, the merger consideration to be received by holders of Company common shares pursuant to the merger agreement was fair from a financial point of view to such holders (see “—Opinion of Our Financial Advisor”);

•
the terms and conditions of the merger agreement, which were reviewed by the board of directors with our financial and legal advisors, and the fact that such terms were the product of arm’s-length negotiations between the parties;

•
the fact that the merger would be subject to the approval of our stockholders, and our stockholders would be free to reject the merger by voting against the merger for any reason, including if a higher offer were to be made prior to the stockholders’ meeting (in certain cases subject to payment by the Company of a $25.6 million termination fee if the Company subsequently were to enter into a definitive agreement relating to, or to consummate, an acquisition proposal), subject to our responsibility to reimburse NexPoint Advisors for its out-of-pocket expenses up to $5 million in the aggregate; and

•
the other terms of the merger agreement, including the conditions to the closing of the mergers, which other terms include: the merger agreement does not contain a financing condition with respect to any financing by Parent; the merger agreement requires Parent to use its reasonable best efforts to obtain any necessary regulatory approvals, subject to certain limitations described in the section entitled “The Merger Agreement—Regulatory Matters”; and the outside date under the merger agreement on which either party, subject to specified exceptions, can terminate the merger agreement, should provide sufficient time to consummate the mergers.

The board of directors also considered the following potentially negative factors in its consideration of the merger agreement and the merger:
•
the limitations on our ability to solicit competing acquisition proposals after the No-Shop Period Start Date and the possibility that the $25.6 million termination fee (or $16 million termination fee under certain circumstances) payable by us upon the termination of the merger agreement under certain circumstances could discourage other potential bidders from making a competing bid to acquire us;

•
the fact that the merger consideration represents a discount of approximately 16% to the highest share price of our common shares over the 52-week period ended July 31, 2020, of $20.60 per share, which occurred on February 14, 2020;

•	the fact that, following the merger, the Company will no longer exist as an independent public company and our existing stockholders will not participate in our future earnings or growth;
•
the fact that the merger agreement does not permit our board of directors to authorize, declare or pay dividends with respect to our common shares during the term of the merger agreement without the consent of Parent, and that we have agreed to suspend our practice of declaring and paying quarterly dividends to our common stockholders;

•	the fact that the mergers might not be consummated in a timely manner or at all, due to a failure of certain conditions to the closing of the mergers;
•
the fact that if any of Parent or Parent OP fails to satisfy its obligations under the merger agreement, we will only be entitled to specifically enforce the merger agreement or the equity commitment letter in certain instances, and that if debt financing (if any)fails to close, our exclusive remedy, available if the merger agreement is terminated in that instance, would be limited to a reverse termination fee payable by Parent in the amount of $32 million (the payment of which may be offset by the Company against other amounts owed by the Company to the equity owners of Parent);

•
the restrictions on the conduct of our business prior to the completion of the mergers, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the mergers;

•	the fact that an all-cash merger would be taxable to our stockholders for U.S. federal income tax purposes;
•
the fact that, under Maryland law and the Company’s charter, our stockholders are not entitled to appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the merger;

•
the significant costs involved in connection with entering into the merger agreement and completing the mergers and the substantial time and effort of management required to consummate the mergers and related disruptions to the operation of our business;

•
the fact that the announcement and pendency of the transactions contemplated by the merger agreement, the failure to complete the mergers, and/or actions that the Company may be required, or NexPoint Advisors may be permitted, to take under the merger agreement, could have an adverse impact on our existing and prospective business relationships with tenants and other third parties and on our employees; and

•
the fact that some of our directors and executive officers have interests in the mergers that are different from, or in addition to, our stockholders generally (see “—Interests of Our Directors and Executive Officers in the Mergers”).

The foregoing discussion of the factors considered by the board of directors is not intended to be exhaustive, but rather includes the material factors considered by the board. In reaching its decision approve the merger agreement, declare the merger agreement and the transactions contemplated by the merger agreement, including the merger, to be advisable and in the best interests of the Company and our stockholders and to recommend approval of the merger and the other transactions contemplated by the merger agreement to our stockholders, the board of directors did not quantify or assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors. The board of directors did not reach any specific conclusion with respect to any of the factors or reasons considered.
The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contain forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Recommendation of Our Board of Directors
Our board of directors has unanimously approved the merger agreement and declared the merger agreement and the transactions contemplated by the merger agreement, including the merger, to be advisable and in the best interests of the Company and our stockholders. Our board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger and the other transactions contemplated by the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.
Forward-Looking Financial Information
As a matter of general practice, due to the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections, we do not publicly disclose detailed projections as to our anticipated financial position or results of operations, other than providing, from time to time, estimated ranges for the then- current fiscal year of certain expected financial results and operational metrics in our regular earnings press releases and other investor materials.
However, in connection with the evaluation of a possible transaction, our management prepared and provided to our board of directors certain forward-looking financial information for the Company on a consolidated basis for 2020 through 2024 (which we refer to as the 2020 through 2024 projected financial information), which is summarized below. Such projections were also provided to Jefferies for use in connection with its financial analyses and fairness opinion as well as to our board of directors. In addition, certain projected financial information for the 2020 fiscal year was provided to NexPoint Advisors in connection with its due diligence review.
These financial projections were not intended for public disclosure, and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles, or GAAP. Neither our independent registered public accounting firm nor any other independent accountants have audited, compiled or performed any procedures with respect to the projections nor expressed an opinion or any form of assurance on the financial projections or their achievability, and they assume no responsibility for, and disclaim any association with, such financial projections. A summary of the financial projections is included in this proxy statement only because the financial projections were made available to our board of directors, Jefferies and NexPoint Advisors as described in this proxy statement. The inclusion of the financial projections in this proxy statement does not constitute an admission or representation by us that the information is material.
In the view of our management, the financial projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding our future financial performance at the time they were prepared. The financial projections have been included only to reflect information made available at the time of certain events and decisions to our board of directors, Jefferies and NexPoint Advisors, are not facts and should not be relied upon as indicative of actual future results, and you are cautioned not to rely on the financial projections. Some or all of the assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. None of the Company, NexPoint Advisors nor any of our or their respective affiliates, advisors or other representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the financial projections. None of the Company, NexPoint Advisors nor any of their respective affiliates has or intends to, and each of them disclaims any obligation to, update, revise or correct the financial projections if any or all of them have become or become inaccurate (even in the short term) since the time of their preparation. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date.
The financial projections do not reflect changes in general business or economic conditions since the time they were prepared, changes in our businesses or prospects since the time they were prepared, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared, and the financial projections are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below and should not be regarded as a representation that the financial forecasts will be achieved. The projections also reflect assumptions as to certain business decisions that are subject to change. In addition, our future financial performance may be affected by our ability to successfully implement a number of initiatives to improve our operations and financial performance and our ability to achieve strategic goals, objectives and targets over the applicable periods.

Because the financial projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The financial projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The financial projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results. For additional information on factors that may cause our future financial results to materially vary from the projected results summarized below, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 21. Accordingly, there can be no assurance that the projected results summarized below will be realized or that actual results will not differ materially from the projected results summarized below, and the financial projections cannot be considered a guarantee of future operating results and should not be relied upon as such. Neither we nor our affiliates or advisors or any other person has made any representation to any of our stockholders or any other person regarding our actual performance compared to the results included in the financial projections. We have not made any representation to NexPoint Advisors or its affiliates, in the merger agreement or otherwise, concerning the projections.
The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in our public filings with the SEC. The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the mergers. Further, the financial projections do not take into account the effect of any failure of the mergers to be consummated and should not be viewed as accurate or continuing in that context.
Financial Projections
The following table summarizes the financial projections of the Company on a consolidated basis that were provided to our board of directors, Jefferies and NexPoint Advisors in connection with the evaluation of a possible transaction.
Summary of the 2020 through 2024 Projected Financial Information
	Projections(1)
	Twelve Months Ending December 31
	2020	2021	2022	2023	2024
Income Statement
Owned Net Operating Income(2)	$9.6	$21.6	$38.5	$51.4	$58.0
EBITDA(3)	$24.0	$28.4	$40.3	$48.7	$53.6
Net Income	$(79.2)	$(1.9)	$15.3	$23.9	$30.5
Unlevered Free Cash Flow(4)	$38.3	$(43.4)	$23.6	$37.1	$53.4
Funds From Operations (“FFO”)(5)	$(52.2)	$0.60	$23.7	$37.0	$43.4
FFO / Share(6)	$(2.08)	$0.02	$0.62	$0.93	$1.07
(1)	Dollar amounts in millions, except per share values.
(2)	Owned Net Operating income is defined as owned operating revenue less owned property expenses.
(3)
EBITDA represents the Company’s Owned Net Operating Income, plus interest income, other income and joint venture income (excluding depreciation and amortization), less general and administrative expenses, management fees and incentive fees.

(4)
Unlevered Free Cash Flow represents EBITDA less stock-based compensation expenses, acquisition and capital additions, interest accrual adjustment and cash funding, plus loan repayments and external sales and plus other non-cash expenses.

(5)	FFO represents the Company’s Net Income plus depreciation and amortization (including joint ventures), less total fair market value gain / (loss) (including joint ventures) and realized gain.
(6)
FFO / Share is calculated as FFO divided by the projected number of weighted average shares outstanding, as adjusted for the dilutive impact of share-based compensation ((i) 25.1 million shares outstanding as of 2020, (ii) 31.8 million shares outstanding as of 2021, (iii) 38.1 million shares outstanding as of 2022, (iv) 39.7 million shares outstanding as of 2023 and (v) 40.6 million shares outstanding as of 2024).

Certain of the above financial projections above were not prepared in accordance with GAAP, including Net Operating Income, EBITDA, Unlevered Free Cash Flow, FFO and FFO / Share. We use these non-GAAP financial measures in analyzing our financial results and believe that they enhance investors’ understanding of our financial performance and the comparability of our results to prior periods, as well as against the performance of REITs. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company’s calculation of non-GAAP financial measures may differ from others in the industry and Owned Net Operating Income, EBITDA, Unlevered Free Cash Flow, FFO and FFO / Share are not necessarily comparable with similar titles used by other companies. The GAAP and non-GAAP financial measures used in the financial projections were relied upon by Jefferies for purposes of its fairness opinion and by our board of directors in connection with its consideration of the mergers. Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of the financial measures included in the financial projections above.
We do not intend to update or otherwise revise the above financial projections to reflect circumstances existing after the date when they were prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such unaudited prospective financial information are no longer appropriate.
Opinion of our Financial Advisor
Fairness Opinion of Jefferies
Pursuant to an engagement letter, the Company retained Jefferies to provide it with financial advisory services in connection with any possible sale, disposition or other business combination and an opinion as to the fairness, from a financial point of view, of the merger consideration to be received by holders of the Company’s common stock in connection with the mergers. At a meeting of our board of directors held on August 2, 2020, Jefferies rendered its oral opinion, confirmed by delivery of a written opinion dated August 2, 2020 to our board of directors to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken set forth in Jefferies’ opinion, the merger consideration of $17.30 per share in cash to be received by holders of shares of the Company’s common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.
The full text of the written opinion of Jefferies, dated as of August 2, 2020, is attached to this proxy statement as Annex B. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies in rendering its opinion. The Company encourages you to read the opinion carefully and in its entirety. Jefferies’ opinion is directed to our board of directors and addresses only the fairness, from a financial point of view, of the merger consideration of $17.30 per share in cash to be received by holders of shares of the Company’s common stock pursuant to the merger agreement as of the date of the opinion. It does not address any other aspects of the mergers and does not constitute a recommendation as to how any holder of shares of the Company’s common stock should vote on the merger or any matter related thereto. The summary of the opinion of Jefferies set forth below is qualified in its entirety by reference to the full text of the opinion.
In arriving at its opinion, Jefferies, among other things:
(i)	reviewed a draft dated August 1, 2020 of the merger agreement;
(ii)	reviewed certain publicly available financial and other information about the Company and Parent;
(iii)	reviewed certain information furnished to Jefferies by the Company’s management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;
(iv)	held discussions with members of senior management of the Company and Parent concerning the matters described in clauses (ii) and (iii) above;
(v)	reviewed the share trading price history and valuation multiples for the Company’s common stock and compared them with those of certain publicly traded companies that Jefferies deemed relevant;

(vi)	compared the proposed financial terms of the mergers with the financial terms of certain other transactions that we deemed relevant; and
(vii)	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.
In Jefferies’ review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. In its review, Jefferies relied on assurances of the management of the Company that management was not aware of any facts or circumstances that would make such information inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did Jefferies conduct a physical inspection of any of the properties or facilities of, the Company. Jefferies did not assume any responsibility to obtain any such evaluations or appraisals.
With respect to the financial forecasts provided to and examined by Jefferies, Jefferies’ opinion noted that projecting future results of any company is inherently subject to uncertainty. The Company informed Jefferies, however, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. Jefferies expressed no opinion as to the Company’s financial forecasts or the assumptions on which they were made.
Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of its opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies’ opinion of which Jefferies became aware after the date of its opinion. The credit, financial and stock markets have experienced and may continue to experience volatility and Jefferies expresses no view or opinion as to any potential effects of such volatility on the Company or the mergers.
Jefferies made no independent investigation of any legal or accounting matters affecting the Company, and Jefferies assumed the correctness in all respects material to Jefferies’ analysis of all legal and accounting advice given to the Company and the board of directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the merger agreement to the Company and its stockholders. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the mergers to any holder of the Company’s common stock. In rendering its opinion, Jefferies assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by it. Jefferies also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the mergers, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company, or the contemplated benefits of the mergers.
Jefferies’ opinion was for the use and benefit of the board of directors in its consideration of the merger, and Jefferies’ opinion did not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor did it address the underlying business decision by the Company to engage in the mergers or the terms of the merger agreement or the documents referred to therein. Jefferies’ opinion does not constitute a recommendation as to how any holder of shares of the Company’s common stock should vote on the merger or any matter relating thereto. In addition, Jefferies was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than holders of shares of the Company’s common stock. Jefferies expressed no opinion as to the price at which the shares of the Company’s common stock will trade at any time. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the mergers relative to the merger consideration to be received by holders of shares of the Company’s common stock. Jefferies’ opinion was authorized by the Fairness Committee of Jefferies LLC.
In preparing its opinion, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description.
Jefferies believes that its analyses must be considered as a whole. Considering any portion of Jefferies’ analyses or the factors considered by Jefferies, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Jefferies’ opinion. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described below should not be taken to be Jefferies’ view of the Company’s actual value. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on the application of Jefferies’ own experience and judgment.
In performing its analyses, Jefferies made numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which are beyond the Company’s and Jefferies’ control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the per share value do not purport to be appraisals or to reflect the prices at which shares of the Company’s common stock may actually be sold. The analyses performed were prepared solely as part of Jefferies’ analysis of the fairness, from a financial point of view, of the merger consideration of $17.30 per share in cash to be received by holders of shares of the Company’s common stock pursuant to the merger agreement, and were provided to the board of directors in connection with the delivery of Jefferies’ opinion.
The following is a summary of the material financial and comparative analyses performed by Jefferies in connection with Jefferies’ delivery of its opinion and that were presented to the board of directors at its meeting on August 2, 2020. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. The following summary does not purport to be a complete description of the financial analyses performed by Jefferies. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 2, 2020 and is not necessarily indicative of current or future market conditions.
Selected Public Company Analysis
Using publicly available information and information provided by the Company, Jefferies analyzed the trading multiples of the Company and the corresponding trading multiples of the following five public company self-storage REITs in the U.S., which are collectively referred to as the “Selected Companies”:
•	CubeSmart
•	Extra Space Storage Inc.
•	Life Storage, Inc.
•	National Storage Affiliates Trust
•	Public Storage

In its analysis, Jefferies derived and compared multiples for the Company and the Selected Companies, calculated as follows:
•	the enterprise value divided by estimated EBITDA for calendar year 2022, which is referred to as “Enterprise Value/2022E EBITDA”; and
•	the equity value divided by estimated funds from operations, or FFO, for calendar year 2022, which is referred to as “Equity Value/2022E FFO”.
This analysis indicated the following:
Selected Companies Multiples
	Low	Median	Mean	High
Enterprise Value/2022E EBITDA	18.2x	19.7x	19.7x	22.1x
Equity Value/2022E FFO	16.1x	18.2x	18.2x	20.4x
Using the reference ranges for the benchmarks set forth below and the Company’s estimated EBITDA for calendar year 2022, Jefferies determined implied enterprise values for the Company, Jefferies subtracted total debt and preferred equity and added cash and cash equivalents to the implied enterprise value for the Company to determine implied equity value. In addition, using the reference ranges for the benchmarks set forth below and the Company’s estimated FFO for calendar year 2022, Jefferies determined implied equity value for the Company. After accounting for the vesting of stock awards, these analyses indicated the ranges of implied values per share set forth opposite the relevant benchmarks below, compared, in each case, to the merger consideration of $17.30 per share of the Company’s common stock:
Selected Companies Reference Ranges and Implied Price Ranges
Benchmark	Reference Range	Implied Price Range
Enterprise Value/2022E EBITDA	18.5x — 20.5x	$12.04 — $15.09
Equity Value/2022E FFO	17.0x — 19.0x	$10.59 — $11.84
No company utilized in the selected public company analysis is identical to the Company. In evaluating the Selected Companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company’s and Jefferies’ control.

Selected Precedent Transactions Analysis
Using publicly available information, Jefferies examined the following sixteen company or portfolio transactions over the last nine years that Jefferies considered generally relevant for the purposes of analysis, collectively referred to as the “selected transactions”. The selected transactions considered and the month and year each transaction was announced are as follows:
Transaction Date	Acquiror	Seller
June 2019	Extra Space Storage	Prudential Real Estate Investors / Storage Post
January 2019	Strategic Storage Trust II	Strategic Storage Growth Trust
July 2018	National Storage Affiliates, Heitman Capital	Simply Self Storage Management
May 2018	ASB Capital Management	William Warren Group, Carlyle Group
September 2017	Prime Storage Group	Storage Investment Management
June 2017	Life Storage	Spensa Development Group
December 2016	Strategic Storage Trust II	Mindful Capital Group
November 2016	National Storage Affiliates	Kayne Anderson
October 2016	National Storage Affiliates, Heitman Capital	iStorage
August 2016	National Storage Affiliates	W.P. Carey
July 2016	Sovran Self Storage	LifeStorage
June 2016	Strategic Storage Trust II	Mindful Capital Group
October 2015	Extra Space Storage	SmartStop Self Storage
June 2014	Public Storage	Veritage Management
October 2013	Public Storage	Morningstar Properties, Harrison Street
October 2011	Cubesmart	Storage Deluxe
Jefferies reviewed the price per square foot based on the consideration paid or proposed to be paid in the selected transactions. The analysis indicated that the high and low price per square foot of the selected transactions was $350 and $96 respectively and the weighted average price per square foot of the selected transactions was $183, and based on the results of this analysis, Jefferies applied a price per square foot range of $175 to $200 to the projected owned net rentable square feet as of December 31, 2024 and determined the implied gross value of the real estate of the Company. To determine the implied net value of the real estate of the Company, Jefferies subtracted from the gross real estate value the total expected funding costs, preferred equity, net debt and other non-debt liabilities (including dividends payable) and added total expected repayments on investments and other non-cash assets. After accounting for the vesting of stock awards, this analysis indicated a range of implied values per share of approximately $12.65 to $17.17, compared to the merger consideration of $17.30 per share of the Company’s common stock.
Net Asset Value Analysis
Jefferies performed a net asset value analysis. Using the Company’s financial projections Jefferies reviewed the cash flow for owned properties and development investments, and projected fair value of development investments, to estimate the gross value of real estate and development investments. The terminal value of owned real estate was estimated by applying a range of exit capitalization rates of 5.1% to 5.5% for the Company’s owned and acquired real estate assets to the Company’s estimated net operating income attributable to such real estate assets for fiscal year ending December 31, 2024, which range was selected by Jefferies in its professional judgment, which, when added to the present value of the fair market value of development investments held as of December 31, 2024 and added to the present value of net cash flows from wholly-owned real estate and development investments through December 31, 2024 discounted at a rate of 9.5% to 10.8%, resulted in a range of implied gross values for the Company’s real estate and development investments of approximately $814 million to $912 million. For reference, the median capitalization rate of the Selected Companies was 5.3%. These values were then adjusted to add other non-cash assets of approximately $16 million, and to subtract net debt, preferred equity and other liabilities of approximately $448 million to determine implied net asset value of the Company’s real estate and development investments. After accounting for the vesting of stock awards, this analysis indicated a range of implied values per share of approximately $14.44 to $18.16, compared to the merger consideration of $17.30 per share of the Company’s common stock.
Discounted Cash Flow Analysis
Jefferies performed a discounted cash flow analysis to estimate the present value of the unlevered free cash flows of the Company through the fiscal year ending December 31, 2024 using the Company’s financial projections, discount rates ranging from 9.5% to 10.8%, which range was selected by Jefferies in its professional judgment based on a weighted average cost of capital analysis of the Company and the Selected Companies, and EBITDA terminal value multiples ranging from 19.0x to 21.0x, derived for the Selected Companies described above. To determine the implied total equity value for the Company, Jefferies subtracted total debt and preferred equity and added cash and cash equivalents to the implied enterprise value for the Company. After accounting for the vesting of restricted stock awards, this analysis indicated a range of implied values per share of approximately $10.61 to $14.76, compared to the merger consideration of $17.30 per share of the Company’s common stock.
Other Factors
For reference purposes only, using publicly available information, Jefferies analyzed the premiums offered in 37 selected U.S. public company REIT sector transactions announced since April 10, 2015. For each of these transactions, Jefferies calculated the premium represented by the offer price over the seller company’s closing share price one day prior to the transaction’s announcement. This analysis indicated the following premiums for those time periods prior to announcement:
Premiums Paid Percentages
Time Period Prior to Announcement	25th Percentile	Median	75th Percentile
1-day unaffected premium	11.8%	15.6%	20.1%
Using a reference range based on the 25th percentile and the 75th percentile, Jefferies performed a premiums paid analysis using the closing prices per share of the Company’s common stock one business day prior to August 2, 2014, the last trading day prior to NexPoint publicly disclosing an offer to purchase the Company. After accounting for the vesting of stock awards, this analysis indicated a range of implied values per share of approximately $15.66 to $16.83, compared to the merger consideration of $17.30 per share of the Company’s common stock.
General
Jefferies’ opinion was one of many factors taken into consideration by our board of directors in making its determination to approve the mergers and should not be considered determinative of the views of the board of directors or management with respect to the mergers or the merger consideration. Jefferies was selected by the board of directors based on Jefferies’ qualifications, expertise and reputation. Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.
In connection with Jefferies’ services as the Company’s financial advisor, the Company has agreed to pay Jefferies an aggregate fee estimated as of the date of this proxy statement to be in the amount of approximately $6.3 million, $1.5 million of which was payable upon delivery of Jefferies’ opinion and the remainder of which is payable contingent upon consummation of the merger. The Company also has agreed to reimburse Jefferies for its reasonable expenses, including reasonable fees and expenses of its legal counsel, and to indemnify Jefferies and related parties against certain liabilities arising out of or in connection with its engagement. Jefferies has, in the past, provided financial advisory and financing services to the Company and has received fees for the rendering of such services. In the two years prior to the date of its opinion, Jefferies has received fees in the aggregate amount of approximately

$2.4 million for the rendering of financial advisory or advisory services to NexPoint. In addition, Jefferies has, in the past, provided financial advisory and financing services to a certain affiliate of NexPoint and has received $0.4 million in fees for the rendering of such services. In the ordinary course of business, Jefferies and its affiliates may trade or hold securities of the Company, NexPoint and/or their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Jefferies may seek to, in the future, provide financial advisory and financing services to the Company, NexPoint or entities that are affiliated with the Company or NexPoint, for which it would expect to receive compensation.
Jefferies was selected as the Company’s financial advisor in connection with the mergers because, among other things, Jefferies is an internationally recognized investment banking firm with substantial experience in merger and acquisition transactions and based on its familiarity with the Company’s business and industry. Jefferies is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.
Financing
In connection with the closing of the mergers, Parent will cause an aggregate of approximately $445 million to be paid to the holders of our common shares, including holders of Company equity awards (assuming that PSUs are accelerated on the basis of maximum performance), and the holders of Operating Company Units. In connection with the merger consideration payable to our preferred shares as described under “The Merger Agreement—Treatment of Common Shares, Preferred Shares and Equity Awards,” Parent will cause approximately $39 million to be paid to the holders of our Series B Preferred Shares. In addition, Parent has informed us that in connection with the closing of the mergers, Parent expects to cause all of our outstanding term loans and all of outstanding indebtedness under our revolving credit facility to be prepaid in full at the closing, unless the lenders under one or more of these arrangements consent to such debt remaining outstanding, or the Company refinances one or more of these arrangements in connection with the closing of the mergers. As of June 30, 2020, we had approximately $271.2 million in aggregate principal amount of consolidated indebtedness under our term loans and revolving credit facility.
Parent has informed us that it has received an equity commitment letter from the NexPoint Entities, providing for equity financing in connection with the mergers in an aggregate amount not to exceed $769.6 million and that it may seek to obtain additional debt and equity financing in connection with the mergers. The equity commitments contemplated by the equity commitment letter may be reduced on a pro rata, dollar-for-dollar basis in the event:
•
Parent obtains alternative equity or debt commitment letters that are, in each case, acceptable to us in our reasonable discretion, including with respect to the source of the financing and the conditionality in the relevant letter;

•
Parent’s entry into one or more credit agreements (excluding a commitment letter) that have been executed and delivered pursuant to an approved debt commitment letter with a financing source reasonably acceptable to us, which agreements provide funding that is subject only to the occurrence of the closing of the mergers and other customary “SunGard” or “certain funds” conditionality provisions reasonably acceptable to us; or

•
We obtain an amendment, amendment and restatement, waiver or consent under our existing revolving credit facility such that this facility remains in place and is available upon the closing of the mergers and related transactions.

The merger agreement does not contain a financing condition or a “market MAC” condition to the closing of the mergers. For more information, see “The Merger Agreement—Financing Cooperation” and “The Merger Agreement—Conditions to the Mergers.”

Interests of Our Directors and Executive Officers in the Mergers
General
In considering the recommendation of our board of directors to approve the merger and the other transactions contemplated by the merger agreement, our stockholders should be aware that our directors and executive officers have certain interests, including financial interests, in the mergers that are different from, or in addition to, the interests of our stockholders generally including (1) the consideration that they would receive with respect to their Company restricted share awards and PSU awards in connection with the mergers, (2) the consideration that certain executive officers would receive upon acceleration of Operating Company Units received as Earn-Out Consideration in the internalization in February 2020, (3) certain severance payments and benefits that may become payable upon a qualifying termination following the closing of the mergers and (4) potential conflicts of interest resulting from Mr. Dondero’s status as an affiliate of Parent and Parent OP. These interests may create potential conflicts of interest. Our board of directors was aware of these interests, which are described below, and considered them, among other matters, in reaching its decision to approve the merger and the other transactions contemplated by the merger agreement.
Management of the Surviving Company
Following the completion of the mergers, Mr. Good, the current Chief Executive Officer of the Company, will serve as the Chief Executive Officer of the Surviving Company. In addition, it is expected that certain other executive officers of the Company will continue employment with the Surviving Company following completion of the mergers. Mr. Good and the other executive officers of the Surviving Company will be compensated for their service with the combined company. The compensation and benefits programs applicable to the executive officers of the Surviving Company may differ from those currently applicable to the Company’s executive officers; however, no merger-related adjustments to such compensation and benefits programs have been determined as of the date of this proxy statement.
Treatment of Equity Awards
Restricted Share Awards. Pursuant to the merger agreement, immediately prior to the company merger effective time, all outstanding issuance and forfeiture conditions on each award of restricted common shares granted under a Company equity plan that is outstanding immediately prior to the company merger effective time (we refer to each as a Company restricted share award) will be deemed satisfied in full, subject to and conditioned upon the occurrence of the company merger, and at the company merger effective time such common shares will automatically be converted into the right to receive an amount in cash equal to the merger consideration, less any applicable withholding taxes, subject to and conditioned upon the occurrence of the company merger.
Performance Awards Units. Pursuant to the merger agreement, each PSU covering common shares outstanding immediately prior to the company merger effective time will be cancelled in exchange for a number of common shares equal to the number of PSUs that would vest based on the Company’s relative TSR performance (as defined in the applicable agreement governing such PSU), calculated as of the date of the company merger effective time (and with the last day of the applicable performance period being deemed to be the date of the company merger effective time), and such common shares will automatically be converted into the right to receive the per common share merger consideration, less any applicable withholding taxes subject to and conditioned upon the occurrence of the closing of the company merger.
Value of Payments. For an estimate of the value of the payments and benefits described above that would become payable to each of our executive officers in respect of their unvested equity awards, see “—Quantification of Potential Payments to Our Executive Officers in Connection with the Mergers” below. All of the outstanding Company share awards held by our non-employee directors are fully vested. The non-employee directors may receive compensation in the ordinary course of business consistent with past practice through the effective time of the mergers.
Executive Severance Benefits
Arrangements. We are party to employment agreements with each of John A. Good and Jonathan Perry that provide for the severance benefits described below upon a severance-qualifying termination of employment. In addition, the compensation committee of our board of directors approved the Jernigan Capital, Inc. Executive Severance Plan under which employees of the Company selected by the compensation committee, including Kelly P. Luttrell are eligible to receive certain benefits upon a severance-qualifying termination of employment. The severance benefits payable to each of Messrs. Good and Perry and Ms. Luttrell will be subject to the executive officer’s execution and non-revocation of a release of claims against the Company.
Messrs. Good and Perry. If the employment of Mr. Good or Mr. Perry is terminated by us without cause or if Mr. Good or Mr. Perry resigns with good reason, in either case during the 12 months following the effective time of the mergers, such executive officer would be entitled to receive (1) a cash severance payment equal to a multiple of 3 times the sum of his base salary, plus the average annual bonus earned by him in the two calendar years preceding the year of termination (or, in the case of Mr. Good, if the termination occurs in 2020, his 2020 Target Annual Bonus, and if the termination occurs in 2021, the average of his 2021 Target Annual Bonus and the annual bonus actually earned by him in 2020, annualized), which shall be payable in a lump sum within 60 days after termination, (2) an amount equal to the executive’s target bonus for the year of termination, prorated for the number of days in such calendar year ending on the executive’s termination date and payable in a lump sum within 60 days after termination, and (3) Company-subsidized COBRA continuation coverage (based on cost sharing levels in effect at termination) for up to 18 months, or, if he is not eligible for COBRA or if the coverage cannot be provided under the Company’s group health plan, a taxable monthly cash payment equal to the amount of the monthly contribution the Company would have made in respect of such COBRA coverage for a period of up to 18 months, in each case, subject to such executive’s delivery of a release of claims in favor of the Company.
Ms. Luttrell. If Ms. Luttrell’s employment is terminated by us without cause or she resigns with good reason, in either case, during the 12 months following the effective time of the mergers, Ms. Luttrell would be entitled to receive (1) a cash severance payment equal to a multiple of 2 times the sum of her base salary, plus the average annual bonus earned by her in the two calendar years prior to the year of termination, payable in a lump-sum within 60 days after termination, (2) an amount equal to Ms. Luttrell’s target bonus for the year of termination, prorated for the number of days in such calendar year ending on Ms. Luttrell’s termination date and payable in a lump sum within 60 days after termination, and (3) Company-subsidized COBRA continuation coverage (based on cost sharing levels in effect at termination) for up to 12 months, or, if she is not eligible for COBRA or if the coverage cannot be provided under the Company’s group health plan, a taxable monthly cash payment equal to the amount of the monthly contribution the Company would have made in respect of such COBRA coverage for a period of up to 12 months, in each case, subject to such executive’s delivery of a release of claims in favor of the Company.
Golden Parachute Excise Tax. The employment agreements with each of Messrs. Good and Perry and the severance plan covering Ms. Luttrell provide that if the payments and benefits provided to the executive officer in connection with the mergers would be subject to an excise tax by reason of Sections 4999 and 280G of the Internal Revenue Code, such benefits and payments will be reduced to the extent necessary to prevent any portion of the executive officer’s merger-related payments and benefits from becoming subject to such excise tax, but only if, by reason of that reduction, the net after-tax benefit received by the executive officer exceeds the net after-tax benefit the executive officer would receive if no reduction was made.
Restrictive Covenants. Pursuant to the terms of the employment agreements with each of Messrs. Good and Perry, Messrs. Good and Perry are subject to post-termination non-competition covenants for 18 months for Mr. Good and 12 months for Mr. Perry, and to a post-termination non-solicitation covenant with respect to employees and customers for 18 months for Mr. Good and 12 months for Mr. Perry, in addition to customary confidentiality and non-disclosure obligations. Pursuant to the severance plan covering Ms. Luttrell, she is subject to a post-termination non-competition covenant for 12 months, and to a post-termination non-solicitation covenant with respect to employees and customers for 12 months, in addition to customary confidentiality and non-disclosure obligations.

Value of Payments. For an estimate of the value of the severance payments and benefits described above that would become payable to each of our executive officers upon a severance-qualifying termination, see “—Quantification of Potential Payments to Our Executive Officers in Connection with the Mergers” below.
Operating Company Units Granted as Earn-Out Consideration in Connection with the Internalization Transactions
Under the terms of the Purchase Agreement, Manager, of which Messrs. Good and Perry are indirect beneficial owners, is entitled to receive 769,231 Operating Company Units, without regard to continued employment through the company merger effective time, having an aggregate value of approximately $13.3 million, assuming a price per Operating Company Unit equal to the merger consideration of $17.30 per Operating Company Unit. Under the terms of the Purchase Agreement, issuance of the Earn-Out Consideration would be triggered, if at all, upon the earlier of: (1) the Company’s common shares trading at or above a daily volume weighted price of $25.00 per share for at least 30 days during any trailing 365-day period prior to December 31, 2024 or (2) a “change of control” of the Company approved by our board of directors and our stockholders that occurs prior to December 31, 2024.
If the Earn-Out Consideration become issuable, Mr. Good will be entitled to 76,923 Operating Company Units, with an aggregate value of approximately, $1.3 million, and Mr. Perry will be entitled to 76,923 Operating Company Units, with an aggregate value of approximately, $1.3 million, in each case, assuming a price per Operating Company Unit equal to the merger consideration of $17.30 per Operating Company Unit.
Interests of Mr. Dondero as an Affiliate of Parent
Mr. Dondero, a member of our board of directors, is the founder and president of NexPoint Advisors, which is the entity that manages the holders of our Series A Preferred Stock, that beneficially owns approximately 439,264 common shares, and an affiliate of Parent and Parent OP, and Highland Capital Management Fund Advisors, a limited partnership that owns approximately 572,414 common shares and is an affiliate of Parent and Parent OP. Mr. Dondero was appointed to the board of directors by election of the holders of Series A Preferred Stock pursuant to the terms of the Articles Supplementary of the Company Designating the Rights and Preferences of the Series A Preferred Stock, dated as of July 27, 2016, as amended.
As an affiliate of NexPoint Advisors, Highland Capital Management Fund Advisors, Parent and Parent OP, Mr. Dondero has certain interests, including financial interests, in the mergers that are different from, or in addition to, the interests of our stockholders generally, including potential conflicts of interest. Our board of directors, cognizant to avoid any potential conflicts of interest of Mr. Dondero in connection with the mergers, formed a Transaction Committee consisting of Mr. Good, Mark Decker, Howard Silver, Harry Thie and Rebecca Owen to facilitate the board’s evaluation of potential transactions involving the Company, including the mergers.
Indemnification of Our Directors and Officers
The merger agreement provides that from and after the company merger effective time, the Surviving Company shall, and shall cause the Surviving OC, to the fullest extent permitted by applicable law, to indemnify, defend and hold harmless each of our and our subsidiaries’ current or former directors or officers and each fiduciary under our or our subsidiaries’ benefit plans (which persons we refer to as the indemnified persons), against all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, actions, suits, damages or liabilities or, subject to certain exceptions, amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the company merger effective time (whether asserted or claimed prior to, at or after the company merger effective time), including in connection with the consideration, negotiation and approval of the merger agreement, to the extent that such actions or omissions are based on or arise out of the fact that such indemnified person is or was a director, officer or fiduciary under benefit plans, including any payment by the Surviving Company or Surviving OC on behalf of or advancement to such indemnified person of any expenses incurred by such indemnified person in connection with enforcing any rights with respect to such indemnification and/or advancement (we refer to the foregoing as the indemnified liabilities). In addition, Parent shall, and shall cause the Surviving Company and the Surviving OC, to the fullest extent permitted by applicable law, to indemnify, defend and hold harmless each indemnified person against all indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the merger agreement (whether asserted or claimed prior to, at or after the company merger effective time).
The parties have agreed not to terminate or modify the obligations described above regarding indemnification of directors, officers and fiduciaries under benefit plans in such a manner as to adversely affect such indemnified persons, and such obligations must be assumed by any successor entity to the Surviving Company as a result of any consolidation, merger, dissolution or transfer of all or substantially all of its properties and assets.
The merger agreement also provides that prior to the company merger effective time, the Company will obtain and fully pay the premium for, and the Surviving Company shall cause to be maintained in full force and effect for at least six years following the company merger effective time, a “tail” prepaid insurance policy or policies on terms and conditions no less advantageous than our officers’ and directors’ liability insurance policies in effect on the date of the merger agreement. This requirement is subject to a maximum cost of 300% of our current annual premium paid for such insurance (which we refer to as the maximum cost). If the cost to maintain or procure such insurance coverage exceeds the maximum cost, the Surviving Company shall maintain or procure for such six-year period the most advantageous policies as can be reasonably obtained for the maximum cost. Additionally, the Surviving Company and the Surviving OC shall provide to the indemnified persons the same rights to exculpation, indemnification and advancement of expenses that are provided to the indemnified persons under our and our subsidiaries’ organizational documents in effect as of the date of the merger agreement, and the Surviving Company and the Surviving OC shall assume the contractual indemnification rights with any of our or our subsidiaries’ current or former directors, officers or employees pursuant to specified agreements in effect as of the date of the merger agreement.
Transaction Incentive Awards
The compensation committee of our board of directors may grant cash retention bonus awards or adopt a severance plan for non-executive officer employees with an aggregate value of up to $300,000 with approval from Parent. As of the date of this filing, no cash retention bonus awards have been granted to any of our executive officers and no such severance plan has been adopted.
Annual Bonuses
Immediately prior to the date of the effective time of the mergers, the compensation committee of our board of directors will determine (subject to Parent’s consent), the amount of annual bonuses payable to each of our employees (including the executive officers) in respect of the 2020 fiscal year in good faith in accordance with the terms of our annual bonus plans and otherwise in a manner consistent with past practice. Parent will pay those bonuses to our employees, subject to their continued employment through the payment date, at the time bonuses would otherwise be paid in the ordinary course of business consistent with past practice.
Quantification of Potential Payments to Our Executive Officers in Connection with the Mergers
The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of our named executive officers that is based on or otherwise relates to the mergers. For additional details regarding the terms of the payments described below, see the discussion under the caption “—Interests of Our Directors and Executive Officers in the Mergers” above.
The following table sets forth the amount of payments and benefits that may be paid or become payable to each of the named executive officers in connection with the mergers pursuant to all applicable compensation plans or agreements, assuming that the effective time of the mergers occurred on

September 11, 2020, which is the latest practicable date prior to the date of this filing and the assumed date of the effective time of the merger solely for purposes of this merger-related compensation disclosure and that each named executive officer incurs a severance-qualifying termination immediately upon the effective time of the mergers.
Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits($)(3)	Total ($)
John A. Good
Chief Executive Officer	2,846,107	1,300,867	18,076	4,165,050
Jonathan Perry
President and Chief Investment Officer	2,418,635	849,327	30,407	3,298,369
Kelly Luttrell
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	987,992	352,566	20,271	1,360,829
(1)
Cash severance consists of the following components, all of which are “double-trigger” benefits contingent upon the occurrence of a termination of the executive officer’s employment without cause or the executive officer’s resignation with good reason during the 12 months following the effective time of the mergers:

(a)
For Messrs. Good and Perry, (i) a multiple of three times the sum of the executive officer’s (x) base salary plus (y) the average annual bonus earned by him in the two calendar years preceding the year of termination (or, in the case of Mr. Good, his 2020 Target Annual Bonus, assuming a termination occurring in 2020 immediately upon the effective time of the mergers), payable in a lump sum within 60 days after termination, and (ii) a cash payment equal to the prorated annual bonus for the year of termination, payable in a lump sum within 60 days after termination; and

(b)
For Ms. Luttrell, a lump sum cash payment equal to the sum of (i) two times of the sum of her base salary and her average annual bonus earned in the two calendar years prior to the year of termination, payable in a lump sum within 60 days after termination, and (ii) a cash payment equal to the prorated annual bonus target for the year of termination, payable in a lump sum within 60 days after termination.

The amounts set forth in the table above and the table below are based on compensation levels as of September 11, 2020.
Executive Officer	Prorated Bonus Target ($)	Severance Payment ($)	Total ($)
John A. Good	296,107	2,550,000	2,846,107
Jonathan Perry	236,885	2,181,750	2,418,635
Kelly Luttrell	107,992	880,000	987,992
For further details regarding the cash severance, see “—Interests of Our Directors and Executive Officers in the Mergers—Executive Severance Benefits.”
(2)
For all executive officers, the treatment of equity awards at the effective time of the mergers is a “single-trigger” benefit contingent upon the occurrence of the mergers. The amounts set forth in the table above and the table below are estimates of the value each executive officer will receive in respect of his or her unvested equity awards. These estimates assume (a) achievement of maximum performance applicable to PSUs subject to performance-based vesting conditions under the terms of such awards and (b) all unvested Company restricted share awards and Company PSUs held by each executive officer as of September 11, 2020, the latest practicable date prior to the date of this filing, remain unvested as of the effective time of the mergers.

Executive Officer	Value of Company Restricted Share Awards ($)	Value of Company Performance Share Awards ($)	Value of Company Dividend Equivalents ($)	Total ($)
John A. Good	856,938	432,431	11,498	1,300,867
Jonathan Perry	576,142	266,109	7,076	849,327
Kelly Luttrell	215,991	133,037	3,538	352,566
For further details regarding the value of these equity awards in connection with the transaction, see “—Interests of Our Directors and Executive Officers in the Merger—Treatment of Equity Awards.”
(3)
Perquisites/Benefits. Messrs. Good and Perry are each entitled to receive continuation of subsidized health coverage for up to 18 months or a monthly cash payment equal to the cost of the monthly employer paid portion of health coverage for a period of 18 months. Ms. Luttrell is entitled to receive continuation of subsidized health coverage for up to 12 months or a monthly cash payment equal to the cost of the monthly employer paid portion of health coverage for a period of 12 months. The health coverage benefits are “double-trigger” benefits contingent upon the occurrence of a termination without cause or resignation with good reason during the 12 months following the effective time of the mergers. For further details regarding the perquisites and benefits, see “—Interests of Our Directors and Executive Officers in the Mergers—Executive Severance Benefits.”

Regulatory Matters
We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of either the merger or the operating company merger, other than the acceptance for record of the articles of merger with respect to the company merger by the SDAT, and the filing of the certificate of merger with respect to the operating company merger with the Secretary of State of the State of Delaware. For further information regarding the timing of the closing of the mergers, see “The Merger Agreement—Effective Times; Closing Date.”
Litigation Relating to the Mergers
Following the filing of the preliminary proxy statement, plaintiffs filed four separate lawsuits related to the proxy statement. The first suit, styled as Rosenblatt v. Jernigan Capital, Inc., et al., No. 1:20-cv-01141-RGA, which we refer to as the Rosenblatt Lawsuit, was filed in the United States District Court for the District of Delaware. The second suit, styled as Pollack v. Jernigan Capital, Inc., et al., No. 1:20-cv-07160-ER, which we refer to as the Pollack Lawsuit, was filed in the United States District Court for the Southern District of New York. The third suit, styled as Weiss v. Jernigan Capital, Inc., et al., No. 1:20-cv-04118-NGG-CLP, which we refer to as the Weiss Lawsuit, was filed in the United States District Court for the Eastern District of New York. The fourth suit, styled as Glover v. Jernigan Capital, Inc., et al., No. 1:20-cv-02651-CCB, which we refer to as the Glover Lawsuit, was filed in the United States District Court for the District of Maryland.
The Rosenblatt Lawsuit names as defendants the Company, the Company’s directors, the Operating Company, Parent, and Parent OP. The Rosenblatt Lawsuit asserts, on behalf of a putative class of all of the Company's shareholders, (1) a cause of action under Sections 14(a) of the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), and its implementing regulations, alleging that purported omissions render the proxy statement false and misleading; and (2) “control person” claims under Section 20(a) of the Exchange Act based on the alleged Section 14(a) violations. The Rosenblatt Lawsuit alleges that the proxy statement omits material information on certain topics, including reconciliation of non-GAAP financial metrics, back-up data used by the Company to make financial projections, input data for Jefferies’ analysis, Jefferies’ past services provided to Parent and Parent OP, the Company’s nondisclosure agreements with potential counterparties, various events in the process leading to the merger agreement, and the future employment of the Company’s employees and directors. The Rosenblatt Lawsuit seeks to enjoin defendants from proceeding with the proposed merger, rescind the merger and award damages if the merger is consummated, order the directors to disseminate a revised proxy statement, issue a declaration that defendants violated Sections 14(a) and 20(a), and award plaintiff costs and attorney’s fees.
The Pollack Lawsuit asserts claims against the Company and the Company’s directors. The Pollack Lawsuit, on behalf of a putative class of all of the Company's shareholders, asserts two causes of action under Section 14(a) of the Exchange Act and its implementing regulations and a “control person” cause of action under Section 20(a) of the Exchange Act based on the alleged Section 14(a) violations. The Pollack Lawsuit alleges that the proxy statement omits material information on certain topics, including reconciliation of non-GAAP financial measures and input data for Jefferies’ analysis. The Pollack Lawsuit seeks to enjoin the proposed merger, damages if the merger is consummated, and an award plaintiff costs and attorney’s fees.
The Weiss Lawsuit asserts claims against the Company and the Company’s directors on behalf of an individual plaintiff. Like the Rosenblatt Lawsuit, the Weiss Lawsuit asserts a cause of action under Section 14(a) of the Exchange Act and its implementing regulations; and (2) a “control person” claim under Section 20(a) of the Exchange Act based on the alleged Section 14(a) violations. The Weiss Lawsuit alleges that the proxy statement omits material information on certain topics, including reconciliation of non-GAAP financial metrics, back-up data used by the Company to make financial projections, input data for Jefferies’ analysis, Jefferies’ past services provided to Parent and Parent OP, the Company’s nondisclosure agreements with potential counterparties, and various events in the process leading to the merger agreement. The Weiss Lawsuit seeks to enjoin defendants from proceeding with the proposed merger, rescind the merger and award damages if the merger is consummated, issue a declaration that defendants violated Sections 14(a) and 20(a), and award plaintiff costs and attorney’s fees.

The Glover Lawsuit also asserts claims against the Company and the Company’s directors on behalf on an individual plaintiff. Like the Rosenblatt Lawsuit, the Weiss Lawsuit asserts a cause of action under Section 14(a) of the Exchange Act and its implementing regulations; and (2) a “control person” claim under Section 20(a) of the Exchange Act based on the alleged Section 14(a) violations. The Glover Lawsuit alleges that the proxy statement omits material information on certain topics, including reconciliation of non-GAAP financial metrics, back-up data used by the Company to make financial projections, input data for Jefferies’ analysis, information about Jefferies’ past services provided to the Company, the Company’s nondisclosure agreements with potential counterparties, and various events in the process leading to the merger agreement. The Glover Lawsuit seeks to enjoin the proposed merger, damages if the merger is consummated, and an award plaintiff costs and attorney’s fees.
Material U.S. Federal Income Tax Consequences
The following is a general discussion of the material U.S. federal income tax consequences of the company merger to U.S. holders and non-U.S. holders (each as defined below) of our common shares and preferred shares whose shares are exchanged for cash pursuant to the company merger. This discussion is based on the provisions of the Code, applicable U.S. Treasury Regulations, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (which we refer to as the IRS), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address (1) any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, (2) any withholding considerations under FATCA (defined for this purpose as sections 1471 through 1474 of the Code, the Treasury Regulations and administrative guidance thereunder and the intergovernmental agreements entered into, and laws and regulations promulgated, pursuant thereto or in connection therewith), (3) any tax considerations under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax, or (4) any tax consequences to holders of our preferred shares whose shares are exchanged for our common shares pursuant to the company merger.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common shares or preferred shares that is, for U.S. federal income tax purposes:
•	an individual citizen or resident of the United States;
•
a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust (1) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (as defined under the Code) who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.
For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our common shares or preferred shares, other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes, that is not a U.S. holder.
This discussion applies only to holders of our common shares or preferred shares who hold such shares as “capital assets” within the meaning of the Code (generally, property held for investment). Further, this discussion is for general informational purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to specific holders in light of their particular facts and circumstances, and it does not apply to holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect to apply the mark-to-market method of accounting, holders subject to the alternative minimum tax, persons who are required to recognize income or gain with respect to the company merger no later than such income or gain is required to be reported on an applicable financial statement, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, retirement plans, individual retirement accounts or other tax-deferred or advantaged accounts (or persons holding common shares or preferred shares through such plans or accounts), banks and other financial institutions, certain former citizens or former long-term residents of the United States, “controlled foreign corporations,” “passive foreign investment companies,” partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), S corporations, real estate investment trusts, regulated investment companies, “qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code) or entities all of the interests in which are held by a qualified pension fund, “qualified stockholders” (within the meaning of Section 897(k)(3) of the Code) or investors therein, non-U.S. holders who hold, or have held at any time, directly, indirectly, or constructively, more than 10% of our outstanding common shares or more than 10% of our outstanding preferred shares, holders who hold our common shares or preferred shares as part of a hedge, straddle, constructive sale, conversion or other integrated or risk reduction transaction, and holders who acquired our common shares or preferred shares through the exercise of employee stock options or otherwise as compensation).
If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our common shares or preferred shares, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding common shares or preferred shares, you should consult your tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the company merger to you in light of your particular circumstances.
All holders should consult their own tax advisors regarding the specific tax consequences of the company merger to them in light of their particular facts and circumstances, including with respect to the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.
For U.S. federal income tax purposes, the parties will treat the company merger, with respect to holders of our common shares and preferred shares whose shares are exchanged for cash pursuant to the company merger, as if such holders sold all of such common shares or preferred shares, as applicable in exchange for the merger consideration.
Consequences of the Company Merger to U.S. Holders of our Common Shares
The receipt of cash by U.S. holders in exchange for our common shares or preferred shares pursuant to the company merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder of our common shares that receives cash in exchange for such common shares in the company merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received (plus any applicable withholding taxes withheld from such payment) and (2) the U.S. holder’s adjusted tax basis in such shares.
If a U.S. holder acquired different blocks of common shares at different times and different prices, such U.S. holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of common shares. Any such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if a U.S. holder’s holding period in the common shares surrendered in the company merger is greater than one year as of the date of the company merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.
In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”
A U.S. holder who has held our common shares for less than six months at the time of the company merger, taking into account the holding period rules of Sections 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of such common shares in the company merger will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder’s share of any designated retained capital gains, with respect to such shares.

Consequences of the Company Merger to Non-U.S. Holders of our Common Shares
Taxable Sale of Common Shares
Subject to the discussion below regarding backup withholding, a non-U.S. holder will generally not be subject to U.S. federal income tax or U.S. federal withholding tax on any gain or loss recognized on the receipt of cash in exchange for our common shares pursuant to the company merger unless: (1) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (2) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the company merger and certain other requirements are met; or (3) such shares constitute “United States real property interests” (which we refer to as USRPIs) under of the Foreign Investment in Real Property Tax Act of 1980 (which we refer to as FIRPTA).
A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States (or, if an applicable income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), generally will be subject to U.S. federal income tax on such gain on a net basis at the regular U.S. graduated rates in the same manner as a U.S. holder. In addition, a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional branch profits tax.
A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the company merger and who meets certain other requirements will be subject to a flat 30% tax on the gain derived from the company merger, which may be offset by U.S. source capital losses of such non-U.S. holder, if any.
If our common shares constitute a USRPI under FIRPTA, a non-U.S. holder would be subject to U.S. federal income tax on any gain or loss recognized on the receipt of cash in exchange for such common shares in the company merger on a net basis at applicable U.S. graduated rates in the same manner as a U.S. holder, and such cash consideration may also be subject to the U.S. federal withholding tax under FIRPTA at a rate of 15%. A non-U.S. holder’s common shares generally will not constitute a USRPI, and gain recognized by a non-U.S. holder upon receipt of cash in exchange for our common shares pursuant to the company merger generally will not be subject to U.S. federal income or U.S. federal withholding tax under FIRPTA, if: (1) we are a “domestically controlled REIT,” defined generally as a REIT in which, at all times during a specified testing period, less than 50% in value of the shares was held directly or indirectly by non-U.S. persons; or (2) our common shares are “regularly traded” (within the meaning of applicable U.S. Treasury Regulations) on an established securities market at the effective time of the company merger (and the non-U.S. holder holds 10% or less of the total fair market value of such class of shares at all times during the shorter of (x) the five year period ending with the effective date of the company merger and (y) the non-U.S. holder’s holding period for the shares). We believe we are, and we expect to be at the effective time of the company merger, a “domestically controlled REIT,” but no assurances can be given that we are or will remain a domestically controlled REIT. In addition, we believe that our common shares are, and will be at the effective time of the company merger, regularly traded on an established securities market (within the meaning of the applicable Treasury Regulation).

Non-U.S. holders who hold, or have held during specified periods, directly, indirectly, or constructively, more than 10% of our outstanding common shares or more than 10% of our outstanding preferred shares generally are subject to special rules under FIRPTA. Such non-U.S. holders may be subject to tax on any gain recognized on the receipt of cash in exchange for their common shares or preferred shares pursuant to the company merger or redemption, respectively, and withholding agents may withhold at a rate of up to 30% on such cash consideration. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances, the procedures for claiming treaty benefits or otherwise establishing an exemption from U.S. withholding tax with respect to any portion of the cash consideration payable to them pursuant to the company merger or in connection with the redemption, and the possible desirability of selling their shares (and considerations relating to the timing of any such sales).
Consequences of the Company Merger to Holders of our Preferred Shares
The redemption of our preferred shares for cash will be treated as a taxable transaction. The U.S. federal income tax consequences of the redemption to holders of our preferred shares generally will be the same as the consequences to holders of our common shares described above with respect to the company merger, except that the capital gain or loss recognized by a holder of our preferred shares will be measured by the difference between the amount of cash the holder receives in connection with the redemption of our preferred shares (plus any applicable withholding taxes withheld from such payment) and such holder’s adjusted tax basis in our preferred shares. Non-U.S. holders of our preferred shares should consult their tax advisors regarding withholding tax considerations.
Information Reporting and Backup Withholding
Information reporting and backup withholding (currently, at a rate of 24%) generally will apply to payments of cash made pursuant to the company merger. Backup withholding will not apply, however, to a holder who (1) in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed IRS Form W-9, (2) in the case of a non-U.S. holder, furnishes a duly executed, applicable IRS Form W-8, or (3) is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be claimed as a refund or a credit against such holder’s U.S. federal income tax liability (if any) provided the required information is furnished to the IRS on a timely basis.
This discussion of the material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of our common shares or preferred shares should consult their own tax advisors as to the specific tax consequences to them of the company merger, including the effect of any federal, state, local, non-U.S. and other tax laws.
Delisting and Deregistration of Our Common Shares and Preferred Shares
If the merger is completed, our common shares and preferred shares will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT
The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. We recommend that you read the merger agreement attached to this proxy statement as Annex A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
The merger agreement contains representations and warranties made by, and to, us, the Operating Company, Parent and Parent OP These representations and warranties, which are set forth in the copy of the merger agreement attached to this proxy statement as Annex A, were made for the purposes of negotiating and entering into the merger agreement between the parties, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. In addition, these representations and warranties may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement, were made as of specified dates, and may be subject to standards of materiality different from what may be viewed as material to our stockholders. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or its affiliates.
As used in the summary of the material terms of the merger agreement below and elsewhere in this proxy statement, unless the context requires otherwise, references to our “subsidiaries” do not include certain joint venture entities in which we, directly or indirectly through our subsidiaries, own interests.
Structure
The Company Merger
At the company merger effective time, the Parent will be merged with and into Company, the separate existence of the Parent will cease and the Company will be the surviving entity in the company merger. At the company merger effective time, all the properties, rights, privileges, powers and franchises of the Company and Parent will vest in the Surviving Company, and all debts, liabilities, duties and obligations of the Company and Parent will become the debts, liabilities, duties and obligations of the Surviving Company. Following the completion of the company merger, our common shares and preferred shares will no longer be traded on the NYSE and will be deregistered under the Exchange Act.
The Operating Company Merger
At the operating company merger effective time, Parent OP will be merged with and into the Operating Company, the separate existence of Parent OP will cease, and the Operating Company will be the surviving company in the operating company merger. At the operating company merger effective time, all the properties, rights, privileges, powers and franchises of the Parent OP and the Operating Company will vest in the Surviving OC, and all debts, liabilities, duties and obligations of the Parent OP and the Operating Company will become the debts, liabilities, duties and obligations of the Surviving OC.
Effective Times; Closing Date
On the closing date, Parent and the Company will file articles of merger with the SDAT. The company merger will become effective upon the later of the acceptance for record of the articles of merger with respect to the company merger by the SDAT or on such other date and time not more than 30 days after acceptance for record by SDAT as may be mutually agreed to by us and Parent and specified in the articles of merger.

On the closing date, the Operating Company and Parent OP will file a certificate of merger with the Secretary of State of the State of Delaware. The operating company merger will become effective at such time as the certificate of merger with respect to the operating company merger has been filed with the Secretary of State of the State of Delaware or on such other date and time as may be mutually agreed to by us and Parent and specified in the operating company merger certificate.
Unless otherwise agreed in writing by the parties to the merger agreement, the company merger effective time and the operating company merger effective time will occur on the closing date, with the operating company merger effective time occurring immediately after the company merger effective time.
In this proxy statement, we refer to the date on which the closing of the mergers occurs as the closing date. The closing of the mergers will take place on the third business day after satisfaction or waiver of the conditions to the mergers described under “—Conditions to the Mergers” (other than those conditions that by their nature are to be satisfied or waived at the closing of the mergers, but subject to the satisfaction or waiver of such conditions) or at such other date as may be mutually agreed to in writing by the parties to the merger agreement.
Organizational Documents
The charter and bylaws of Parent, as amended and as in effect immediately prior to the company merger effective time, will be the charter and bylaws of the Surviving Company, until further amended in accordance with applicable law. At the operating company merger effective time, the limited liability company agreement of Parent OP, as in effect immediately prior to the operating company merger effective time, will be the limited liability company agreement of the Surviving OC, until further amended in accordance with their respective terms or applicable law.
Officers and Sole Members
The officers and directors of the Parent immediately prior to the company merger effective time will be the initial officers and directors of the Surviving Company from and after the company merger effective time. Following the operating company merger effective time, we will be the sole member of the Surviving OC. The officers and authorized signatories of the Parent OP immediately prior to the operating company merger effective time will be the officers and authorized signatories of Surviving OC.
Treatment of Common Shares, Preferred Shares and Equity Awards
Common Shares
At the company merger effective time, each of our common shares (other than (1) any of our common shares owned by Parent, Parent OP or any subsidiary of the Company immediately prior to the merger effective time (which we refer to as excluded shares), which will automatically be canceled and retired and will cease to exist with no consideration being delivered in exchange therefor, and (2) any of our common shares under a Company restricted share award) issued and outstanding immediately prior to the merger effective time will automatically be converted into the right to receive an amount in cash equal to $17.30, without interest (we refer to such amount as the merger consideration).
Preferred Shares
At the company merger effective time, each share of Series A Preferred Stock will be automatically converted into the right to receive one validly issued, fully paid non-assessable share of common stock, par value $0.01 of the Surviving Company which we refer to as the "Series A Preferred Merger Consideration," without interest, subject to any applicable withholding tax. All shares of Series A Preferred Stock, when so converted, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of Series A Preferred Stock will cease to have any rights with respect to such Series A Preferred Stock, other than the right to receive the Series A Preferred Merger Consideration.
On August 6, 2020, the Company’s board of directors authorized a cash dividend to the holders of Series A Preferred Stock and a distribution payable in kind, if applicable, in a number of common shares or shares of Series A Preferred Stock as determined in accordance with the election of the holders of the

Series A Preferred Stock for the quarter ending September 30, 2020. The dividends are payable on October 15, 2020 to holders of Series A Preferred Stock of record on October 1, 2020. The declaration and payment of the dividend was subject to the prior consent of Parent pursuant to the merger agreement.
At the company merger effective time, each share of Series B Preferred Stock issued and outstanding immediately prior to the company merger effective time will be automatically converted into the right to receive the Series B Preferred Merger Consideration, without interest, subject to any applicable withholding tax. All shares of Series B Preferred Stock, when so converted, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of Series B Preferred Stock will cease to have any rights with respect to such Series B Preferred Stock, other than the right to receive the Series B Preferred Merger Consideration.
On August 6, 2020, the Company’s board of directors authorized a cash dividend on the Series B Preferred Stock in the amount of $0.4375 per share for the quarter ending September 30, 2020. The dividends are payable on October 15, 2020 to holders of Series B Preferred Stock of record on October 1, 2020. The declaration and payment of the dividend was subject to the prior consent of Parent pursuant to the merger agreement.
Restricted Share Awards
Immediately prior to the company merger effective time, all outstanding issuance and forfeiture conditions on each award of restricted common shares granted under a Company equity plan that is outstanding immediately prior to the merger effective time (we refer to each as a Company restricted share award) will be deemed satisfied in full, subject to and conditioned upon the occurrence of the company merger, and at the merger effective time such common shares will automatically be converted into the right to receive an amount in cash equal to the merger consideration, less any applicable withholding taxes, subject to and conditioned upon the occurrence of the company merger.
Performance Award Units
Immediately prior to the company merger effective time, each performance award unit granted under a Company equity plan that is then outstanding (we refer to each as a PSU) will be cancelled in exchange for a number of common shares equal to the number of PSUs that would vest based on the Company’s relative total stockholder return performance (as defined in the applicable agreement governing such PSU), which we refer to as TSR, calculated as of the date of the company merger effective time (and with the last day of the applicable performance period being deemed to be the date of the company merger effective time), and such common shares will automatically be converted into the right to receive the merger consideration, less any applicable withholding taxes, subject to and conditioned upon the occurrence of the closing of the company merger.
Treatment of Interests in the Operating Company
Operating Company Units
At the operating company merger effective time, (1) each Operating Company Unit issued and outstanding immediately prior to the operating company merger effective time that is held by the Company will automatically be converted into membership interests of the Surviving OC, (2) each Operating Company Unit issued and outstanding immediately prior to the Operating Company merger effective time that is held by any Company subsidiary will no longer be outstanding and will automatically be retired and will cease to exist, and no payment will be made with respect thereto, and (3) each other Operating Company Unit issued and outstanding immediately prior to the operating company merger effective time will automatically be converted into the right to receive an amount in cash equal to the merger consideration.
No Further Ownership Rights
All Operating Company Units, when so converted, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of Operating Company Units will cease to have any rights with respect to such Operating Company Units, other than the right to receive the merger consideration.

This proxy statement does not constitute any solicitation of consents in respect of the operating company merger, and does not constitute an offer to exchange or convert the Operating Company Units that you may own.
Exchange and Payment Procedures
As promptly as practicable following the company merger effective time, but no later than five business days thereafter, Surviving Company will deposit, or cause to be deposited, with an exchange agent reasonably satisfactory to us, for the benefit of the holders of our common shares, Series B Preferred Shares and the Operating Company Units, the merger consideration as described in “—Treatment of Common Shares, Preferred Shares and Equity Awards” above. As soon as possible after the closing date (but in any event within five business days), the exchange agent will mail to each holder of record of outstanding common shares, Series B Preferred Shares or Operating Company Units, a letter of transmittal and instructions for use in effecting the surrender of such securities in exchange for the applicable merger consideration, to which the holder thereof is entitled. The letter of transmittal and instructions will tell you how to surrender your common shares, Series A Preferred Shares, Series B Preferred Shares or Operating Company Units, as applicable, in exchange for the applicable merger consideration.
Upon surrender of common shares, Series B Preferred Shares or Operating Company Units to the exchange agent, together with a letter of transmittal, duly executed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably be required by the exchange agent, the holder of such security will be entitled to receive the applicable merger consideration, payable in respect of the shares of our common shares, Series B Preferred Shares or Operating Company Units. The applicable merger consideration may be paid to a person other than the person in whose name the security so surrendered is registered in our and the Operating Company’s transfer records, if any such security is properly endorsed or otherwise in proper form for transfer and the person requesting such payment pays any transfer or other taxes or establishes to the reasonable satisfaction of Parent that such tax has been paid or is not applicable.
No interest will be paid or will accrue on any cash payable upon surrender of any security. The Company, the Surviving Company, the Surviving OC or the exchange agent, as applicable, will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement to any person such amounts as it is required to deduct and withhold with respect to the making of such payment (and, with respect to our equity awards, the vesting, cancellation or redemption of such equity awards, as applicable) under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law, and such amounts deducted or withheld shall be treated as having been paid to the person in respect of which deduction or withholding was made.
On the closing date, the share transfer books of the Company and the unit transfer books of the Operating Company will be closed and thereafter there will be no further registration of transfers of common shares or Operating Company Units.
None of Parent, the Surviving Company, the Operating Company, Parent OP, the Surviving OC, the Company or the exchange agent, or any employee, officer, trustee, director, agent or affiliate thereof, will be liable to any person in respect of any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
Any portion of the applicable merger consideration which remains undistributed to the holders of any common shares, Series A Preferred Shares, Series B Preferred Shares or Operating Company Units held in book-entry for twelve months after the closing date will be delivered to Parent, and any holders of our common shares, Series A Preferred Shares, Series B Preferred Shares or Operating Company Units prior to the company merger effective time or operating company merger effective time, as applicable, who have not theretofore complied with the exchange and payment procedures contained in the merger agreement must look only to the Parent and only as general creditors thereof for payment of the applicable merger consideration

Representations and Warranties
We and the Operating Company, jointly and severally, have made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered in connection therewith. These representations and warranties relate to, among other things:
•
the organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate its properties and assets and to carry on the businesses of each of us, the Operating Company and our subsidiaries;

•	our charter and bylaws and the similar organizational documents of the Operating Company;
•	the capital structure and indebtedness of, and the absence of restrictions or encumbrances with respect to the equity interests of each of us the Operating Company and our subsidiaries;
•
our and the Operating Company’s power and authority to execute and deliver the merger agreement, and, subject to the approval of our common stockholders, to consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against us and the Operating Company;
•
the absence of conflicts with, or violations of, laws or organizational documents and the absence of any consents under, conflicts with or defaults under contracts to which we, the Operating Company or any of our subsidiaries is a party, in each case as a result of us executing, delivering and performing under or consummating the transactions contemplated by, the merger agreement;

•	approvals of, filings with, or notices to, governmental entities required in connection with entering into, performing under or consummating the transactions contemplated by, the merger agreement;
•	our and the Operating Company’s SEC filings since January 1, 2017 and the financial statements contained in those filings;
•	our internal controls over financial reporting and the disclosure controls and procedures and compliance with the Sarbanes-Oxley Act and the regulations promulgated thereunder;
•	the accuracy of the information supplied by us in this proxy statement;
•	the absence of any material adverse effect (as discussed below) and certain other changes and events since December 31, 2019;
•	the absence of certain material joint ventures or off-balance sheet arrangements;
•	the absence of liabilities required to be recorded on a balance sheet under GAAP since December 31, 2019;
•
possession of all permits necessary for us and our subsidiaries to own, lease and operate our and our subsidiaries’ properties and assets and to carry on and operate our and our subsidiaries’ businesses as currently conducted, the absence of a failure by us or our subsidiaries to comply with such permits, and the conduct by us and our subsidiaries of our and our subsidiaries’ businesses in compliance with applicable laws;

•	our and our subsidiaries’ compliance with laws, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder;
•	the absence of any suit, claim, action, investigation or proceeding against us or our subsidiaries;
•	our and our subsidiaries’ employee benefit plans and material compliance with ERISA;
•	labor matters affecting us and our subsidiaries;
•	the absence of certain discrimination harassment or misconduct by our employees;
•	tax matters affecting us and our subsidiaries;

•	real property owned and leased by us and our subsidiaries; our and our subsidiaries’ ground leases, development projects and joint venture agreements;
•	environmental matters affecting us and our subsidiaries;
•	intellectual property used by, owned by or licensed by us and our subsidiaries;
•	our and our subsidiaries’ material contracts and the absence of any breach of or default under the terms of any material contract;
•	our and our subsidiaries’ insurance policies;
•
the receipt by our board of directors of a fairness opinion from Jefferies, to the effect that, as of the date of such fairness opinion, the merger consideration to be received by the holders of our common shares is fair, from a financial point of view, to such holders;

•
the exemption of the mergers and the merger agreement from the requirements of any moratorium, control share, fair price, affiliate transaction, business combination or other takeover laws and regulations, including in the MGCL or the Delaware Limited Liability Company Act;

•
the vote of our common stockholders required in connection with the approval of the merger and the other transactions contemplated by the merger agreement and the approval of us as the sole managing member of the Operating Company;

•	our and our subsidiaries’ status under the Investment Company Act of 1940, as amended;
•	the absence of any broker’s or finder’s fees, other than those payable to Jefferies, in connection with the transactions contemplated by the merger agreement; and
•	certain related party transactions between the Company and its affiliates.
Many of our representations and warranties are qualified by the concept of a “material adverse effect.” Under the terms of the merger agreement, a material adverse effect means any change, event, state of facts or development that has had or would reasonably be expected to have a material adverse effect on (1) the business, financial condition, assets or continuing results of operations of us and our subsidiaries, taken as a whole, or (2) the ability of us or the Operating Company to consummate the mergers before December 31, 2020; provided, however, that in the case of clause (1), no change, event, state of facts or development resulting from any of the following shall be deemed to be or taken into account in determining whether there has been or will be, a “material adverse effect”:
•
the entry into or the announcement, pendency or performance of the merger agreement or the transactions contemplated by the merger agreement, including (i) the identity of Parent and its affiliates, (ii) by reason of any communication by Parent or any of its affiliates regarding the plans or intentions of Parent with respect to the conduct of our and our subsidiaries’ business following the company merger effective time, (iii) the failure to obtain any third party consent in connection with the transactions contemplated thereby and (iv) the impact of any of the foregoing on any relationships with customers, suppliers, vendors, business partners, employees or any other person;

•
any change, event or development in or affecting financial, economic, social or political conditions generally or the securities, credit or financial markets in general, including interest rates or exchange rates, or any changes therein, in the United States or other countries in which we or our subsidiaries conduct operations or any change, event or development generally affecting the industries in which we and our subsidiaries operate;

•
any change in the market price or trading volume of our equity securities or of our or our subsidiaries’ equity or credit ratings or our or our subsidiaries’ ratings outlook by any applicable rating agency; provided, however, that the exception in this bullet point shall not prevent the underlying facts giving rise or contributing to such change, if not otherwise excluded from the definition of material adverse effect, from being taken into account in determining whether a material adverse effect has occurred;

•	the suspension of trading in securities generally on the New York Stock Exchange or any other exchange or system of quotations;
•	any adoption, implementation, proposal or change after the date of the merger agreement in any applicable law or GAAP or interpretation of any of the foregoing;
•	any action taken or not taken to which Parent has consented in writing;
•	any action expressly required to be taken by the merger agreement or taken at the request of Parent;
•
the failure of us or our subsidiaries to meet any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results or metrics for any period ending on or after the date of the merger agreement; provided, however, that the exception in this bullet point shall not prevent the underlying facts giving rise or contributing to such failure, if not otherwise excluded from the definition of material adverse effect, from being taken into account in determining whether a material adverse effect has occurred; and provided, further, that this bullet point shall not be construed as implying that we are making any representation or warranty with respect to any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period;

•	the commencement, occurrence, continuation or escalation of any war, armed hostilities or acts of terrorism;
•
any actions or claims made or brought by any of our or our subsidiaries’ current or former stockholders or equityholders (or on their behalf or on behalf of us or our subsidiaries, but in any event only in their capacities as current or former stockholders or equityholders) arising out of the merger agreement or the mergers; or

•
the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires, contagion events (including the COVID-19 pandemic) or other natural disasters or any national, international or regional calamity;

provided, that (1) with respect to the exceptions set forth in the second, fifth, ninth and eleventh bullet points above, such changes, events, state of facts or developments may be taken into account to the extent they disproportionately adversely affect us and our subsidiaries, taken as a whole, compared to other companies operating in the United States in the industries in which we and our subsidiaries operate and (2) part (iii) of the first bullet point above and the tenth bullet point above do not apply to the references to material adverse effect in certain representations and warranties.
The merger agreement also contains customary representations and warranties made, jointly and severally, by Parent and Parent OP that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:
•	their organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate its properties and assets and to carry on their businesses;
•	their power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;
•	the enforceability of the merger agreement against them;
•
the absence of conflicts with, or violations of, laws or organizational or governing documents and the absence of any consents under, conflicts with or defaults under contracts to which they are a party, in each case as a result of them executing, delivering and performing under or consummating the transactions contemplated by, the merger agreement;

•	approvals of, filings with, or notices to, governmental entities required in connection with entering into, performing under or consummating the transactions contemplated by, the merger agreement;
•	the accuracy of the information supplied by them in this proxy statement;

•
the absence of any suit, claim, action or proceeding against them which would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the merger agreement;

•	that Parent has taken all requisite actions to exempt the mergers from the requirements of certain anti-takeover statutes and regulations;
•
no broker, finder, investment banker or financial advisor (other than Raymond James & Associates, Inc. and KeyBank, N.A.) being entitled to any brokerage, finder’s or other fee or commission in connection with the mergers;

•
the ownership of Parent and Parent OP and absence of prior business or assets, liabilities or obligations of any nature (other than those incident to its formation pursuant to the merger agreement and the transactions contemplated thereby) of Parent and Parent OP;

•
Parent having received an executed equity commitment letter (of which we are an express third-party beneficiary) from the NexPoint Entities, committing, subject only to the terms expressly set forth therein, to provide equity financing of up to $769,619,409, and the absence of side letters, other agreements or arrangements related to the equity financing, and, subject to the qualifications therein, that, Parent will have the financial capability and sufficient funds available sufficient to satisfy all of Parent’s and Parent OP’s obligations under the merger agreement, including the payment of the merger consideration, the payment of the amounts contemplated by the treatment of equity-based awards and the payment of all associated fees, costs and expenses contemplated by the merger agreement or payable in connection with the transactions contemplated thereby by Parent and Parent OP; and

•
the solvency of the Surviving Company and each of its subsidiaries, including the Surviving OC, immediately following the company merger effective time and after giving effect to all of the transactions contemplated by the merger agreement.

The representations and warranties of each of the parties to the merger agreement will expire upon the closing of the mergers.
Conduct of Our Business Pending the Mergers
Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection therewith, between the date of the merger agreement and the earlier of the closing date and the termination of the merger agreement in accordance with its terms (which period we refer to as the interim period), we will, and will cause our subsidiaries to, in all material respects, use commercially reasonable efforts:
•
to carry on our and our subsidiaries’ respective businesses in the ordinary course of business, in a manner materially consistent with the certain budgets that we have provided to Parent and past practice (other than with respect to any action taken in response to any contagion event (including the COVID-19 pandemic) that has been consented to by Parent;

•	to maintain and preserve substantially intact our and our subsidiaries’ current business organizations;
•	to retain the services of our and our subsidiaries’ respective current officers and key employees;
•	to preserve our and our subsidiaries’ goodwill and relationships with borrowers and developers to whom we have provided financing and others having business dealings with us and our subsidiaries; and
•	to preserve our and our subsidiaries’ assets and properties in good repair and condition (normal wear and tear excepted).

We have also agreed that during the interim period, subject to certain exceptions set forth in the merger agreement and the disclosure schedules delivered in connection therewith or unless Parent consents in writing (which consent may not be unreasonably withheld, delayed or conditioned), provided that Parent will be deemed to have consented to any action we request to take in response to a contagion event (including the COVID-19 pandemic) in the event that Parent has not affirmatively declined to such action in writing within 24 hours following such request, we and our subsidiaries will not, among other things:
•
amend or propose to amend our or the Operating Company’s organizational documents, or, other than in the ordinary course of business consistent with past practice, our other wholly owned subsidiaries’ organizational documents;

•
authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any shares of any class or any equity equivalents (including any share options or share appreciation rights) or any other securities convertible into or exchangeable for any shares or any equity equivalents (including any share options or share appreciation rights), except for the issuance or sale of our common shares (1) pursuant to the exercise or vesting or redemption of our restricted stock awards outstanding on the date of the merger agreement in accordance with the merger agreement or (2) issuable upon exchange or redemption of Operating Company Units in accordance with the terms of the limited liability company agreement of the Operating Company, which we refer to as the Operating Company LLC Agreement;

•
split, combine or reclassify any of our or any of our subsidiaries’ stock or other equity interests, except (1) with the prior written consent of Parent, (2) for the payment of dividends or other distributions declared prior to the date of the merger agreement, (3) in transactions between us and one or more of our wholly owned subsidiaries or solely between our wholly owned subsidiaries, or (4) for distributions by any Company subsidiary that is not wholly owned, directly or indirectly, by us, as may be required by the organizational documents of such Company Subsidiary, authorize, declare, set aside or pay any dividend or other distribution in respect of our or our subsidiaries’ stock or other equity interests or make any actual, constructive or deemed distribution in respect of any shares of our or our subsidiaries’ share capital or other equity interests or otherwise make any payments to equityholders in their capacity as such;

•
redeem, repurchase or otherwise acquire, directly or indirectly, any of our or our subsidiaries’ securities or any securities of any of our or our subsidiaries’ subsidiaries, except (1) as may be required by our charter or the Operating Company LLC Agreement, (2) for the withholding of our common shares from an restricted stock award or acquisition of our common shares from a holder of a restricted stock award, in each case, in satisfaction of tax withholding obligations or in payment of the applicable exercise price in accordance with the terms of our applicable equity plan, or (3) as may be reasonably necessary for us to maintain our status as a REIT under the Code or avoid the payment of any income or excise tax;

•	enter into any contract with respect to the voting or registration of any share of stock or equity interest of us or our subsidiaries;
•
authorize, recommend, propose or announce an intention to adopt or effect, or adopt or effect a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization or other reorganization;

•
incur, assume, refinance or guarantee any indebtedness for borrowed money or issue any debt securities, or assume or guarantee any indebtedness for borrowed money of any person, except (1) for borrowings and guarantees under existing loan documents in the ordinary course of business consistent with past practice, (2) in connection with certain allowed acquisitions of any interest in any person or any assets, real property, personal property, equipment, business or other rights (subject to certain requirements, as described below);

•
prepay, refinance or amend any indebtedness, except for (1) repayments under our existing credit facilities in the ordinary course of business consistent with past practice (specifically excluding the loans secured, directly or indirectly, by any of our real property), and (2) mandatory payments under the terms of any indebtedness in accordance with its terms;

•
make loans, advances or capital contributions to or investments in any person (other than as required by any joint venture agreement or as otherwise permitted under the merger agreement (including certain capital expenditures or development expenditures, in each case, in the ordinary course of business consistent with past practice));

•	create or suffer to exist any lien (other than certain permitted liens) on shares of stock or other equity interests of any of our subsidiaries;
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except as required by the terms of any Company employee benefit plan or applicable law, or otherwise permitted under the merger agreement, (1) enter into, adopt, amend or terminate any company employee benefit plan, (2) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between us or any of our subsidiaries and one or more of our or our subsidiaries’ (i) employees with an annual base salary of $100,000 or above or (ii) directors, (3) increase in any manner the compensation or fringe benefits of any employee, officer or director, (4) grant to any officer, director or employee the right to receive any severance, change of control or termination pay or termination benefits or any increase in the right to receive any severance, change of control or termination pay or termination benefits (provided, however, that for the purposes of retaining the services of current officers and key employees, as described above, the Company may either provide retention bonuses to or adopt a severance plan for the benefit of employees below the title of Senior Vice President so long as the aggregate amount payable under such severance plan does not exceed $300,000), (5) enter into any new employment, loan, retention, consulting, indemnification, change-in-control, termination or similar agreement with respect to any employee with an annual base salary below $100,000, (6) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or company employee benefit plan (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or long-term incentive units, under the Company equity plan or not), (7) hire any new employee, (8) take any action to fund, accelerate or in any way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or company employee benefit plan, (9) terminate the employment of any employee with an annual base salary of $100,000 or above, other than for “cause,” or (x) enter into a collective bargaining agreement;

•
other than in the ordinary course of business, sell, mortgage, transfer, assign, ground lease, dispose of, pledge or encumber (other than certain permitted liens) any of our or our subsidiaries’ material personal property, equipment or assets (other than as provided in the merger agreement) other than execution of easements, covenants, rights of way, restrictions and other similar instruments in the ordinary course of business;

•
sell, mortgage transfer, ground lease, dispose of, pledge, or encumber (other than certain permitted liens) any real property (including our real property) other than execution of easements, covenants, rights of way, restrictions and other similar instruments in the ordinary course of business, except in connection with the incurrence of any indebtedness permitted to be incurred by the Company pursuant to the merger agreement;

•
make any material change to any financial accounting policies or financial accounting procedures that would materially affect the consolidated assets, liabilities or results of operations of us or any of our subsidiaries or fail to maintain all financial books and records in all material respects in accordance with GAAP, except as may be required as a result of a change in law or in GAAP or statutory or regulatory accounting rules or interpretations with respect thereto or any governmental entity or quasi-governmental entity;

•
acquire or agree to inquire any interest in any person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights, other than acquisitions of personal property (and not real property) in the ordinary course of business consistent with past practice for consideration that does not exceed $ 250,000 individually or in the aggregate;

•
except in each case if we determine, after prior consultation with Parent, that such action is reasonably necessary to preserve our status as a REIT or to preserve the status of any Company subsidiary as a REIT, partnership, disregarded entity, taxable REIT subsidiary or qualified REIT subsidiary, for U.S. federal tax purposes, (1) incur any taxes outside of the ordinary course of business, (2) file any tax return inconsistent with past practice, (3) amend any income or other material tax return, (4) make or change any material tax election, (5) settle or compromise any material tax claim or assessment by any governmental entity, (6) change any material accounting method with respect to taxes, (7) enter into any agreement with respect to any tax or tax returns of the Company or any Company subsidiary (including a closing agreement), with a taxing authority, (8) surrender any right to claim a refund of a material amount of taxes, or (9) consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment;

•	take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause us to fail to qualify as a REIT;
•
waive, release, assign, settle or compromise any claim, suit or proceeding against us or any of our subsidiaries (or for which we or any of our subsidiaries would be financially responsible) (other than claims, suits or proceedings with respect to taxes), except for (1) settlements or compromises providing solely for payment of monetary damages less than $500,000 individually, or $1,000,000 in the aggregate, or (2) claims, suits or proceedings arising from the ordinary course of our operations involving collection matters or personal injury which are fully covered by adequate insurance (subject to customary deductibles);

•	enter into any new line of business;
•
amend or terminate, or waive compliance with the terms of or breaches under, or assign, or renew or extend (except as may be required under the terms thereof), any material contract, or enter into any new contract that, if entered into prior to the date of the merger agreement, would have been a material contract;

•
make, enter into any contract for, or otherwise commit to any capital expenditures or development expenditures on, relating to, or adjacent to any of our real property, except for (1) capital expenditures and development expenditures required by law, (2) capital expenditures up to certain specified thresholds subject to a budget, (3) development expenditures up to certain specified thresholds subject to a budget and (4) emergency capital expenditures and development expenditures to repair any casualty losses in an amount not exceeding $500,000;

•
initiate or consent to any material zoning reclassification of any of our real property or any material change to any approved site plan (in each case, that is material to our real property or plan, as applicable), special use permit or other land use entitlement affecting any of our material real property in any material respect;

•	amend, modify or terminate, or authorize any person to amend, modify, terminate or allow to lapse, any material company permit;
•
fail to use commercially reasonable efforts to maintain in full force and effect our or our subsidiaries’ existing insurance policies or to replace our insurance policies with comparable insurance policies covering us and our subsidiaries and our subsidiaries’ respective properties, assets and businesses (including real property);

•	issue shares of our common stock pursuant to our current “at-the-market” facility or enter into any similar program or facility;
•
enter into, amend or modify any tax protection agreement, or take any action or fail to take any action that would violate or be inconsistent with any tax protection agreement or otherwise give rise to a material liability with respect thereto; and

•	authorize or enter into any contract or arrangement to do any of the actions described in the foregoing bullet points.

Stockholders’ Meeting
Under the merger agreement, we are required, as soon as reasonably practicable following the date that this proxy statement is cleared by the SEC for mailing to our common stockholders, to duly call, give notice of, convene and hold a meeting of the holders of our common shares for the purpose of seeking stockholder approval of the merger and the other transactions contemplated by the merger agreement, which we refer to as the special meeting. We are required to (1) through our board of directors, recommend to holders of our common shares that they vote in favor of the merger so that we may obtain the approval the merger and the other transactions contemplated by the merger agreement and (2) use our reasonable best efforts to solicit approval of the merger and the other transactions contemplated by the merger agreement by our common stockholders (including by soliciting proxies from our stockholders), except in each case to the extent that our board of directors has effected an adverse recommendation change, as permitted by and determined in accordance with the provisions described below under “—Restriction on Solicitation of Company Acquisition Proposals.” Unless the merger agreement is terminated in accordance with its terms, we are prohibited from submitting to the vote of our stockholders any company acquisition proposal.
For purposes of the merger agreement, “company acquisition proposal” means any inquiry, offer or proposal from any person or “group” (as defined in Section 13(d)(3) of the Exchange Act) regarding any of the following (other than the mergers) involving any of us, the Operating Company or our respective subsidiaries:
•	any merger, consolidation, share exchange, recapitalization, dissolution, liquidation, business combination or other similar transaction involving us or the Operating Company;
•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise, of 15% or more of the consolidated assets of us, the Operating Company and our other subsidiaries, taken as a whole (as determined on a book-value basis (including indebtedness secured solely by such assets)), in a single transaction or series of related transactions;

•
any issue, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of our voting power or 15% or more of the equity interests in the Operating Company;

•	any tender offer or exchange offer for 15% or more of any class of our equity securities or 15% or more of the equity interests in the Operating Company;
•
any other transaction or series of related transactions pursuant to which any third party proposes to acquire control of our or the Operating Company’s and our respective subsidiaries’ assets having a fair market value equal to or greater than 15% of the fair market value of all of our, the Operating Company’s and our respective subsidiaries’ assets, taken as a whole, immediately prior to such transaction; or

•	any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.
Notwithstanding anything to the contrary contained in the merger agreement, we may adjourn or postpone the special meeting after reasonable consultation with Parent:
•
to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to our stockholders within a reasonable amount of time in advance of a vote on the merger and the other transactions contemplated by the merger agreement;

•	for the absence of a quorum; or
•
if additional time is reasonably required to solicit proxies in favor of the approval of the merger, provided that, in the case of this third bullet point, without the written consent of Parent, in no event will the special meeting (as so postponed or adjourned) be held on a date that is more than 30 days after the date for which the special meeting was originally scheduled.

Under the merger agreement, we must call, give notice of, convene and hold the special meeting and mail this proxy statement to our stockholders without regard to an adverse recommendation change, unless the merger agreement has been terminated in accordance with its terms.
Agreement to Take Certain Actions
Subject to the terms and conditions of the merger agreement, each party to the merger agreement has agreed to use its reasonable best efforts to consummate the mergers and to cause to be satisfied all conditions precedent to its obligations under the merger agreement, including, consistent with the foregoing,
•
preparing and filing as promptly as practicable with the objective of being in a position to consummate the mergers as promptly as practicable following the date of the special meeting, all documentation to effect all necessary or advisable applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any governmental entity or third party in connection with the transactions contemplated by the merger agreement, including any that are required to be obtained under any federal, state or local law or contract to which we or our subsidiaries are a party or by which any of our or our subsidiaries’ properties or assets are bound;

•	defending all lawsuits or other legal proceedings against us or our affiliates relating to or challenging the merger agreement or the consummation of the mergers; and
•	effecting all necessary or advisable registrations and other filings required under the Exchange Act or any other federal, state or local law relating to the mergers.
Neither we nor our subsidiaries will be permitted to pay or commit to pay to any non-governmental third party any cash or other consideration, make any commitment or incur any liability or other obligation in connection with obtaining any required consent in connection with the transactions contemplated by the merger agreement from any such non-governmental third party unless Parent has provided its prior written consent. In addition, none of Parent or any of its affiliates will be required to pay or commit to pay to such non-governmental third party whose approval or consent is being solicited in connection with the transactions contemplated by the merger agreement any cash or other consideration, make any commitment or incur any liability or other obligations in connection with obtaining any approval or consent from any such non-governmental third party.
In addition, in the event that any party fails to obtain any non-governmental third-party consent, the parties to the merger agreement will use commercially reasonable efforts to minimize any adverse effect upon us and Parent and our and their respective affiliates and businesses resulting, or which would reasonably be expected to result, after the company merger effective time, from the failure to obtain such non-governmental third-party consent.
Each party to the merger agreement has agreed to keep the other parties reasonably informed regarding any lawsuit or other legal proceeding relating to or challenging the merger agreement or the consummation of the mergers unless doing so would, in the reasonable judgment of such party, jeopardize any of our or our subsidiaries’ privilege with respect thereto. We will promptly advise Parent in writing of the initiation of and any material developments regarding, and will reasonably consult with and permit Parent and its representatives to participate in the defense, negotiations or settlement of, any such lawsuit or other such legal proceeding, and we will give consideration to Parent’s advice with respect to such lawsuit or other such legal proceeding. We will not, and will not permit any of our subsidiaries nor any of our or our subsidiaries’ representatives to, compromise or settle any such lawsuit or other legal proceeding or consent thereto unless Parent otherwise consents in writing.
Restriction on Solicitation of Company Acquisition Proposals
The “Go-Shop” Period
Under the merger agreement, from the date of the merger agreement until the No-Shop Period Start Date, the Company, the Operating Company and the Company’s Subsidiaries and their respective trustees, directors, partners, managers, officers, employees, consultants, advisors, agents and other representatives, which we refer to as the Representatives, have the right to: (i) solicit, initiate, encourage or facilitate, any inquiry, discussion, offer, request, negotiation or proposal that constitutes, or that could reasonably be expected to lead to, a company acquisition proposal, which we refer to as an Inquiry, including by providing information (including non-public information) relating to the Company or any of its subsidiaries and affording access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries to any third party (and such third party’s Representatives, including potential financing sources of such third party) pursuant to an Acceptable Confidentiality Agreement; provided, that any non-public information concerning the Company or its subsidiaries that is provided to such third party (or its representatives) will, to the extent not previously provided to Parent, be provided to Parent as promptly as practicable after proving it to such third party (and, in any event, within 24 hours thereafter); and (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any third party (and their respective representatives, including potential financing sources of such third party) with respect to any company acquisition proposals (or any Inquiry) and cooperate with or assist or participate in or facilitate any such Inquiries or any effort or attempt to make any company acquisition proposals (or Inquiries), including granting a waiver, amendment or release under any pre-existing standstill or similar provision to the extent necessary to allow for a company acquisition proposal or amendment to a company acquisition proposal (or inquiry) to be made to the Company or the Company board of directors. As promptly as practicable, and in any event within 24 hours following the No-Shop Period Start Date, the Company shall deliver to Parent a written notice setting forth the identity of each person or group of persons from whom the Company or any of its Representatives has received a company acquisition proposal following the date of the merger agreement and prior to the No-Shop Period Start Date.
For purposes of this proxy statement and the merger agreement, “Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms no less restrictive to the counterparty thereto than the terms of the Confidentiality Agreement binding upon Parent and its affiliates; provided that such confidentiality agreement may not (i) prohibit compliance by the Company with the Company’s non-solicitation obligations under the merger agreement or (ii) provide for an exclusive right to negotiate with the Company.
On September 17, 2020, the 45-day Go-Shop Period expired and as of the date of this filing, no company acquisition proposals were received.
The “No-Shop” Period
We have agreed that, from and after the No-Shop Period Start Date until the valid termination of the merger agreement or the company merger effective time, except with respect to any excluded party or as permitted by certain exceptions described below, we will, and will cause each of our subsidiaries and our and our subsidiaries’ officers and directors to, and will direct our and our subsidiaries’ partners, managers, officers, employees, consultants, advisors (including counsel, accountants, investment bankers, experts, consultants and financial advisors), agents and other representatives to, (i) immediately cease any solicitations, discussions, negotiations or communications with any person that may ongoing with respect to any company acquisition proposal that would be prohibited as described below; (ii) request the prompt return or destruction of all non-public information concerning the Company or its subsidiaries previously furnished to any such person with whom a confidentiality agreement was entered into at any time within the one-year period immediately preceding the No-Shop Period Start Date; (iii) cease providing any further information with respect to the Company or its subsidiaries or any company acquisition proposal to any such person or its representatives; and (iv) terminate all access granted to any such person and its representatives to any physical or electronic data room.

We have further agreed that, from and after the No-Shop Period Start Date until the earlier of the company merger effective time and the termination of the merger agreement in accordance with its terms and subject to the provisions described below, we will not, and we will cause our subsidiaries and our and our subsidiaries’ officers and directors not to, and will not authorize and will use commercially reasonable efforts to cause our and our subsidiaries’ partners, managers, officers, employees, consultants, advisors (including counsel, accountants, investment bankers, experts, consultants and financial advisors), agents and other representatives not to, directly or indirectly through another person:
•
solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer, request or proposal that constitutes, or could reasonably be expected to lead to, a company acquisition proposal (which we refer to as an inquiry) including by providing information (including non-public information) relating to the Company or any of its subsidiaries and affording access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries to any third party (or such third party’s representatives);

•
engage in any discussions or negotiations regarding, or furnish to any third party any non-public information in connection with, or knowingly facilitate in any way any effort by, any third party in furtherance of any company acquisition proposal or inquiry;

•	approve or recommend a company acquisition proposal;
•
enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement (but excluding an Acceptable Confidentiality Agreement) providing for a company acquisition proposal or requiring us or the Operating Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement; or

•	propose or agree to do any of the foregoing.
For purposes of the merger agreement and this proxy statement, “superior proposal” means a bona fide written company acquisition proposal (except that each reference to “15%” in the definition of “company acquisition proposal” will be replaced by “50%”) made by a third party on terms that our board of directors determines in good faith, after consultation with our outside legal counsel and financial advisors, (1) would result, if consummated, in a transaction that is more favorable to our stockholders (solely in their capacity as such) from a financial point of view than the merger and (2) is reasonably likely to be consummated, after taking into account the financial, legal, regulatory and any other aspects of such proposal (including any financing conditions or the reliability of debt or equity funding commitments), the likelihood and timing of consummation (as compared to the merger) and any changes to the terms of the merger agreement proposed by Parent and any other information provided by Parent.
Notwithstanding the prohibitions above, from and after the No-Shop Period Start Date, the Company and its subsidiaries and their respective representatives may continue to engage with any excluded party (and its representatives, including potential financing sources of such excluded party), including with respect to any amended or modified company acquisition proposal submitted by any excluded party following the No-Shop Period Start Date, and the no-shop restrictions set above will not apply with respect thereto.
Prior to the approval of the merger and the other transactions contemplated by the merger agreement by our common stockholders and subject to our compliance with the provisions described above under “—Restriction on Solicitation of Company Acquisition Proposals,” if we receive an unsolicited written bona fide company acquisition proposal after the date of the merger agreement by a third party that did not result from a material breach of the obligations described above under “—Restriction on Solicitation of Company Acquisition Proposals,” if our board of directors determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that such company acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal, we or our subsidiaries may:
•
furnish non-public information to such third party (and such third party’s representatives including potential financing sources of such third party) if, prior to furnishing such information, we receive from the third party an executed Acceptable Confidentiality Agreement and any material non-public information concerning us or any of our subsidiaries that is provided to such third party (or its representatives) shall, to the extent not previously provided to Parent, be provided to Parent as promptly as practicable after providing it to such third party (and in any event within 24 hours thereafter); and
•
engage in discussions or negotiations with such third party (and such third party’s representatives including potential financing sources of such third party) with respect to the company acquisition proposal.

We are required to notify Parent promptly (but in no event later than 24 hours) after receipt of any company acquisition proposal or any request for non-public information regarding us or any of our subsidiaries by any third party that informs us that it is considering making, or has made, a company acquisition proposal, or any other inquiry from any person seeking to have discussions or negotiations with us regarding a possible company acquisition proposal. Such notice will be made in writing and shall identify the person making such company acquisition proposal or inquiry and indicate the material terms and conditions of any company acquisition proposals or inquiries, to the extent known (including, if applicable, providing copies of any written company acquisition proposals or inquiries and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the business or operations of the person making such company acquisition proposal or inquiry). We will also promptly, and in any event within 24 hours, notify Parent in writing if we enter into discussions or negotiations concerning any company acquisition proposal or provide nonpublic information to any person, notify Parent of any change to the financial and other material terms and conditions of any company acquisition proposal and otherwise keep Parent reasonably informed of the status and terms of any company acquisition proposal or inquiry on a reasonably current basis, including by providing a copy of all written proposals, offers, drafts of proposed agreements or correspondence relating thereto. Neither we nor any of our subsidiaries may, after the date of the merger agreement, enter into any confidentiality or similar agreement that would prohibit us from providing such information to Parent.
In addition, the merger agreement provides that from and after the No-Shop Period Start Date and until the earlier of the company merger effective time and the termination of the merger agreement (except with respect to any excluded party), we may not, nor may we permit any of our subsidiaries to, terminate, waive, amend or modify any provision of any standstill or confidentiality agreement to which we or any of our subsidiaries is a party, except solely to allow the applicable party to make a non-public company acquisition proposal to our board of directors. The merger agreement also provides that neither we nor our board of directors will take any actions to exempt any person from the “Stock Ownership Limit” or establish or increase an “Excepted Holder Limit,” as such terms are defined in our charter, unless such actions are taken concurrently with the termination of the merger agreement in accordance with the provisions described in the first bullet point of the section below entitled “—Termination of the Merger Agreement—Termination by the Company.”
Obligation of the Board of Directors with Respect to Its Recommendation
Except in the circumstances and pursuant to the procedures described below, neither our board of directors nor any committee thereof will:
•
change, withhold, withdraw, modify or qualify in any manner adverse to Parent (or resolve to or publicly propose to or announce an intention to change, withhold, withdraw, modify or qualify in a manner adverse to Parent) our board of directors’ recommendation with respect to the merger;

•	approve, adopt or recommend (or resolve to or publicly propose to or announce an intention to approve, adopt or recommend) any company acquisition proposal;
•	fail to include our board of directors’ recommendation with respect to the merger in this proxy statement;
•
within five business days of Parent’s written request, fail to make or reaffirm our board of directors’ recommendation with respect to the merger following the date any company acquisition proposal or any material modification thereto is first published or sent or given to the stockholders of the Company;

•
fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any company acquisition proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within 10 business days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer; or

•	publicly propose or agree to any of the foregoing;
•
approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit us or any of our subsidiaries to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement providing for or relating to a company acquisition proposal or requiring us or the Operating Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement (other than an acceptable confidentiality agreement) or publicly propose or announce its intention to do any of the foregoing.

We refer to any action described in the first six bullet points above as an “adverse recommendation change.”
Prior to the approval of the merger and the other transactions contemplated by the merger agreement by our common stockholders, our board of directors:
•
may effect an adverse recommendation change if an intervening event has occurred and our board of directors determines, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with our directors’ duties under applicable law;

•
may effect an adverse recommendation change and/or terminate the merger agreement to enter into a definitive agreement providing for the implementation of a superior proposal in response to an unsolicited written bona fide company acquisition proposal (and we are not in material breach of provisions described above under “—Restriction on Solicitation of Company Acquisition Proposals”) that our board of directors determines, after consultation with outside legal counsel and financial advisors, constitutes a superior proposal, after having complied with, and giving effect to all of the adjustments to the merger agreement which may be offered by Parent, and such company acquisition proposal is not withdrawn and our board of directors determines, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ duties under applicable law;

•	may effect an adverse recommendation change and/or terminate the merger agreement if the following requirements are satisfied:
○
if we provide prior written notice to Parent of our intention to, take such action (which we refer to as a notice of change of recommendation), identifying the person making the superior proposal and describing the material terms and conditions of the superior proposal or intervening event, as applicable, that is the basis for such action including, if applicable, copies of any written proposals or offers and any proposed written agreements related to a superior proposal (it being agreed that the delivery of such notice will not constitute an adverse recommendation change);

○
if we negotiate with Parent in good faith for a period of four business days following Parent’s receipt of the notice of change of recommendation described in the bullet point immediately above (which we refer to as a notice of change period) to make such adjustments in the terms and conditions of the merger agreement, so that, in the case of a superior proposal, such superior proposal ceases to constitute a superior proposal, or in the case of an intervening event, in order to obviate the need to make such adverse recommendation change; and

○	if our board of directors, following the end of the notice of change period after Parent’s receipt of the notice of change of recommendation, has determined in good faith, after consultation with outside legal counsel and financial advisors, taking into account any changes to the merger agreement proposed in writing by Parent in response to the notice of change of recommendation or otherwise, that (1) the superior proposal giving rise to the notice of change of recommendation continues to constitute a superior proposal or (2) in the case of an intervening event, the failure of the board to effect an adverse recommendation change would reasonably be expected to be inconsistent with our directors’ duties under applicable law.
For purposes of the merger agreement, “intervening event” means a material event, development or change in circumstances with respect to us and our subsidiaries, taken as a whole, that occurred or arose after the date of the merger agreement, which was unknown to our board of directors as of or prior to the date of the merger agreement (or, if known, the consequences of which were not known or reasonably foreseeable to our board of directors as of the date of the merger agreement), and becomes known to or by our board of directors prior to the approval of the merger and the other transactions contemplated by the merger agreement by our common stockholders. Notwithstanding the foregoing, none of the following will constitute, or be considered in determining whether there has been, an intervening event:
•	the receipt, existence of or terms of an inquiry or a company acquisition proposal or any matter relating thereto or consequence thereof;
•
changes in the market price or trading volume of our common shares or the fact that we meet or exceed internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period, provided, however, that the underlying causes of such change or fact will not be excluded by the provision described in this bullet point; and

•	any event, development or change in circumstances with respect to Parent, Parent OP or their respective affiliates.
Any amendment to the financial terms (including the form, amount and timing of payment of consideration) or any other material amendment of such a superior proposal will require a new notice of change of recommendation, and we will be required to comply again with the requirements described above, except that the notice of change period will be reduced to two business days following receipt by Parent of any such new notice of change of recommendation.
Nothing contained in the merger agreement will prohibit us or our board of directors from taking and disclosing to our stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or from making any disclosure to our stockholders that is required by applicable law or if our board of directors determines, after consultation with outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with our directors’ duties under applicable law, provided, however, that neither we nor our board of directors will be permitted to recommend that stockholders tender any securities in connection with any tender offer or exchange offer that is a company acquisition proposal or otherwise effect an adverse recommendation change with respect thereto, except as permitted by the provisions described above.
Employee Benefits
From and after the company merger effective time and for a period ending on the first anniversary of the company merger effective time (or, if shorter, during any applicable period of employment), each of our and our subsidiaries’ employees who is employed immediately prior to the company merger effective time, each of which we refer to as a company employee, will be entitled to receive (1) a base salary or wage at a rate, as applicable, that is no less favorable than the base salary or wage rate in effect with respect to such company employee immediately prior to the company merger effective time, (2) an annual cash bonus opportunity that is no less favorable than the annual cash bonus opportunity provided to such company employee immediately prior to the company merger effective time, and (3) benefits (excluding equity-based compensation, pension, retiree health and welfare benefits, severance, retention, change in control and long-term incentive compensation) that are substantially comparable, in the aggregate, to the benefits provided to such company employee immediately prior to the company merger effective time. Parent will, or will cause its designated subsidiary to, assume and honor the terms of the employment agreements with Messrs. Good and Perry and the severance policy described below (solely with respect to Ms. Luttrell and Messrs. Corak and Perry), without amendment. Notwithstanding the foregoing, the merger agreement does not require that any company employee remain employed for any period after the closing of the mergers nor that any compensation or benefits be provided after a company employee ceases to be employed (other than vested rights and benefits in effect at the time of such cessation of employment and certain severance benefits). For the employee benefit plans of Parent and its subsidiaries providing any benefits to any company employee after the company merger effective time, each company employee will be credited with his or her years of service with us and our subsidiaries and our and their respective predecessors as if such service were with Parent or an applicable subsidiary, for all purposes, including participation and vesting, provided that the foregoing will not apply for purposes of benefit accrual under defined benefit plans, for purposes of any retiree health plan, or to the extent that its application would result in a duplication of benefits or to the extent the we did not provide such service credit under any comparable plan, program or benefit.
Parent has agreed to, and to cause its subsidiaries to, use commercially reasonable efforts to waive all limitations as to preexisting conditions, exclusions, actively at work requirements, waiting periods or any other restriction that would prevent immediate or full participation of company employees under Parent’s or any of its subsidiaries’ health and welfare plans, other than limitations, exclusions, actively at work requirements, waiting periods or other restrictions that are already in effect with respect to such company employees and that have not been satisfied as of the closing date under any company employee benefit plan. Parent has agreed to, and to cause its subsidiaries to, use commercially reasonable efforts to waive any and all evidence of insurability requirements with respect to such company employees to the extent such evidence of insurability requirements were not applicable to the company employees under the comparable company benefit plan immediately prior to the closing of the mergers. Parent has agreed to, and to cause its subsidiaries to, use commercially reasonable efforts to provide, each company employee and his or her dependents with full credit for any co-payments and deductibles satisfied prior to the closing date for the plan year within which the company merger effective time occurs in order to satisfy any applicable deductible or out-of-pocket requirements, and for any lifetime maximums, under any welfare plans that such company employees are eligible to participate in after the closing date. Prior to making any material written communications to the company employees pertaining to compensation or benefit matters that are affected by the transactions contemplated by the merger agreement, the Company will provide Parent with a copy of the intended communication, Parent will have a reasonable period of time to review and comment on the communication (provided that Parent will review and comment promptly), and Parent and the Company will cooperate in providing any such mutually agreeable communication.
The merger agreement provides that we may establish a cash retention and severance program, pursuant to which all of our employees below the title of Senior Vice President may be eligible to receive a retention bonus (or severance, as applicable); provided that such retention or severance amounts payable may not exceed $300,000 in aggregate. The merger agreement further provides that we may enter into, adopt, amend or terminate any agreement, arrangement, plan or policy with respect to employees with an annual base salary of less than $100,000.
Financing Cooperation
The consummation of the mergers is not conditioned upon Parent’s receipt of financing. Prior to the company merger effective time, the Company will use commercially reasonable efforts to provide, and will use commercially reasonable efforts to cause its representatives to provide, in each case at Parent’s sole expense, such cooperation as may reasonably be requested by Parent that is customary and necessary in connection with arranging and obtaining equity financing and debt financing and/or additional equity financing (which we refer to as an alternative financing, and, together with the equity financing, the financing), in the case of the alternative financing, as contemplated by a commitment letter related to such alternative financing, including (in each case to the extent that the same is reasonably requested):
•	to the extent expressly required of Parent by a financing commitment letter, assisting in preparation for and participation in marketing efforts;
•	providing to Parent certain financial information;

•
providing reasonable access to representatives of the alternative financing sources to conduct appraisals and inspections of the Company’s owned real properties and leased real properties that do not involve a Phase II environmental site assessment or invasive testing or sampling of soil, groundwater, indoor air or other environmental media; and

•
executing and delivering definitive agreements with respect to the debt financing contemplated by an alternative financing commitment letter, subject to the occurrence of the closing of the merger, including executing an amendment, an amendment and restatement, waiver or consent under the Company’s existing credit facility such that the Company’s existing credit facility remains in place and is available upon the company merger effective time and upon the consummation of the mergers and transactions contemplated by the merger agreement.

Notwithstanding the immediately foregoing sentence, Parent will ensure that such requested cooperation does not unreasonably interfere with the ongoing business or operations of the Company (it being understood and agreed that the Company will not be required to take any action that unreasonably interferes with its ongoing business or operations); and neither the Company nor any of its subsidiaries will be required to commit to take any action that is not contingent upon the closing of the mergers (other than the execution of an amendment, an amendment and restatement, waiver or consent under the Company’s existing credit facility such that the Company’s existing credit facility remains in place and is available upon the closing and upon the consummation of the mergers and transactions contemplated by the merger agreement), would be effective prior to the closing of the mergers, or would encumber any assets of the Company or any of its subsidiaries prior to the closing of the mergers; any information regarding the Company and any of its subsidiaries contained in any materials in connection with the financing shall be subject to the prior review of the Company; and neither the Company, any its subsidiaries nor any of their respective representatives will, in connection with the financing:
•	be required to take any action that would result in a violation of applicable law or breach of any contract (including the merger agreement) or subject it to actual or potential liability;
•	be required to bear any cost or expense;
•
be required to pay any commitment fees, expenses or other amounts or make any other payment or incur any other liability or provide or agree to provide any indemnity prior to the closing of the mergers;

•	be required to take any action in the capacity as a member of the board of directors or board of managers or similar body to authorize or approve such financing;
•
have any liability or any obligation under any definitive financing agreement or any related document or other agreement or document related to such financing, other than any such liability or obligation of the Company following the closing of the mergers;

•	be required to incur any other liability in connection with the financing, other than any other liability incurred by the Company following the closing of the mergers;
•
be required to disclose or provide any information the disclosure of which, in the reasonable judgment of the Company, is restricted by contract, applicable law, order, is subject to attorney-client privilege or could result in the disclosure of any trade secrets of third parties or violate any obligation of the Company with respect to confidentiality;

•
be required to issue a private placement memoranda, confidential information memoranda or prospectus (and no such private placement memoranda or prospectus will reflect the Company or any Company subsidiary as the issuer);

•	be required to issue any offering or information document or provide or deliver any legal opinion; or
•	be required to participate in “road shows” or similar sales or marketing events.
Parent will, promptly upon request by the Company, reimburse the Company, any of its subsidiaries and their respective affiliates and representatives for all reasonable and documented costs, including all reasonable and documented fees and expenses of counsel and other advisors, incurred by them or their respective representatives in connection with the cooperation described above. Parent will indemnify and hold harmless the Company, its affiliates and their respective representatives against any and all fees, costs and expenses (including advancing attorneys’ fees and expenses (whether incurred in connection with a claim against Parent or otherwise) in advance of the final disposition of any suit, claim, action, investigation or proceeding), judgments, fines, claims, losses, penalties, damages, interest, awards and liabilities directly or indirectly suffered or incurred by such parties in connection with any financing, including any information provided in connection therewith or the cooperation by the Company with respect thereto.
Certain Other Covenants
The merger agreement contains certain other covenants of the parties to the merger agreement relating to, among other things:
•	giving Parent and its authorized representatives reasonable access to our and our subsidiaries’ properties, facilities, personnel and books and records;
•	the filing of this proxy statement with the SEC, and cooperation in preparing this proxy statement and in responding to any comments received from the SEC on this proxy statement;
•	actions necessary to exempt the merger agreement and the transactions contemplated by the merger agreement from, or mitigate, the effect of any applicable anti-takeover statutes;
•	the consultation regarding any press releases or other public statements with respect to the merger agreement or the mergers;
•	the indemnification of our and our subsidiaries’ directors and officers;
•	notification of certain matters; and
•	certain tax matters.
Conditions to the Mergers
The obligations of the parties to complete the mergers are subject to the satisfaction or waiver of the following mutual conditions:
•
the merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of our common shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter; and

•
no governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the mergers illegal or otherwise restricting, preventing or prohibiting the consummation of the mergers.

The obligations of Parent and Parent OP to complete the mergers are further subject to the satisfaction or waiver of the following conditions:
•
our and the Operating Company’s representations and warranties must be true and correct (determined without regard to any materiality or material adverse effect qualifications therein) as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty must be true and correct at and as of such date, without regard to any such qualifications therein), except where the failure of such representations and warranties to be true and correct has not had, or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect, except for (i) certain of our and the Operating Company’s representations and warranties regarding our, the Operating Company’s and our other subsidiaries’ organizational standing, legal authority and obligations to brokers, which must be true and correct in all material respects; (ii) certain of our and the Operating Company’s representations and warranties regarding our, the Operating Company’s and our other subsidiaries’ capitalization, which must be true and correct in all respects, except to the extent of any de minimus inaccuracies and (2) our and the Operating Company’s representations and warranties regarding the absence of a material adverse effect, which must be true and correct in all respects;
•
we and the Operating Company must have performed and complied, in all material respects, with all of our and its obligations, agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing date (other than certain obligations to assist and cooperate with the Parent’s financing, so long as such failure to perform is not the result of a willful or intentional breach by us or the Operating Company, or our obligations to provide landlord estoppels to Parent);

•
Parent must have received the written tax opinion of our counsel, King & Spalding LLP or such other law firm as may be reasonably acceptable to Parent, dated as of the closing date, concluding for all taxable periods commencing with our taxable year ended December 31, 2015 we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code; and

•
from the date of the merger agreement through the closing date, there must not have occurred a change, event, state of facts or development which has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect.

Our and the Operating Company’s obligations to complete the mergers are further subject to the satisfaction or waiver of the following conditions:
•
the representations and warranties of Parent and Parent OP must be true and correct in all material respects as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty must be true and correct at and as of such date, without regard to any such qualifications therein), except where the failure of such representation or warranty to be true and correct would not individually or in the aggregate reasonably be expected to have a parent material adverse effect, except that certain our parents representations and warranties certain of Parent’s and Parent OP’s representations and warranties regarding such parties’ capitalization, which must be true and correct in all respects; and

•
each of Parent and Parent OP must have performed and complied, in all material respects, with all of their obligations, agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing date.

Termination of the Merger Agreement
We and Parent may mutually agree to terminate and abandon the merger agreement at any time prior to the closing date.
Termination by either the Company or Parent
In addition, we, on the one hand, or Parent, on the other hand, may terminate and abandon the merger agreement by written notice to the other at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement, if:
•
any governmental entity of competent authority has issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the mergers substantially on the terms contemplated by the merger agreement and such order, decree, ruling or other action has become final and non-appealable, provided, that the right to terminate the merger agreement pursuant to this bullet point is not available to a party if the issuance of such final, non-appealable order, decree or ruling or taking of such other action was primarily due to the failure of us or the Operating Company, in the case of termination by us, or Parent or Parent OP, in the case of termination by Parent, to perform any of its obligations under the merger agreement;

•
the mergers have not been consummated by December 31, 2020, provided that the right to terminate the merger agreement under this bullet point is not available to us, if the Company or the Operating Company, or to Parent, if Parent or Parent OP, as applicable, has breached in any material respect its obligations under the merger agreement in any manner that has caused or resulted in the failure to consummate the mergers on or before December 31, 2020; or

•
the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement has not been obtained at the duly held special meeting or any adjournment or postponement thereof at which the merger is voted on.

Termination by the Company
We may also terminate and abandon the merger agreement by written notice to Parent at any time prior to the closing date if:
•
prior to obtaining the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement, our board of directors effects an adverse recommendation change in accordance with the requirements described above under “—Obligation of the Board of Directors with Respect to Its Recommendation” in connection with a superior proposal and our board of directors has approved, and concurrently with the termination under the provision described in this bullet point, we enter into, a definitive agreement providing for the implementation of a superior proposal, but only if we are not then in material breach of our obligations described under “—Restriction on Solicitation of Company Acquisition Proposals,” provided that such termination will not be effective until we have paid the company termination fee (as described below);

•
Parent or Parent OP has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement such that a closing condition relating to its representations, warranties, covenants or agreements would be incapable of being satisfied by December 31, 2020 (subject to a 20-day cure period after written notice by the Company to Parent informing Parent of such breach or failure to perform and Company’s intention to terminate the merger agreement, except that no cure period is required for a breach or failure that by its nature cannot be cured prior to December 31, 2020); provided that neither we nor the Operating Company have breached or failed to perform any of our or its representations, warranties, covenants or other agreements contained in the merger agreement in any material respect; or

•	all of the following requirements are satisfied:
○
all of the mutual conditions to the parties’ obligations to effect the mergers and the additional conditions to the obligations of Parent and Parent OP to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the closing of the mergers, provided that such conditions to be satisfied at the closing of the mergers would be satisfied as of the date of the notice referenced in the immediately following bullet point if the closing of the mergers were to occur on the date of such notice);

○
on or after the date the closing of the mergers should have occurred pursuant to the merger agreement, we have delivered irrevocable written notice to Parent to the effect that all of the mutual conditions to the parties’ obligations to effect the mergers and the additional conditions to the obligations of Parent and Parent OP to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the closing of the mergers, provided that such conditions to be satisfied at the closing of the mergers would be satisfied as of the date of such notice if the closing of the mergers were to occur on the date of such notice) and we and the Operating Company are ready, willing and able to consummate the closing of the mergers; and

○
Parent and Parent OP fail to consummate the closing of the mergers on or before the third business day after delivery of the notice referenced in the immediately preceding bullet point, and we and the Operating Company stood ready, willing and able to consummate the closing of the mergers during such three business day period.

Termination by Parent
Parent may also terminate and abandon the merger agreement by written notice to us at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement, if:
•
we or the Operating Company have breached or failed to perform any of our or the Operating Company’s representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to our and the Operating Company’s representations, warranties, covenants or agreements would be incapable of being satisfied by December 31, 2020 (subject to a 20-day cure period after written notice by the Parent to the Company informing the Company of such breach or failure to perform and Parent’s intention to terminate the merger agreement, except that no cure period is required for a breach or failure that by its nature cannot be cured prior to December 31, 2020), provided that neither Parent nor Parent OP has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement in any material respect; or

•
our board of directors has effected, or resolved to effect, an adverse recommendation change, or we enter into a letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement providing for or relating to a company acquisition proposal or requiring us or the Operating Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement (other than an acceptable confidentiality agreement).

Termination Fees
Termination Fee Payable by the Company
We have agreed to pay the company termination fee of $25.6 million as directed by Parent if:
•	Parent terminates the merger agreement pursuant to the provision described in the second bullet point under “—Termination of the Merger Agreement—Termination by Parent”;
•	we terminate the merger agreement pursuant to the provision described in the first bullet point under “—Termination of the Merger Agreement—Termination by the Company”; or
•	all of the following requirements are satisfied:
○
we or Parent terminate the merger agreement pursuant to the provisions described in the second bullet point under “—Termination of the Merger Agreement—Termination by either the Company or Parent” or Parent terminates the merger agreement pursuant to the provision described in the first bullet point under “—Termination of the Merger Agreement—Termination by Parent”; and

○
(1) a company acquisition proposal has been received by us or our representatives or any person has publicly proposed or publicly announced an intention (whether or not conditional) to make a company acquisition proposal and (2) within twelve months after a termination referred to in the immediately preceding sub-bullet point we enter into a definitive agreement relating to, or consummate, any company acquisition proposal (with, for purposes of this clause (2), the references to “15%” in the definition of “company acquisition proposal” being deemed to be references to “50%”).

However, the company termination fee will equal $16 million if the merger agreement is terminated by us pursuant to the provisions described in the first bullet point under “—Termination of the Merger Agreement—Termination by the Company” in order to enter into a definitive agreement on or before

September 22, 2020 with an excluded party providing for the implementation of a superior proposal (or by Parent pursuant to the provisions described in the second bullet point under “—Termination of the Merger Agreement—Termination by the Parent” in the event that the merger agreement is terminated by the Company (or otherwise was attempting to be validly terminated by the Company) pursuant to the provisions described in the first bullet point under “—Termination of the Merger Agreement—Termination by the Company” in order to enter into a definitive agreement with an excluded party providing for the implementation of a superior proposal).
An “excluded party” is a person or group of persons that submitted a written bona fide company acquisition proposal to us after the date of the merger agreement and prior to 12:00 a.m., New York City time, on September 17, 2020 that our board of directors determines, after consultation with outside legal counsel and financial advisors, constitutes, or could reasonably be expected to lead to, a superior proposal.
On September 17, 2020, the 45-day Go-Shop Period expired and as of the date of this filing, no company acquisition proposals were received.
Termination Fee Payable by Parent
Parent has agreed to pay to us the parent termination fee of $32 million if we terminate the merger agreement pursuant to the provisions described in the second bullet point or third bullet point under “—Termination of the Merger Agreement—Termination by the Company” provided that in the event that Parent has not paid or caused to be paid such fee within four days of such termination, then the Company may deduct from or offset such fee (i) first, against any dividends owed to Parent or its affiliates that have been paid in-kind with respect to our Series A Preferred Shares, (ii) second, against any dividends payable after the date of the merger agreement owed to Parent or its affiliates in respect to our Series A Preferred Shares and (iii) in the alternative, in the event that any of the Series A Preferred Shares become redeemable, against the consideration owed to holders of such Series A Preferred Shares pursuant to such redemption. Any amounts so offset will be deemed paid (i.e., cash inflow) for purposes of internal rate of return under the Series A Preferred Shares and any offset of any portion of such fees will not affect in a manner adverse to the Company the computation of the Cumulative Cap (within the meaning of the Series A Preferred Shares articles supplementary).
Parent Expense Reimbursement
Upon certain circumstances, the Company is required to reimburse Parent’s expenses in connection with the prospective transactions contemplated by the merger agreement up to a maximum amount of $5 million in the event that the Mergers are not consummated. Such circumstances include (i) termination by either party pursuant to the provision described in the second bullet point under “The Merger Agreement—Termination of the Merger Agreement—Termination by either the Company or Parent” or (ii) termination by Parent pursuant to the provision described in the first bullet point under “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent.”
Amendment and Waiver
The merger agreement may be amended by action taken by the parties at any time before or after our common stockholders have approved the merger and the other transactions contemplated by the merger agreement but, after such approval, no amendment may be made which requires the approval of any such stockholders under applicable law without obtaining such further approvals. The merger agreement also provides that, at any time prior to the closing date, each party may extend the time for the performance of any of the obligations or other acts of the other parties, waive any breaches or inaccuracies in the representations and warranties of the other parties, or waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement. The merger agreement provides that certain provisions of the merger agreement relating to debt financing sources may not be amended or modified in a manner materially adverse to such applicable debt financing sources, without the consent of such debt financing sources (which consent may not be unreasonably withheld, conditioned or delayed).

MARKET PRICE OF OUR COMMON SHARES
Our common shares are listed on the NYSE under the trading symbol “JCAP.” On September 11, 2020, there were approximately 14 holders of record. Certain of our common shares are held in “street” name and accordingly, the number of beneficial owners of such shares is not known or included in the foregoing number. The table below sets forth the quarterly high and low closing sales prices of our common shares on the NYSE for the periods indicated and the dividends declared by us with respect to the periods indicated.
Year	Range		Cash Dividend per Share
	High	Low
Fiscal Year Ended December 31, 2018
First Quarter	$19.09	$16.13	$0.35
Second Quarter	$20.28	$17.63	$0.35
Third Quarter	$20.01	$18.05	$0.35
Fourth Quarter	$21.99	$18.95	$0.35
Fiscal Year Ended December 31, 2019
First Quarter	$22.01	$19.63	$0.35
Second Quarter	$21.73	$20.30	$0.35
Third Quarter	$20.83	$19.13	$0.35
Fourth Quarter	$19.96	$17.31	$0.35
Fiscal Year Ending December 31, 2020
First Quarter	$20.54	$9.34	$0.23
Second Quarter	$16.16	$10.55	$0.23
Third Quarter (through September 22, 2020)	$17.41	$12.92	$0.00
On July 31, 2020, the last trading day prior to the date of the public announcement of the merger agreement, the reported closing price per share for our common shares on the NYSE was $14.01. On September 22, 2020, the last trading day before the date of this proxy statement, the reported closing price per share for our common shares on the NYSE was $17.15. You are encouraged to obtain current market quotations for our common shares.
On April 30, 2020, our board of directors authorized, a regular quarterly dividend of $0.3750 per common share for the quarter ended June 30, 2020, which was paid on July 16, 2020 to stockholders of record at the close of business on June 29, 2020. Under the terms of the merger agreement, we may not authorize, declare or pay any other dividends to the holders of our common shares during the term of the merger agreement without the prior written consent of Parent. Pursuant to the terms of the merger agreement, we do not intend to authorize, declare or pay any dividends with respect to our common shares during the term of the merger agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common shares, as of September 11, 2020, for (1) each person known to us to be the beneficial owner of more than 5% of our outstanding common shares based on the Schedule 13D, Schedule 13G, or any amendments thereto, filed with the SEC, (2) each of our directors, (3) each of our named executive officers who is not a director and (4) our directors and executive officers as a group.
In accordance with SEC rules, each listed person’s beneficial ownership includes:
•	all shares the investor actually owns beneficially or of record;
•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and
•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days) after September 11, 2020.
Except as otherwise described in the notes below, the following beneficial owners own all shares directly and have sole voting power and sole investment power with respect to all common shares set forth opposite their respective names.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of All Shares(1)	Number of OC Units Beneficially Owned	Percentage of All Shares and OC Unit(1)(2)
Named Executive Officers (“NEOs”):
John A. Good	313,567(3)	1.3%	179,487(8)(9)	1.9%
Kelly P. Luttrell	41,774(4)	*	—	*
Jonathan L. Perry	73,729(5)	*	76,923(9)	*
Independent Directors:
Mark O. Decker	29,716	*	—	*
James Dondero	572,414(6)	2.5%	—	2.2%
Rebecca Owen	7,071	*	—	*
Howard A. Silver	25,386	*	—	*
Dr. Harry J. Thie	30,905(7)	*	—	*
All directors and executive officers as a group (9 persons)(10)	1,118,281	4.8%	256,410(9)	5.2%
5% or Greater Owners
The Vanguard Group(11)	2,300,596	9.9%	—	—
BlackRock, Inc.(12)	2,316,011	10.0%	—	—
Ranger Global Real Estate Advisors, LLC(13)	1,266,799	5.5%	—	—
Strategic Storage Growth Trust II, Inc.(14)	1,466,214	6.3%
*	Less than 1% of our outstanding common shares.
(1)	Based on an aggregate of 23,263,130 shares of our common shares outstanding as of September 11, 2020.
(2)	Based on an aggregate of 2,386,935 Operating Company Units outstanding as of September 11, 2020.
(3)	Includes 49,534 unvested restricted common shares and 24,996 common shares underlying PSU awards, assuming attainment of maximum performance under such PSU awards.
(4)	Includes 12,485 unvested restricted common shares and 7,690 common shares underlying PSU awards, assuming attainment of maximum performance under such PSU awards.
(5)	Includes 33,303 unvested restricted common shares and 15,382 common shares underlying PSU awards, assuming attainment of maximum performance under such PSU awards.
(6)
Includes 133,150 shares held by Highland Capital Management Fund Advisors, L.P. (“HCMFA”) indirectly through advised accounts and 439,264 shares held by NexPoint Advisors indirectly through advised accounts. Mr. Dondero is the sole stockholder and director of Strand Advisors XVI, Inc., HCMFA’s general partner, and may be deemed to be an indirect beneficial owner of shares held by HCMFA. Mr. Dondero is the sole member of NexPoint Advisor’s general partner, and may be deemed to be an indirect beneficial owner of shares held by NexPoint Advisors. Mr. Dondero disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)	Includes 2,000 common shares owned by Dr. Thie’s wife.
(8)	Mr. Good intends to pledge his OC Units as collateral for a personal line of credit.
(9)
In addition, each of Messrs. Good and Perry will be entitled to 76,923 Operating Company Units, which we refer to as Earn-Out Consideration, upon the earlier of: (1) the Company’s common shares trading at or above a daily volume weighted price of $25.00 per share for at least 30 days during any trailing 365-day period prior to December 31, 2024 or (2) a “change of control” of the Company approved by our board of directors and our stockholders that occurs prior to December 31, 2024, including the mergers. See “The Mergers—Interests of our Directors and Executive Officers in the Merger—Operating Company Units Granted As Earn-Out Consideration in Connection with the Internalization Transactions.”

(10)	Includes 23,719 shares of common stock owned by David Corak, our Senior Vice President, Corporate Finance.
(11)
The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the beneficial owner on February 12, 2020. The Schedule 13G/A indicates that the entity has sole voting power over 23,009 shares, shared voting power over 5,285 shares, shared dispositive power over 24,010 shares and sole dispositive power over 2,276,586 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(12)
The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the beneficial owner on July 10, 2020. The Schedule 13G/A indicates that the entity has sole voting power over 2,316,011 shares and sole dispositive power over 2,349,923 shares. The principal business address of Black Rock, Inc. is 55 East 52nd Street New York, New York 10055.

(13)
The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the beneficial owner on April 1, 2020. The Schedule 13G/A indicates that the entity has sole voting power over 1,266,799 shares and sole dispositive power over all 1,266,799 shares. The principal business address of Ranger Global Real Estate Advisors, LLC is 1801 Wewatta Street, 11th Floor, Denver, CO 80202.

(14)
The indicated ownership is based solely on a Schedule 13D filed with the SEC by the beneficial owner on April 28, 2020. The Schedule 13D indicates that the entity has sole voting power over 1,466,214 shares and sole dispositive power over all 1,466,214 shares. The principal business address of Strategic Storage Growth Trust II, Inc. is 10 Terrace Road, Ladera Ranch, CA 92694.

Series A Preferred Stock
The number of shares of our Series A Preferred Stock owned and percentage ownership in the following table is based on 139,875 shares of Series A Preferred Stock outstanding on September 11, 2020. The following table sets forth information as of September 11, 2020, regarding each person known to us to be the beneficial owner of our Series A Preferred Stock.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficially Ownership	Percentage of Class
NexPoint Strategic Opportunities Fund	78,896	56.4%
NREF OP IV REIT SUB, LLC	41,254	29.5%
Highland Income Fund	17,755	12.7%
NexPoint Real Estate Strategies Fund	1,970	1.4%
(1)
The principal business address of each of NexPoint Strategic Opportunities Fund, NREF OP IV REIT SUB, LLC, Highland Income Fund, and NexPoint Real Estate Strategies Fund is 300 Crescent Court, Suite 700, Dallas, TX 75201.

NO DISSENTERS’ RIGHTS OF APPRAISAL
We are organized as a corporation under Maryland law. Holders of our common shares may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the merger because, as permitted by the MGCL, our charter provides that stockholders are not entitled to exercise such rights unless our board of directors, upon the affirmative vote of a majority of the entire board, determines that the rights apply. Our board of directors has made no such determination. However, our common stockholders can vote against the merger and the other transactions contemplated by the merger agreement.
STOCKHOLDER PROPOSALS
Our 2020 annual meeting of stockholders was held on April 28, 2020. We intend to hold an annual meeting of stockholders in 2021 only if the mergers are not completed. If we hold such an annual meeting, stockholder proposals intended to be presented at the 2021 annual meeting of stockholders must be received by our Secretary no later than November 19, 2020 in order to be considered for inclusion in our proxy statement relating to the 2021 meeting pursuant to Rule 14a-8 under the Exchange Act.
For a proposal of a stockholder to be properly presented at the 2021 annual meeting of stockholders, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, such proposal must be received at our principal executive offices after October 20, 2020 and on or before 5:00 p.m., Eastern Time, on November 19, 2020, unless the 2021 annual meeting of stockholders is advanced or delayed by more than thirty (30) days from April 28, 2021, in which case such proposal must be delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than 5:00 p.m. Eastern Time, on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting, as originally convened, or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Any such proposal should be mailed to our principal executive offices at: Jernigan Capital, Inc., 6410 Poplar Avenue, Suite 650, Memphis, Tennessee 38119, Attention: Corporate Secretary.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify us, by calling (901) 567-9510 or by directing your written request to: Jernigan Capital, Inc., 6410 Poplar Avenue, Suite 650, Memphis, Tennessee 38119, Attention: Corporate Secretary. Pursuant to such request, the Company will undertake to promptly deliver a separate copy of the proxy statement or annual report, as applicable, to you. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker as specified above.
OTHER MATTERS
Pursuant to our bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the special meeting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the public reference room of the SEC,

100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings, including this proxy statement, are also available to you on the SEC’s website at http://www.sec.gov.
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this proxy statement. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this proxy statement or in any document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to have been modified or superseded to the extent that a statement contained in this proxy statement, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this proxy statement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this proxy statement. We incorporate by reference the following documents we filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2019;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020;
•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2020;
•	our Current Reports on Form 8-K filed with the SEC on February 6, 2020, February 24, 2020, March 27, 2020, April 30, 2020, August 3, 2020 and September 23, 2020; and
•	all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting.
To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this proxy statement.
We will provide without charge to each person, including any beneficial owner of our common shares, to whom a proxy statement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this proxy statement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed to Jernigan Capital, Inc., 6410 Poplar Avenue, Suite 650, Memphis, Tennessee 38119, Attention: Corporate Secretary or by telephone at (901) 567-9510.
If you have any questions about this proxy statement, the special meeting or the mergers, or if you would like additional copies of this proxy statement, please contact us at:
Jernigan Capital, Inc.
6410 Poplar Avenue, Suite 650
Memphis, Tennessee 38119
Attention: John A. Good
(901) 567-9510
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR COMMON SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED SEPTEMBER 11, 2020. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO COMPANY STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

dated as of August 3, 2020

by and among

JERNIGAN CAPITAL, INC.,

JERNIGAN CAPITAL OPERATING COMPANY, LLC,

NEXPOINT RE MERGER, INC.

and

NEXPOINT RE MERGER OP, LLC

A-i

Exhibit A	Form of Company Tax Representation Letter
Exhibit B	Form of Company REIT Opinion
A-ii

AGREEMENT AND PLAN OF MERGER
This agreement and plan of merger, dated as of August 3, 2020 (this “Agreement”), is by and among Jernigan Capital, Inc., a Maryland corporation that has elected to be treated as a real estate investment trust for U.S. federal income Tax purposes (the “Company”), Jernigan Capital Operating Company, LLC, a Delaware limited liability company (the “Operating Company”), NexPoint RE Merger, Inc., a Maryland corporation (“Parent”), and NexPoint RE Merger OP, LLC, a Delaware limited liability company (the “Parent OP”).
BACKGROUND
A. The Parties wish to effect a business combination through: (i) a merger of the Parent with and into the Company, with the Company being the surviving entity in such merger (the “Company Merger”), on the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the “MGCL”) and the Maryland REIT Law (the “MRL”); and (ii) immediately following the consummation of the Company Merger, a merger of the Parent OP with and into the Operating Company, with the Operating Company being the surviving entity in such merger (the “Operating Company Merger” and together with the Company Merger, the “Mergers”), on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Limited Liability Company Act (the “DLLCA”), and the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”).
B. The Company is the sole managing member of the Operating Company through which the Company operates its business, and, as of the date of this Agreement, the Company owns approximately 93% of the outstanding common units of limited liability company interest in the Operating Company (the “Operating Company Units”).
C. The board of directors of the Company (the “Company Board”) has unanimously declared the Company Merger advisable and in the best interests of the Company and the stockholders of the Company, approved this Agreement, the Company Merger and the other transactions contemplated by this Agreement, on substantially the terms and subject to the conditions set forth in this Agreement.
D. The Company, as the sole managing member of the Operating Company, has approved this Agreement and the Operating Company Merger and determined that it is advisable and in the best interests of the Operating Company and the members of the Operating Company for the Operating Company to enter into this Agreement and to consummate the Operating Company Merger on the terms and subject to the conditions set forth in this Agreement.
E. The sole director of Parent (the “Parent Board”) has declared the Company Merger advisable and in the best interests of Parent and the stockholders of Parent, and approved this Agreement, the Company Merger and the other transactions contemplated by this Agreement, on substantially the terms and subject to the conditions set forth in this Agreement.
F. Parent, as the sole member of the Parent OP, has approved this Agreement and the Operating Company Merger and determined that it is advisable and in the best interests of the Parent OP for the Operating Company to enter into this Agreement and to consummate the Operating Company Merger on the terms and subject to the conditions set forth in this Agreement.
G. The Company, the Operating Company, Parent and the Parent OP desire to make certain representations, warranties, covenants and agreements in connection with the Mergers as set forth in this Agreement.

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1 Definitions.
(a) The following terms, as used in this Agreement, have the following meanings:
“Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms no less restrictive to the counterparty thereto than the terms of the Confidentiality Agreement; provided, however, that such confidentiality agreement shall not (a) prohibit compliance by the Company with the provisions of Section 6.6 or (b) provide for an exclusive right to negotiate with the Company.
“Additional Equity Financing” has the meaning set forth in the Equity Commitment Letter.
“affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.
“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York or Delaware are authorized or obligated by applicable Law to close.
“CARES Act” means the Coronavirus, Aid, Relief and Economic Security Act (H.R. 748).
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Acquisition Proposal” means any inquiry, indication of interest, offer or proposal from any Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) regarding any of the following (other than the Mergers or any other transaction involving Parent, the Company and the Operating Company): (i) any merger, consolidation, share exchange, recapitalization, dissolution, liquidation, business combination or other similar transaction involving the Company or the Operating Company; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise, of 15% or more of the consolidated assets of the Company and the Operating Company and the other Company Subsidiaries, taken as a whole (as determined on a book-value basis (including Indebtedness secured solely by such assets)), in a single transaction or series of related transactions; (iii) any issue, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the voting power of the Company or 15% or more of the equity interests in the Operating Company; (iv) any tender offer or exchange offer for 15% or more of any class of equity security of the Company or 15% or more of the equity interests in the Operating Company; (v) any other transaction or series of related transactions pursuant to which any third party proposes to acquire control of assets of the Company or the Operating Company and any other Company Subsidiary having a fair market value equal to or greater than 15% of the fair market value of all of the assets of the Company and the Operating Company and the other Company Subsidiaries, taken as a whole, immediately prior to such transaction; or (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.
“Company Equity Plan” means the Jernigan Capital, Inc. Second Amended and Restated 2015 Equity Incentive Plan.
“Company Material Adverse Effect” means any change, event, state of facts or development that has had or would reasonably be expected to have a material adverse effect on (i) the business, financial condition, assets or continuing results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) the ability of the Company or the Operating Company to consummate the Mergers before the Outside Date; provided, however, that in the case of clause (i) no change, event, state of facts or development resulting from any of the following will be deemed to be or taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) the entry into or the announcement, pendency or performance of this Agreement or the transactions contemplated hereby or the consummation of any transactions contemplated hereby, including (i) the identity of Parent and its affiliates, (ii) by reason of any communication by Parent or any of its affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of the Company and the Company Subsidiaries following the Company Merger Effective Time, (iii) the failure to obtain any third party consent in connection with the transactions contemplated hereby and (iv) the impact of any of the foregoing on any relationships with customers, suppliers, vendors, business partners, employees or any other Person, (b) any change, event or development in or affecting financial, economic, social or political conditions generally or the securities, credit or financial markets in general, including interest rates or exchange rates, or any changes therein, in the United States or other countries in which the Company or any of the Company Subsidiaries conduct operations or any change, event or development generally affecting the industries in which the Company and the Company Subsidiaries operate, (c) any change in the market price or trading volume of the securities of the Company or of the equity or credit ratings or the ratings outlook for the Company or any of the Company Subsidiaries by any applicable rating agency; provided, however, that the exception in this clause (c) will not prevent the underlying facts giving rise or contributing to such change, if not otherwise excluded from the definition of Company Material Adverse Effect, from being taken into account in determining whether a Company Material Adverse Effect has occurred, (d) the suspension of trading in securities generally on the New York Stock Exchange or any other exchange or system of quotations, (e) any adoption, implementation, proposal or change after the date hereof in any applicable Law or GAAP or interpretation of any of the foregoing, (f) any action taken or not taken to which Parent has consented in writing, (g) any action expressly required to be taken by this Agreement or taken at the request of Parent, (h) the failure of the Company or any Company Subsidiary to meet any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results or metrics for any period ending on or after the date of this Agreement; provided, however, that the exception in this clause (h) will not prevent the underlying facts giving rise or contributing to such failure, if not otherwise excluded from the definition of Company Material Adverse Effect, from being taken into account in determining whether a Company Material Adverse Effect has occurred; and provided, further, that this clause (h) will not be construed as implying that the Company is making any representation or warranty with respect to any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results or metrics for any period, (i) the commencement, occurrence, continuation or escalation of any war, armed hostilities or acts of terrorism, (j) any actions or claims made or brought by any of the current or former stockholders or equityholders of the Company or any Company Subsidiary (or on their behalf or on behalf of the Company or any Company Subsidiary, but in any event only in their capacities as current or former stockholders or equityholders) arising out of this Agreement or the Mergers or (k) the existence, occurrence or continuation of any earthquakes, floods, hurricanes, tropical storms, fires, Contagion Event or other natural disasters or any national, international or regional calamity; provided, that (x) with respect to clauses (b), (e), (i) and (k) such changes, events, state of facts or developments may be taken into account to the extent they disproportionately adversely affect the Company and the Company Subsidiaries, taken as a whole, compared to other companies operating in the United States in the industries in which the Company and the Company Subsidiaries operate and (y) clause (a)(iii) and clause (j) will not apply to the use of Company Material Adverse Effect in Section 4.4 (or Section 7.2(a) as it relates to Section 4.4).
“Company Performance Award Unit” means each outstanding performance-based restricted stock unit granted pursuant to the Company Equity Plan.
“Company Protected Information” means any confidential information of the Company or the Company Subsidiaries, trade secrets of the Company or the Company Subsidiaries, information to which the Company or any Company subsidiary or one of their management companies, as applicable, has undertaken an obligation of confidentiality to a third party, or information that is related to or capable of being linked to a person that is held, used, disclosed or collected by the Company or any of the Company Subsidiaries or one of their management companies, as applicable.
“Company Restricted Stock Award” means each award in respect of a Company Share subject to vesting, repurchase or other lapse restriction.

“Company Subsidiary” means any Subsidiary of the Company, including the Operating Company and its Subsidiaries. For the avoidance of doubt, the Storage Lenders JV and its Subsidiaries shall be considered a Company Subsidiary for all purposes of Article IV and Article VI.
“Contagion Event” means the outbreak and ongoing effects of contagious disease, epidemic or pandemic (including the COVID-19 pandemic) or any worsening of such matters or any declaration of a state of emergency, martial law, shelter-in-place, quarantine or similar directive, policy or guidance or other action by any Governmental Entity or quasi-governmental authority in response thereto.
“Contract” means any binding agreement, contract, lease (whether for real or personal property), commitment, note, bond, mortgage, indenture, deed of trust, loan or evidence of Indebtedness, to which a Person is a party or to which the properties or assets of such Person are subject.
“Copyrights” means U.S. and non-U.S. copyrights and mask works (as defined in 17 U.S.C. §901) and pending applications to register the same.
“Debt Financing” has the meaning set forth in the Equity Commitment Letter.
“Debt Financing Sources” means the lenders party to an Alternative Financing Commitment Letter, if any.
“delivered” or “made available” or words of similar import mean, with respect to documents or information required to be provided by the Company or the Operating Company to Parent or the Parent OP, any documents or information (a) posted by the Company or any of its Representatives in the Company’s electronic data room, (b) filed or furnished by the Company with, and available through, the SEC’s Electronic Data Gathering and Retrieval System or (c) otherwise made reasonably available by the Company or its Representatives to Parent, in each case prior to the execution and delivery of this Agreement.
“Development Expenditure Budget” means the Company’s budget with respect to Development Expenditures, as described on Section 4.14(d)(i) of the Company Disclosure Letter.
“Environmental Laws” means all Laws which (a) regulate or relate to (i) the protection or clean-up of the environment, (ii) occupational safety and health in respect of Hazardous Substances or (iii) the treatment, storage, transportation, handling, exposure to, disposal or Release of Hazardous Substances or (b) impose liability with respect to any of the foregoing.
“Environmental Permits” means any permit, registration, identification number, license and other authorization under any applicable Environmental Law.
“ERISA Affiliate” means any entity, trade or business (whether or not incorporated) that is considered a single employer together with the Company or any ERISA Affiliate under ERISA Section 4001(b) or part of the same “controlled group” with the Company or any ERISA Affiliate for purposes of Code Section 414.
“Exchange Act” means the U.S. Securities Exchange Act of 1934.
“Excluded Party” means any Person or group of Persons that submitted a written bona fide Company Acquisition Proposal to the Company prior to the No-Shop Period Start Date that the Company Board determines, after consultation with its outside legal counsel and financial advisors, constitutes, or could reasonably be expected to lead to, a Superior Proposal.
“Expenses” means all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to Parent and its Affiliates) incurred by Parent or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, and filing of the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of stockholder approvals, engaging the services of the Exchange Agent, obtaining third party consents, any other filings with the SEC and all other matters related to the closing of the Mergers and the other transactions contemplated by this Agreement.
“Families First Act” means the Families First Coronavirus Response Act (H.R. 6201).

“Governmental Entity” means any court, tribunal or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of such governmental or political subdivision, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.
“Hazardous Substances” means any toxic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, hazardous material or hazardous waste, whether solid, liquid or gas, that is subject to regulation, control or remediation, or for which liability or standards of care are imposed, under any Environmental Laws, including petroleum (including crude oil or any fraction thereof), asbestos, radioactive materials and polychlorinated biphenyls, or toxic mold.
“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person and its Subsidiaries for borrowed money, including obligations evidenced by notes, bonds, debentures or other similar instruments, (b) all reimbursement obligations of such Person and its Subsidiaries under letters of credit to the extent such letters of credit have been drawn, (c) obligations of such Person and its Subsidiaries in respect of interest rate, currency or other swaps, hedges or similar derivative arrangements, (d) all capital lease obligations of such Person and its Subsidiaries, (e) all obligations of such Person and its Subsidiaries for guarantees (or arrangements having the economic effect of a guarantee) of another Person in respect of any items set forth in clauses (a) through (d), (f) all outstanding prepayment premium obligations of such Person and its Subsidiaries, if any, and accrued interest, fees and expenses related to any of the items set forth in clauses (a) through (c) and (g) all obligations issued, undertaken or assumed as the deferred purchase price for any property of assets. For the avoidance of doubt, “Indebtedness” will not include any liability for Taxes and will not include any Indebtedness from the Company to a wholly-owned Company Subsidiary (or vice versa) or between wholly-owned Company Subsidiaries.
“Intervening Event” means a material event, development or change in circumstances with respect to the Company and the Company Subsidiaries, taken as a whole, that occurred or arose after the date of this Agreement, which (a) was unknown to the Company Board as of or prior to the date of this Agreement (or, if known, the consequences of which were not known or reasonably foreseeable to the Company Board as of the date of this Agreement) and (b) becomes known to or by the Company Board prior to the receipt of the Company Requisite Vote; provided, however that none of the following will constitute, or be considered in determining whether there has been, an Intervening Event: (i) the receipt, existence of or terms of an Inquiry or Company Acquisition Proposal or any matter relating thereto or consequence thereof, (ii) changes in the market price or trading volume of the Company Shares or the fact that the Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results or metrics for any period (provided, however, that the underlying causes of such change or fact will not be excluded by this clause (ii)) and (iii) any event, development or change in circumstances with respect to Parent, Parent OP or any of their respective affiliates.
“Joint Venture Agreements” means the organizational and other governing documents of a Company JV Entity.
“know” or “knowledge” means, with respect to the Company, the actual knowledge of such persons listed in Section 1.1(a) of the Company Disclosure Letter, and with respect to Parent, the actual knowledge of the persons listed in Section 1.1(a) of the Parent Disclosure Letter, in each case after reasonable inquiry.
“Law” means any federal, state, local or foreign law (including common law), statute, code, directive, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree of any Governmental Entity.
“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, restriction on transfer, purchase option, right of first refusal, easement, security interest, charge, encumbrance, deed of trust, right-of-way or other encumbrance of any nature, whether voluntarily incurred or arising by operation of Law.

“Management Agreements” means the facilities management agreements entered into by the Company or any Company Subsidiary pursuant to which any third party manages or operates any Owned Real Property on behalf of the Company or any Company Subsidiary, and each amendment related thereto.
“Material Company Lease” means any lease, sublease or occupancy agreement of real property under which the Company or any Company Subsidiary is the tenant or subtenant or serves in a similar capacity and (a) that provides for annual rentals of $50,000 or more or (b) relates to real property comprising more than 2,500 square feet of space; provided that any such lease, sublease or occupancy agreement between the Company and any Company Subsidiary or between Company Subsidiaries will not constitute a Material Company Lease.
“Mortgage” means a mortgage, deed of trust or other security instrument that creates a lien on real property.
“Mortgage Loan” means any loan advanced by the Company or a Company Subsidiary and secured by a mortgage lien on real property.
“Mortgage Note” means, with respect to any Mortgage Loan, the note or other evidence of indebtedness of the Mortgagor thereunder, including, if applicable, allonges and lost note affidavits, together with any assignment, reinstatement, extension, endorsement or modification thereof.
“Mortgaged Property” means any real or other property securing repayment of a related Mortgage Note.
“Mortgagor” means an obligor under a Mortgage Loan and its successors in title to the Mortgaged Property.
“Operating Company Approval” means the approval of the Operating Company Merger and the Company Merger and the other transactions contemplated by this Agreement by the Company, as sole managing member of the Operating Company.
“Organizational Documents” means, with respect to any entity, (a) if such entity is a corporation, such entity’s certificate or articles of incorporation, bylaws and similar organizational documents, as amended and in effect on the date hereof, (b) if such entity is a limited liability company, such entity’s certificate or articles of formation and operating agreement, as amended and in effect on the date hereof, (c) if such entity is a trust, such entity’s declaration of trust, by-laws and similar organizational documents, as amended and in effect on the date hereof, and (d) if such entity is a limited partnership, such entity’s certificate of limited partnership, partnership agreement and similar organizational documents, as amended and in effect on the date hereof.
“Parent Bylaws” means the bylaws of the Parent, as in effect as of the date hereof and together with all amendments thereto.
“Parent Charter” means the charter of Parent, as in effect as of the date hereof and together with all amendments thereto.
“Parent Expense Amount” means an amount, not to exceed $5,000,000, equal to the sum of all documented Expenses.
“Parent Material Adverse Effect” means any change, event, state of facts or development that has had or would reasonably be expected to have a material adverse effect on the ability of Parent or the Parent OP to consummate the Mergers before the Outside Date.
“Parent OP LLC Agreement” means the limited liability company agreement of Parent OP, as in effect as of the date hereof and together with all amendments thereto.
“Party” means each of the Company, the Operating Company, Parent and the Parent OP.
“Patents” means U.S. and non-U.S. patents, provisional patent applications, patent applications, continuations, continuations-in-part, extensions, divisions, reissues, patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice) and improvements thereto.

“Permitted Liens” means (a) statutory Liens for Taxes, assessments or other charges by Governmental Entities not yet due and payable or the amount or validity of which is being contested in good faith and for which appropriate reserves have been established on the Company Financial Statements in accordance with GAAP (to the extent required by GAAP), (b) statutory mechanic’s, workmen’s, repairmen’s, carrier’s, warehousemen’s or other like Liens, in each case of this clause (b) arising in the ordinary course for amounts not yet due and payable or the amount or validity of which are being contested in good faith and for which appropriate reserves have been established on the Company Financial Statements in accordance with GAAP (to the extent required by GAAP), (c) Liens for which title insurance coverage pursuant to a title policy held by the Company or a Company Subsidiary has been obtained, (d) easements whether or not shown by the public records, overlaps, encroachments and any Liens not of record that would be disclosed by an accurate survey of the property (other than such matters that, individually or in the aggregate, materially adversely impair the current use, operation or value of the subject real property), (e) Liens securing Indebtedness for borrowed money existing as of the date hereof or that the Company or a Company Subsidiary is permitted to enter into pursuant to the terms of Section 6.1, (f)(i) rights of tenants of the Company, as tenants only, under Storage Agreements or (ii) rights of tenants under those leases, subleases and other occupancy agreements identified on Section 4.14 of the Company Disclosure Letter, in each case of clause (ii), without any right of first refusal, right of first offer or other option to purchase any Owned Real Property (or any portion thereof), (g) title to any portion of any owned or leased real property lying within the boundary of any public or private road, easement or right of way, (h) Liens created, imposed or promulgated by Law or by any Governmental Entities, including zoning regulations, use restrictions and building codes, (i) such other non-monetary Liens or imperfections of title, easements, covenants, rights of way, restrictions and other similar charges or encumbrances disclosed in policies or commitments of title insurance that have been provided by the Company to Parent and that, individually or in the aggregate, do not, and would not reasonably be expected to, materially impair the existing use, operation or value of the property or asset affected by the applicable Lien, (j) Liens, rights or obligations created by or resulting from the acts or omission of Parent, the Parent OP or any of their respective affiliates and their and their respective affiliates’ investors, lenders, employees, officers, directors, trustees, members, stockholders, agents, representatives, contractors, invitees or licensees or any Person claiming by, through or under any of the foregoing, and (k) any other non-monetary Liens that, individually or in the aggregate, would not reasonably be expected to materially adversely impair the current use, operation or value of the subject real property or asset.
“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.
“Proxy Statement” means a proxy statement, in preliminary and definitive form, relating to the Company Stockholders’ Meeting (together with any amendments or supplements thereto).
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.
“Reportable Transaction” has the meaning ascribed to the term “reportable transaction” in Section 1.6011-4(b) of the Treasury Regulations.
“Representative” means, with respect to any Person, such Person’s trustees, directors, partners, managers, officers, employees, consultants, advisors (including counsel, accountants, investment bankers, experts, consultants and financial advisors), agents and other representatives and, in the case of Parent, its financing sources.
“Required Financial Information” means the financial statements expressly required by the Alternative Financing Commitment Letter, if any.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933.
“Series A Articles Supplementary” means the articles supplementary of the Company designating the rights and preferences of the Company Series A Preferred Shares.

“Series B Liquidation Value” means the Liquidation Preference (as defined in the articles supplementary of the Company designating the rights and preferences of the Company Series B Preferred Shares).
“Service Provider” means any employee, director, trustee or individual independent contractor of the Company or any Company Subsidiaries or ERISA Affiliates.
“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the “present fair saleable value” of such Person’s total assets exceeds the value of such Person’s total “liabilities, including a reasonable estimate of the amount of all contingent and other liabilities,” as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, (b) such Person will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or intends to engage and (c) such Person will be able to pay all of its liabilities (including contingent liabilities) as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged” and “able to pay all of its liabilities (including contingent liabilities) as they mature” mean that such Person will be able to generate enough cash from operations, asset dispositions, existing financing or refinancing, or a combination thereof, to meet its obligations as they become due.
“Storage Agreement” an agreement on the Company’s or a Company Subsidiary’s standard form of storage agreement between such Company Subsidiary and a Person allowing for such Person’s occupancy of a storage unit or storage units.
“Storage Lenders JV” means Storage Lenders, LLC, a Delaware limited liability company.
“Subsidiary” means, with respect to a Person, another Person at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is owned or controlled directly or indirectly by such first Person and/or by one or more of its Subsidiaries or of which such first Person and/or one of its Subsidiaries serves as a general partner (in the case of a partnership) or a manager or managing member (in the case of a limited liability entity) or similar function.
“Superior Proposal” means a bona fide written Company Acquisition Proposal (except that, for purposes of this definition, the references in the definition of “Company Acquisition Proposal” to “15%” will be replaced by “50%”) made by a third party on terms that the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisors, (a) would result, if consummated, in a transaction that is more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Company Merger and (b) is reasonably likely to be consummated, in each case, after taking into account (i) the financial, legal, regulatory and any other aspects of such proposal, including any financing conditions or the reliability of debt or equity funding commitments, (ii) the likelihood and timing of consummation (as compared to the Company Merger) and (iii) any changes to the terms of this Agreement proposed by Parent and any other information provided by Parent (including pursuant to Section 6.6 of this Agreement).
“Tax” (and, with correlative meanings, “Taxable” and “Taxing”) means any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, stamp, franchise, employment, payroll, withholding, social security (or similar), alternative or add-on minimum or any other Tax, custom, duty, governmental fee or other like assessment or charge, together with any interest or penalty, addition to tax imposed by any Governmental Entity, whether disputed or not.
“Tax Protection Agreements” means any Contract to which the Company or any Company Subsidiary is a party pursuant to which: (a) any liability to holders of equity of a Company Subsidiary that is classified as a partnership for U.S. federal income Tax purposes (including the Operating Company Units, the “Company Partnership Interests”) relating to Taxes may arise and give rise to an indemnity obligation by the Company or any Company Subsidiary, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) in connection with the deferral of income Taxes of a holder of a Company Partnership Interest, the Company or any of the Company Subsidiaries have agreed to (i) maintain a minimum level of debt or continue a particular debt or allow a partner to guarantee any debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) operate (or refrain from operating) in a particular manner, (v) only dispose of assets in a particular manner, (vi) use (or refrain from using) a specified method of taking into account book Tax disparities under Section 704(c) of the Code with respect to one or more properties and/or (vii) use (or refrain from using) a particular method of allocating one or more liabilities of such party or any of its direct or indirect subsidiaries under Section 752 of the Code; and/or (c) members of the Operating Company have guaranteed, indemnified or assumed debt of the Operating Company.
“Tax Return” means any return, report, document, declaration or similar statement filed or required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax and including any schedule or attachment thereto.
“Trade Secrets” means trade secrets and confidential ideas, know-how, concepts, methods, processes, formulae, technology, algorithms, models, reports, data, customer lists, supplier lists, mailing lists, business plans and other proprietary information, all of which derive value, monetary or otherwise, from being maintained in confidence.
“Trademarks” means U.S., state and non-U.S. trademarks, service marks, trade names, corporate names, designs, logos, slogans, social media identifiers, domain names and general intangibles of like nature, including all goodwill associated therewith, and any registrations and applications to register the foregoing.
“Transfer Right” means, with respect to the Company or any Company Subsidiary, a buy/sell, put option, call option, option to purchase, a marketing right, a forced sale, tag or drag right or a right of first offer, right of first refusal or right that is similar to any of the foregoing, pursuant to the terms of which the Company or any Company Subsidiary, on the one hand, or another Person, on the other hand, could be required to purchase or sell the applicable equity interests of any Person or any real property.
(b) Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Adverse Recommendation Change	Section 6.6(e)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.6(b)
Alternative Financing	Section 6.15(a)
Alternative Financing Commitment Letter	Section 6.15(a)
Bankruptcy and Equity Exception	Section 4.3(a)
Book-Entry Share	Section 3.1(b)
Capital Expenditure Budget	Section 4.14(d)
Capital Expenditures	Section 4.14(d)
Capitalization Date	Section 4.2(a)
Certificate	Section 3.1(b)
Chosen Courts	Section 9.4(b)
Closing	Section 2.3
Closing Date	Section 2.3
COBRA	Section 4.11(d)
Code	Background
Company	Preamble
Company Board	Background
Company Bylaws	Section 4.1(b)
Company Charter	Section 4.1(b)
Company Disclosure Letter	Article IV
Company Employee	Section 6.9(a)
Company Employee Benefit Plan	Section 4.11(a)
Company Financial Statements	Section 4.5(a)

Term	Section
Company Intellectual Property Rights	Section 4.16(b)
Company JV Entity	Section 4.1(d)
Company Leased Real Property	Section 4.14(b)
Company Leases	Section 4.14(b)
Company Material Contract	Section 4.17(b)
Company Merger	Background
Company Merger Articles of Merger	Section 2.2(a)
Company Merger Effective Time	Section 2.2(a)
Company Permits	Section 4.9(a)
Company Recommendation	Section 6.4
Company REIT Opinion	Section 7.2(c)
Company Related Parties	Section 8.3(g)
Company Requisite Vote	Section 4.21
Company SEC Documents	Section 4.5(a)
Company Series A Preferred Shares	Section 4.2(a)
Company Series B Preferred Shares	Section 4.2(a)
Company Shares	Section 4.2(a)
Company Stockholders’ Meeting	Section 6.4
Company Termination Fee	Section 8.3(b)
Confidentiality Agreement	Section 6.2(b)
Definitive Debt Financing Agreements	Section 6.15(a)
Definitive Equity Financing Agreements	Section 6.14(a)
Definitive Financing Agreements	Section 6.15(a)
Development Expenditures	Section 4.14(d)
Development Projects	Section 4.14(d)
DFS Provisions	Section 9.5(b)
DLLCA	Background
DRULPA	Background
DSOS	Section 2.2(b)
Equity Commitment Letter	Section 5.9
Equity Financing	Section 5.9
Equity Sponsors	Section 5.9
ERISA	Section 4.11(a)
Exchange Agent	Section 3.4(a)
Exchange Fund	Section 3.4(a)
Existing Loan Documents	Section 4.17(b)(iii)
FCPA	Section 4.9(c)
Financing	Section 6.15(a)
Financing Commitment Letters	Section 6.15(a)
Financing Indemnitees	Section 6.15(b)
GAAP	Section 4.5(a)
Indemnified Liabilities	Section 6.8(a)
Indemnified Party	Section 6.8(a)
Inquiry	Section 6.6(a)
Intellectual Property Rights	Section 4.16(b)
Interim Period	Section 6.1
IRS	Section 4.11(c)
Letter of Transmittal	Section 3.4(c)(i)
Maximum Amount	Section 6.8(b)
Merger Consideration	Section 3.1(b)

Term	Section
Mergers	Background
MGCL	Background
MRL	Background
No-Shop Period Start Date	Section 6.6(a)
Notice of Change of Recommendation	Section 6.6(f)
Notice of Change Period	Section 6.6(f)
Operating Company	Preamble
Operating Company Book-Entry Share	Section 3.2
Operating Company Certificate	Section 3.2
Operating Company LLC Agreement	Section 4.1(b)
Operating Company Merger	Background
Operating Company Merger Certificate	Section 2.2(b)
Operating Company Merger Consideration	Section 3.2
Operating Company Merger Effective Time	Section 2.2(b)
Operating Company Units	Background
Outside Date	Section 8.1(b)(ii)
Owned Real Property	Section 4.14(a)
Parent	Preamble
Parent Board	Background
Parent Disclosure Letter	Article V
Parent OP	Preamble
Parent Plans	Section 6.9(a)
Parent Related Parties	Section 8.3(g)
Parent Termination Amount	Section 8.3(e)
Permit	Section 4.9(a)
QRS	Section 4.13(c)
Qualifying Income	Section 8.3(j)(i)
Registered Company Intellectual Property Assets	Section 4.16(a)
REIT	Section 4.13(c)
Sarbanes-Oxley Act	Section 4.5(a)
SDAT	Section 2.2(a)
Series A Preferred Book-Entry Share	Section 3.1(c)(i)
Series A Preferred Certificate	Section 3.1(c)(i)
Series A Preferred Merger Consideration	Section 3.1(c)(i)
Series B Preferred Book-Entry Share	Section 3.1(c)(ii)
Series B Preferred Certificate	Section 3.1(c)(ii)
Series B Preferred Merger Consideration	Section 3.1(c)(ii)
Surviving Company	Section 2.1(a)
Surviving OC	Section 2.1(b)
Takeover Statutes	Section 4.20
Transaction Litigation	Section 6.5(b)
Transfer Taxes	Section 6.12(d)
TRS	Section 4.13(c)
WARN	Section 4.12(f)

Section 1.2 Interpretation. The following rules of interpretation will apply to this Agreement: (a) the words “hereof”, “hereby”, “herein” and “under this Agreement” and words of like import used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the table of contents and captions in this Agreement are included for convenience of reference only and will be ignored in the construction or interpretation of this Agreement; (c) references to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified; (d) all Exhibits and schedules annexed to this Agreement or referred to in this Agreement are incorporated in and made a part of this Agreement as if set forth in full in this Agreement; (e) any capitalized term used in any Exhibit, the Company Disclosure Letter or the Parent Disclosure Letter but not otherwise defined therein will have the meaning set forth in this Agreement; (f) any singular term in this Agreement will be deemed to include the plural, and any plural term the singular, and references to any gender will include all genders; (g) whenever the words “include”, “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import; (h) “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (i) references to any Law will be deemed to refer to such Law as amended from time to time and to any rules or regulations promulgated thereunder; (j) references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms of this Agreement and such Contract; (k) references to any Person include the predecessors, successors and permitted assigns of that Person; (l) references “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively; (m) references to “dollars” and “$” mean U.S. dollars; (n) the word “extent” in the phrase “to the extent” will mean the degree to which a subject or other theory extends and such phrase will not mean “if”; and (o) the Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as jointly drafted by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
ARTICLE II

THE MERGERS
Section 2.1 The Mergers.
   (a) On the terms and subject to the conditions of this Agreement, and in accordance with the MGCL and the MRL, at the Company Merger Effective Time, the Company and Parent shall consummate the Company Merger, pursuant to which (i) Parent will be merged with and into the Company and the separate existence of Parent will thereupon cease and (ii) the Company will survive the Company Merger (the “Surviving Company”).
   (b) On the terms and subject to the conditions of this Agreement, and in accordance with the DLLCA and the DRULPA, at the Operating Company Merger Effective Time, the Operating Company and the Parent OP will consummate the Operating Company Merger, pursuant to which (i) the Parent OP will be merged with and into the Operating Company and the separate existence of the Parent OP will thereupon cease and (ii) the Operating Company will survive the Operating Company Merger (the “Surviving OC”).
Section 2.2 Effective Times.
   (a) On the Closing Date, the Company and Parent shall (i) duly execute and file articles of merger (the “Company Merger Articles of Merger”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with the Laws of the State of Maryland and (ii) make any other filings, recordings or publications required to be made by the Company or Parent under the MGCL and the MRL in connection with the Company Merger. The Company Merger will become effective upon the later of the acceptance for record of the Company Merger Articles of Merger by the SDAT or such other date and time not more than 30 days after acceptance for record by the SDAT of the Company Merger Articles of Merger as may be mutually agreed to by the Company and Parent and specified in the Company Merger Articles of Merger in accordance with the MGCL and the MRL (such date and time being referred to in this Agreement as the “Company Merger Effective Time”).

   (b) On the Closing Date, the Operating Company and the Parent OP shall duly execute and file a certificate of merger (the “Operating Company Merger Certificate”) with the Secretary of State of the State of Delaware (the “DSOS”) in accordance with the Laws of the State of Delaware. The Operating Company Merger will become effective upon the filing of the Operating Company Merger Certificate with the DSOS or such other date and time as may be mutually agreed to by the Company and Parent and specified in the Operating Company Merger Certificate in accordance with the DLLCA and the DRULPA (the “Operating Company Merger Effective Time”), it being understood and agreed that the Parties shall cause the Operating Company Merger Effective Time to occur immediately after the Company Merger Effective Time.
   (c) Unless otherwise agreed in writing, the Parties shall cause the Company Merger Effective Time and the Operating Company Merger Effective Time to occur on the Closing Date, with the Operating Company Merger Effective Time occurring immediately after the Company Merger Effective Time.
Section 2.3 Closing of the Mergers. The closing of the Mergers (the “Closing”) will take place at a time to be specified by the Parties on the third Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions), at the offices of King & Spalding LLP, 1180 Peachtree Street NE, Atlanta, Georgia 30309, or at such other time, date and place as may be mutually agreed to in writing by the Parties (the “Closing Date”).
Section 2.4 Effects of the Mergers.
   (a) The Company Merger will have the effects set forth in the MGCL and the MRL. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Company will vest in the Surviving Company, and all debts, liabilities, duties and obligations of the Company will become the debts, liabilities, duties and obligations of the Surviving Company.
   (b) The Operating Company Merger will have the effects set forth in the DLLCA and the DRULPA. Without limiting the generality of the foregoing, and subject thereto, at the Operating Company Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Operating Company will vest in the Surviving OC, and all debts, liabilities, duties and obligations of the Operating Company will become the debts, liabilities, duties and obligations of the Surviving OC.
Section 2.5 Governing Documents. The Parent Charter and the Parent Bylaws as in effect immediately prior to the Company Merger Effective Time will be the charter and bylaws of the Surviving Company immediately following the Company Merger Effective Time, until further amended in accordance with applicable Law. The Parent OP LLC Agreement, as in effect immediately prior to the Operating Company Merger Effective Time will be the limited liability company agreement of the Parent OP immediately following the Operating Company Merger Effective Time, until thereafter amended in accordance with the provisions thereof and in accordance with applicable Law. Nothing in this Section 2.5 will affect in any way the indemnification or other obligations provided for in Section 6.8.
Section 2.6 Officers and Directors.
   (a) The officers of Parent at the Company Merger Effective Time shall, from and after the Company Merger Effective Time, be the officers of the Surviving Company until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Parent Charter and the Parent Bylaws. The directors of Parent shall be the directors of the Surviving Company from and after the Company Merger Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Parent Charter and the Parent Bylaws.
   (b) The Company shall be the sole member of the Surviving OC and the officers and authorized signatories of the Parent OP immediately prior to the Operating Company Merger Effective Time shall be the officers and authorized signatories of Surviving OC.

ARTICLE III

EFFECTS OF THE MERGERS
Section 3.1 Effects on Shares. At the Company Merger Effective Time and by virtue of the Company Merger and without any further action on the part of Parent, Company, or the holders of any securities of Parent or Company:
   (a) Cancellation of Company Shares. Each Company Share issued and outstanding immediately prior to the Company Merger Effective Time that is held by Parent, the Parent OP, or any Company Subsidiary, will no longer be outstanding and will automatically be retired and will cease to exist, and no payment will be made with respect thereto. Each Company Share held by the Company in the Company’s treasury will automatically be retired and will cease to exist, and no payment will be made with respect thereto.
   (b) Conversion of Company Shares. Subject to Section 3.3(a), Section 3.3(b) and Section 3.3(c), each Company Share issued and outstanding immediately prior to the Company Merger Effective Time (other than shares to be cancelled in accordance with Section 3.1(a)) will automatically be converted into the right to receive an amount in cash equal to $17.30 (the “Merger Consideration”), without interest, subject to any applicable withholding Tax. All Company Shares, when so converted, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate (a “Certificate”) or book-entry share registered in the transfer books of the Company (a “Book-Entry Share”) that immediately prior to the Company Merger Effective Time represented Company Shares will cease to have any rights with respect to such Company Shares other than the right to receive the Merger Consideration in accordance with Section 3.4.
   (c) Conversion of Company Preferred Stock.
     (i) Each Company Series A Preferred Share issued and outstanding immediately prior to the Company Merger Effective Time will be automatically converted into the right to receive one validly issued, fully paid and non-assessable shares of Parent common stock (the “Series A Preferred Merger Consideration”), without interest, subject to any applicable withholding Tax. All Company Series A Preferred Shares, when so converted, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate (a “Series A Preferred Certificate”) or book-entry share registered in the transfer books of the Company (a “Series A Preferred Book-Entry Share”) that immediately prior to the Company Merger Effective Time represented Company Series A Preferred Shares will cease to have any rights with respect to such Company Series A Preferred Shares other than the right to receive the Series A Preferred Merger Consideration in accordance with Section 3.4.
     (ii) Each Company Series B Preferred Share issued and outstanding immediately prior to the Company Merger Effective Time will be automatically converted into the right to receive the Series B Liquidation Value (the “Series B Preferred Merger Consideration”), without interest, subject to any applicable withholding Tax. All Company Series B Preferred Shares, when so converted, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate (a “Series B Preferred Certificate”) or book-entry share registered in the transfer books of the Company (a “Series B Preferred Book-Entry Share”) that immediately prior to the Company Merger Effective Time represented Company Series B Preferred Shares will cease to have any rights with respect to such Company Series B Preferred Shares other than the right to receive the Series B Preferred Merger Consideration in accordance with Section 3.4.
   (d) Share Transfer Books. At the Company Merger Effective Time, the share transfer books of Company will be closed and thereafter there will be no further registration of transfers of the Company Shares, the Operating Company Units, the Company Series A Preferred Shares or the Company Series B Preferred Shares. From and after the Company Merger Effective Time, persons who held Company Shares, Operating Company Units, Company Series A Preferred Shares or Company Series B Preferred Shares immediately prior to the Company Merger Effective Time will cease to have rights with respect to such shares, except as otherwise provided for in this Agreement. On or after the Company Merger Effective Time, any Certificates or Book-Entry Shares, Operating Company Certificates or Operating

Company Book-Entry Shares, Series A Preferred Certificates or Series A Preferred Book-Entry Shares or Series B Preferred Certificates or Series B Preferred Book-Entry Shares presented to the Exchange Agent, Parent or the transfer agent for any reason will be exchanged as provided in this Article III with respect to the Company Shares, the Operating Company Units, the Company Series A Preferred Shares and the Company Series B Preferred Shares formerly represented thereby.
Section 3.2 Effects on Operating Company Units. At the Operating Company Merger Effective Time, by virtue of the Operating Company Merger and without any further action on the part of the Operating Company, the Parent OP or the holders of Operating Company Units, (a) each Operating Company Unit issued and outstanding immediately prior to the Operating Company Merger Effective Time that is held by the Company or any Company Subsidiary will no longer be outstanding and will automatically be retired and will cease to exist, and no payment will be made with respect thereto, and (b) each other Operating Company Unit issued and outstanding immediately prior to the Operating Company Merger Effective Time will automatically be converted into the right to receive an amount in cash equal to the Merger Consideration (the “Operating Company Merger Consideration”). All Operating Company Units, when so converted, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate (an “Operating Company Certificate”) or book-entry unit registered in the transfer books of the Company (an “Operating Company Book-Entry Share”) that immediately prior to the Operating Company Merger Effective Time represented Operating Company Units will cease to have any rights with respect to such Operating Company Units other than the right to receive the Operating Company Merger Consideration in accordance with Section 3.4.
Section 3.3 Treatment of Equity-Based Awards.
   (a) Immediately prior to the Company Merger Effective Time, any and all outstanding issuance and forfeiture conditions on any Company Shares subject to Company Restricted Stock Awards will be deemed satisfied in full, contingent upon the closing of the Company Merger, as stated in the Company Equity Plan, and such Company Shares will be entitled to receive the Merger Consideration pursuant to Section 3.1(b).
   (b) Immediately prior to the Company Merger Effective Time, each Company Performance Award Unit will be cancelled and, in exchange therefor, each former holder of any such cancelled Company Performance Award Unit will be entitled to receive, in consideration of the cancellation of such Company Performance Award Unit and in settlement therefor, a number of Company Shares equal to the number of Company Performance Award Units that would vest based on the Company’s relative TSR performance (as defined in the applicable agreement governing such Company Performance Award Units) calculated as of the date of the Company Merger Effective Time (and with the last day of the applicable performance period being deemed to be the date of the Company Merger Effective Time), contingent upon the closing of the Company Merger, and such Company Shares will automatically be converted into the right to receive the Merger Consideration pursuant to Section 3.1(b).
   (c) Prior to the Company Merger Effective Time, the Company shall take all corporate action necessary to effectuate the provisions of this Section 3.3 and to terminate the Company Equity Plan effective as of immediately prior to the Company Merger Effective Time (and subject to the consummation of the Mergers).
Section 3.4 Exchange of Certificates.
   (a) Prior to the Company Merger Effective Time, Parent shall (i) appoint a bank or trust company reasonably satisfactory to the Company to act as exchange agent (the “Exchange Agent”) for the delivery of the Series A Preferred Merger Consideration and the payment of the Merger Consideration, the Operating Company Merger Consideration and the Series B Preferred Merger Consideration, as provided in Section 3.1(b) and Section 3.1(c) and (ii) deposit, or cause to be deposited, with the Exchange Agent (A) evidence of shares of Parent common stock in book-entry form issuable pursuant to Section 3.1(c)(i) equal to the aggregate Series A Preferred Merger Consideration and (B) cash in immediately available funds in an amount, together with the other funds of the Surviving Company identified by the Company pursuant to Section 3.9, sufficient to pay the aggregate Merger Consideration, Operating Company Merger Consideration and Series B Preferred Merger Consideration (such evidence of book-entry shares of Parent common stock and cash amounts, the “Exchange Fund”), in each case, for the sole benefit of the holders of Company Shares, Operating Company Units, Company Series A Preferred Shares and Company Series B Preferred Shares, as applicable. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Series A Preferred Merger Consideration and payment of the aggregate Merger Consideration, Operating Company Merger Consideration and Series B Preferred Merger Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund may not be used for any other purpose.
   (b) The cash portion of the Exchange Fund shall be invested by the Exchange Agent as directed by Parent. Interest and other income on the Exchange Fund will be the sole and exclusive property of Parent. No investment of the Exchange Fund will relieve Parent or the Exchange Agent from making the payments required by this Section 3.4, and following any losses from any such investment, Parent shall promptly provide additional funds to the Exchange Agent to the extent necessary to satisfy Parent’s obligations hereunder for the benefit of the holders of Company Shares, Operating Company Units, Company Series A Preferred Shares and Company Series B Preferred Shares at the Company Merger Effective Time, which additional funds will be deemed to be part of the Exchange Fund.
   (c) Exchange Procedures.
     (i) As promptly as practicable following the Company Merger Effective Time (but in no event later than five Business Days thereafter), Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate or Book-Entry Share, of an Operating Company Certificate or Operating Company Book-Entry Share, of a Series A Preferred Certificate or Series A Preferred Book-Entry Share, or of a Series B Preferred Certificate or Series B Preferred Book-Entry Share as applicable, (A) a letter of transmittal (a “Letter of Transmittal”) which will specify that delivery will be effected, and risk of loss and title to the Certificates or Book-Entry Shares, to the Operating Company Certificates or Operating Company Book-Entry Share, to the Series A Preferred Certificates or Series A Preferred Book-Entry Shares, or to the Series B Preferred Certificates or Series B Preferred Book-Entry Shares, as applicable, will pass only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares, the Operating Company Certificates (or affidavits of loss in lieu thereof) or Operating Company Book-Entry Shares, the Series A Preferred Certificates (or affidavits of loss in lieu thereof) or Series A Preferred Book-Entry Shares, or the Series B Preferred Certificates (or affidavits of loss in lieu thereof) or Series B Preferred Book-Entry Shares, as applicable, to the Exchange Agent, which Letter of Transmittal will be in such form and have such other customary provisions as Parent and Company may reasonably agree upon, and (B) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares, the Operating Company Certificates (or affidavits of loss in lieu thereof) or Operating Company Book-Entry Shares, the Series A Preferred Certificates (or affidavits of loss in lieu thereof) or Series A Preferred Book-Entry Shares, or the Series B Preferred Certificates (or affidavits of loss in lieu thereof) or Series B Preferred Book-Entry Shares, as applicable, in exchange for the Merger Consideration, Operating Company Merger Consideration, Series A Preferred Merger Consideration or Series B Preferred Merger Consideration, as applicable.
     (ii) Upon surrender of a Certificate (or an affidavit of loss in lieu thereof) or Book-Entry Share, an Operating Company Certificate (or an affidavit of loss in lieu thereof) or Operating Company Book-Entry Share, a Series A Preferred Certificate (or an affidavit of loss in lieu thereof) or Series A Preferred Book-Entry Share, or a Series B Preferred Certificate (or an affidavit of loss in lieu thereof) or Series B Preferred Book-Entry Share, as applicable, to the Exchange Agent, together with a Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, such Operating Company Certificate (or affidavit of loss in lieu thereof) or Operating Company Book-Entry Share, such Series A Preferred Certificate (or affidavit of loss in lieu thereof) or Series A Preferred Book-Entry Share or such Series B Preferred Certificate (or affidavit of loss in lieu thereof) or Series B Preferred Book-Entry Share, as applicable, will be entitled to receive in exchange therefor the Merger Consideration for each Company Share formerly represented by such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, the Operating Company Merger Consideration for each Operating Company Unit formerly represented by such Operating Company Certificate (or affidavit of loss in lieu thereof) or Operating Company Book-Entry Share, the Series A Preferred Merger Consideration for each Company Series A Preferred Share formerly represented by such Series A Preferred Certificate (or affidavit of loss in lieu thereof) or Series A Preferred Book-Entry Share, or the Series B Preferred Merger Consideration for each Company Series B Preferred Share formerly represented by such Series B Preferred Certificate (or affidavit of loss in lieu thereof) or Series B Preferred Book-Entry Share, in each case pursuant to the provisions of this Article III, to be mailed or delivered by wire transfer, within five Business Days following the later to occur of (A) the Company Merger Effective Time or (B) the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, such Operating Company Certificate (or affidavit of loss in lieu thereof) or Operating Company Book-Entry Share, such Series A Preferred Certificate (or affidavit of loss in lieu thereof) or Series A Preferred Book-Entry Share or such Series B Preferred Certificate (or affidavit of loss in lieu thereof) or Series B Preferred Book-Entry Share, and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, the Operating Company Certificate (or affidavit of loss in lieu thereof) or Operating Company Book-Entry Share, the Series A Preferred Certificate (or affidavit of loss in lieu thereof) or Series A Preferred Book-Entry Share or the Series B Preferred Certificate (or affidavit of loss in lieu thereof) or Series B Preferred Book-Entry Share so surrendered will be forthwith cancelled.
     (iii) The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares, such Operating Company Certificates (or affidavits of loss in lieu thereof) or Operating Company Book-Entry Shares, such Series A Preferred Certificates (or affidavits of loss in lieu thereof) or Series A Preferred Book-Entry Shares or such Series B Preferred Certificates (or affidavit of loss in lieu thereof) or Series B Preferred Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices; provided, that if a holder is providing an affidavit of loss in lieu of such Certificate, Operating Company Certificate, Series A Preferred Certificate, or Series B Preferred Certificate, as applicable, such holder shall, if required by Parent, post a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such lost, stolen or destroyed Certificate, Operating Company Certificate, Series A Preferred Certificate, or Series B Preferred Certificate, as applicable.
     (iv) Until surrendered as contemplated by this Section 3.4, each Certificate (or affidavit of loss in lieu thereof) and Book-Entry Share, each Operating Company Certificate (or affidavit of loss in lieu thereof) and Operating Company Book-Entry Share, each Series A Preferred Certificate (or affidavit of loss in lieu thereof) and Series A Preferred Book-Entry Share or each Series B Preferred Certificate (or affidavit of loss in lieu thereof) or Series B Preferred Book-Entry Share, will be deemed, at any time after the Company Merger Effective Time, to represent only the right to receive, upon such surrender, the Merger Consideration, the Operating Company Merger Consideration, the Series A Preferred Merger Consideration or Series B Preferred Merger Consideration, as applicable, as contemplated by this Article III. No interest will be paid or accrued for the benefit of holders of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares, the holders of the Operating Company Certificates (or affidavits of loss in lieu thereof) or Operating Company Book-Entry Shares, the holders of the Series A Preferred Certificates (or affidavits of loss in lieu thereof) or Series A Preferred Book-Entry Shares or the holders of the Series B Preferred Certificates (or affidavits of loss in lieu thereof) or Series B Preferred Book-Entry Shares, on the Merger Consideration, the Operating Company Merger Consideration, the Series A Preferred Merger Consideration or the Series B Preferred Merger Consideration, as applicable, payable upon the surrender of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares, the Operating Company Certificates (or affidavits of loss in lieu thereof) or Operating Company Book-Entry Shares, the Series A Preferred Certificates (or affidavits of loss in lieu thereof) or Series A Preferred Book-Entry Shares or the Series B Preferred Certificates (or affidavits of loss in lieu thereof) or Series B Preferred Book-Entry Shares.
     (v) In the event of a transfer of ownership of Company Shares, Operating Company Units, Company Series A Preferred Shares or Company Series B Preferred Shares that is not registered in the transfer records of Company, it will be a condition of payment that any Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, any Operating Company Certificate (or affidavit of loss in lieu thereof) or Operating Company Book-Entry Share, any Series A Preferred Certificate (or affidavit of loss in lieu thereof) or Series A Preferred Book-Entry Share or any Series B Preferred Certificate (or affidavit of loss in lieu thereof) or Series B Preferred Book-Entry Share, surrendered in accordance with the procedures set forth in this Section 3.4(c) will be properly endorsed or will be otherwise in proper form for transfer, and that the Person requesting such payment will have paid any Transfer Taxes and other Taxes required by reason of the payment of the Merger Consideration, Operating Company Merger Consideration, Series A Preferred Merger Consideration or Series B Preferred Merger Consideration, as applicable, to a Person other than the registered holder of the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, the Operating Company Certificate (or affidavit of loss in lieu thereof) or Operating Company Book-Entry Share, the Series A Preferred Certificate (or affidavit of loss in lieu thereof) or Series A Preferred Book-Entry Share or the Series B Preferred Certificate (or affidavit of loss in lieu thereof) or Series B Preferred Book-Entry Share, surrendered or will have established to the reasonable satisfaction of Parent that such Tax either has been paid or is not applicable.
   (d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Shares, Operating Company Units, Company Series A Preferred Shares or Company Series B Preferred Shares, as applicable, for 12 months after the Company Merger Effective Time will be delivered to Parent, upon demand, and any former holders of Company Shares, Operating Company Units, Company Series A Preferred Shares or Company Series B Preferred Shares prior to the Company Merger who have not theretofore complied with this Article III will thereafter look only to Parent for payment of the Merger Consideration, Operating Company Merger Consideration, Series A Preferred Merger Consideration or Series B Preferred Merger Consideration, as applicable.
   (e) No Liability. None of the Company, the Operating Company, Parent, the Parent OP, the Surviving Company, the Surviving OC, the Exchange Agent, or any employee, officer, director, agent or affiliate thereof, will be liable to any person in respect of the Merger Consideration, the Operating Company Merger Consideration, the Series A Preferred Merger Consideration or the Series B Preferred Merger Consideration, as applicable, if the Exchange Fund has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any such shares immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of Parent, free and clear of any claims or interest of such holders or their successors, assigns or personal representatives previously entitled thereto.
Section 3.5 Withholding Rights. The Parties, their respective affiliates and the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration, the Operating Company Merger Consideration, the Series A Preferred Merger Consideration, or the Series B Preferred Merger Consideration, as applicable (and any other consideration otherwise payable pursuant to this Agreement or deemed paid for Tax purposes), such amounts as it is required to deduct and withhold with respect to such payments under the Code or any other provision of state, local or foreign Law. Any such amounts so deducted and withheld will be paid over to the applicable Governmental Entity in accordance with applicable Law and will be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.
Section 3.6 Structure.
   (a) Each Party shall reasonably cooperate with and agree to any reasonable changes requested by the other Parties regarding the structure of the transactions contemplated by this Agreement, which cooperation shall include entering into appropriate amendments to this Agreement, to reflect the change; provided, that no such change will (i) alter or change the amount or kind of the consideration to be issued to holders of Company Shares, Operating Company Units, Company Series A Preferred Shares or Company Series B Preferred Shares as currently contemplated in this Agreement, (ii) reasonably be anticipated to impose any material impediment or delay, or condition to, consummation of the Mergers, (iii) adversely affect, including with respect to federal income Tax treatment, any of the Parties or the holders of Company Shares, Operating Company Units, Company Series A Preferred Shares or Company Series B Preferred Shares in connection with the Mergers, (iv) require submission to or approval by holders of Company Shares after the Company Stockholders’ Meeting, (v) require submission to or approval by holders of Operating Company Units or (vi) increase the obligations of the Company to assist with the Financing as set forth in Section 6.15 on the date of this Agreement.
   (b) Subject to the limitations set forth in Section 3.6(a), Parent will have the right, in its sole discretion, to cause the timing of the consummation of the Company Merger and the Operating Company

Merger to be re-ordered so that the Company Merger will occur and be consummated following the consummation of the Operating Company Merger (and, therefore, the Company Merger Effective Time will occur following the Operating Company Merger Effective Time).
   (c) Subject to the limitations set forth in Section 3.6(a), Parent will have the right, in its sole discretion, to cause the structure of the Operating Company Merger to be changed from a direct merger of the Operating Company with and into the Parent OP with the Parent OP continuing as the surviving entity, to a merger of a newly-formed wholly-owned subsidiary of the Parent OP with and into the Operating Company with the Operating Company continuing as the surviving entity and a subsidiary of the Parent OP; provided, that any such newly-formed subsidiary of the Parent OP will sign a joinder to this Agreement.
Section 3.7 Lost Certificates. If any Certificate, Operating Company Certificate, Series A Preferred Certificate or Series B Preferred Certificate has been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate, Operating Company Certificate, Series A Preferred Certificate or Series B Preferred Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, Operating Company Certificate, Series A Preferred Certificate or Series B Preferred Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, Operating Company Certificate, Series A Preferred Certificate or Series B Preferred Certificate, as applicable, the Merger Consideration, the Operating Company Merger Consideration, the Series A Preferred Merger Consideration or the Series B Preferred Certificate, as applicable.
Section 3.8 Dissenters’ Rights. No dissenters’ or appraisal rights, or rights of objecting shareholders, shall be available with respect to the Mergers or the other transactions contemplated by this Agreement, including any remedy under Sections 3-201 et seq. of the MGCL. The Company covenants and agrees that the Company and the Company Board shall not grant or make available any such dissenters’ or appraisal rights, or rights of objecting shareholders, with respect to the Mergers or the other transactions contemplated by this Agreement without Parent’s prior written consent.
Section 3.9 Cash Balances. The Company shall deliver to Parent, upon request and no later than five Business Days prior to the anticipated Closing Date, a written notice setting forth, in each case as of the close of business on the immediately preceding Business Day, the aggregate cash balances held by the Company, the Operating Company and each Company Subsidiary (by Company Subsidiary), as well as the amounts of such cash balances that are not being used or reserved for specified purposes (including, to the extent agreed by Parent following consultation with the Company, any working capital needs, repayment of any Indebtedness or any other reserves) and that are available to be utilized in respect of the obligations set forth in Section 3.1, Section 3.2 and Section 3.3.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES
Except (a) as disclosed in the Company SEC Documents furnished or filed prior to the date hereof (other than disclosures in the “Risk Factors” sections of any such filings and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature), or (b) as disclosed in the separate disclosure letter which has been delivered by the Company to Parent in connection with the execution and delivery of this Agreement, including the documents attached to or incorporated by reference in such disclosure letter (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter will also be deemed to be disclosed with respect to any other section or subsection in this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure), the Company and the Operating Company hereby jointly and severally represent and warrant to Parent and the Parent OP as follows:
Section 4.1 Organization and Qualification; Subsidiaries.
   (a) The Company is a corporation duly formed, validly existing and in good standing under the Laws of the State of Maryland and that has elected to be treated as a real estate investment trust for

U.S. federal income Tax purposes. The Operating Company is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each other Company Subsidiary is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept), as applicable, under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary has requisite corporate or other legal entity, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company, the Operating Company and each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction (with respect to jurisdictions that recognize such concept) where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
   (b) The Company has made available to Parent true and complete copies of (i) the charter of the Company (the “Company Charter”), (ii) the amended and restated bylaws of the Company (the “Company Bylaws”), (iii) the limited liability company agreement of the Operating Company (the “Operating Company LLC Agreement”), and (iv) the Organizational Documents of each of the Company Subsidiaries, in each case as in effect as of the date hereof and together with all amendments thereto. Each of the Company Charter, the Company Bylaws, the Operating Company LLC Agreement and the Organizational Documents of the Company Subsidiaries was duly adopted and is in full force and effect, and neither the Company, the Operating Company nor any of the Company Subsidiaries, as applicable, is in violation of any of the provisions of such documents.
   (c) Section 4.1(c) of the Company Disclosure Letter sets forth a complete and accurate list of each Company Subsidiary, together with its jurisdiction of organization or incorporation and the ownership interest (and percentage interest) of the Company or a Company Subsidiary and any other Person, as applicable, in such Company Subsidiary.
   (d) Section 4.1(d) of the Company Disclosure Letter sets forth a complete list of Persons, other than the Company Subsidiaries, in which the Company or any Company Subsidiary has an equity interest as of the date of this Agreement recorded on the Company’s most recent balance sheet in an amount in excess of $1,000,000 (a “Company JV Entity”), together with the Company’s or applicable Company Subsidiary’s ownership interests and stated percentage interests in each such Company JV Entity. None of the Company nor any Company Subsidiaries own any capital stock of, or any equity interest of any nature in, any other entity, other than in the Company Subsidiaries and the Company JV Entities.
Section 4.2 Capitalization.
   (a) The authorized stock of the Company consists of 500,000,000 shares of common stock, $0.01 par value per share (the “Company Shares”), and 100,000,000 shares of preferred stock, $0.01 par value per share, of the Company, of which 300,000 shares are classified and designated as Series A Preferred Stock, $0.01 par value per share (the “Company Series A Preferred Shares”), and of which 3,750,000 shares are classified and designated as 7.00% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the “Company Series B Preferred Shares”). As of July 27, 2020 (the “Capitalization Date”), (i) 23,263,130 Company Shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights, rights of repurchase, rights of participation or any similar rights (such number includes 150,836 Company Shares that are unvested outstanding Company Restricted Stock Awards), 139,875 Company Series A Preferred Shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights, rights of repurchase, rights of participation or any similar rights, and 1,571,734 Company Series B Preferred Shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights, rights of repurchase, rights of participation or any similar rights and (ii) no Company Shares, Company Series A Preferred Shares or Company Series B Preferred Shares were reserved for issuance, except for

(A) an aggregate of 123,603 Company Shares reserved and available for issuance under the Company Equity Plan, which is exclusive of the 62,486 Company Shares that may be issued pursuant to outstanding Company Performance Award Units, and (B) $80,910,000 remaining to be issued under the Company’s “at-the-market” program. Except as set forth in Section 4.2(a) of the Company Disclosure Letter, none of the outstanding Company Shares are subject to any right of first refusal in favor of any of the Company or the Company Subsidiaries.
   (b) All Company Shares to be issued pursuant to any Company Restricted Stock Award will be, when issued, duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights, right of repurchase, right of participation or any similar right. Section 4.2(b) of the Company Disclosure Letter sets forth the following information with respect to each Company Restricted Stock Award and Company Performance Award Unit outstanding as of the Capitalization Date: (i) the name of the holder of such Company Restricted Stock Award or Company Performance Award Unit; (ii) the number of Company Shares subject to such Company Restricted Stock Award held by such holder; (iii) the date on which such Company Restricted Stock Award or Company Performance Award Unit was granted; and (iv) the extent to which such Company Restricted Stock Award or Company Performance Award Unit is vested and/or non-forfeitable, as of the Capitalization Date, and the times and extent to which such Company Restricted Stock Award or Company Performance Award Unit (assuming target level and maximum performance to the extent applicable) is scheduled to become vested and/or non-forfeitable thereafter.
   (c) As of the date hereof, except as provided in Section 4.2(a) or Section 4.2(b), there are no (i) outstanding securities of the Company or any Company Subsidiary convertible into or exchangeable for one or more shares of stock of, or other equity or voting interests in, the Company or any Company Subsidiary, (ii) options, warrants or other rights or securities issued or granted by the Company or any Company Subsidiary relating to or based on the value of the equity securities of the Company or any Company Subsidiary, (iii) Contracts that are binding on the Company or any Company Subsidiary that obligate the Company or any Company Subsidiary to issue, acquire, sell, redeem, exchange or convert any stock of, or other equity interests in, the Company or any Company Subsidiary, or (iv) outstanding restricted shares, restricted share units, share appreciation rights, performance shares, performance units, deferred share units, contingent value rights, “phantom” shares or similar rights issued or granted by the Company or any Company Subsidiary that are linked to the value of the Company Shares. Since the close of business on the Capitalization Date through the date hereof, no Company Shares, Company Restricted Stock Awards, Company Performance Award Units or other equity securities of the Company or the Company Subsidiaries have been issued or granted (other than the issuance of shares in respect of Company Restricted Stock Awards outstanding prior to the Capitalization Date). The Company does not have a stockholder rights plan in place. The Company has not exempted any Person from the “Stock Ownership Limit” or established or increased an “Excepted Holder Limit,” as such terms are defined in the Company Charter, which exemption or “Excepted Holder Limit” remains in effect. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company or any of the Company Subsidiaries having the right to vote on any matters on which holders of stock or other equity interests of the Company or any of the Company Subsidiaries may vote. None of the Company Subsidiaries owns any Company Shares.
   (d) Except as provided in Section 4.2(f), the Company or another Company Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of stock or other equity securities of each of the Company Subsidiaries, free and clear of any Liens other than transfer and other restrictions under applicable federal and state securities Laws and restrictions in the Organizational Documents of the Company or any Company Subsidiary, and all of such outstanding shares or other equity securities have been duly authorized and validly issued and are fully paid, nonassessable (as applicable) and free of preemptive rights. Except (i) pursuant to the Company Charter, (ii) pursuant to the Operating Company LLC Agreement and (iii) for equity securities and other instruments (including loans) in wholly-owned Company Subsidiaries, neither the Company nor any Company Subsidiary has any obligation to acquire any equity interest in another Person, or to make any investment (in each case, in the form of a loan, capital contribution or similar transaction) in, any other Person (including any Company Subsidiary).

   (e) Except for transfer restrictions in the Organizational Documents of the Company or any Company Subsidiary, neither the Company nor any of the Company Subsidiaries is a party to any Contract with respect to the voting of, that restricts the transfer of or that provides registration rights in respect of, any shares of capital stock or other voting securities or equity interests of the Company or any of the Company Subsidiaries. To the Company’s knowledge, there are no third party agreements or understandings with respect to the voting of any such shares of capital stock or voting securities or equity interests.
   (f) The Company is the sole managing member of the Operating Company. As of the Capitalization Date, (i) 25,650,065 Operating Company Units, (ii) 139,875 Company Series A Preferred Units and (iii) 1,571,734 Company Series B Preferred Units, in each case were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights, rights of repurchase, rights of participation or any similar rights. Section 4.2(f) of the Company Disclosure Letter sets forth a list as of the date hereof of all holders of the Operating Company Units, the number and type of such Operating Company Units held. As of the date hereof, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Operating Company to issue, transfer or sell any limited liability company interests in the Operating Company or any securities convertible into or exchangeable for any partnership interests in the Operating Company. There are no outstanding contractual obligations of the Operating Company to issue, repurchase, redeem or otherwise acquire any limited liability company interests in the Operating Company or any other securities convertible into or exchangeable for any partnership interest in the Operating Company.
   (g) As of the date of this Agreement, there is no outstanding Indebtedness for borrowed money of the Company and the Company Subsidiaries in excess of $250,000 in principal amount, other than Indebtedness in the principal amounts identified by instrument in Section 4.2(g) of the Company Disclosure Letter.
Section 4.3 Authority.
   (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Company Requisite Vote, to consummate the Company Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Company Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company Board and, other than the Company Requisite Vote and the filing of the Company Merger Articles of Merger with the SDAT, no additional corporate proceedings on the part of the Company or any Company Subsidiary are necessary to authorize the execution, delivery and performance by the Company of this Agreement or the consummation of the Company Merger and the other transactions contemplated hereby by the Company. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery of this Agreement by each of Parent and the Parent OP) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws of general application, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (clauses (i) and (ii) collectively, the “Bankruptcy and Equity Exception”).
   (b) The Operating Company has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Operating Company and the consummation by the Operating Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Operating Company and the Company in its capacity as the sole managing member of the Operating Company and, other than the filing of the Operating Company Merger Certificate with the DSOS, no additional proceedings on the part of the Operating Company are necessary to authorize the execution, delivery and performance by the Operating Company of this Agreement or the consummation of the transactions contemplated hereby by the Operating Company. This Agreement has been duly executed and delivered by the Operating Company and (assuming the due authorization, execution and delivery of this Agreement by each of Parent and the Parent OP) constitutes the valid and binding obligation of the Operating Company enforceable against the Operating Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.
   (c) The Company Board has unanimously (i) approved and declared the Mergers and the other transactions contemplated by this Agreement advisable and in the best interest of the Company and the stockholders of the Company, (ii) approved the execution, delivery and performance of this Agreement and, subject to obtaining the Company Requisite Vote, the consummation by the Company of the transactions contemplated hereby, including the Mergers, (iii) directed that, on the terms and subject to the conditions of this Agreement, the Company Merger be submitted to the stockholders of the Company for their approval and (iv) resolved, on the terms and subject to the conditions of this Agreement, to recommend the approval of the Company Merger by the stockholders of the Company, in each case by resolutions duly adopted, which resolutions, except as permitted under Section 6.6, have not been subsequently rescinded, withdrawn or modified in a manner adverse to Parent.
Section 4.4 No Conflict; Required Filings and Consents.
   (a) None of the execution, delivery or performance of this Agreement by the Company or the Operating Company or the consummation by the Company or the Operating Company of the transactions contemplated by this Agreement will: (i) subject to obtaining the Company Requisite Vote, conflict with or violate any provision of the Company Charter, the Company Bylaws or the Operating Company LLC Agreement, as applicable; (ii) (A) conflict with or violate any provision of the Organizational Documents of any Company Subsidiary (other than the Operating Company) and (B) assuming that all consents, approvals and authorizations described in Section 4.4(b) have been obtained and all filings and notifications described in Section 4.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Company Subsidiary, or any of their respective properties or assets; or (iii) require any consent, notice or approval under, violate, conflict with, result in any breach of, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration, notification, cancellation, purchase or sale under or result in the triggering of any payment or creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets (including rights) of the Company or any Company Subsidiary, pursuant to, any Contract to which the Company or any Company Subsidiary is a party (or by which any of their respective properties or assets (including rights) are bound) or any Company Permit, except, with respect to clauses (ii)(B) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
   (b) None of the execution, delivery or performance of this Agreement by the Company or the Operating Company or the consummation by the Company or the Operating Company of the transactions contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity by the Company or any Company Subsidiary or with respect to any of their respective properties or assets, other than (i) the filing of the Company Merger Articles of Merger with, and acceptance for record of the Company Merger Articles of Merger by, the SDAT, (ii) the filing of the Operating Company Merger Certificate with the DSOS, (iii) compliance with, and such filings as may be required under, Environmental Laws, (iv) compliance with the applicable requirements of the Exchange Act, (v) filings as may be required under the rules and regulations of the New York Stock Exchange, (vi) compliance with any applicable federal or state securities or “blue sky” Laws, (vii) such filings as may be required in connection with the payment of any transfer and gain Taxes and (viii) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.5 Company SEC Documents; Financial Statements.
   (a) Since January 1, 2017, the Company has filed with or otherwise furnished to the SEC all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Company with the SEC, as they may have been supplemented, modified or amended since the time of filing, including those filed or furnished subsequent to the date hereof, collectively, the “Company SEC Documents”), except where the failure to file (or furnish, as applicable) such Company SEC Document would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of their respective filing (or furnishing) dates or, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be, in each case as in effect on the date each such document was filed with or furnished to the SEC. None of the Company Subsidiaries is currently subject to the periodic reporting requirements of the Exchange Act. The Company has made available to Parent all comment letters and all material correspondence between the SEC, on the one hand, and the Company or the Operating Company, on the other hand, since January 1, 2017. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents filed or furnished by the Company or the Operating Company with the SEC and, as of the date hereof, to the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of the New York Stock Exchange. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including, in each case, any notes and schedules thereto) and the consolidated Company Subsidiaries included in or incorporated by reference into the Company SEC Documents (collectively, the “Company Financial Statements”) (i) were prepared in accordance with generally accepted accounting principles as applied in the United States (“GAAP”) (as in effect in the United States on the date of such Company Financial Statement) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by SEC rules and regulations) and (ii) present fairly, in all material respects, the financial position of the Company and the consolidated Company Subsidiaries and the results of their operations and their cash flows as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal year-end adjustments).
   (b) The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for the Company and the Company Subsidiaries. The Company has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. To the knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the principal executive officer and principal financial officer of the Company to material information relating to the Company required to be included in the reports the Company is required to file under the Exchange Act, and the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s independent registered public accounting firm and the audit committee of the Company Board (A) all known significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (B) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
   (c) As of the date of this Agreement, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and the regulations of the SEC promulgated thereunder, and the statements contained in all such certifications were, as of their respective dates made, complete and correct in all material respects. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated), except for as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is also in compliance with all of the other applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of the New York Stock Exchange, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
   (d) None of the Company nor the Company Subsidiaries is a party to, or has any commitment to become a party to, any material joint venture, off-balance sheet partnership or any similar material contract or arrangement, including any contract relating to any transaction or relationship between or among the Company and any Company Subsidiary, on the one hand, and any unconsolidated affiliate of the Company or any Company Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any securitization transaction or “off-balance sheet arrangement” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) (i) where the result, purpose or intended effect of such transaction or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company and the Company Subsidiaries in their published financial statements or other Company SEC Documents or (ii) that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to the Company and the Company Subsidiaries.
   (e) Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, none of the Company nor the Company Subsidiaries have made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.
Section 4.6 Information Supplied. The Proxy Statement will not, at the time the Proxy Statement is first mailed to the Company’s stockholders, at the time of the Company Stockholders’ Meeting or at the time of any amendment or supplement thereof, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the Company or the Company Subsidiaries or other information supplied by the Company for inclusion or incorporation by reference therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company or the Operating Company with respect to statements made or incorporated by reference therein based on information supplied by Parent, the Parent OP or any of their Representatives specifically for inclusion (or incorporation by reference) in the Proxy Statement.
Section 4.7 Absence of Certain Changes. Except to the extent arising out of or relating to the transactions contemplated by this Agreement, since December 31, 2019 through the date hereof, (a) the Company, the Operating Company and the Company Subsidiaries, taken as a whole, have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice, (b) there have not been any changes, events, state of facts or developments, that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect and (c) except for regular quarterly cash dividends or other distributions on the Company Shares, Company Series A Preferred Shares, Company Series B Preferred Shares or Operating Company Units,

there has not been any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Shares, Company Series A Preferred Shares, Company Series B Preferred Shares or Operating Company Units. Section 4.7 of the Company Disclosure Letter sets forth a list of all material actions taken in response to a Contagion Event by the Company since December 31, 2019.
Section 4.8 Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has, or is subject to, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) of a type required by GAAP as in effect on the date hereof to be set forth on a consolidated balance sheet of the Company and the Company Subsidiaries or in the notes thereto, other than liabilities and obligations (a) disclosed, reflected, reserved against or provided for in the consolidated balance sheet of the Company as of December 31, 2019 or in the notes thereto, (b) incurred in the ordinary course of business consistent with past practice in all material respects since December 31, 2019, (c) incurred or permitted to be incurred under this Agreement or incurred in connection with the transactions contemplated hereby, or (d) that otherwise would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 4.9 Permits; Compliance with Laws.
   (a) The Company and each Company Subsidiary is in possession of all franchises, authorizations, licenses, permits, certificates, variances, exemptions, approvals and orders of any Governmental Entity (each a “Permit”) necessary for the Company and each Company Subsidiary to own, lease and operate its properties and assets, and to carry on and operate its businesses as currently conducted as of the date hereof (the “Company Permits”), and all such Company Permits are in full force and effect, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No suspension or cancellation of any Company Permits is pending or, to the knowledge of the Company, threatened in writing and no such suspension or cancellation will result from the transactions contemplated by this Agreement, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
   (b) The Company and each of the Company Subsidiaries is, and since December 31, 2019 has been, in compliance with all Laws applicable to the Company, the Company Subsidiaries and their respective businesses and properties or assets, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no investigation, review or proceeding by any Governmental Entity with respect to the Company or any of the Company Subsidiaries or their operations is pending or, to the knowledge of the Company, threatened in writing, and, to the knowledge of the Company, no Governmental Entity has indicated an intention to conduct the same.
   (c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries, nor, to the knowledge of the Company, any director, officer or employee of the Company or any of the Company Subsidiaries, has (i) knowingly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official or any other Person, or (iii) taken any action, directly or indirectly, that would constitute a violation in any material respect by such Persons of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.
Section 4.10 Litigation. Except for stockholder or derivative litigation that may be brought relating to this Agreement or the transactions contemplated hereby or events leading up to this Agreement, there is no suit, claim, action, investigation or proceeding which is against the Company or any Company

Subsidiary (or any of their properties or assets) pending or, to the knowledge of the Company, threatened in writing that (a) involves stated amounts in controversy in excess of $1,000,000, (b) seeks material injunctive or other material non-monetary relief or (c) individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction, judgment or decree of any Governmental Entity or arbitrator unrelated to this Agreement that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. As of immediately prior to the date of this Agreement, there is no suit, claim, action, investigation or proceeding to which the Company or any Company Subsidiary is a party pending or, to the knowledge of the Company, threatened in writing seeking to prevent, hinder, modify, delay or challenge the Mergers or any of the other transactions contemplated by this Agreement.
Section 4.11 Employee Benefits.
   (a) Section 4.11(a) of the Company Disclosure Letter sets forth an accurate and complete list of all material “employee benefit plans”, as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974 (“ERISA”) (whether or not subject to ERISA), and all other material employee benefit plans or other benefit arrangements or payroll practices, including bonus plans, fringe benefits, executive compensation, consulting or other compensation agreements, change in control agreements, incentive, equity or equity-based compensation, deferred compensation arrangements, share purchase, severance pay, sick leave, vacation pay, salary continuation, hospitalization, medical benefits, life insurance, other welfare benefits, cafeteria, scholarship programs, tuition assistance, directors’ benefit, bonus or other incentive compensation, (in each case whether written or unwritten) which the Company or any Company Subsidiary sponsors, maintains, contributes to or has any obligation to contribute to or with respect to which the Company or any Company Subsidiary has any direct or indirect liability, contingent or otherwise (a “Company Employee Benefit Plan”).
   (b) The Company and its ERISA Affiliates do not maintain, sponsor, contribute to and are not required to contribute to (and each such entity has not, in the past six years, had an obligation to contribute to) or have any material liability, including contingent liability, under or with respect to any (i) “multiemployer plan” as defined in Section 3(37) of ERISA, (ii) “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, (iii) “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), (iv) “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA), or (v) plan, program, Contract, policy, arrangement or agreement that provides for post-retirement or post-termination health, life insurance or other welfare type benefits except as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code. Neither the Company nor any ERISA Affiliate has incurred any material present or contingent liability under Title IV of ERISA, nor does any condition exist which would reasonably be expected to result in any such liability.
   (c) Copies of the following documents, with respect to each of the Company Employee Benefit Plans have been provided to Parent by the Company: (i) the most recent plan and related trust documents, and amendments thereto (or, to the extent no such plan exists, a written summary of material terms); (ii) the most recent Form 5500 and schedules thereto, if applicable; (iii) the most recent Internal Revenue Service (“IRS”) determination letter or opinion letter, as applicable; (iv) the current summary plan description and any summaries of material modifications thereto, if applicable; (v) the most recent financial statements and actuarial valuations, if applicable; (vi) all material correspondence regarding the Company Employee Benefit Plan with any Governmental Entity; (vii) all related trust agreements or documentation establishing other funding arrangements, if applicable; (viii) nondiscrimination testing results for the two previous plan years, if applicable; and (ix) Form 1094-Cs filed by the Company for the previous three years.
   (d) Except as would not be expected to adversely affect the Company or the Company Subsidiaries in any material respect, (i) the Company and the Company Subsidiaries have performed all obligations required to be performed by them under all Company Employee Benefit Plans; (ii) the Company Employee Benefit Plans have been maintained, funded, and administered in compliance with their terms and the requirements of applicable Laws; (iii) all contributions and premium payments (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Employee Benefit Plans, including to any funds or trusts established thereunder or in connection therewith, have been made by the due date thereof, or, to the extent not yet due, will have been paid, or accrued in accordance with GAAP, prior to the Company Merger Effective Time; (iv) there are no actions, suits, arbitrations, investigations, audits or claims (other than routine claims for benefits) filed, or to the knowledge of the Company, threatened in writing with respect to any Company Employee Benefit Plan; (v) the Company and the Company Subsidiaries have no liability as a result of any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975(c) of the Code) for any excise Tax or civil penalty, and (vi) none of the Company Employee Benefit Plans provide for continuing post-employment health, life insurance coverage or other welfare benefits for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), or similar state Law (other than the contractual obligations to reimburse any premiums such Person may pay in order to obtain health coverage under COBRA that are set forth in in Section 4.11(b)(v) of the Company Disclosure Letter).
   (e) Each of the Company Employee Benefit Plans which is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable opinion letter or determination letter from the IRS and, to the knowledge of the Company, there is no fact which would adversely affect the qualified status of any such Company Employee Benefit Plan.
   (f) Except as contemplated by the transactions set forth in Section 3.3, neither the execution and delivery of this Agreement nor the consummation of the Mergers will (either alone or in combination with any other event) (i) result in any material payment becoming due, or materially increase the amount of compensation due, to any current or former Service Provider; (ii) materially increase any benefits otherwise payable under any Company Employee Benefit Plan; or (iii) result in the acceleration of the time of payment (including the funding of a trust) or vesting of any compensation or benefits from the Company or any Company Subsidiary to any current or former Service Provider. No amount payable to any current or former Service Provider (whether in cash or property or as a result of accelerated vesting) as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event) would be nondeductible under Section 280G of the Code. Neither the Company nor any Company Subsidiary has any obligations to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any Taxes incurred by such Service Provider, including, but not limited to, Taxes incurred under Section 409A or 4999 of the Code, or any interest or penalty related thereto.
   (g) Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have (i) have offered their full-time employees minimum essential coverage that is affordable and provides minimum value to the extent required to avoid a penalty under Code Section 4980H; and (ii) have not incurred any penalties or excise Taxes under Code Sections 4980D, 4980H 6721, or 6722.
   (h) To the knowledge of the Company, neither the Company nor any ERISA Affiliate maintains or is required to contribute to any “multiemployer plan” as defined in Section 3(37) of ERISA or any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) subject to the funding requirements of Section 412 of the Code or Title IV of ERISA and the Company has no liabilities with respect to employee benefit plans maintained or sponsored by any third party in connection with a Management Agreement, and no events have occurred that would reasonably be expected to result in liabilities to the Company with respect to any such employee benefit plans.
   (i) Neither the Company nor any Company Subsidiary has sponsored, maintained, participated in, contributed to, or has been required to sponsor, maintain, participate in or contribute to, any employee benefit plan, program or other arrangement providing compensation or benefits to any services provider (or any dependent thereof) which is subject to the laws of any jurisdiction outside of the United States.

Section 4.12 Labor Matters.
   (a) Neither the Company nor any Company Subsidiary is party to any collective bargaining agreement or similar labor agreement (excluding personal services contracts).
   (b) (i) No employees of the Company or any of the Company Subsidiaries are represented by any labor organization; (ii) no labor organization or group of employees of the Company or any of the Company Subsidiaries has made a written demand to the Company or any Company Subsidiary for recognition or certification; (iii) there are no representation or certification proceedings or petitions seeking a representation proceeding presently filed, or to the knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; (iv) to the knowledge of the Company, there are no organizing activities involving the Company or any Company Subsidiary pending with any labor organization or group of employees of the Company or any Company Subsidiary; and (v) the Company and the Company Subsidiaries are not currently materially affected and have not been materially affected in the past by any actual or threatened work stoppage, strike or other labor disturbance.
   (c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no unfair labor practice charges, grievances or complaints filed or, to the knowledge of the Company, threatened in writing by or on behalf of any employee or group of employees of the Company or any Company Subsidiary.
   (d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no complaints, charges or claims against the Company or any Company Subsidiary filed or, to the knowledge of the Company, threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any Company Subsidiary.
   (e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each Company Subsidiary is in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, overtime, worker classification hours, the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff’ or “plant closing” Law (“WARN”), collective bargaining, discrimination, civil rights, affirmative action, safety and health, immigration, Fair Labor Standards Act, 1964 Civil Rights Acts, the Equal Pay Act, the ADEA, the ADA, the Family Medical Leave Act, ERISA or any other applicable Law or comparable state fair employment practices act, workers’ compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax; and (ii) there has been no “mass layoff’ or “plant closing” as defined by WARN with respect to the Company or any Company Subsidiary since January 1, 2020.
   (f) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since December 31, 2019, there has not been any act or written or, to the Company’s knowledge, oral allegation of or sex-based discrimination, sexual harassment or sexual misconduct, or breach of any policy of any of the Company or the Company Subsidiaries relating to the foregoing, in each case involving any of the Company or the Company Subsidiaries or any of their respective current or former employees, officers, directors, or managers, individual independent contractors or other Service Providers, nor since December 31, 2019 has there been any settlement or similar out-of-court or pre-litigation arrangement relating to any such matters, nor since December 31, 2019 has any such action, settlement or other arrangement been proposed.
Section 4.13 Tax Matters.
   (a) The Company and each Company Subsidiary has timely filed (taking into account any extension of time within which to file) all income and all other material Tax Returns required to be filed by it and all such filed Tax Returns were correct, complete and accurate in all material respects. All material Taxes payable by or on behalf of the Company or any Company Subsidiary (whether or not shown on a Tax Return) have been fully and timely paid or adequately provided for in accordance with GAAP, and adequate reserves or accruals for Taxes have been provided in accordance with GAAP with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing or for which Taxes are being contested in good faith. No power of attorney with respect to any Tax matter is currently in force.
   (b) There are no Liens for Taxes (other than Permitted Liens) on any assets of the Company or any Company Subsidiary.
   (c) The Company (i) for all Taxable years from December 31, 2015 through December 31, 2019, has been organized and operated in conformity for qualification and Taxation as a real estate investment trust within the meaning of Section 856 of the Code (“REIT”), (ii) has operated in such a manner so as to enable it to qualify as a REIT from January 1, 2020 through the date of the Company Merger Effective Time, and (iii) has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS to its status as a REIT, and no challenge to the Company’s status or qualification as a REIT is pending or, to the knowledge of the Company, threatened in writing. Section 4.13(c) of the Company Disclosure Letter sets forth each Company Subsidiary and its classification for U.S. federal income Tax purposes as of the date hereof. Each entity that is listed in Section 4.13(c) of the Company Disclosure Letter as a partnership, joint venture, or limited liability company has, since the later of the date of its formation and the date on which the Company acquired an interest in such entity, been treated for U.S. federal income Tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association Taxable as a corporation. Each entity that is listed in Section 4.13(c) of the Company Disclosure Letter as a corporation has, since the later of the date of its formation or the date on which the Company acquired an interest in such entity, been treated for U.S. federal income Tax purposes as a REIT, a “qualified REIT subsidiary” pursuant to Section 856(i) of the Code (a “QRS”) or a “taxable REIT subsidiary” pursuant to Section 856(1) of the Code (a “TRS”) as set forth on such schedule. Each entity that is listed in Section 4.13(c) of the Company Disclosure Letter as a REIT has been, since the date of its formation, treated as a REIT for U.S. federal income Tax purposes. Neither the Company nor any Company Subsidiary holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code (or otherwise result in any “built-in gains” Tax under Section 337(d) of the Code and the applicable Treasury Regulations thereunder).
   (d) Since January 1, 2015, the Company and the Company Subsidiaries have not incurred (i) any liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code or Section 337(d) of the Code (and the applicable Treasury Regulations thereunder) or (ii) any other material liability for Taxes (other than Transfer Taxes) that have become due and that have not been previously paid other than in the ordinary course of business. Since January 1, 2015, neither the Company nor any Company Subsidiary (other than a TRS or any subsidiary of a TRS) has engaged at any time in any “prohibited transaction” within the meaning of Section 857(b)(6) of the Code. Since January 1, 2015, neither the Company nor any Company Subsidiary has engaged in any transaction that would give rise to “redetermined rents, redetermined deductions, excess interest and redetermined TRS service income” described in Section 857(b)(7) of the Code. To the knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed on the Company or any Company Subsidiary.
   (e) There are no Tax Protection Agreements currently in force.
   (f) Each of the Company and the Company Subsidiaries: (i) is not currently the subject of any audits, examinations, investigations or other proceedings in respect of any material Tax or Tax matter by any Governmental Entity; (ii) has not received any notice in writing from any Governmental Entity that such an audit, examination, investigation or other proceeding is contemplated or pending; (iii) has not waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency; (iv) has not received a request for waiver of the time to assess any material Taxes, which request is still pending; (v) is not contesting any liability for material Taxes before any Governmental Entity; (vi) to the knowledge of the Company, is not subject to a claim or deficiency for any material Tax which has not been satisfied by payment, settled or been withdrawn; (vii) to the knowledge of the Company, is not subject to a claim by a Governmental Entity in a jurisdiction where the Company or such Company Subsidiary does not file Tax Returns that the Company or such Company Subsidiary is subject to material Taxation by that jurisdiction; (viii) has no outstanding requests for any Tax ruling, requests for administrative relief, requests for technical advice or other requests from any Governmental Entity and has not received any such Tax ruling, administrative relief or technical advice; and (ix) is not the subject of a “closing agreement” within the meaning of Section 7121 of the Code (or any comparable agreement under applicable state, local or foreign Tax Law).
   (g) The Company and the Company Subsidiaries have complied, in all material respects, with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld from employee salaries, wages and other compensation and from payments to nonresidents, members, lenders and other Persons all amounts required to be so withheld, and have paid over to the appropriate Governmental Entity all such amounts on or prior to the due date thereof under all applicable Laws.
   (h) The Company and the Company Subsidiaries have collected and remitted to the appropriate Governmental Entity all material sales and use Taxes to the extent required by applicable Law, or have been furnished properly completed exemption certificates and have, in all material respects, maintained all such records and supporting documents in a manner required by all applicable sales and use Tax statutes and regulations.
   (i) The Company has made available to Parent copies of (i) all U.S. federal and other material income Tax Returns of the Company and the Company Subsidiaries relating to the Taxable periods ending since the Company’s Taxable year ending on December 31, 2016 and (ii) any audit report issued within the last four (4) years relating to any Taxes due from or with respect to the Company or any Company Subsidiaries.
   (j) Neither the Company nor any Company Subsidiary (i) has agreed to make any adjustment pursuant to Section 481(a) of the Code, (ii) has any knowledge that the IRS has proposed, in writing, such an adjustment or a change in accounting method with respect to the Company or such Company Subsidiary or (iii) has any application pending with the IRS or any other Governmental Entity requesting permission for any change in accounting method.
   (k) Neither the Company nor any Company Subsidiary has requested any extension of time within which to file any income Tax Return, which income Tax Return has since not been filed.
   (l) Neither the Company nor any Company Subsidiary is a party to any Tax indemnity, allocation or sharing agreement or similar agreement or arrangement, other than (i) any agreement or arrangement between the Company and any Company Subsidiary and (ii) provisions in commercial contracts not primarily relating to Taxes.
   (m) Section 4.13(m) of the Company Disclosure Letter sets forth a list of all Reportable Transactions in which the Company or any Company Subsidiary has participated. Each of the Company and the Company Subsidiaries have disclosed to the IRS on the appropriate Tax Returns any Reportable Transaction in which it has participated. Each of the Company and the Company Subsidiaries have retained all documents and other records pertaining to any Reportable Transaction in which it has participated, including documents and other records listed in Treasury Regulation Section 1.6011-4(g) and any other documents and other records which are related to any Reportable Transaction in which it has participated but not listed in Treasury Regulation Section 1.6011-4(g).
   (n) Neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution that was reported as or otherwise constituted a distribution to which Section 355 of the Code is applicable (i) in the two (2) years prior to the date of this Agreement, or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.
   (o) Neither the Company nor any Company Subsidiary: (i) is or has ever been a member of an affiliated group of corporations filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local, or foreign Law), or as a transferee or successor.

   (p) Section 4.13(p) of the Company Disclosure Letter sets forth a true and complete list of elections that have been made (or are pending as of the date hereof) or actions that have been taken (or are pending as of the date hereof) by the Company or any Company Subsidiary pursuant to Sections 7001-7005 of the Families First Act.
   (q) Section 4.13(q) of the Company Disclosure Letter sets forth the following (whether occurring or applied for, as applicable, as of the date hereof) by the Company or any Company Subsidiary: (i) credits claimed pursuant to Section 2301 of the CARES Act, (ii) payroll and employment taxes deferred pursuant to Section 2302(a) of the CARES Act, (iii) net operating losses carried back pursuant to Section 2303(b) of the CARES Act, (iv) alternative minimum tax credits used pursuant to Section 2305 of the CARES Act, (v) elections made pursuant to Section 2306 of the CARES Act, and (vi) additional depreciation taken pursuant to Section 2307 of the CARES Act.
Section 4.14 Real Property.
   (a) Subject to the immediately succeeding sentence, Section 4.14(a) of the Company Disclosure Letter lists the common street address for all real property owned by the Company or any Company Subsidiary in fee as of the date hereof, and the Company Subsidiary owning such real property (such real property interests are, as the context may require, individually or collectively referred to as the “Owned Real Property”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary has good and marketable fee simple title to all Owned Real Property, in each case free and clear of all Liens except for Permitted Liens. Section 4.14(a) of the Company Disclosure Letter lists all agreements pursuant to which the Company or a Company Subsidiary leases, licenses or otherwise allows a party to occupy any Owned Real Property, except pursuant to a Storage Agreement.
   (b) Subject to the immediately succeeding sentence, Section 4.14(b) of the Company Disclosure Letter lists the common street address for all real property in which the Company or a Company Subsidiary holds as a lessee or sublessee a leasehold, sublease, or other occupancy interest, including a ground lease interest (as the context may require, individually or collectively, the “Company Leased Real Property”), each lease, sublease or other occupancy agreement, including each ground lease, for such real property pursuant to which the Company or a Company Subsidiary holds as a lessee or sublessee a leasehold or sublease interest, including each amendment, guaranty or any other agreement relating thereto (“Company Leases”) and the Company or the applicable Company Subsidiary holding such leasehold or sublease interest. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary holds a valid leasehold, subleasehold or other occupancy interest as a lessee, sublessee or occupant in the Company Leased Real Property free and clear of all Liens except for Permitted Liens. True and complete copies of the Company Leases in effect as of the date of this Agreement have been made available to Parent.
   (c) Section 4.14(c)(i) of the Company Disclosure Letter sets forth (i) the outstanding principal balance of each Mortgage Loan as of July 31, 2020, (ii) the accrued and unpaid interest under each Mortgage Loan as of July 31, 2020, (iii) the unfunded amount of the Mortgage Loan as of July 31, 2020, (iv) the maturity date of each Mortgage Note, and (v) the interest rate accruing under each Mortgage Note as of July 31, 2020. Section 4.14(c)(ii) of the Company Disclosure Letter lists the common street address for all real property secured by all Mortgage Loans held by the Company and any Company Subsidiary. The Company or a Company Subsidiary is the sole owner of record and holder of each Mortgage Loan and the related Mortgage Note.
   (d) Section 4.14(d)(i) and (ii) of the Company Disclosure Letter disclose, as of the date hereof, (i) each development and redevelopment project that is in pre-development as of June 30, 2020 (collectively, the “Development Projects”), including the common street address for such Development Projects, and (ii) the amount that the Company remains obligated or otherwise committed to fund with respect to each Mortgage Loan, including for project hard and/or soft costs, developer fees, interest payments (either during construction or during lease-up), operating reserves (the “Development Expenditures”), in each case, in excess of $150,000 per Development Project. The capital expenditure budget in Section 4.14(d)(iii) of the Company Disclosure Letter (the “Capital Expenditure Budget”)

discloses, as of the date hereof, the budgeted amount of all allowances (including tenant allowances), expenditures and fundings (other than those relating to Development Projects which are shown on the Development Expenditure Budget) (the “Capital Expenditures”) by Owned Real Property, budgeted to be funded annually through project completion by or on behalf of the Company or any Company Subsidiary, in each case in an aggregate amount per Owned Real Property in excess of $50,000.
   (e) Except for the Storage Agreements and the Company Material Contracts identified in Section 4.17(b)(iv) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is bound by any unexpired option to purchase agreement, right of first refusal or first offer or any other right to purchase, lease, ground lease or otherwise acquire any interest in Owned Real Property or any portion thereof.
   (f) Neither the Company nor any of the Company Subsidiaries is a party to any agreement pursuant to which the Company or any of the Company Subsidiaries manages, is a development manager of or is the leasing agent of any real properties for any third party. Section 4.14(f)(i) of the Company Disclosure Letter sets forth all Management Agreements that provide for payments in excess of $50,000 per annum. Section 4.14(f)(ii) of the Company Disclosure Letter sets forth all agreements pursuant to which the Company or any Company Subsidiary has entered into with a third party for the construction of any improvements on any Owned Real Property or any Company Leased Real Property that provide for payments in excess of $50,000.
   (g) Section 4.17(b)(iv) of the Company Disclosure Letter sets forth a true, correct and complete list of all Transfer Rights with respect to any real property or person in favor of the Company or any Company Subsidiary. Section 4.14(g) of the Company Disclosure Letter sets for all Transfer Rights that have been exercised by the Company or any Company Subsidiary since December 31, 2018. As of the date hereof, (i) neither the Company nor any Company Subsidiary has exercised any Transfer Right with respect to any real property or Person, which transaction has not yet been consummated and (ii) no third party has exercised in writing any Transfer Right with respect to any Company Subsidiary or Owned Real Property, which transaction has not yet been consummated.
   (h) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date hereof, none of the Company or any of the Company Subsidiaries has received any written notice to the effect that any condemnation or rezoning proceedings are pending or threatened with respect to any of the Owned Real Properties, Company Leased Real Properties, or Mortgaged Properties. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, all material personal property held or used by them at the Owned Real Property, free and clear of all Liens other than Permitted Liens.
   (i) None of the Company or any of the Company Subsidiaries has received any written notice of any outstanding violation of any Law, including zoning regulation or ordinance, building or similar law, code, ordinance, order or regulation, for any Owned Real Property or Mortgaged Property, in each case which has had, or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
   (j) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) each Mortgage Loan is evidenced by a Mortgage Note and is duly secured by a valid, subsisting, enforceable and perfected first Lien on the related Mortgaged Property, in each case, on such forms and with such terms as complied in all material respects with all applicable Law, (ii) each Mortgage related to a Mortgage Loan created an ownership interest in Mortgagor’s estate in fee simple in the Mortgaged Property, (iii) each Mortgage Note related to a Mortgage Loan and the related Mortgage is genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to Bankruptcy and Equity Exception, and (iv) no Mortgage Loan is subject to any rights of rescission, reformation, set-off, counterclaim or defense of usury, and no such right of rescission, reformation, set-off, counterclaim, or defense has been asserted with respect thereto, nor will the operation of any of the terms of the applicable Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either such Mortgage Note or such Mortgage unenforceable by the lender, in whole or in part, or subject to any right of rescission, reformation, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, reformation, set-off, counterclaim, or defense has been asserted with respect thereto.
   (k) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, with respect to Mortgage Loans, to the knowledge of the Company, the Company and each Company Subsidiary has complied in all material respects with the requirements of any applicable Law, including usury, truth in lending, real estate settlement procedures, predatory and abusive lending laws, equal credit opportunity, and unfair collection practices. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the Company, each Mortgage Loan was underwritten, originated and serviced in compliance in all material respects with applicable Law. Section 4.14(k) of the Company Disclosure Letter sets forth a true, correct and complete list of all servicing agreements related to the Mortgage Loans.
   (l) To the knowledge of the Company, each Mortgage related to a Mortgage Loan was properly recorded and was a valid, perfected and enforceable first Lien and first priority security interest with respect to each Mortgage Loan on the Mortgaged Property, including all improvements on the Mortgaged Property.
   (m) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, each Mortgage and related Mortgage Note owned by the Company or any Company Subsidiary contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby (such as for the enforcement of the Lien against the Mortgaged Property), including, (i) in the case of a Mortgage designated as a deed of trust or other security instrument allowing non-judicial foreclosure, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Except as set forth in Section 4.14(m) of the Company Disclosure Letter, there is no pending or, to the Company’s knowledge, threatened litigation, arbitration or other proceedings, including any enforcement or foreclosure actions, related to any Mortgage Loan.
Section 4.15 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:
   (a) (i) The Company and each Company Subsidiary are and have been in compliance with those Environmental Laws applicable to their respective operations (including possessing and complying with any required Environmental Permits), and at all times during the Company’s and each Company Subsidiary’s ownership or operation of any Owned Real Property, such Owned Real Property or Company Leased Real Property has been (and with respect to former Subsidiaries of the Company and properties formerly owned, leased or operated by the Company or any Company Subsidiary or any former Subsidiaries of the Company, to the knowledge of the Company or any Company Subsidiary, was during the period owned, leased or operated by any of them) in compliance with all applicable Environmental Laws (including possessing and complying with any required Environmental Permits); (ii) there are no administrative or judicial proceedings relating to Environmental Laws pending or, to the knowledge of the Company, threatened against the Company, any Company Subsidiary any Owned Real Property or Company Leased Real Property, or, to the knowledge of the Company, any properties formerly owned, leased or operated by the Company or any Company Subsidiary or any former Subsidiaries of the Company; (iii) neither the Company nor any Company Subsidiary has received any written notice, demand, letter or claim, in any case, alleging that the Company or such Company Subsidiary is in violation of, or liable under, any Environmental Law and, to the knowledge of the Company, no such notice, demand or claim has been threatened; and (iv) each Environmental Permit required of the Company, any Company Subsidiary, and any Owned Real Property or Company Leased Real Property is valid and in effect and the renewal of such Environmental Permit has been timely re-applied for.
   (b) (i) Neither the Company nor any Company Subsidiary has received any written notice, demand or claim alleging liability on the part of the Company or any Company Subsidiary as a result of a Release of Hazardous Substances; (ii) Hazardous Substances are not present in, at, on or under any of the Owned Real Property or Company Leased Real Property, either as a result of the operations of the

Company or any Company Subsidiary or otherwise, and to the knowledge of the Company are not present in, at, on or under any other real property for which the Company or any Company Subsidiary could reasonably be expected to be liable, in a quantity or condition that, in either case, would reasonably be expected to result in a liability under Environmental Laws on the part of the Company or any Company Subsidiary; and (iii) there are, to the knowledge of the Company, no wetlands (as that term is defined under Section 404 of the Federal Water Pollution Control Act 33 U.S.C. Section 1344, and all implementing regulations) at any Owned Real Property or Company Leased Real Property, nor is any Owned Real Property or Company Leased Real Property subject to any current or, to the knowledge of the Company, threatened environmental deed restriction, use restriction, institutional or engineering control or order or agreement with any Governmental Entity or any other restriction of record.
Section 4.16 Intellectual Property.
   (a) Section 4.16(a) of the Company Disclosure Letter sets forth a correct and complete list of all Patents, registered Marks and registered Copyrights that are owned by the Company and the Company Subsidiaries (“Registered Company Intellectual Property Assets”).
   (b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries own or have the right to use in the manner currently used all Patents, Trademarks, Copyrights, and Trade Secrets (the “Intellectual Property Rights”) used by the Company or any Company Subsidiary in, and that are material to, the business of the Company and the Company Subsidiaries as currently conducted (the “Company Intellectual Property Rights”) and (ii) neither the Company nor any of the Company Subsidiaries has received, in the 12 months preceding the date hereof, any written charge, complaint, claim, demand or notice challenging the validity of or right to use any of the Company Intellectual Property Rights. To the knowledge of the Company, no other Person has infringed any Company Intellectual Property Rights in the 12 months preceding the date hereof, except for any such infringement as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and all Registered Company Intellectual Property Assets have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned and are valid and enforceable, except for issuances, registrations or applications that the Company or the Company Subsidiaries, as applicable, has permitted to expire or has cancelled or abandoned in its reasonable business judgment.
   (c) To the knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe upon any Intellectual Property Rights of any other Person, except for any such infringement that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has received, in the 12 months preceding the date hereof, any written charge, complaint, claim, demand or notice alleging any such infringement of the Intellectual Property Rights of any other Person by the Company or any of the Company Subsidiaries that has not been settled or otherwise fully resolved, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
   (d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries have taken all reasonable measures to protect the security, privacy and confidentiality of all Company Protected Information; (ii) no Company Protected Information has been disclosed by the Company or the Company Subsidiaries to any Person other than pursuant to a written agreement restricting the disclosure and use of such Company Protected Information by such Person; (iii) the Company and the Company Subsidiaries have implemented and maintain reasonable data security programs that are consistent with industry standards and applicable Laws; (iv) the Company and the Company Subsidiaries (and, to the Company’s knowledge, as of the date hereof, the applicable management companies) have not experienced any breach, unauthorized access or disclosure, or loss of control of Company Protected Information; (v) the franchisors have at all times complied (and, to the Company’s knowledge, as of the date hereof, the applicable management companies are in compliance) with all privacy, security, or data protection Laws applicable to that entity or to the Company Protected Information that entity collects, holds, uses or discloses; and (vi) none of the Company or the Company Subsidiaries have been (nor, to the Company’s knowledge, as of the date hereof, the applicable management companies are not) under investigation by any Governmental Entity concerning any privacy, security or data protection Laws.
Section 4.17 Contracts.
   (a) All Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed on or after January 1, 2019 pursuant to the Exchange Act of the type described in Item 601 (b)(10) of Regulation S-K promulgated by the SEC have been filed. All such filed Contracts will be deemed to have been made available to Parent.
   (b) Other than the Contracts described in Section 4.17(a), Section 4.17(b) of the Company Disclosure Letter sets forth a complete list, in each case as of the date hereof, of each Contract (or the accurate description of principal terms in case of oral Contracts), including all amendments, supplements and side letters thereto that modify each such Contract in any material respect, to which the Company or any of the Company Subsidiaries is a party or by which it is bound or to which any of their respective assets are subject that:
     (i) is a (A) limited liability company agreement, partnership agreement or joint venture agreement or similar Contract (including Joint Venture Agreements) with a third party, (B) Mortgage Loan or Mortgage Note, (C) Management Agreement or (D) Material Company Lease;
     (ii) contains covenants of the Company or any of the Company Subsidiaries purporting to limit, in any material respect, either the type of business in which the Company or any of the Company Subsidiaries or any of their affiliates may engage or the geographic area in which any of them may so engage;
     (iii) evidences Indebtedness for borrowed money (A) in excess of $500,000 of the Company or any of the Company Subsidiaries, whether unsecured or secured or (B) secured by Owned Real Property (such Contracts, the “Existing Loan Documents”);
     (iv) provides for the pending purchase, sale, assignment, ground leasing or disposition of or a Transfer Right to purchase, sell, dispose of, assign or ground lease, in each case, by merger, purchase or sale of assets or stock or otherwise, directly or indirectly, any (A) real property (including any Owned Real Property or any portion thereof) or equity interests of any Person or (B) any other material asset of the Company or any Company Subsidiary with a fair market value or purchase price greater than $250,000;
     (v) except for any capital contribution requirements as set forth in the Organizational Documents of any Person set forth in Section 4.17(b)(v) of the Company Disclosure Letter, in any Joint Venture Agreements or with respect to any Development Project, (A) requires the Company or any Company Subsidiary to make any investment (in each case, in the form of a loan, capital contribution or similar transaction) in any Company Subsidiary or other Person in excess of $1,000,000 or (B) evidences a loan (whether secured or unsecured) made to any other Person in excess of $1,000,000.
     (vi) relates to the settlement (or proposed settlement) of any pending or threatened suit or proceeding, other than any settlement that provides solely for the payment of less than $200,000 in cash (net of any amount covered by insurance or indemnification that is reasonably expected to be received by the Company or any Company Subsidiary);
     (vii) with any current executive officer or director of the Company or any of the Company Subsidiaries, any stockholder of the Company beneficially owning 5% or more of outstanding Company Shares or, to the knowledge of the Company, any member of the “immediate family” (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act) of any of the foregoing
     (viii) constitutes an interest rate cap, interest rate collar, interest rate swap or other Contract or agreement relating to a holding transaction;

     (ix) is a severance or change of control agreement or provides for indemnification of any officer, manager, director, trustee or employee, or is an employment, staffing, independent contractor, professional employer organization, staffing company, temporary employment agency, or leased employee agreement or arrangement, or any collective bargaining agreement (other than any Company Employee Benefit Plan);
     (x) has continuing “earn-out” or other similar contingent purchase price payment obligations, in each case that could result in payments, individually or in the aggregate, in excess of $500,000; or
     (xi) is not described in clauses (i) through (x) above and calls for or guarantees (A) aggregate payments by the Company and the Company Subsidiaries of more than $1,000,000 over the remaining term of such Contract or (B) annual aggregate payments by the Company and the Company Subsidiaries of more than $500,000.
Each Contract of a type described in clauses (a) and (b) of this Section 4.17 is referred to in this Agreement as a “Company Material Contract.” To the knowledge of the Company, the Company has made available to Parent true and complete copies of all Company Material Contracts as of the date hereof, including amendments and supplements thereto.
   (c) (i) Neither the Company nor any Company Subsidiary is in (or has received any written claim of) breach of or default under the terms of any Company Material Contract, and, to the knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any Company Subsidiary, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (ii) to the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement each Company Material Contract is a valid and binding agreement of the Company or a Company Subsidiary, as applicable, and, to the knowledge of the Company, the other parties thereto and is in full force and effect, subject to the Bankruptcy and Equity Exception, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 4.18 Insurance.
   (a) Section 4.18(a) of the Company Disclosure Letter sets forth a list of the material insurance policies held by, or for the benefit of the Company or any of the Company Subsidiaries as of the date of this Agreement, including the insurer under such policies and the type of and amount of coverage thereunder. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) all insurance policies maintained by the Company and the Company Subsidiaries are in full force and effect, (b) all premiums due and payable thereon have been paid, and (c) neither the Company nor any Company Subsidiary is in breach of or default under any of such insurance policies.
   (b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since December 31, 2019, neither the Company nor the Company Subsidiaries have received written communication notifying it of any (i) termination or cancellation or denial of coverage with respect to any insurance policy, (ii) failure to renew any such insurance policy, (iii) refusal of coverage thereunder or any other notice that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder or (iv) material adjustment in the amount of the premiums payable with respect to any material insurance policy held by the Company. Except as set forth in Section 4.18(b) of the Company Disclosure Letter, as of the date hereof, there is no pending material claim by the Company or the Company Subsidiaries against any insurance carrier under any insurance policy held by the Company or the Company Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
   (c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks (i) as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and the Company Subsidiaries (taking into account the cost and availability of such insurance) and (ii) that the Company and the Company Subsidiaries believe are adequate for the operation of their businesses and the protection of their assets.
Section 4.19 Opinion of Financial Advisor. The Company Board has received from Jefferies LLC a written opinion (or oral opinion to be confirmed in writing), to the effect that, as of the date of such opinion and based upon and subject to the various factors, qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of Company Shares pursuant to this Agreement is fair, from a financial point of view, to such holders. A signed copy of such opinion shall be made available to Parent as soon as practicable after receipt thereof by the Company, for information purposes only.
Section 4.20 Takeover Statutes. The Company has taken all action required to be taken by it in order to exempt this Agreement and the Mergers from, and this Agreement and the Mergers are exempt from, the requirements of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination” or other takeover Laws and regulations in the MGCL, the MRL or the DLLCA (collectively, “Takeover Statutes”).
Section 4.21 Vote Required. The affirmative vote of the holders of Company Shares entitled to cast not less than a majority of all of the votes entitled to be cast on the matter at the Company Stockholders’ Meeting is the only vote required of the holders of any shares of stock or other equity securities of the Company to approve the Company Merger and the other transactions contemplated by this Agreement (the “Company Requisite Vote”). Other than the Operating Company Approval (which has been obtained), no vote or consent of the holders of any Operating Company Units is necessary to approve the Operating Company Merger, the Company Merger or the other transactions contemplated by this Agreement and no dissenters or appraisal rights will be available to any holder of Operating Company Units.
Section 4.22 Investment Company Act. Neither the Company nor any of the Company Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940.
Section 4.23 Brokers. Neither the Company nor any Company Subsidiary has entered into any agreement or arrangement entitling any broker, finder, investment banker or financial advisor (other than Jefferies LLC) to any broker’s or finder’s fee or other fee or commission in connection with the Mergers. The Company has furnished to Parent true and complete copies of all Contracts between the Company and Jefferies LLC, relating to the transactions contemplated by this Agreement, which agreements disclose all fees payable thereunder.
Section 4.24 Related Party Transactions. Except as set forth in the Company SEC Documents filed or furnished with the SEC through and including the date of this Agreement, since January 1, 2019, there have been no transactions or Contracts between the Company or any Company Subsidiary, on the one hand, and any affiliates (other than Company Subsidiaries) of the Company or other Persons, on the other hand, that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.
Section 4.25 No Other Representations or Warranties. Except for the representations and warranties in this Article IV, neither the Company, the Operating Company nor any Person on behalf of the Company or the Operating Company makes any express or implied representation or warranty with respect to the Company, the Operating Company or any other Company Subsidiary or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Company, the Operating Company and the other Company Subsidiaries or with respect to any other information provided or made available to Parent, the Parent OP or their respective Representatives in connection with the Mergers or the other transactions contemplated by this Agreement (including any information, documents, projections, forecasts, estimates, predictions or other material made available to Parent, the Parent OP or their respective Representatives in “data rooms.” management presentations or due diligence sessions in expectation of the Mergers or the other transactions contemplated by this Agreement), and each of Parent and the Parent OP acknowledge the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties in this Article IV neither the Company, the Operating Company nor any other Person makes or has made any express or implied representation or warranty to Parent, the Parent OP or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, the Operating Company, of the other Company Subsidiaries or their respective businesses or (b) any oral or written information presented to Parent, the Parent OP or any of their respective Representatives in the course of their due diligence investigation of the Company and the Operating Company, the negotiation of this Agreement or the course of the Mergers or the other transactions contemplated by this Agreement. The Company and the Operating Company hereby acknowledge that, except for the representations and warranties expressly set forth in Article V, neither Parent, the Parent OP nor any of their affiliates, nor any other Person on behalf of any of them, has made or is making any other express or implied representation or warranty with respect to Parent, the Parent OP or any of their respective affiliates or their respective business or operations, including with respect to any information provided or made available to the Company, the Operating Company or any of their respective affiliates or Representatives. Except with respect to the representations and warranties expressly set forth in Article V or any breach of any covenant or other agreement of Parent, the Parent OP contained in this Agreement, the Company and the Operating Company hereby acknowledge that neither Parent, the Parent OP nor any of their affiliates, nor any other Person on their behalf, will have or be subject to any liability or indemnification obligation to the Company, the Operating Company or any of their affiliates on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon the delivery, dissemination or any other distribution to the Company, the Operating Company or any of their respective affiliates or Representatives, or the use by the Company, the Operating Company or any of their respective affiliates or Representatives, of any information, documents, projections, forecasts, estimates, predictions or other material made available to the Company, the Operating Company or any of their respective affiliates or their respective Representatives in expectation of the Mergers or the other transactions contemplated by this Agreement.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
OF PARENT AND THE PARENT OP
Except as disclosed in the separate disclosure letter which has been delivered by Parent to the Company in connection with the execution and delivery of this Agreement, including the documents attached to or incorporated by reference in such disclosure letter (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter will also be deemed to be disclosed with respect to any other section or subsection in this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure), Parent and the Parent OP hereby jointly and severally represent and warrant to the Company and the Operating Company as follows:
Section 5.1 Organization and Qualification; Subsidiaries.
   (a) Parent is a corporation duly formed, validly existing and in good standing under the Laws of the State of Maryland. The Parent OP is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and the Parent OP has requisite corporate or other legal entity, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and the Parent OP is duly qualified to do business and is in good standing in each jurisdiction (with respect to jurisdictions that recognize such concept) where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

   (b) Parent has made available to the Company true and complete copies of the Parent Charter, the Parent Bylaws and the Parent OP LLC Agreement. Each of the Parent Charter, the Parent Bylaws and the Parent OP LLC Agreement was duly adopted and is in full force and effect, and neither Parent nor the Parent OP is in violation of any of the provisions of such documents.
   (c) Each of Parent and the Parent OP was formed solely for the purpose of engaging in transactions contemplated by this Agreement, and neither Parent nor the Parent OP has conducted any business prior to the date hereof and has no, and prior to the Company Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement.
Section 5.2 Capitalization.
   (a) All of the issued and outstanding common stock, $0.01 par value per share of Parent are, and immediately prior to the Company Merger Effective Time, will be owned by the Persons, and in the amounts, set forth on Section 5.2(a) of the Parent Disclosure Letter. All of the issued and outstanding membership interests in the Parent OP are, and immediately prior to the Company Merger Effective Time will be, owned, directly or indirectly, by Parent.
   (b) None of Parent, the Parent OP or any of their respective Subsidiaries beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Company Shares or Operating Company Units or any securities that are convertible into or exchangeable or exercisable for Company Shares or Operating Company Units, or holds any rights to acquire or vote any Company Shares or Operating Company Units, other than pursuant to this Agreement.
Section 5.3 Authority.
   (a) Parent has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Parent Board and, other than the filing of the Company Merger Articles of Merger with the SDAT, no additional trust proceedings on the part of Parent or the Parent OP are necessary to authorize the execution, delivery and performance by Parent of this Agreement or the consummation of the transactions contemplated hereby by Parent. This Agreement has been duly executed and delivered by Parent and (assuming the due authorization, execution and delivery of this Agreement by each of the Company and the Operating Company) constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.
   (b) The Parent OP has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Parent OP and the consummation by the Parent OP of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Parent OP and Parent in its capacity as the sole member of the Parent OP and, other than the filing of the Operating Company Merger Certificate with the DSOS, no additional proceedings on the part of the Parent OP are necessary to authorize the execution, delivery and performance by the Parent OP of this Agreement or the consummation of the transactions contemplated hereby by the Parent OP. This Agreement has been duly executed and delivered by the Parent OP and (assuming the due authorization, execution and delivery of this Agreement by each of the Company and the Operating Company) constitutes the valid and binding obligation of the Parent OP enforceable against the Parent OP in accordance with its terms, subject to the Bankruptcy and Equity Exception.
   (c) The Parent Board has unanimously (i) approved and declared advisable the Mergers and the other transactions contemplated by this Agreement, and (ii) approved the execution, delivery and performance of this Agreement and the consummation by Parent of the transactions contemplated hereby, including the Mergers, in each case by resolutions duly adopted, which resolutions have not been subsequently rescinded, withdrawn or modified in a manner adverse to Parent.

Section 5.4 No Conflict; Required Filings and Consents.
   (a) None of the execution, delivery or performance of this Agreement by Parent or the Parent OP or the consummation by Parent or the Parent OP of the transactions contemplated by this Agreement will: (i) conflict with or violate any provision of the Parent Charter, the Parent Bylaws or the Parent OP LLC Agreement, as applicable; (ii) assuming that all consents, approvals and authorizations described in Section 5.4(b) have been obtained and all filings and notifications described in Section 5.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or the Parent OP, or any of their respective properties or assets; or (iii) require any consent, notice or approval under, violate, conflict with, result in any breach of, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration, notification, cancellation, purchase or sale under or result in the triggering of any payment or creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets (including rights) of Parent or the Parent OP, pursuant to, any Contract to which Parent or the Parent OP is a party (or by which any of their respective properties or assets (including rights) are bound) or any Permit applicable to Parent, except, with respect to clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
   (b) None of the execution, delivery or performance of this Agreement by Parent or the Parent OP or the consummation by Parent or the Parent OP of the transactions contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity by Parent or the Parent OP, other than (i) the filing of the Company Merger Articles of Merger with, and acceptance for record of the Company Merger Articles of Merger by, the SDAT, (ii) the filing of the Operating Company Merger Certificate with the DSOS, (iii) compliance with, and such filings as may be required under, Environmental Laws, (iv) compliance with the applicable requirements of the Exchange Act, (v) filings as may be required under the rules and regulations of the New York Stock Exchange, (vi) compliance with any applicable federal or state securities or “blue sky” Laws, (vii) such consents, approvals, authorizations, permits, filings, registrations or notifications as may be required as a result of the identity of Parent or any of its affiliates, (viii) such filings as may be required in connection with the payment of any transfer and gain Taxes and (ix) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
Section 5.5 Information Supplied. None of the information supplied or to be supplied by Parent, the Parent OP or any of their Representatives specifically for inclusion (or incorporation by reference) in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. For the avoidance of doubt, no representation or warranty is made by Parent or Parent OP with respect to (and nothing in this Section 5.5 shall apply to) statements made (or incorporated by reference) in the Proxy Statement based on information supplied by or on behalf of the Company or any of Company Subsidiaries.
Section 5.6 Litigation. Except for stockholder or derivative litigation that may be brought relating to this Agreement or the transactions contemplated hereby or events leading up to this Agreement, there is no suit, claim, action, investigation or proceeding which is against Parent or any the Parent OP (or any of their properties or assets) pending or, to the knowledge of Parent, threatened in writing that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor the Parent OP is subject to any outstanding order, writ, injunction, judgment or decree of any Governmental Entity or arbitrator unrelated to this Agreement that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect. As of immediately prior to the date of this Agreement, there is no suit, claim, action, investigation or proceeding to which Parent or the Parent OP is a party pending or, to the knowledge of Parent, threatened in writing seeking to prevent, hinder, modify, delay or challenge the Mergers or any of the other transactions contemplated by this Agreement.

Section 5.7 Takeover Statutes. Parent has taken all action required to be taken by it in order to exempt this Agreement and the Mergers from, and this Agreement and the Mergers are exempt from, the requirements of any Takeover Statutes. Neither Parent nor the Parent OP beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Company Shares or Operating Company Units or any securities that are convertible into or exchangeable or exercisable for Company Shares or Operating Company Units, or holds any rights to acquire or vote any Company Shares or Operating Company Units, other than pursuant to this Agreement. Neither Parent, the Parent OP nor the “affiliates” or, to the knowledge of Parent, the “associates” of any such Person, is, nor at any time during the last five years has been, an “interested stockholder” of the Company, in each case as defined in Section 3-601 of the MGCL.
Section 5.8 Brokers. Neither Parent nor the Parent OP has entered into any agreement or arrangement entitling any broker, finder, investment banker or financial advisor (other than Raymond James & Associates, Inc. and KeyBank, N.A.) to any broker’s or finder’s fee or other fee or commission in connection with the Mergers.
Section 5.9 Financing. Parent has received an executed commitment letter, a true and complete copy of which has been delivered to Parent, from the parties identified therein (the “Equity Sponsors”) committing, subject to (and only to) the terms and conditions expressly set forth therein, to provide equity financing of up to $769,619,409 in the aggregate to the Person(s) identified in such commitment letter (such commitment letter, the “Equity Commitment Letter” and the equity financing committed pursuant to the Equity Commitment Letter, the “Equity Financing”). The Company is an express third-party beneficiary of the Equity Commitment Letter. As of the date of this Agreement, other than the letters comprising the Equity Commitment Letter, there are no side letters, other agreements or arrangements related to the Equity Financing. The obligations to fund the full amount of the commitments under the Equity Commitment Letter are not subject to any condition, other than the conditions expressly set forth in the Equity Commitment Letter. The Equity Commitment Letter has been duly executed by Parent, to the knowledge of Parent, and each other Person party thereto, and the Equity Commitment Letter is in full force and effect and constitutes the valid and binding obligation of Parent and, to the knowledge of Parent, each other Person party thereto enforceable against it or them, as the case may be, in accordance with its terms except as enforceability may be affected by the Bankruptcy and Equity Exception. As of the date of this Agreement, the Equity Commitment Letter has not been amended or modified, no such amendment or modification is contemplated, and the commitments contained in the Equity Commitment Letter have not been suspended, withdrawn or rescinded in any respect. There are no fees, expense reimbursement obligations or other amounts that are required to be paid by Parent or any of its affiliates prior to Closing under or in respect of the Equity Commitment Letter. As of the date of this Agreement, (a) no event has occurred or circumstance exists which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default, breach or failure of condition under the Equity Commitment Letter, and (b) assuming satisfaction of the conditions set forth in Section 7.1 and Section 7.2, Parent does not have any reason to believe that any of the conditions to the financings contemplated by the Equity Commitment Letter will not be satisfied on a timely basis or that the Equity Financing contemplated by any of the Equity Commitment Letter will not be made available on the Closing Date. As of the date of this Agreement, Parent is not aware of any fact or occurrence that makes any of the assumptions, or any of the representations and warranties of Parent, in any of the Equity Commitment Letter inaccurate in any material respect and no Equity Sponsor has notified Parent or any of its affiliates of its termination or repudiation (or intent to terminate or repudiate) any of the commitments under the Equity Commitment Letter or intent not to provide the Equity Financing. Assuming (i) that the Equity Financing is funded in accordance with the terms of the Equity Commitment Letter and subject to the conditions contained therein and (ii) satisfaction of the conditions set forth in Section 7.1 and Section 7.2, Parent will have the financial capability and sufficient funds available (together with any available cash pursuant to Section 3.9) sufficient to satisfy all of Parent’s and Parent OP’s obligations under this Agreement, including the payment of the Merger Consideration, the Operating Company Merger Consideration and the Series B Preferred Merger Consideration, the payment of the amounts contemplated by Section 3.3 and the payment of all associated fees, costs and expenses contemplated by this Agreement or payable in connection with the transactions contemplated by this Agreement by Parent and Parent OP. Parent affirms that (A) the Company and its affiliates have no responsibility for any debt financing that Parent or any of its affiliates may raise in connection with the transactions contemplated hereby and (B) it is not a condition to the Closing or to any of its obligations under this Agreement that it obtain financing for or related to any of the transactions contemplated by this Agreement.
Section 5.10 Solvency. Assuming that (a) the conditions to the obligation of Parent and the Parent OP to consummate the Mergers have been satisfied or waived, (b) the representations and warranties set forth in Article IV are true and correct, and (c) the financial projections or forecasts provided by the Company to Parent prior to the date hereof have been prepared in good faith on assumptions that were and continue to be reasonable, then at and immediately following the Company Merger Effective Time and after giving effect to all of the transactions contemplated by this Agreement, the Surviving Company and each Subsidiary of the Surviving Company, including the Surviving OC, will be Solvent. Neither Parent nor the Parent OP are entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors.
Section 5.11 No Other Representations and Warranties. Parent and the Parent OP hereby acknowledge that, except for the representations and warranties expressly set forth in Article IV, neither the Company, the Operating Company nor any of their affiliates, nor any other Person on behalf of the Company or the Operating Company, has made or is making any other express or implied representation or warranty with respect to the Company, the Operating Company or any of their respective affiliates or their respective businesses, operations, properties, assets, liabilities, conditions (financial or otherwise) or prospects, including with respect to any information provided or made available to Parent, the Parent OP or any of their respective affiliates or Representatives. Except with respect to the representations and warranties expressly set forth in Article IV or any breach of any covenant or other agreement of the Company or the Operating Company contained in this Agreement, Parent and the Parent OP hereby acknowledge that neither the Company, the Operating Company, nor any of their affiliates, nor any other Person on their behalf, will have or be subject to any liability or indemnification obligation to Parent, the Parent OP or any of their affiliates on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon the delivery, dissemination or any other distribution to Parent, the Parent OP or any of their respective affiliates or Representatives, or the use by Parent, the Parent OP or any of their respective affiliates or Representatives, of any information, documents, projections, forecasts, estimates, predictions or other material made available to Parent, the Parent OP or their respective affiliates and Representatives, including in “data rooms,” management presentations or due diligence sessions, in expectation of the Mergers or the other transactions contemplated by this Agreement. Each of Parent, the Parent OP and their respective affiliates and Representatives have relied on the results of their own independent investigation and the representations and warranties expressly set forth in Article IV.

ARTICLE VI

COVENANTS AND AGREEMENTS
Section 6.1 Conduct of Business by the Company Pending the Mergers. During the period from the date of this Agreement to the earlier of the Operating Company Merger Effective Time and the termination of this Agreement in accordance with Section 8.1 (the “Interim Period”), except as otherwise expressly contemplated or permitted by this Agreement or as required by Law, the Company shall, and shall cause each Company Subsidiary to, in all material respects, use commercially reasonable efforts (i) to carry on their respective businesses in the ordinary course of business in a manner materially consistent with the Company’s operating budget, the Capital Expenditure Budget, the Development Expenditure Budget and past practice (other than with respect to any action taken in response to any Contagion Event that has been consented to by Parent as set forth in the next succeeding sentence), (ii) to maintain and preserve substantially intact their respective current business organizations, (iii) to retain the services of their respective current officers and key employees, (iv) to preserve their goodwill and relationships with borrowers and developers to whom the Company has provided financing and others having business dealings with them and (v) to preserve their assets and properties in good repair and condition (normal wear and tear excepted). Without limiting the generality of the foregoing, during the Interim Period, the Company shall not, and the Company shall cause each Company Subsidiary not to (except as expressly permitted or expressly contemplated by this Agreement or as expressly contemplated by the transactions contemplated hereby, as required by Law, as set forth Section 6.1 of the Company Disclosure Letter, to the extent requested by Parent or to the extent that Parent otherwise consents in writing, which consent may not be unreasonably withheld, delayed or conditioned (provided that Parent shall be deemed to have consented to any action the Company requests to take in response to a Contagion Event in the event that Parent has not affirmatively declined to consent to such action in writing within 24 hours following the Company’s delivery of such request):
   (a) (i) amend or propose to amend the Company Charter, Company Bylaws, Operating Company LLC Agreement, or similar Organizational Documents of the Company or the Operating Company or (ii) amend or propose to amend the Organizational Documents of any other Company Subsidiary;
   (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class, partnership interests or any equity equivalents (including any share options or share appreciation rights) or any other securities convertible into or exchangeable for any shares, partnership interests or any equity equivalents (including any share options or share appreciation rights), except for the issuance or sale of Company Shares (i) pursuant to the exercise or vesting or redemption of Company Restricted Stock Awards outstanding on the date hereof and disclosed in Section 4.2(b) of the Company Disclosure Letter or (ii) issuable upon exchange or redemption of Operating Company Units in accordance with the terms of the Operating Company LLC Agreement;
   (c) (i) split, combine or reclassify any of their respective stock, partnership interests or other equity interests; (ii) except (A) as permitted pursuant to Section 6.11, (B) for the payment of dividends or other distributions declared prior to the date of this Agreement, (C) in transactions between the Company and one or more wholly owned Company Subsidiaries or solely between wholly owned Company Subsidiaries or (D) for distributions by any Company Subsidiary that is not wholly owned, directly or indirectly, by the Company, as may be required by the organizational documents of such Company Subsidiary, authorize, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of their respective stock, partnership interests or other equity interests or make any actual, constructive or deemed distribution in respect of any shares of their respective stock, partnership interests or other equity interests or otherwise make any payments to equityholders in their capacity as such; (iii) redeem, repurchase or otherwise acquire, directly or indirectly, any of their respective securities or any securities of any of their respective Subsidiaries, except in the case of clause (iii), (A) as may be required by the Company Charter or the Operating Company LLC Agreement, (B) for the withholding of Company Shares from a Company Restricted Stock Award or acquisition of Company Shares from a holder of a Company Restricted Stock Award, in each case, in satisfaction of Tax withholding obligations or in payment of the applicable exercise price in accordance with the terms of the applicable Company Equity Plan or (C) as may be reasonably necessary for the Company to maintain its status as a REIT under the Code or avoid the payment of any income or excise Tax; or (iv) enter into any Contract with respect to the voting or registration of any share of stock or equity interest of the Company or any Company Subsidiary;
   (d) subject to the provisions of Section 6.6, authorize, recommend, propose or announce an intention to adopt or effect, or adopt or effect a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization or other reorganization;
   (e) (i) incur, assume, refinance or guarantee any Indebtedness for borrowed money or issue any debt securities, or assume or guarantee any Indebtedness for borrowed money of any Person, except (A) for borrowings and guarantees under the Company’s or any of the Company Subsidiaries’ Existing Loan Documents in the ordinary course of business consistent with past practice or (B) in connection with transactions permitted pursuant to Section 6.1(j), (ii) prepay, refinance or amend any Indebtedness, except for (A) repayments under the Company’s existing credit facilities in the ordinary course of business consistent with past practice (specifically excluding the loans secured, directly or indirectly, by any Owned Real Property), and (B) mandatory payments under the terms of any Indebtedness in accordance with its terms or (iii) except as set forth on Section 6.1(e) of the Company Disclosure Letter, make loans, advances or capital contributions to or investments in any Person (other than (x) as required by any Joint Venture Agreements or (y) Capital Expenditures or Development Expenditures permitted pursuant to Section 6.1(p), in each case, in the ordinary course of business consistent with past practice);
   (f) create or suffer to exist any Lien (other than Permitted Liens) on shares of stock, partnership interests or other equity interests of any Company Subsidiary;
   (g) except as required by the terms of any Company Employee Benefit Plan or applicable Law or as expressly otherwise contemplated by this Agreement, (i) enter into, adopt, amend or terminate any Company Employee Benefit Plan, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any Company Subsidiary and one or more of their employees with an annual base salary of $100,000 or above or directors, (iii) increase in any manner the compensation or fringe benefits of any employee, officer or director, (iv) grant to any officer, director or employee the right to receive any severance, change of control or termination pay or termination benefits or any increase in the right to receive any severance, change of control or termination pay or termination benefits (provided, however, that for purposes of retaining its employees as required by clause (iii) of the first paragraph of this Section 6.1, the Company may either provide retention bonuses to or adopt a severance plan for the benefit of employees below the title of Senior Vice President so long as the aggregate amount of such bonuses or the aggregate amount payable under such severance plan does not exceed $300,000), (v) with respect to any employee with an annual base salary below $100,000 per year, enter into any new employment, loan, retention, consulting, indemnification, change-in-control, termination or similar agreement, (vi) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Employee Benefit Plan (including, but not limited to, the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, long-term incentive plan units under the Company Equity Plan or otherwise), (vii) hire any new employee, (viii) take any action to fund, accelerate or in any way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Employee Benefit Plan, (ix) terminate the employment of any employee with an annual base salary of $100,000 or above, other than for “cause”, or (x) enter into a collective bargaining agreement;
   (h) (i) other than in the ordinary course of business, sell, mortgage, transfer, assign, ground lease, dispose of, pledge or encumber any material personal property, equipment or assets (other than as set forth in clause (ii) below) of the Company or any Company Subsidiary or (ii) except in connection with the incurrence of any Indebtedness permitted to be incurred by the Company pursuant to Section 6.1(e), sell, mortgage, transfer, ground lease, dispose of, pledge or encumber any real property (including Owned Real Property), except, in the case of each of clauses (i) and (ii), for the execution of easements, covenants, rights of way, restrictions and other similar instruments in the ordinary course of business or Permitted Liens;

   (i) except as may be required as a result of a change in Law or in GAAP or statutory or regulatory accounting rules or interpretations with respect thereto or by any Governmental Entity or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization), make any material change in any financial accounting policies or financial accounting procedures that would materially affect the consolidated assets, liabilities or results of operations of the Company or any of the Company Subsidiaries or fail to maintain all financial books and records in all material respects in accordance with GAAP;
   (j) acquire or agree to acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any interest in any Person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights, other than acquisitions of personal property (and not real property) in the ordinary course of business consistent with past practice for consideration that does not exceed $250,000 individually or in the aggregate;
   (k) except in each case if the Company determines, after prior consultation with Parent, that such action is reasonably necessary to preserve the status of the Company as a REIT or to preserve the status of any Company Subsidiary as a REIT, partnership, disregarded entity, TRS or QRS for U.S. federal Tax purposes, (i) incur any Taxes outside of the ordinary course of business, (ii) file any Tax Return inconsistent with past practice, (iii) amend any income or other material Tax Return, (iv) make or change any material Tax election (it being understood and agreed, for the avoidance of doubt, that nothing in this Agreement will preclude the Company from designating dividends paid by it as “capital gain dividends” within the meaning of Section 857 of the Code), (v) settle or compromise any material Tax claim or assessment by any Governmental Entity, (vi) change any material accounting method with respect to Taxes, (vii) enter into any agreement with respect to any Tax or Tax Returns of the Company or any Company Subsidiary (including a closing agreement) with a Taxing authority, (viii) surrender any right to claim a refund of a material amount of Taxes, or (ix) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment;
   (l) take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause Company to fail to qualify as a REIT;
   (m) waive, release, assign, settle or compromise any claim, suit or proceeding against the Company or any Company Subsidiary (or for which the Company or any Company Subsidiary would be financially responsible) (whether or not commenced prior to the date of this Agreement), except for (i) settlements or compromises providing solely for payment of monetary damages less than $500,000 individually, or $1,000,000 in the aggregate or (ii) claims, suits or proceedings arising from the ordinary course of operations of the Company involving collection matters or personal injury which are fully covered by adequate insurance (subject to customary deductibles); provided, that in no event will the Company or any Company Subsidiary settle any Transaction Litigation except in accordance with the provisions of Section 6.5(c) (for the avoidance of doubt, this Section 6.1(m) will not apply to any claim, suit or proceeding with respect to Taxes);
   (n) enter into any new line of business;
   (o) (i) amend or terminate, or waive compliance with the terms of or breaches under, or assign, or renew or extend (except as may be required under the terms thereof) any Company Material Contract or (ii) enter into a new Contract that, if entered into prior to the date of this Agreement, would have been a Company Material Contract;
   (p) make, enter into any Contract for, or otherwise commit to, any Capital Expenditures or Development Expenditures on, relating to or adjacent to any Owned Real Property; provided, however, that notwithstanding the foregoing, but subject to the provisions of Section 6.1(o), the Company and any Company Subsidiary will be permitted to make, enter into Contracts for or otherwise commit to: (i) Capital Expenditures and Development Expenditures as required by Law, (ii) emergency Capital Expenditures and Development Expenditures to repair any casualty losses in an amount up to $500,000, (iii) Capital Expenditures in the Capital Expenditure Budget, and (iv) Development Expenditures in the Development Expenditure Budget;

   (q) (i) initiate or consent to any material zoning reclassification of any Owned Real Property or any material change to any approved site plan (in each case, that is material to such Owned Real Property or plan, as applicable), special use permit or other land use entitlement affecting any material Owned Real Properties in any material respect or (ii) amend, modify or terminate, or authorize any Person to amend, modify, terminate or allow to lapse, any material Company Permit;
   (r) fail to use commercially reasonable efforts to maintain in full force and effect the existing insurance policies or to replace such insurance policies with comparable insurance policies covering the Company or any Company Subsidiary and their respective properties, assets and businesses (including Owned Real Properties);
   (s) issue Company Shares pursuant to the Company’s current “at-the-market” facility or enter into any similar program or facility;
   (t) enter into, amend or modify any Tax Protection Agreement, or take any action or fail to take any action that would violate or be inconsistent with any Tax Protection Agreement or otherwise give rise to a material liability with respect thereto; and
   (u) authorize or enter into any Contract or arrangement to do any of the actions described in Section 6.1(a) through Section 6.1(t).
Nothing contained in this Agreement will give Parent or the Parent OP, directly or indirectly, the right to control or direct the operations of the Company, the Operating Company or any other Company Subsidiary prior to the Company Merger Effective Time or the Operating Company Merger Effective Time, as applicable (it being acknowledged that prior to the Company Merger Effective Time or the Operating Company Merger Effective Time, as applicable, the Company, the Operating Company and the other Company Subsidiaries, as applicable, will exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations).
Section 6.2 Access to Information.
   (a) During the Interim Period, the Company shall, and shall cause each Company Subsidiary to, (i) give Parent and its authorized Representatives reasonable access during normal business hours, and upon reasonable advance notice, to all properties, facilities, personnel and books and records of the Company and each Company Subsidiary solely for purposes of furthering the transactions contemplated by this Agreement and in such a manner as not to interfere unreasonably with the operation of any business conducted by the Company or any Company Subsidiary; (ii) permit such inspections as Parent may reasonably require solely for purposes of furthering the transactions contemplated by this Agreement and promptly furnish Parent with such financial and operating data and other information with respect to the business, properties and personnel of the Company and each Company Subsidiary as Parent may reasonably request solely for purposes of furthering the transactions contemplated by this Agreement; and (iii) facilitate reasonable access to all Owned Real Property in order to prepare or cause to be prepared (at Parent’s sole expense) surveys, inspections, engineering studies, Phase I environmental site assessments or other environmental assessments that do not involve invasive testing or sampling of soil, groundwater, indoor air or other environmental media, and other tests, examinations or studies with respect to any Owned Real Property that Parent deems to be reasonably necessary; provided that all such access will be coordinated through the Company or its designated Representatives, in accordance with such reasonable procedures as they may establish; provided, further, that the Company shall not be required to (or to cause any Company Subsidiary to) afford such access or furnish such information to the extent that the Company believes in good faith that doing so would be reasonably likely to (A) result in a risk of loss or waiver of attorney-client privilege, attorney work product or other legal privilege, (B) violate any obligations of the Company or any Company Subsidiary with respect to confidentiality to any third party or otherwise breach, contravene or violate any Contract to which the Company or any Company Subsidiary is party or (C) breach, contravene or violate any applicable Law (provided that the Company shall use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set out in clauses (A) , (B) or (C)). No investigation under this Section 6.2(a) or otherwise will affect the representations, warranties, covenants or agreements of the Company or the Operating Company or the conditions to the obligations of the Parties under this Agreement and will not limit or otherwise affect the rights or remedies available hereunder.

   (b) Parent and the Parent OP shall hold and shall cause their authorized Representatives to hold in confidence all documents and information concerning the Company and the Company Subsidiaries made available to them or their Representatives by the Company, the Operating Company or their Representatives in connection with the Mergers and the other transactions contemplated by this Agreement as Confidential Information (as defined in the Confidentiality Agreement) pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and NexPoint Real Estate Advisors, L.P., dated May 14, 2020 (the “Confidentiality Agreement”), which will continue in full force and effect until the Company Merger Effective Time, notwithstanding clause (iii) of Section 6 thereof.
Section 6.3 Proxy Statement.
   (a) As promptly as practicable (but in no event later than 15 Business Days) after the date of this Agreement, the Company shall prepare the preliminary Proxy Statement and, after reasonable consultation with, and approval by, Parent (which shall not be unreasonably withheld or delayed), file the preliminary Proxy Statement with the SEC. The Company shall use reasonable best efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement, and respond, after reasonable consultation with Parent, promptly to any comments made by the SEC with respect to the Proxy Statement, and (ii) promptly upon the earlier of (A) receiving notification that the SEC is not reviewing the preliminary Proxy Statement and (B) the conclusion of any SEC review of the preliminary Proxy Statement, cause the definitive Proxy Statement to be mailed to the Company’s stockholders and, if necessary, after the definitive Proxy Statement will have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies. The Company shall promptly notify Parent of the receipt of comments from the SEC and of any request from the SEC for amendments or supplements to the preliminary Proxy Statement or definitive Proxy Statement or for additional information, and shall promptly supply Parent with copies of all written correspondence between the Company or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the preliminary Proxy Statement, the definitive Proxy Statement, the Mergers or any of the other transactions contemplated by this Agreement. Parent and the Parent OP shall cooperate with the Company in connection with the preparation of the Proxy Statement, including promptly furnishing to the Company, upon request, any and all information regarding Parent and the Parent OP and their respective affiliates as may be required to be disclosed therein under applicable Law. The Proxy Statement will contain the Company Recommendation, except to the extent that the Company Board has effected an Adverse Recommendation Change, as permitted by and determined in accordance with Section 6.6. For the avoidance of doubt, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto), or responding to any comments of the SEC or its staff with respect thereto, the Company shall (x) provide Parent and its legal counsel with a reasonable opportunity to review and comment on the Proxy Statement or response (including the proposed final version of the final Proxy Statement or comments) and (y) shall consider Parent’s comments in good faith.
   (b) If at any time prior to the Company Stockholders’ Meeting any event or circumstance relating to the Company or Parent or any of their respective Subsidiaries, or their respective officers, trustees or directors, should be discovered by the Company or Parent, as the case may be, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company or Parent, as the case may be, shall promptly inform the other Parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company’s stockholders. All documents that the Company is responsible for filing with the SEC in connection with the Mergers will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.
Section 6.4 Company Stockholders’ Meeting . The Company will, as soon as reasonably practicable after the Proxy Statement is cleared by the SEC for mailing to the Company’s stockholders in accordance with Section 6.3(a), duly call, give notice of, convene and hold a meeting of the holders of the Company Shares (the “Company Stockholders’ Meeting”) for the purpose of seeking the Company Requisite Vote. The record date of the Company Stockholders’ Meeting shall be selected by the Company after reasonable consultation with Parent. The Company, through the Company Board, shall recommend to holders of the Company Shares that they vote in favor of the Company Merger so that the Company may obtain the Company Requisite Vote (the “Company Recommendation”) and the Company shall use reasonable best efforts to solicit the Company Requisite Vote (including by soliciting proxies from the Company’s stockholders), except in each case to the extent that the Company Board has effected an Adverse Recommendation Change, as permitted by and determined in accordance with Section 6.6. The Company shall keep Parent reasonably informed with respect to proxy solicitation results as reasonably requested by Parent. Unless this Agreement is terminated in accordance with its terms, the Company shall not submit to the vote of its stockholders any Company Acquisition Proposal. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholders’ Meeting after reasonable consultation with Parent (a) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the holders of Company Shares within a reasonable amount of time in advance of a vote on the Company Merger, (b) for the absence of a quorum or (c) if additional time is reasonably required to solicit proxies in favor of the approval of the Company Merger; provided, that, in the case of this clause (c), without the written consent of Parent, in no event will the Company Stockholders’ Meeting (as so postponed or adjourned) be held on a date that is more than 30 days after the date for which the Company Stockholders’ Meeting was originally scheduled. Unless this Agreement has been terminated in accordance with Article VIII, the obligation of the Company to duly call, give notice of, convene and hold the Company Stockholders’ Meeting and mail the Proxy Statement (and any amendment or supplement thereto that may be required by Law) to the Company’s stockholders will not be affected by an Adverse Recommendation Change.
Section 6.5 Appropriate Action; Consents; Filings .
   (a) Each Party shall (i) give the other Parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any Governmental Entity with respect to the Mergers, (ii) keep the other Parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding and (iii) promptly inform the other Parties of (and provide copies of) any communications to or from any Governmental Entity and keep the other Parties reasonably informed regarding any substantive communications to or from a third party, in each case regarding the Mergers or other transactions contemplated by this Agreement. Without otherwise limiting each Party’s approval rights hereunder, as applicable, each Party shall have the right to review in advance, and each Party shall consult and cooperate with the other Parties and shall consider in good faith the views of the other Parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any Governmental Entity in connection with the transactions contemplated by this Agreement. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation, action or legal proceeding, each Party shall permit authorized Representatives of the other Parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted in writing to any Governmental Entity in connection with such request, inquiry, investigation, action or legal proceeding.
   (b) On the terms and subject to conditions of this Agreement, each Party shall use reasonable best efforts to consummate the Mergers as promptly as practicable and to cause to be satisfied all conditions precedent to its obligations under this Agreement, including, consistent with the foregoing, (i) preparing and filing as promptly as practicable, with the objective of being in a position to consummate the Mergers as promptly as practicable following the date of the Company Stockholders’ Meeting, all documentation to effect all necessary or advisable applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any Governmental Entity or third party in connection with the transactions contemplated by this Agreement, including any that are required to be obtained under any federal, state or local Law or Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, (ii) defending all lawsuits or other legal proceedings against it or any of its affiliates relating to or challenging this Agreement or the consummation of the Mergers (“Transaction Litigation”) and (iii) effecting all necessary or advisable registrations and other filings required under the

Exchange Act or any other federal, state or local Law relating to the Mergers. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any consents in connection with the transactions contemplated by this Agreement from any Person (other than from a Governmental Entity) (A) without the prior written consent of Parent, none of the Company or any Company Subsidiary shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation and (B) none of Parent or any of its affiliates will be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations. In the event that any Party fails to obtain any such consent, the Parties shall use commercially reasonable efforts to minimize any adverse effect upon the Company and Parent and their respective affiliates and businesses resulting, or which would reasonably be expected to result, after the Operating Company Merger Effective Time, from the failure to obtain such consent.
   (c) Each Party shall keep the other Parties reasonably informed regarding any Transaction Litigation unless doing so would, in the reasonable judgment of such Party, jeopardize any privilege of the Company or any Company Subsidiaries with respect thereto. The Company shall promptly advise Parent in writing of the initiation of and any material developments regarding, and shall reasonably consult with and permit Parent and its Representatives to participate in the defense, negotiations or settlement of, any Transaction Litigation, and the Company shall give consideration to Parent’s advice with respect to such Transaction Litigation. The Company shall not, and shall not permit any Company Subsidiaries nor any of its or their Representatives to, compromise or settle any Transaction Litigation without the prior written consent of Parent.
   (d) Each of the Company and Parent shall (i) take all action necessary so that no Takeover Statute is or becomes applicable to Parent, the Parent OP, this Agreement, the Mergers or any of the other transactions contemplated hereby and (ii) if any Takeover Statute becomes applicable to Parent, the Parent OP, this Agreement, the Mergers or any of the other transactions contemplated hereby, take all action necessary so that the Mergers and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on Parent, the Parent OP, this Agreement, the Mergers and the other transactions contemplated hereby.
   (e) Prior to the Closing Date, the Company shall cooperate with Parent and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the New York Stock Exchange to cause the delisting of the Company Shares and the Company Series B Preferred Shares from the New York Stock Exchange as promptly as practicable after the Company Merger Effective Time the deregistration of the Company Shares and the Company Series B Preferred Shares under the Exchange Act as promptly as practicable after such delisting.
Section 6.6 Solicitation; Company Acquisition Proposals; Adverse Recommendation Change.
   (a) Notwithstanding anything to the contrary in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m., New York City time, on September 17, 2020 (the “No-Shop Period Start Date”), the Company, the Company Subsidiaries and their respective Representatives shall have the right to (i) solicit, initiate, encourage or facilitate any inquiry, discussion, offer, request, negotiation or proposal that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal (an “Inquiry”), including by providing information (including non-public information) relating to the Company or any Company Subsidiary and affording access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any Company Subsidiary to any third party (and such third party’s Representatives, including potential financing sources of such third party) pursuant to an Acceptable Confidentiality Agreement; provided, however, that any non-public information concerning the Company or any of the Company Subsidiaries that is provided to such third party (or its Representatives) shall, to the extent not previously provided to Parent, be provided to Parent as promptly as practicable after providing it to such third party (and in any event within 24 hours thereafter); and (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any thirty party (and their respective Representatives, including potential financing sources of such Person) with respect to any Company Acquisition Proposal (or any Inquiry) and

cooperate with or assist or participate in or facilitate any such Inquiry or any effort or attempt to make any Company Acquisition Proposal (or any Inquiry), including granting a waiver, amendment or release under any pre-existing standstill or similar provision to the extent necessary to allow for a Company Acquisition Proposal or amendment to a Company Acquisition Proposal (or any Inquiry) to be made to the Company or the Company Board. As promptly as practicable, and in any event within 24 hours following the No-Shop Period Start Date, the Company shall deliver to Parent a written notice setting forth the identity of each Person or group of Persons from whom the Company or any of its Representatives has received a Company Acquisition Proposal following the date of this Agreement and prior to the No-Shop Period Start Date.
   (b) Except as it may relate to any Excluded Party and subject to the other provisions of this Section 6.6, from and after the No-Shop Period Start Date until the earlier of the valid termination of this Agreement pursuant to Article VIII and the Company Merger Effective Time, the Company agrees that it shall, and shall cause each of the Company Subsidiaries and its and their officers and directors to, and shall direct its and their other Representatives to (i) immediately cease any solicitations, discussions, negotiations or communications with any Person that may be ongoing with respect to any Company Acquisition Proposal that would be prohibited by this Section 6.6(b); (ii) request the prompt return or destruction of all non-public information concerning the Company or any Company Subsidiaries theretofore furnished to any such Person with whom a confidentiality agreement was entered into at any time within the one-year period immediately preceding the No-Shop Period Start Date; (iii) cease providing any further information with respect to the Company or any Company Subsidiaries or any Company Acquisition Proposal to any such Person or its Representatives; and (iv) terminate all access granted to any such Person and its Representatives to any physical or electronic data room. Subject to the other provisions of this Section 6.6, from and after the No-Shop Period Start Date, the Company agrees that it shall not, and shall cause each of the Company Subsidiaries and its and their officers and directors not to, and shall not authorize and shall use commercially reasonable efforts to cause its and their other Representatives not to, directly or indirectly through another Person, (A) solicit, initiate, knowingly encourage or knowingly facilitate any Inquiry, including by providing information (including non-public information) relating to the Company or any Company Subsidiary and affording access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any Company Subsidiary to any third party (or such third party’s Representatives), (B) engage in any discussions or negotiations regarding, or furnish to any third party any non-public information in connection with, or knowingly facilitate in any way any effort by, any third party in furtherance of any Company Acquisition Proposal or Inquiry, (C) approve or recommend a Company Acquisition Proposal, (D) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement (but excluding an Acceptable Confidentiality Agreement) providing for a transaction that is the subject of a Company Acquisition Proposal or requiring the Company or the Operating Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement (any of the foregoing referred in this clause (D), an “Alternative Acquisition Agreement”), or (E) propose or agree to do any of the foregoing. Notwithstanding anything herein to the contrary, including the occurrence of the No-Shop Period Start Date, from and after the No-Shop Period Start Date, the Company, the Company Subsidiaries and their respective Representatives may continue to engage in the activities described in Section 6.6(a) with respect to any Excluded Party (and its Representatives, including potential financing sources of such Excluded Party), including with respect to any amended or modified Company Acquisition Proposal submitted by any Excluded Party following the No-Shop Period Start Date, and the restrictions in this Section 6.6(b) shall not apply with respect thereto.
   (c) Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Company Requisite Vote, the Company and the Company Subsidiaries may, directly or indirectly, through any Representative, in response to an unsolicited written bona fide Company Acquisition Proposal by a third party made after the date of this Agreement (that did not result from a material breach of this Section 6.6, it being agreed that the Company Board may contact and engage in discussions with any Person making such a written Company Acquisition Proposal solely to request clarification of the terms and conditions thereof so as to determine whether such Company Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal), and if the Company Board determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then the Company and its Representatives may, in response to such Company Acquisition Proposal, (i) furnish non-public information to such third party (and such third party’s Representatives, including potential financing sources of such third party) making such a Company Acquisition Proposal (provided, however, that (A) prior to so furnishing such information, the Company receives from the third party an executed Acceptable Confidentiality Agreement, and (B) any material non-public information concerning the Company or any of the Company Subsidiaries that is provided to such third party (or its Representatives) shall, to the extent not previously provided to Parent, be provided to Parent as promptly as practicable after providing it to such third party (and in any event within 24 hours thereafter)), and (ii) engage in discussions or negotiations with such third party (and such third party’s Representatives, including potential financing sources of such third party) with respect to the Company Acquisition Proposal.
   (d) The Company shall notify Parent promptly (but in no event later than 24 hours) after receipt of any Company Acquisition Proposal or any request for non-public information regarding the Company or any Company Subsidiary by any third party that informs the Company that it is considering making, or has made, a Company Acquisition Proposal, or any other Inquiry from any Person seeking to have discussions or negotiations with the Company regarding a possible Company Acquisition Proposal. Such notice shall be made in writing and shall identify the Person making such Company Acquisition Proposal or Inquiry and indicate the material terms and conditions of any Company Acquisition Proposals or Inquiries, to the extent known (including, if applicable, providing copies of any written Company Acquisition Proposals or Inquiries and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person making such Company Acquisition Proposal or Inquiry). The Company shall also promptly (and in any event within 24 hours) notify Parent, in writing, if it enters into discussions or negotiations concerning any Company Acquisition Proposal or provides non-public information to any Person in each case in accordance with Section 6.6(c), notify Parent of any change to the financial and other material terms and conditions of any Company Acquisition Proposal and otherwise keep Parent reasonably informed of the status and terms of any Company Acquisition Proposal or Inquiry on a reasonably current basis, including by providing a copy of all written proposals, offers, drafts of proposed agreements or correspondence relating thereto. Neither the Company nor any Company Subsidiary shall, after the date of this Agreement, enter into any confidential or similar agreement that would prohibit it from providing such information to Parent.
   (e) Except as permitted by this Section 6.6(e), neither the Company Board nor any committee thereof shall (A) (i) change, withhold, withdraw, modify or qualify in any manner adverse to Parent or resolve to or publicly propose or announce its intention to change, withhold, withdraw, modify or qualify in a manner adverse to Parent, the Company Recommendation, (ii) approve, adopt or recommend or resolve to or publicly propose or announce its intention to approve, adopt or recommend any Company Acquisition Proposal, (iii) fail to include the Company Recommendation in the Proxy Statement, (iv) within five Business Days of Parent's written request, fail to make or reaffirm the Company Recommendation following the date any Company Acquisition Proposal or any material modification thereto is first published or sent or given to the stockholders of the Company, (v) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Company Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within 10 Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer, or (vi) publicly propose or agree to any of the foregoing (any of the actions described in clauses (i) through (vi) of this Section 6.6(e), an “Adverse Recommendation Change”) or (B) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit the Company or any Company Subsidiary to enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.6) or publicly propose or announce its intention to do any of the foregoing. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Requisite Vote, the Company Board may (x) effect an Adverse

Recommendation Change if an Intervening Event has occurred and the Company Board determines, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ duties under applicable Law, or (y) if the Company is not in material breach of this Section 6.6, effect an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 8.1(c)(i), in each case in this clause (y), (1) in response to an unsolicited written bona fide Company Acquisition Proposal that the Company Board determines, after consultation with its outside legal counsel and financial advisors, constitutes a Superior Proposal after having complied with, and giving effect to all of the adjustments which may be offered by Parent pursuant to, Section 6.6(f) and such Company Acquisition Proposal is not withdrawn, and (2) the Company Board determines, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ duties under applicable Law.
   (f) The Company Board will only be entitled to effect an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 8.1(c)(i) as permitted under Section 6.6(e) if (i) the Company has provided a prior written notice (a “Notice of Change of Recommendation”) to Parent that the Company intends to take such action, identifying the Person making the Superior Proposal and describing the material terms and conditions of the Superior Proposal or Intervening Event, as applicable, that is the basis of such action, including, if applicable, copies of any written proposals or offers and any proposed written agreements related to a Superior Proposal (it being agreed that the delivery of the Notice of Change of Recommendation by the Company will not constitute an Adverse Recommendation Change), (ii) during the four Business Day period following Parent’s receipt of the Notice of Change of Recommendation (a “Notice of Change Period”), the Company shall, and shall cause its Representatives to, negotiate with Parent (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that, in the case of a Superior Proposal, such Superior Proposal ceases to constitute a Superior Proposal, or, in the case of an Intervening Event, in order to obviate the need to make such Adverse Recommendation Change; and (iii) following the end of the Notice of Change Period, the Company Board has determined, after consultation with its outside legal counsel and financial advisors, taking into account any changes to this Agreement proposed in writing by Parent in response to the Notice of Change of Recommendation or otherwise, that (A) the Superior Proposal giving rise to the Notice of Change of Recommendation continues to constitute a Superior Proposal or (B) in the case of an Intervening Event, the failure of the Company Board to effect an Adverse Recommendation Change would reasonably be expected to be inconsistent with the directors’ duties under applicable Law.
   (g) Any amendment to the financial terms (including the form, amount and timing of payment of consideration) or any other material amendment of such a Superior Proposal will require a new Notice of Change of Recommendation, and the Company will be required to comply again with the requirements of Section 6.6(f); provided, however, the Notice of Change Period will be reduced to two Business Days following receipt by Parent of any such new Notice of Change of Recommendation.
   (h) Nothing contained in this Agreement will prohibit the Company or the Company Board, directly or indirectly through its Representatives, from (i) taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company that is required by applicable Law or if the Company Board determines, after consultation with its outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with the directors’ duties under applicable Law (for the avoidance of doubt, it being agreed that the issuance by the Company or the Company Board of a “stop, look and listen” or similar statement of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act will not constitute an Adverse Recommendation Change); provided, however, that neither the Company nor the Company Board will be permitted to recommend that the stockholders of the Company tender any securities in connection with any tender offer or exchange offer that is a Company Acquisition Proposal or otherwise effect an Adverse Recommendation Change with respect thereto, except as permitted by Section 6.6(e).
   (i) Except as it may relate to any Excluded Party and subject to the other provisions of this Section 6.6, from and after the No-Shop Period Start Date until the earlier of the valid termination of this Agreement pursuant to Article VIII and the Company Merger Effective Time: (i) the Company shall not, and shall not permit any Company Subsidiary to, terminate, waive, amend or modify any provision of any standstill or confidentiality agreement to which the Company or any Company Subsidiary is a party, except solely to allow the applicable party to make a non-public Company Acquisition Proposal to the Company Board; and (ii) the Company and the Company Board shall not take any actions to exempt any person from the “Stock Ownership Limit” or establish or increase an “Excepted Holder Limit,” as such terms are defined in the Company Charter unless such actions are taken concurrently with the termination of this Agreement in accordance with Section 8.1(c)(i).
   (j) The Company agrees that it will promptly instruct its and the Company Subsidiaries’ respective Representatives of the obligations undertaken in this Section 6.6.
Section 6.7 Public Announcements . The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Mergers and shall not issue any such press release or make any such public statement without the prior consent of the other Party; provided, however, that a Party (or their respective affiliates) may, without the prior consent of the other Parties, issue such press release or make such public statement (a) as may be required by applicable Law or the applicable rules of any stock exchange or quotation system if the Party issuing such press release or making such public statement has provided the other Parties with an opportunity to review and comment (and the Parties shall cooperate as to the timing and contents of any such press release or public statement) upon any such press release or public statement or (b) containing statements with respect to this Agreement or the Mergers that are substantially similar to those in the Proxy Statement or in previous press releases or public statements made by the Company or Parent in accordance with this Section 6.7; provided, further, that no such consultation or consent will be required with respect to any release, communication, announcement or public statement in connection with an Adverse Recommendation Change made in accordance with this Agreement.
Section 6.8 Directors’ and Officers’ Indemnification.
   (a) From and after the Company Merger Effective Time, Parent shall, and shall cause the Surviving Company and the Surviving OC to, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each current or former director or officer of the Company or any of the Company Subsidiaries and each fiduciary under benefit plans of the Company or any of the Company Subsidiaries (each, an “Indemnified Party”) against (i) all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, actions, suits, damages or liabilities or, subject to the proviso of the next sentence, amounts paid in settlement in connection with any suit, claim, action, investigation or proceeding, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Company Merger Effective Time (and whether asserted or claimed prior to, at or after the Company Merger Effective Time), including in connection with the consideration, negotiation and approval of this Agreement, to the extent that they are based on or arise out of the fact that such person is or was a director, officer or fiduciary under benefit plans, including payment on behalf of or advancement to the Indemnified Party of any expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement (the “Indemnified Liabilities”), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement, whether asserted or claimed prior to, at or after the Company Merger Effective Time, and including any expenses incurred in enforcing such person’s rights under this Section 6.8; provided, that (A) none of the Surviving Company or the Surviving OC shall be liable for any settlement effected without their prior written consent (which may not be unreasonably withheld, delayed or conditioned) and (B) except for legal counsel engaged for one or more Indemnified Parties on the date hereof, none of the Surviving Company or the Surviving OC shall be obligated under this Section 6.8(a) to pay the fees and expenses of more than one legal counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single legal action except to the extent that, on the advice of any such Indemnified Party’s counsel, two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action. In the event of any such loss, expense, claim, damage or liability (whether or not asserted before the Company Merger Effective Time), the Surviving Company or the Surviving OC, as applicable, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request, reimbursement of documented expenses reasonably incurred (provided that, if legally required, the person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such person is not legally entitled to indemnification under applicable Law).
   (b) Prior to the Company Merger Effective Time, the Company shall obtain and fully pay the premium for, and Surviving Company shall cause to be maintained in full force and effect (and the obligations under to be honored) during the six-year period beginning on the date of the Company Merger Effective Time, a “tail” prepaid insurance policy or policies on terms and conditions no less advantageous than the Company’s officers’ and directors’ liability insurance policies in effect on the date hereof (accurate and complete copies of which have been previously provided to Parent); provided that in no event shall Parent or the Surviving Company be required to pay annual premiums in the aggregate of more than an amount equal to 300% of the current annual premiums paid by the Company for such insurance (the “Maximum Amount”) to maintain or procure insurance coverage pursuant to this Agreement; provided, further that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent and the Surviving Company shall procure and maintain for such six-year period the most advantageous policies as can be reasonably obtained for the Maximum Amount.
   (c) The obligations of Parent and the Surviving Company under this Section 6.8 will survive the Closing and the consummation of the Mergers and will not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.8 applies (it being expressly agreed that the Indemnified Parties to whom this Section 6.8 applies will be third party beneficiaries of this Section 6.8, each of whom (including his or her heirs, executors or administrators and his or her Representatives, successors and assigns) may enforce the provisions of this Section 6.8) without the consent of the Indemnified Party (including the successors, assigns and heirs of such Indemnified Party) affected thereby. In the event that the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, or if Parent dissolves the Surviving Company, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Company shall assume the obligations set forth in this Section 6.8.
   (d) For a period of six years from the Company Merger Effective Time, the Surviving Company and the Surviving OC shall provide to the Indemnified Parties the same rights to exculpation, indemnification and advancement of expenses as provided to the Indemnified Parties under the provisions of the Company’s and the Company Subsidiaries’ declaration of trust, charter, bylaws or similar organizational documents as in effect as of the date hereof, and the Surviving Company’s and the Surviving OC’s declaration of trust, charter, bylaws or similar organizational documents will not contain any provisions inconsistent with such rights. The contractual indemnification rights set forth in Section 6.8(d) of the Company Disclosure Letter in existence on the date of this Agreement with any of the current or former directors, officers or employees of the Company or any Company Subsidiary will be assumed by the Surviving Company and the Surviving OC without any further action, and will continue in full force and effect in accordance with their terms following the Company Merger Effective Time.
   (e) The provisions of this Section 6.8 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. Nothing in this Agreement, including this Section 6.8, is intended to, will be construed to or will release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, any Company Subsidiaries or the Indemnified Parties, it being understood and agreed that the indemnification provided for in this Section 6.8 is not prior to, or in substitution for, any such claims under any such policies.
Section 6.9 Employee Matters.
   (a) From and after the Company Merger Effective Time and for the period ending on the first anniversary of the Company Merger Effective Time (or, if shorter, during any applicable period of employment), Parent shall provide or cause its Subsidiaries to provide, to each individual who was employed by the Company or any Company Subsidiary as of immediately prior to the Company Merger Effective Time (each, a “Company Employee”), (i) a base salary or wage rate, as applicable, that is no less favorable than the base salary or wage rate in effect with respect to such Company Employee immediately prior to the Company Merger Effective Time, (ii) an annual cash bonus opportunity that is no less favorable than the annual cash bonus opportunity provided to such Company Employee immediately prior to the Company Merger Effective Time and (iii) benefits (excluding equity-based compensation, pension, retiree health and welfare benefits, severance, retention, change in control and long-term incentive compensation) that are substantially comparable, in the aggregate, to the benefits provided to such Company Employee immediately prior to the Company Merger Effective Time. Parent shall, or shall cause its designated Subsidiary to, assume and honor the terms of the severance arrangements set forth in Section 6.9(a) of the Company Disclosure Letter, without amendment, in accordance with the terms of Section 6.9(a) of the Company Disclosure Letter. Notwithstanding the foregoing, nothing in this Agreement requires that any Company Employee remain employed for any period after Closing nor that any compensation or benefits be provided after a Company Employee ceases to be employed (other than vested rights and benefits in effect at the time of such cessation of employment and the severance benefits set forth in Section 6.9(a) of the Company Disclosure Letter). For the employee benefit plans of Parent and its Subsidiaries providing any benefits to any Company Employee after the Company Merger Effective Time (the “Parent Plans”), each Company Employee will be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors as if such service were with Parent or an applicable Subsidiary for all purposes, including participation, and vesting, provided that the foregoing will not apply for purposes of benefit accrual under defined benefit plans, for purposes of any retiree health plan, or to the extent that its application would result in a duplication of benefits or to the extent the Company did not provide such service credit under any comparable plan, program or benefit.
   (b) Parent shall, and shall cause its Subsidiaries (as the case may be) to, use commercially reasonable efforts, to (i) waive all limitations as to preexisting conditions, exclusions, actively at work requirements, waiting periods or any other restriction that would prevent immediate or full participation under the health and welfare plans of Parent or any of its Subsidiaries applicable to such Company Employee with respect to participation and coverage requirements applicable to all Company Employees and their dependents under any Parent Plan that is a welfare plan that such Company Employees may be eligible to participate in after the Closing Date, other than limitations, exclusions, actively at work requirements, waiting periods or other restrictions that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any Company Employee Benefit Plan, (ii) waive any and all evidence of insurability requirements with respect to such Company Employees to the extent such evidence of insurability requirements were not applicable to the Company Employees under the comparable Company Employee Benefit Plans immediately prior to the Closing, and (iii) provide each such Company Employee and his or her dependents with full credit for any co-payments and deductibles satisfied prior to the Closing Date for the plan year of the applicable Company Employee Benefit Plan within which the Company Merger Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements, and for any lifetime maximums, under any welfare plans that such employees are eligible to participate in after the Closing Date. Prior to making any material written communications to the Company Employees pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication (provided that Parent shall review and comment promptly), and Parent and the Company shall cooperate in providing any such mutually agreeable communication.
   (c) Without limiting the generality of Section 9.5, no provision of this Section 6.9, express or implied, (i) is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person (including any Company Employee and any dependent or beneficiary thereof) other than the Parties and their respective successors and assigns, (ii) will constitute an amendment of, or an undertaking to amend, any Company Employee Benefit Plan or any employee benefit plan, program or arrangement maintained by Parent or any of its Subsidiaries or (iii) is intended to prevent Parent or any of its Subsidiaries from amending or terminating any Company Employee Benefit Plan in accordance with its terms or terminating the employment of any Company Employee.

Section 6.10 Notification of Certain Matters.
   (a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any notice or other communication received by such Party from any Governmental Entity in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement.
   (b) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that the applicable closing conditions would reasonably be expected to be incapable of being satisfied by the Outside Date or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification will affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement and will not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.
Section 6.11 Dividends . During the Interim Period, except as expressly permitted pursuant to Section 6.1(c), neither the Company nor any Company Subsidiary that is a REIT shall make distributions to its stockholders nor shall the Operating Company make distributions to the Company expect with the prior written consent of Parent.
Section 6.12 Taxes.
   (a) Mitigation of Taxes. Parent and the Company shall, upon written request, use commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated in this Agreement).
   (b) Tax Returns. The Company shall prepare or cause to be prepared and timely file or cause to be timely filed (including applicable extensions) all Tax Returns for the Company and the Company Subsidiaries required to be filed on or prior to the Closing Date, and the Company shall pay or cause to be paid all Taxes shown as due on such Tax Returns. Any such Tax Returns shall be prepared in a manner materially consistent with the historical Tax accounting practices of the Company and the Company Subsidiaries (except as may be required under applicable Tax Law). The Company shall provide to Parent copies of any such Tax Return at least five days prior to the due date of such Tax Return.
   (c) Withholding Forms. On the Closing Date, prior to the Company Merger, the Company shall deliver to Parent a duly executed certificate, dated as of the Closing Date, that the Company has been a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code during its entire existence, and therefore the Company Shares, the Company Series A Preferred Shares and the Company Series B Preferred Shares are not “United States real property interests.” The Operating Company shall use its commercially reasonable efforts to obtain and deliver to the Parent OP on the Closing Date, prior to the Operating Company Merger, duly executed IRS Forms W-9 from each holder of Operating Company Units (other than the Company or any Company Subsidiary).
   (d) Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, value added, stock transfer, stamp or similar Taxes, and any transfer, recording, registration and other similar fees that become payable in connection with the transactions contemplated by this Agreement (“Transfer Taxes”). From and after the Company Merger Effective Time, the Surviving Company shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of Company Shares, Company Series A Preferred Shares, Company Series B Preferred Shares or Operating Company Units, all Transfer Taxes.
   (e) Company Tax Representation Letters. The Company and the Operating Company shall (i) use their reasonable best efforts to obtain or cause to be provided, as appropriate, the Company REIT Opinion and (ii) deliver to King & Spalding LLP, counsel to the Company, or other counsel described in Section 7.2(c), a Tax representation letter, dated as of the effective date of the Proxy Statement and the

Closing Date and signed by an officer of the Company and the Operating Company, in form and substance as set forth in Exhibit A, containing representations of the Company and the Operating Company for purposes of rendering the Company REIT Opinion (and any similar opinion dated as of the effective date of the Proxy Statement), which such representations in Exhibit A will be subject to such changes or modifications from the language set forth on such exhibit as may be deemed necessary or appropriate by King & Spalding LLP (or such Company counsel rendering such opinion) and will be reasonably acceptable to and approved by Parent (which approval may not be unreasonably withheld, delayed or conditioned).
Section 6.13 Rule 16b-3 Matters . Prior to the Company Merger Effective Time, the Company will be permitted to take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the Mergers by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.14 Financing Matters.
   (a) Without limiting the generality of Parent’s obligations under this Section 6.14, Parent will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange the Equity Financing as promptly as practicable and in timely fashion on the terms and conditions described in the Equity Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the commitment for the Equity Financing set forth in the Equity Commitment Letter, (ii) negotiate definitive agreements (the “Definitive Equity Financing Agreements”) with respect thereto on the terms and conditions contemplated by the Equity Commitment Letter and subject only to the conditions contained in the Equity Commitment Letter so that such agreements are in effect on the Closing Date, and (iii) satisfy or obtain a waiver to (and cause each of its affiliates to satisfy or obtain a waiver to), on a timely basis, all conditions applicable to Parent or any of its affiliates in the Equity Commitment Letter and the definitive agreements related thereto and (iii) consummate the Equity Financing on or prior to the date on which the Closing is required to occur. If all conditions to the commitment of any counterparty to the Equity Commitment Letter providing such Equity Financing (other than conditions that are within the control of Parent, or the Equity Sponsors, including conditions relating to (A) the availability or funding of the Equity Financing, (B) the failure by Parent or any of its affiliates to deliver documents at the Closing or (C) any breach, in any material respect, by Parent, any Equity Sponsor or any of their respective affiliates under the Equity Commitment Letter or related letters) have been satisfied, Parent will enforce its rights under the Equity Commitment Letter to cause each Person providing such Equity Financing, to fund when required hereunder the Equity Financing required to consummate the transactions contemplated hereby (including by taking enforcement action to cause each such Person providing such Equity Financing to fund such Equity Financing).
   (b) Parent will keep the Company informed on a current basis and in reasonable detail of the status of its efforts to arrange the Equity Financing and provide to the Company copies (including drafts) of the Definitive Equity Financing Agreements and any other material definitive documents for the Equity Financing. Parent will give the Company prompt written and electronic notice (and in any event within one Business Day) of (i)(A) any actual or potential breach, default, termination or repudiation by any party to the Equity Commitment Letter or definitive documents related to the Equity Financing of which Parent becomes aware or (B) a dispute or disagreement between or among any parties to the Equity Commitment Letter, (ii) the receipt of any written or electronic notice or other communication from any Person providing the Equity Financing with respect to (A) any actual or potential breach, default, termination, failure of condition, or repudiation by any party to the Equity Commitment Letter or any definitive document related to the Equity Financing of any provisions of the Equity Commitment Letter or any definitive document related to the Equity Financing (or any statement by any such Person that such Person does not intend to enter into any such document or to consummate the transactions contemplated thereby), or (B) any material dispute or disagreement between or among any parties to the Equity Commitment Letter or any definitive document related to the Equity Financing, and (iii) the occurrence of any event or development that could reasonably be expected to adversely impact the ability of Parent to obtain all or any portion of the Equity Financing contemplated by the Equity Commitment Letter on the terms and conditions, in the manner or from the sources contemplated the Equity Commitment Letter or the definitive documents related to the Equity Financing (or if at any time for any other reason Parent believes that it will not be able to obtain all or any portion of the Equity Financing contemplated by the Equity Commitment Letter on the terms and conditions, in the manner or from the sources contemplated by any of the Equity Commitment Letter or the definitive documents related to the Equity Financing). As soon as reasonably practicable (and in any event within one Business Day) after the date on which the Company delivers to Parent a written request, Parent will provide any information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence. Parent affirms that it is not a condition to the Closing or to any of its obligations under this Agreement that Parent obtain financing for or related to any of the transactions contemplated by this Agreement.
   (c) Parent will not permit any amendment or modification to be made to, or any assignment of, or any waiver of any provision or remedy under, the Equity Commitment Letter or any Definitive Equity Financing Agreement and will use its best efforts to (A) maintain in effect the Equity Commitment Letter until the transactions contemplated by this Agreement are consummated, and (B) enforce its rights under the Equity Commitment Letter. Parent will not agree to the withdrawal, repudiation, termination or rescission of any Alternative Financing Commitment Letter or any provision thereof. Any reference in this Agreement to “Equity Financing” will include the financing contemplated by the Equity Commitment Letter as amended or modified in compliance with this Section 6.14(c), and “Equity Commitment Letter” will include such document as amended or modified in compliance with this Section 6.14(c).
   (d) Except as set forth on Section 6.14(d) of the Parent Disclosure Letter, Parent shall not (i) split, combine or reclassify any of the equity interests of Parent; (ii) sell or otherwise transfer, directly or indirectly, any of its equity interests; or (iii) enter into any Contract with respect to the voting or registration of the equity interests of Parent.
Section 6.15 Debt Financing Assistance.
   (a) Prior to the Closing, the Company will use commercially reasonable efforts to provide, and will use commercially reasonable efforts to cause its Representatives to provide, in each case at Parent’s sole expense, such cooperation as may reasonably be requested by Parent that is customary and necessary in connection with arranging and obtaining the (x) Equity Financing and (y) Debt Financing and/or Additional Equity Financing (collectively, the “Alternative Financing”; together with the Equity Financing, the “Financing”), in the case of the Alternative Financing, as contemplated by a commitment letter related to such Alternative Financing (each an “Alternative Financing Commitment Letter”; together with the Equity Commitment Letter, the “Financing Commitment Letters”), including (in each case to the extent that the same is reasonably requested) (i) to the extent expressly required of Parent by a Financing Commitment Letter, assisting in preparation for and participation in marketing efforts; (ii) providing to Parent the Required Financial Information; (iii) providing reasonable access to representatives of the Alternative Financing Sources to conduct appraisals and inspections of the Owned Real Properties and the Company Leased Real Properties that do not involve a Phase II environmental site assessment or invasive testing or sampling of soil, groundwater, indoor air or other environmental media; and (iv) executing and delivering definitive agreements with respect to the Debt Financing contemplated by an Alternative Financing Commitment Letter (the “Definitive Debt Financing Agreements”; and together with the Definitive Equity Financing Agreements, the “Definitive Financing Agreements”), subject to the occurrence of the Closing, including executing an amendment, an amendment and restatement, waiver or consent under the Company’s existing credit facility such that the Company’s existing credit facility remains in place and is available upon the Closing and upon the consummation of the Mergers and transactions contemplated by this Agreement. Notwithstanding the immediately foregoing sentence, (A) Parent will ensure that such requested cooperation does not unreasonably interfere with the ongoing business or operations of the Company (it being understood and agreed that the Company will not be required to take any action that unreasonably interferes with its ongoing business or operations); (B) neither the Company nor any Company Subsidiary will be required to commit to take any action that (1) is not contingent upon the Closing (other than the execution of an amendment, an amendment and restatement, waiver or consent under the Company’s existing credit facility such that the Company’s existing credit facility remains in place and is available upon the Closing and upon the consummation of the Mergers and transactions contemplated by this Agreement), (2) would be effective prior to the Closing, or (3) would encumber any assets of the Company or any Company Subsidiary prior to the Closing; (C) any information regarding the Company and any Company Subsidiary contained in any materials in connection with the Financing shall be subject to the prior review of the Company; and (D) neither the Company, any Company Subsidiary nor any of their respective Representatives will, in connection with the Financing (1) be required to take any action that would result in a violation of applicable Law or breach of any Contract (including this Agreement) or subject it to actual or potential liability, (2) be required to bear any cost or expense, (3) be required to pay any commitment fees, expenses or other amounts or make any other payment or incur any other liability or provide or agree to provide any indemnity prior to the Closing, (4) be required to take any action in the capacity as a member of the board of directors or board of managers or similar body to authorize or approve the Financing, (5) have any liability or any obligation under any Definitive Financing Agreement or any related document or other agreement or document related to the Financing, other than any such liability or obligation of the Company following the Closing, (6) be required to incur any other liability in connection with the Financing, other than any other liability incurred by the Company following the Closing, (7) be required to disclose or provide any information the disclosure of which, in the reasonable judgment of the Company, is restricted by Contract, applicable Law, order, is subject to attorney-client privilege or could result in the disclosure of any trade secrets of third parties or violate any obligation of the Company with respect to confidentiality, (8) be required to issue a private placement memoranda, confidential information memoranda or prospectus (and no such private placement memoranda or prospectus will reflect the Company or any Company Subsidiary as the issuer), (9) be required to issue any offering or information document or provide or deliver any legal opinion or (10) be required to participate in “road shows” or similar sales or marketing events. Neither the Company nor any Company Subsidiary makes any representation or warranty as to any of the materials or information provided to Parent or the sources of the Financing pursuant to this Section 6.15 or otherwise.
   (b) Parent will, promptly upon request by the Company, reimburse the Company, the Company Subsidiaries and their respective affiliates and Representatives for all reasonable and documented costs, including all reasonable and documented fees and expenses of counsel and other advisors, incurred by them or their respective Representatives in connection with the cooperation contemplated by Section 6.15(a). Parent will indemnify and hold harmless the Company, its affiliates and their respective Representatives (collectively, the “Financing Indemnitees”) against any and all fees, costs and expenses (including advancing attorneys’ fees and expenses (whether incurred in connection with a claim against Parent or otherwise) in advance of the final disposition of any suit, claim, action, investigation or proceeding), judgments, fines, claims, losses, penalties, damages, interest, awards and liabilities directly or indirectly suffered or incurred by the Financing Indemnitees in connection with any Financing, including any information provided in connection therewith or the cooperation by the Company with respect thereto. This Section 6.15(b) will survive the consummation of the transactions contemplated by this Agreement and the Closing and any termination of this Agreement, and is intended to benefit, and may be enforced by, the Financing Indemnitees and their respective heirs, executors, estates, personal representatives, successors and assigns who are each third party beneficiaries of this Section 6.15(b), and will be binding on all successors and assigns of Parent. In the event of any merger, consolidation or other similar transaction involving Parent, or in the event of any sale or other disposition by Parent of all or substantially all of its assets, Parent will ensure that an entity no less financially viable than Parent remains responsible for the obligations of Parent under this Section 6.15(b).
   (c) Parent acknowledges and agrees that, other than the obligations set forth in Section 6.15(a), the Company, the Company Subsidiaries and their affiliates do not have any responsibility for any financing that Parent may seek or obtain in connection with a Financing.
   (d) The obligations of the Company and the Company Subsidiaries under this Section 6.15 will immediately terminate if Parent is no longer seeking the financing contemplated by a Financing Commitment Letter, if any.
   (e) All non-public or other confidential information provided by the Company, any Company Subsidiary or any of their respective Representatives pursuant to this Section 6.15 will be kept confidential in accordance with the Confidentiality Agreement, except that Parent will be permitted to disclose such information to potential financing sources, subject to customary confidentiality undertakings by such potential financing sources. None of the representations, warranties or covenants of the Company set forth in this Agreement will be deemed to apply to, or deemed breached or violated by, any of the actions taken by the Company, any Company Subsidiary or any of their respective Representatives pursuant to this Section 6.15.
   (f) Parent acknowledges and agrees that the obtaining of the Financing is not a condition to the Closing.
Section 6.16 Estoppels . Prior to the Closing Date, the Company shall use its commercially reasonable efforts to provide, and shall cause each Company Subsidiary to use its commercially reasonable efforts to provide, to Parent in each case at Company’s sole expense, landlord estoppels from all lessors, including ground lessors, under all Company Leases in form and substance reasonably satisfactory to Parent.
ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGERS
Section 7.1 Conditions to Each Party’s Obligations to Effect the Mergers. The respective obligations of each Party to consummate the Mergers are subject to the fulfillment at or prior to the Closing Date of each of the following conditions, any or all of which may be waived in whole or in part by the Party being benefited thereby (which waiver will be in such Party’s sole discretion), to the extent permitted by applicable Law:
   (a) Company Requisite Vote. The Company shall have obtained the Company Requisite Vote.
   (b) No Injunctions, Orders or Restraints; Illegality. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Mergers illegal or otherwise restricting, preventing or prohibiting consummation of the Mergers.
Section 7.2 Conditions to the Obligations of Parent and the Parent OP. The obligations of Parent and the Parent OP to effect the Mergers are further subject to the satisfaction of the following conditions, any one or more of which may be waived in whole or in part by Parent at or prior to the Closing Date:
   (a) Representations and Warranties. (i) Except for the representations and warranties referred to in clauses (ii), (iii) or (iv) below, each of the representations and warranties of the Company and the Operating Company contained in this Agreement shall be true and correct (determined without regard to any qualification by any of the terms “material” or “Material Adverse Effect” therein) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct at and as of such date, without regard to any such qualifications therein), except where the failure of such representations and warranties to be true and correct has not had, or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (ii) the representations and warranties set forth in Section 4.1(a) (Organization and Qualification; Subsidiaries), Section 4.3 (Authority) and Section 4.23 (Brokers), shall be true and correct in all material respects (determined without regard to any qualification by any of the terms “material” or “Material Adverse Effect” therein) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct at and as of such date, without regard to any such qualifications therein), (iii) the representations and warranties of the Company and the Operating Company contained in Section 4.2 (other than clauses (b), (d) and (e) thereof; and with respect thereto, the Storage Lenders JV shall be deemed not to be a Company Subsidiary) (Capitalization) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects at and as of such date), except to the extent of any de minimis inaccuracies, and (iv) the representations and warranties of the Company and the Operating Company contained in Section 4.7(b) (Absence of Certain Changes) shall be true and correct in all respects as of the date hereof and as of the

Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects at and as of such date).
   (b) Performance and Obligations of the Company. Each of the Company and the Operating Company shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement (other than Section 6.15 (so long as such failure to perform or comply with Section 6.15 is not the result of a willful or intentional breach by the Company or the Operating Company) and Section 6.16) to be performed by it or complied with on or prior to the Closing Date.
   (c) Company REIT Opinion. Parent shall have received the written opinion (the “Company REIT Opinion”) of King & Spalding LLP (or other Company counsel reasonably acceptable to Parent), dated as of the Closing Date and in the form set forth in Exhibit B, to the effect that for all Taxable periods commencing with its Taxable year ended December 31, 2015, the Company has been organized and operated in conformity with the requirements for qualification and Taxation as a REIT under the Code (which opinion shall be based upon the representation letter described in Section 6.12(e)(ii)).
   (d) Absence of Material Adverse Effect. From the date of this Agreement through the Closing Date, there shall not have occurred a change, event, state of facts or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
   (e) Closing Certificate. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company, dated as of the Closing Date, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) are satisfied.
Section 7.3 Conditions to Obligations of the Company and the Operating Company. The obligations of the Company and the Operating Company to effect the Mergers are further subject to the satisfaction of the following conditions, any one or more of which may be waived in whole or in part by the Company at or prior to the Closing Date:
   (a) Representations and Warranties. (i) Except for the representations and warranties referred to in clause (ii) below, each of the representations and warranties of Parent and the Parent OP contained in this Agreement shall be true and correct (determined without regard to any qualification by any of the terms “material” or “Material Adverse Effect” therein) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct at and as of such date, without regard to any such qualifications therein), except where the failure of such representations and warranties to be true and correct has not had, or would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, and (ii) the representations and warranties of the Company and the Operating Company contained in Section 5.2 (Capitalization) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects at and as of such date).
   (b) Performance and Obligations of Parent and the Parent OP. Each of Parent and the Parent OP shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed by it or complied with on or prior to the Closing Date.
   (c) Absence of Material Adverse Effect. From the date of this Agreement through the Closing Date, there shall not have occurred a change, event, state of facts or development that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
   (d) Closing Certificate. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent, dated as of the Closing Date, certifying that the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c) are satisfied.

Section 7.4 Frustration of Closing Conditions. No Party may rely, either as a basis for not consummating the Mergers or the other transactions contemplated hereby or terminating this Agreement and abandoning the Mergers, on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use reasonable best efforts to consummate the Mergers and the other transactions contemplated hereby.
ARTICLE VIII

TERMINATION
Section 8.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Closing Date, whether before or after the receipt of the Company Requisite Vote (except as otherwise provided below):
   (a) by the mutual written consent of Parent and the Company; or
   (b) by either of the Company, on the one hand, or Parent, on the other hand, by written notice to the other, if:
     (i) any Governmental Entity of competent authority has issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the Mergers substantially on the terms contemplated by this Agreement and such order, decree, ruling or other action has become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) will not be available to a Party if the issuance of such final, non-appealable order, decree or ruling or taking of such other action was primarily due to the failure of the Company or the Operating Company, in the case of termination by the Company, or Parent or the Parent OP, in the case of termination by Parent, to perform any of its obligations under this Agreement; or
     (ii) the Mergers have not have been consummated on or before December 31, 2020 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) will not be available to the Company, if the Company or the Operating Company, or to Parent, if Parent or the Parent OP, as applicable, have breached in any material respect its obligations under this Agreement in any manner that have caused or resulted in the failure to consummate the Mergers on or before such date; or
     (iii) the Company Requisite Vote has not have been obtained at a duly held Company Stockholders’ Meeting or any adjournment or postponement thereof at which the Company Merger is voted upon; or
   (c) by written notice from the Company to Parent, if:
     (i) prior to obtaining the Company Requisite Vote, the Company Board effects an Adverse Recommendation Change in accordance with Section 6.6(e) in connection with a Superior Proposal and the Company Board has approved, and, concurrently with the termination hereunder, the Company enters into a definitive agreement providing for the implementation of a Superior Proposal, but only if the Company is not then in material breach of Section 6.6; provided that such termination will not be effective until the Company has paid the Company Termination Fee in accordance with Section 8.3(b); or
     (ii) Parent or the Parent OP have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement such that a condition set forth in Section 7.3(a) or Section 7.3(b) would be incapable of being satisfied by the Outside Date, provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.1(c)(ii) unless any such breach or failure to perform has not been cured within 20 days after written notice by the Company to Parent informing Parent of such breach or failure to perform and intention to terminate this Agreement pursuant to this Section 8.1(c)(ii), except that no cure period shall be required for any breach or failure to perform that by its nature cannot be cured prior to the Outside Date; and provided, further, that neither the Company nor the Operating Company have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement in any material respect; or

     (iii) (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of the notice referenced in clause (B) of this Section 8.1(c)(iii) if the Closing were to occur on the date of such notice), (B) on or after the date the Closing should have occurred pursuant to Section 2.3, the Company has delivered irrevocable written notice to Parent to the effect that all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of such notice if the Closing were to occur on the date of such notice) and the Company and the Operating Company are ready, willing and able to consummate the Closing, and (C) Parent and the Parent OP fail to consummate the Closing on or before the third Business Day after delivery of the notice referenced in clause (B) of this Section 8.1(c)(iii), and the Company and the Operating Company stood ready, willing and able to consummate the Closing during such three Business Day period; or
   (d) by written notice from Parent to the Company, if:
     (i) the Company or the Operating Company have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement such that a condition set forth in Section 7.2(a) or Section 7.2(b) would be incapable of being satisfied by the Outside Date, provided, however, that Parent may not terminate this Agreement pursuant to this Section 8.1(d)(i) unless any such breach or failure to perform has not been cured within 20 days after written notice by Parent to the Company informing the Company of such breach or failure to perform and intention to terminate this Agreement pursuant to this Section 8.1(d)(i), except that no cure period shall be required for any breach or failure to perform that by its nature cannot be cured prior to the Outside Date; and provided, further, that neither Parent nor the Parent OP have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement in any material respect; or
     (ii) (A) the Company Board has effected, or resolved to effect, an Adverse Recommendation Change or (B) the Company enters into an Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 6.6).
Section 8.2 Effect of the Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement will forthwith become void and there will be no liability or obligation on the part of Parent, the Parent OP the Company or the Operating Company or their respective affiliates or Representatives, relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof (including the negotiation and performance of this Agreement), except (a) as provided in Section 6.2(b) and for this Section 8.2, Section 8.3 and Article IX, (b) the Confidentiality Agreement will continue in full force and effect in accordance with its terms and (c) nothing in this Agreement will relieve any Party from any liability for any fraud or any willful and intentional breach by such Party of any of its representations, warranties, covenants or agreements set forth in this Agreement.
Section 8.3 Fees and Expenses.
   (a) Except as otherwise set forth in this Agreement, whether or not the Mergers are consummated, all expenses incurred in connection with this Agreement and the other transactions contemplated hereby shall be paid by the Party incurring such expenses.
   (b) In the event that this Agreement is terminated:
     (i) by Parent pursuant to Section 8.1(d)(ii),
     (ii) by the Company pursuant to Section 8.1(c)(i), or
     (iii) (A) by the Company or Parent pursuant to Section 8.1(b)(ii) or by Parent pursuant to Section 8.1(d)(i) and (B)(1) a Company Acquisition Proposal has been received by the Company or its Representatives or any Person will have publicly proposed or publicly announced an intention (whether or not conditional) to make a Company Acquisition Proposal and (2) within 12 months after a termination referred to in this Section 8.3(b)(iii) the Company enters into a definitive agreement relating to, or consummates, any Company Acquisition Proposal (with, for purposes of this clause (2), the references to “15%” in the definition of “Company Acquisition Proposal” being deemed to be references to “50%”) then the Company shall pay as directed by Parent the Company Termination Fee by wire transfer of same day funds to an account designated by Parent, (x) in the case of a payment pursuant to Section 8.3(b)(i), within two Business Days after the date of such termination by Parent, (y) in the case of a payment pursuant to Section 8.3(b)(ii), prior to or concurrently with such termination by the Company and (z) in the case of a payment pursuant to Section 8.3(b)(iii), within two Business Days after the earlier of entry into a definitive agreement relating to the Company Acquisition Proposal referred to in clause (2) of Section 8.3(b)(iii), or the consummation of, such Company Acquisition Proposal. “Company Termination Fee” means $25,600,000, except that the Company Termination Fee will be $16,000,000 in the event that this Agreement is terminated by the Company pursuant to Section 8.1(c)(i) in order to enter into a definitive agreement on or before September 22, 2020 with an Excluded Party providing for the implementation of a Superior Proposal (or by Parent pursuant to Section 8.1(d)(ii) in the event this Agreement is terminated by the Company (or otherwise was attempting to be validly terminated by the Company) pursuant to Section 8.1(c)(i) in order to enter into a definitive agreement with an Excluded Party providing for the implementation of a Superior Proposal).
   (c) In the event that this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(iii), then the Company shall pay as directed by Parent the Parent Expense Amount by wire transfer of same day funds to an account designated by Parent within two Business Days after the date of such termination by Parent or the Company.
   (d) In the event that this Agreement is terminated by Parent pursuant to Section 8.1(d)(i), then the Company shall pay as directed by Parent the Parent Expense Amount by wire transfer of same day funds to an account designated by Parent within two Business Days after the date of such termination by Parent; provided that the payment by the Company of the Parent Expense Amount pursuant to this Section 8.3(d) shall not relieve the Company of any obligation to pay the Company Termination Fee pursuant to Section 8.3(b)(iii) (but in the event such Company Termination Fee is or becomes payable, such Company Termination Fee shall be reduced on a dollar for dollar basis for the Parent Expense Amount actually paid to Parent pursuant to this Section 8.3(d)).
   (e) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii) or Section 8.1(c)(iii), then Parent shall, within four days after the date of such termination, pay or cause to be paid to the Company, by wire transfer of same day funds to an account designated by the Company, an amount equal to $32,000,000 (the “Parent Termination Amount”); provided that in the event Parent has not paid or caused to be paid to the Company , by wire transfer of same day funds to an account designated by the Company the Parent Termination Amount within four days of such termination, then the Company may, and is expressly authorized by Parent and its affiliates, to deduct from or offset the Parent Termination Amount: first against any dividends owed to Parent or its affiliates that have been paid in-kind pursuant to the Series A Articles Supplementary; second against any dividends payable after the date of this Agreement owed to Parent or its affiliates pursuant to the Series A Articles Supplementary; and in the alternative, in the event any of the Company Series A Preferred Shares become redeemable pursuant to the Series A Articles Supplementary, against the consideration owed to the holders of such Company Series A Preferred Shares pursuant to such redemption. The Parties agree that any amount so offset will be deemed paid (i.e., a cash inflow) for purposes of computing the IRR (as defined in the Series A Articles Supplementary), it being expressly agreed that any offset of any portion of the Parent Termination Amount will not affect in a manner adverse to the Company the computation of the Cumulative Cap (as defined in the Series A Articles Supplementary).
   (f) The Company and Parent agree that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that (i) neither the Company Termination Fee nor the Parent Expense Amount is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and the Parent OP in the circumstances in which the Company Termination Fee or the Parent Expense Amount, as applicable, is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers, which amount would otherwise be impossible to calculate with precision and (ii) the Parent Termination Amount is not a penalty, but rather is the amount that Parent has agreed to pay the Company, upon the termination of this Agreement pursuant to Parent’s breach or other failure to consummate the Mergers pursuant to Section 8.1(c)(ii) or Section 8.1(c)(iii), for release from its agreement and settlement of its obligation to consummate the Mergers in accordance herewith and compensates the Company for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers. In the event that Parent or the Company, as the case may be, is required to commence litigation to seek all or a portion of the amounts payable under this Section 8.3, and it prevails in such litigation, it will be entitled to receive, in addition to all amounts that it is otherwise entitled to receive under this Section 8.3, all reasonable expenses (including attorneys’ fees) which it has incurred in enforcing its rights hereunder. The Parties agree that in no event will (A) Parent be required to pay the Parent Termination Amount on more than one occasion or (B) the Company be required to pay the Company Termination Fee or the Parent Expense Amount on more than one occasion.
   (g) Notwithstanding anything in this Agreement, but subject to Section 9.7, each of the Parties acknowledges and agrees that the Company’s right to terminate this Agreement and to receive payment of the Parent Termination Amount pursuant to Section 8.3(e) shall constitute the sole and exclusive remedy of the Company, the Operating Company and any of their respective former, current or future general or limited partners, stockholders, equityholders, members, managers, directors, officers, employees, agents or affiliates (collectively, the “Company Related Parties”) against Parent, Parent OP, any source of Debt Financing and any of their respective former, current or future general or limited partners, stockholders, equityholders, members, managers, directors, officers, employees, agents or affiliates (collectively, the “Parent Related Parties”) for all losses and damages in respect of this Agreement, any breach of any covenant or agreement or otherwise in respect of this Agreement, or the failure to consummate the Mergers and the other transactions contemplated by this Agreement, and upon payment of the Parent Termination Amount to the Company, none of the Parent Related Parties shall have any further liability to any of the Company Related Parties relating to or arising out of this Agreement, the Financing or the transactions contemplated hereby or thereby and no Company Related Party shall seek to recover any other damages or seek any other remedy, whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any losses or damages suffered in connection with this Agreement the Financing or the transactions contemplated hereby or thereby. Notwithstanding anything in this Agreement but subject to Section 9.7, in no event shall any of the Parent Related Parties be subject to (and no Company Related Party shall seek to recover) monetary damages or other payments whatsoever (including multiple, consequential, indirect, special, statutory, exemplary or punitive damages) in excess of an amount equal to the Parent Termination Amount for any losses or other liabilities arising out of or in connection with breaches by Parent or Parent OP of their representations, warranties, covenants and agreements contained in this Agreement.
   (h) Notwithstanding anything in this Agreement, but subject to Section 9.7, each of the Parties acknowledges and agrees that Parent’s right to terminate this Agreement and to receive payment of the Company Termination Amount or the Parent Expense Amount pursuant to Section 8.3(b), as applicable, shall constitute the sole and exclusive remedy of the Parent Related Parties against the Company Related Parties for all losses and damages in respect of this Agreement, any breach of any covenant or agreement or otherwise in respect of this Agreement, or the failure to consummate the Mergers and the other transactions contemplated by this Agreement, and upon payment of the Company Termination Amount or the Parent Expense Amount to Parent, as applicable, none of the Company Related Parties shall have any further liability to any of the Parent Related Parties relating to or arising out of this Agreement, the Financing or the transactions contemplated hereby or thereby and no Parent Related Party shall seek to recover any other damages or seek any other remedy, whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any losses or damages suffered in connection with this Agreement the Financing or the transactions contemplated hereby or thereby. Notwithstanding anything in this Agreement but subject to Section 9.7, in no event shall any of the Company Related Parties be subject to (and no Parent Related Party shall seek to recover) monetary damages or other payments whatsoever (including multiple, consequential, indirect, special, statutory, exemplary or punitive damages) in excess of an amount equal to the Company Termination Amount or the Parent Expense Amount, as applicable, for any losses or other liabilities arising out of or in connection with breaches by the Company or the Operating Company of their representations, warranties, covenants and agreements contained in this Agreement.
   (i) While the Company or Parent, as applicable, may pursue both a grant of specific performance or other equitable relief under Section 9.7 and, following termination of this Agreement, the payment of the Parent Termination Amount, the Company Termination Fee or the Parent Expense Amount, as applicable, under no circumstances shall the Company or Parent be permitted or entitled to receive both a grant of specific performance or other equitable relief and any money damages (including the Parent Termination Amount, the Company Termination Fee or the Parent Expense Amount, as applicable) in connection with this Agreement or any termination of this Agreement.
   (j) Limitations on Payment. The following provisions apply in the event Parent elects to pay the Parent Termination Amount in cash pursuant to Section 8.3(e).
     (i) In the event that Parent is obligated to pay the Parent Termination Amount, the amount payable to the Company in any Tax year of the Company will not exceed the lesser of (i) the Parent Termination Amount and (ii) the sum of (A) the maximum amount that can be paid to the Company without causing the Company to fail to meet the requirements of Section 856(c)(2) and (3) of the Code for the relevant Tax year, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) or 856(c)(3) of the Code (“Qualifying Income”) and the Company has income from unknown sources during such year in an amount equal to 1% of its gross income which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income), in each case, as determined by the Company’s independent accountants, plus (B) in the event the Company receives either (1) a letter from the Company’s counsel indicating that the Company has received a ruling from the IRS as described below in this Section 8.3(j) or (2) an opinion from the Company’s outside counsel as described below in this Section 8.3(j), an amount equal to the excess of the Parent Termination Amount, less the total amount paid under clause (A) above.
     (ii) To secure Parent’s obligation to pay the Parent Termination Amount, Parent shall deposit into escrow an amount in cash equal to the Parent Termination Amount with an escrow agent selected by Parent on such terms (subject to this Section 8.3(j)) as shall be mutually agreed upon by Parent, the Company and the escrow agent. The deposit into escrow of the Parent Termination Amount pursuant to this Section 8.3(j) will be made at the time Parent is obligated to pay the Company such amount pursuant to Section 8.3 by wire transfer of immediately available funds. The escrow agreement will provide that the Parent Termination Amount in escrow or any portion thereof will not be released to the Company unless the escrow agent receives any one or combination of the following: (i) a letter from the Company’s independent accountants indicating the maximum amount that can be paid by the escrow agent to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income and the Company has income from unknown sources during such year in an amount equal to 1% of its gross income which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income), in which case the escrow agent shall release such amount to the Company, or (ii) a letter from the Company’s counsel indicating that (A) the Company received a ruling from the IRS holding that the receipt by the Company of the Parent Termination Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or (B) the Company’s outside counsel has rendered a legal opinion to the effect that the receipt by the Company of the Parent Termination Amount should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the escrow agent shall release the remainder of the Parent Termination Amount to the Company. Parent agrees to amend this Section 8.3(j) at the reasonable request of the Company in order to (i) maximize the portion of the Parent Termination Amount that may be distributed to the Company hereunder without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (ii) improve the Company’s chances of securing a favorable ruling described in this Section 8.3(j) or (iii) assist the Company in obtaining a favorable legal opinion from its outside counsel as described in this Section 8.3(j). Any amount of the Parent Termination Amount that remains unpaid as of the end of a Taxable year will be paid as soon as possible during the following Taxable year, subject to the foregoing limitations of this Section 8.3(j); provided, that the obligation of Parent to pay the unpaid portion of the Parent Termination Amount will terminate on the December 31 following the date which is five years from the date of this Agreement. Any costs and expenses of the escrow agent shall be borne solely by the Company.
ARTICLE IX

MISCELLANEOUS
Section 9.1 Nonsurvival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants or agreements in this Agreement or in any certificate, exhibit, schedule or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants or agreements, will survive beyond the Company Merger Effective Time, except for those covenants and agreements contained in this Agreement and therein that by their terms apply or are to be performed in whole or in part after the Company Merger Effective Time (including the covenants and agreements in Section 6.8, Section 6.9, and this Article IX).
Section 9.2 Entire Agreement; Assignment.
   (a) This Agreement (including the exhibits, schedules and other documents delivered pursuant to this Agreement) constitutes, together with the Confidentiality Agreement, the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof.
   (b) Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or transferred, in whole or in part, by operation of Law (including by merger or consolidation) or otherwise by any of the Parties without the prior written consent of the other Parties, other than the pledge of the Parent’s rights hereunder as security to its financing sources (but no such assignment shall relieve Parent of any of its obligations under this Agreement). Any assignment in violation of this Section 9.2(b) will be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.
Section 9.3 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered if delivered personally or if sent by email of a .pdf attachment (provided, that any such email notice must contain the following “all caps” notation in the subject line “MERGER AGREEMENT OFFICIAL NOTICE”) and (b) on the next Business Day if sent by prepaid overnight carrier (providing proof of delivery), to the Parties at the following addresses (or at such other addresses as shall be specified by the Parties by like notice):
(a)	if to Parent or the Parent OP:

NexPoint RE Merger, Inc.
c/o NexPoint Real Estate Advisors, L.P.
300 Crescent Court, Suite 700
Dallas, TX 75201
	Attention:	Matt R. McGraner
Brian Mitts
	Email:	MMcGraner@nexpointadvisors.com
BMitts@nexpointadvisors.com

with a copy (which will not constitute notice) to:

Winston & Strawn LLP
2121 N. Pearl Street
Suite 900
Dallas, Texas 7520
Attention:	Charles T. Haag
Christina T. Roupas
Email:	chaag@winston.com
croupas@winston.com
(b)	if to the Company or the Operating Company:

Jernigan Capital, Inc.
6410 Poplar Avenue, Suite 650
Memphis, Tennessee 38119
	Attention:	John A. Good
	Email:	john@jernigancapital.com

with a copy (which will not constitute notice) to:

King & Spalding LLP
1180 Peachtree Street NE
Atlanta, Georgia 30309
	Attention:	Spencer Johnson
Tony Rothermel
	Email:	csjohnson@kslaw.com
trothermel@kslaw.com
or to such other address as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.
Section 9.4 Governing Law and Venue; Waiver of Jury Trial.
   (a) This Agreement and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby will be governed by and construed in accordance with the Laws of the State of Maryland (other than with respect to issues relating to the Operating Company Merger that are required to be governed by the DLLCA or the DRULPA), in each case without regard to its rules of conflict of laws.
   (b) Each of the Parties hereby (i) irrevocably submits to and agrees to be subject to the personal jurisdiction of the Circuit Court of Baltimore City, Maryland and/or the U.S. District Court for the District of Maryland (the “Chosen Courts”), for the purpose of any claim, action, suit or proceeding (whether based in contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement thereof, (ii) irrevocably agrees that all such claims, actions, suits or proceedings may and will be brought before, and determined by, only a Chosen Court with subject matter jurisdiction over such claim(s), action(s), suit(s) or proceeding(s), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees that it shall not (except for a suit on the judgment as expressly permitted by Section 9.4(d)) bring any claim, action, suit or proceeding relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Chosen Court. In any judicial proceeding, each of the Parties further consents to the assignment of any proceeding in the Courts of the State of Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof).
   (c) Each of the Parties irrevocably consents to the service of the summons and complaint and any other process in any other claim, suit, action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, in the manner provided by Section 9.3, and nothing in this Section 9.4 will affect the right of any Party to serve legal process in any other manner permitted by Law.
   (d) Each Party agrees that a final judgment in any claim, suit, action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
   (e) Notwithstanding anything herein to the contrary, each Party agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Sources in any way relating to this Agreement, including any dispute arising out of the Alternative Financing Commitment Letter or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom) and any such action, cause of action, claim, cross-claim or third party claim shall be governed and construed in accordance with the laws of the State of New York.
   (f) EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING THE DEBT FINANCING) IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING THE DEBT FINANCING), OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.4(F).
Section 9.5 Parties In Interest.
   (a) This Agreement will be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns, and, except as provided in Section 6.8 and Section 6.15(b), nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, including the right to rely upon the representations and warranties set forth in this Agreement. The Parties further agree that the rights of third party beneficiaries under Section 6.8 and Section 6.15(b) will not arise unless and until the Company Merger Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties may be subject to waiver by the Parties in accordance with Section 9.9 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
   (b) Notwithstanding Section 9.5(a), each Debt Financing Source will be an express third party beneficiary with respect to the definition of “Debt Financing Source”, Section 8.3(e), Section 9.2(b), Section 9.4(e), Section 9.4(f), this Section 9.5(b), Section 9.8, Section 9.9 and Section 9.11(b) (or any other provision of this Agreement to the extent such modification, waiver or termination would modify in any material respect the substance of such Sections or such definition) (the “DFS Provisions”). The DFS Provisions will, with respect to the matters referenced therein, supersede any provision of this Agreement to the contrary. The DFS Provisions will survive any termination of this Agreement.
Section 9.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 9.7 Specific Performance.
   (a) The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, including if the Parties fail to take any action required of them hereunder to consummate the transactions contemplated by this Agreement (and, more specifically, that irreparable damage would occur if the Mergers were not consummated, including the Parties’ obligations to consummate the Mergers and the obligation of Parent to pay, and the rights of the holders of Company Shares, the holders of Operating Company Units, the holders of Company Series A Preferred Shares and the holders of Company Series B Preferred Shares to receive, the Merger Consideration, the Operating Company Merger Consideration, the Series A Preferred Merger Consideration and the Series B Preferred Merger Consideration, as applicable, pursuant to the Mergers, on the terms and subject to the conditions of this Agreement), and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Article VIII, the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of damages or otherwise (including the Parties’ obligations to consummate the Mergers and the obligation of Parent to pay, and the rights of the holders of Company Shares, the holders of the Operating Company Units, the holders of Company Series A Preferred Shares and the holders of Company Series B Preferred Shares to receive, the Merger Consideration, the Operating Company Merger Consideration, the Series A Preferred Merger Consideration and the Series B Preferred Merger Consideration, as applicable, pursuant to the Mergers, on the terms and subject to the conditions of this Agreement) in the Chosen Courts, and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at Law or in equity. Each Party agrees that the right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right neither the Company, the Operating Company, Parent nor the Parent OP  would have entered into this Agreement. The Parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law.
   (b) The parties further agree (i) the seeking of remedies pursuant to Section 9.7(a) will not in any respect constitute a waiver by any of the Company, the Operating Company, Parent or the Parent OP seeking such remedies of its respective right to seek any other form of relief that may be available to it under this Agreement, including under Section 8.3 in the event that the remedies provided for in Section 9.7(a) are not available or otherwise not granted and (ii) nothing set forth in this Agreement will require the Company, the Operating Company, Parent or the Parent OP to institute any proceeding for (or limit any of the Company’s, the Operating Company’s, Parent’s or the Parent OP’s right to institute any proceeding for) specific performance under this Section 9.7 prior or as a condition to exercising any termination right under Article VIII, nor shall the commencement of any legal proceeding by any of Parent or the Parent OP seeking remedies pursuant to Section 9.7(a) or anything set forth in this Section 9.7 restrict or limit Parent’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.

   (c) The Company will be entitled to specific performance (or other injunctive or equitable relief pursuant to Section 9.7(a)) to cause Parent to draw down on the full proceeds of the Equity Commitment Letter and to cause Parent to effect the Closing in accordance with Section 2.3, in each case, only if (i) all conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of such notice if the Closing were to occur on the date of such notice) have been satisfied or validly waived and (ii) the Company has irrevocably confirmed in writing that if specific performance is granted and the Equity Financing is funded, then the Closing pursuant to Section 2.3 will occur; provided, however, that if the Company receives a grant of specific performance pursuant to this Section 9.7(c) and the Closing pursuant to Section 2.3 occurs, then the Company will be deemed to have waived any and all rights to pursue and recover all or any portion of the Parent Termination Amount pursuant to Section 8.3(e) and any other remedy as a matter of Law, Contract, tort, equity or otherwise (for money damages or otherwise) upon such receipt of specific performance, other than any expenses and costs incurred in enforcing its rights under this Agreement.
Section 9.8 Amendment. This Agreement may be amended by action taken by the Company, the Operating Company, Parent and the Parent OP at any time before or after approval of the Mergers by the Company Requisite Vote but, after such approval, no amendment will be made which requires the approval of any such stockholders under applicable Law without obtaining such further approvals. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the Parties. No DFS Provision may be amended or modified in a manner materially adverse to the Debt Financing Sources without the consent of the Debt Financing Sources (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 9.9 Extension; Waiver. At any time prior to the Closing Date, each Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any breaches or inaccuracies in the representations and warranties of the other Parties contained in this Agreement or in any document, certificate or writing delivered pursuant to this Agreement or (c) subject to Section 9.8, waive compliance by the other Parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of any Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, the Operating Company, Parent or the Parent OP in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No DFS Provision may be waived in a manner materially adverse to the Debt Financing Sources without the consent of the Debt Financing Sources (which consent shall not be unreasonably withheld, conditioned or delayed)
Section 9.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will be considered one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format will be sufficient to bind the Parties to the terms and conditions of this Agreement.
Section 9.11 Non-Recourse.
   (a) Each Party agrees, on behalf of itself and its affiliates, that any suit, claim, action or proceeding (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (i) this Agreement (including the Financing) or any other transactions contemplated hereunder; (ii) the negotiation, execution or performance this Agreement (including any representation or warranty made in connection with, or as an inducement to, this Agreement); (iii) any breach or violation of this Agreement ; and (iv) any failure of the Mergers (including the Financing) or any other transactions contemplated hereunder to be consummated, in each case, may be made only against (and are those solely of) the Persons that are, in the case of this Agreement, expressly identified as parties to this Agreement, and in the case of the Confidentiality Agreement, NexPoint Real Estate Advisors, L.P., and in accordance with, and subject to the terms and conditions of, this Agreement or the Confidentiality Agreement, as applicable. Notwithstanding anything in this Agreement to the contrary, each Party agrees, on behalf of itself and its affiliates, that no recourse under this Agreement or in connection with the Mergers (including the Financing) or any other transactions contemplated hereunder will be sought or had against any other Person, including any of its affiliates, and no other Person, including any of its affiliates, will have any liabilities or obligations (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise), for any suit, claim, action, proceeding, obligation or liability arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (i) through (iv).
   (b) Notwithstanding anything herein to the contrary, the Company, on behalf of itself and its affiliates, hereby agrees that the Debt Financing Sources will not have any liability (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any suit, claim, action, proceeding, obligation or liability arising under, out of, in connection with or related in any manner to this Agreement or any of the transactions contemplated hereby or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach (provided that nothing in this Section 9.11(b) will limit the liability or obligations of the Debt Financing Sources party to the Debt Commitment Letter to Parent (and its successors and assigns) or the other parties to the Debt Commitment Letter under and pursuant to the Debt Commitment Letter).
[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.
JERNIGAN CAPITAL, INC.

By:	/s/ John A. Good
	Name:	John A. Good
	Title:	Chief Executive Officer

JERNIGAN CAPITAL OPERATING COMPANY, LLC

By:	JERNIGAN CAPITAL, INC., its sole managing member

By:	/s/ John A. Good
	Name:	John A. Good
	Title:	Chief Executive Officer

NEXPOINT RE MERGER, INC.

By:	/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	President

NEXPOINT RE MERGER OP, LLC

By:	/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	President
[Signature Page to Agreement and Plan of Merger]

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
This First Amendment to Agreement and Plan of Merger (this “Amendment”), dated September 21, 2020, is made and entered into by and among Jernigan Capital, Inc., a Maryland corporation that has elected to be treated as a real estate investment trust for U.S. federal income Tax purposes (the “Company”), Jernigan Capital Operating Company, LLC, a Delaware limited liability company (the “Operating Company”), NexPoint RE Merger, Inc., a Maryland corporation (“Parent”), and NexPoint RE Merger OP, LLC, a Delaware limited liability company (the “Parent OP”). Each of the Company, Operating Company, Parent and Parent OP may be referred to herein as a “Party” or, collectively, as the “Parties”.
RECITALS
WHEREAS, on August 3, 2020 the Parties entered into that certain Agreement and Plan of Merger (the “Merger Agreement”); and
WHEREAS, the Parties desire to amend the Merger Agreement as set forth herein in accordance with Section 9.8 of the Merger Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:
ARTICLE I
AMENDMENTS
Section 1.1 Amendments to the Merger Agreement.
(a) The second sentence of Section 2.5 of the Merger Agreement is amended and restated in its entirety to read as follows:

“The Parent OP LLC Agreement, as in effect immediately prior to the Operating Company Merger Effective Time will be the limited liability company agreement of the Surviving OC immediately following the Operating Company Merger Effective Time, until thereafter amended in accordance with the provisions thereof and in accordance with applicable Law.”

(b) The first sentence of Section 3.1(c)(i) of the Merger Agreement is amended and restated in its entirety to read as follows:

“Each Company Series A Preferred Share issued and outstanding immediately prior to the Company Merger Effective Time will be automatically converted into the right to receive one validly issued, fully paid and non-assessable share of common stock, par value $0.01 of the Surviving Company (the “Series A Preferred Merger Consideration”), without interest, subject to any applicable withholding Tax.”

(c) A new subsection, Section 3.1(d) of the Merger Agreement, is hereby added as follows and subsequent subsections are renumbered accordingly:

“Cancellation of Parent Common Stock. Each share of common stock of Parent issued and outstanding immediately prior to the Company Merger Effective Time will no longer be outstanding and will automatically be retired and will cease to exist, and no payment will be made with respect thereto.”

(d) The first sentence of Section 3.2 of the Merger Agreement is amended and restated in its entirety to read as follows:

“Effects on Operating Company Units. At the Operating Company Merger Effective Time, by virtue of the Operating Company Merger and without any further action on the part of the Operating Company, the Parent OP or the holders of Operating Company Units, (a) each Operating Company Unit issued and outstanding immediately prior to the Operating Company Merger Effective Time that is held by the Company will automatically be converted into membership interests of the Surviving OC, (b) each Operating Company Unit issued and outstanding immediately prior to the Operating Company Merger Effective Time that is held by any Company Subsidiary will automatically be retied and will cease to exist, and no payment will be made with respect thereto and (c) each other Operating Company Unit issued and outstanding immediately prior to the Operating Company Merger Effective Time will automatically be converted into the right to receive an amount in cash equal to the Merger Consideration (the “Operating Company Merger Consideration”).”
(e) A new section, Section 3.3 of the Merger Agreement, is hereby added as follows and subsequent sections are renumbered accordingly:

“Cancellation of Parent OP Membership Interests. Each membership interest in Parent OP immediately prior to the Operating Company Merger Effective Time will no longer be outstanding and will automatically be retired and will cease to exist, and no payment will be made with respect thereto.”

ARTICLE II
GENERAL PROVISIONS
Section 2.1. Defined Terms. Except as otherwise set forth in this Amendment, all capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement.
Section 2.2 Effect of Amendment. This Amendment shall be effective as of the date first written above. After giving effect to this Amendment, unless the context otherwise requires, each reference in the Merger Agreement or any Exhibit or Schedule thereto to “this Agreement”, “the Agreement”, “hereof”, “herein” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment. Except as amended by this Amendment, the Merger Agreement will continue in full force and effect and shall be otherwise unaffected hereby.
Section 2.3 Counterparts. This Amendment may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will be considered one and the same agreement. The exchange of a fully executed Amendment (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format will be sufficient to bind the Parties to the terms and conditions of this Amendment.
Section 2.4 Captions. The captions used in this Amendment are for convenience of reference only and do not constitute a part of this Amendment and will not be deemed to limit, characterize or in any way affect any provision of this Amendment, and all provisions of this Amendment will be enforced and construed as if no caption had been used in this Amendment.
Section 2.5 Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Amendment will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the day and year first above written.
JERNIGAN CAPITAL, INC.

By:	/s/ John A. Good
	Name:	John A. Good
	Title:	Chief Executive Officer

JERNIGAN CAPITAL OPERATING COMPANY, LLC

By:	JERNIGAN CAPITAL, INC., its sole managing member

By:	/s/ John A. Good
	Name:	John A. Good
	Title:	Chief Executive Officer

NEXPOINT RE MERGER, INC.

By:	/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	President

NEXPOINT RE MERGER OP, LLC

By:	/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	President
[Signature Page to First Amendment to Agreement and Plan of Merger]

Annex C

August 2, 2020
The Board of Directors Jernigan Capital, Inc.
6410 Poplar Avenue, Suite 650
Memphis, TN 38119
Members of the Board:
We understand that Jernigan Capital, Inc., a Maryland corporation that has elected to be treated as a real estate investment trust for U.S. federal income tax purposes (the “Company”), Jernigan Capital Operating Company, LLC, a Delaware limited liability company (the “Operating Company”), NexPoint RE Merger, Inc., a Maryland corporation, (the “Parent”), and NexPoint RE Merger OP, LLC, a Delaware limited liability company (the “Parent OP”) propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Parent will merge with and into the Company (the “Merger”) and, immediately following the consummation of the Merger, the Parent OP will merge with and into the Operating Company (together with the Merger, the “Transactions”). Pursuant to the terms and subject to the conditions of the Merger, each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), other than shares of Common Stock held in the treasury of the Company or owned by the Company, a Company Subsidiary, Parent or Parent OP, all of which shares will be canceled, will be converted into the right to receive $17.30 in cash (the “Merger Consideration”). The terms and conditions of the Transactions are more fully set forth in the Merger Agreement and capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Merger Agreement.
You have asked for our opinion as to whether the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than Parent, Parent OP and their respective affiliates).
In arriving at our opinion, we have, among other things:
(i)	reviewed a draft dated August 1, 2020 of the Merger Agreement;
(ii)	reviewed certain publicly available financial and other information about the Company and Parent;
(iii)	reviewed certain information furnished to us by the Company’s management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;
(iv)	held discussions with members of senior management of the Company and Parent concerning the matters described in clauses (ii) and (iii) above;
(v)	reviewed the share trading price history and valuation multiples for the Common Stock and compared them with those of certain publicly traded companies that we deemed relevant;
(vi)	compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant; and
(vii)	conducted such other financial studies, analyses and investigations as we deemed appropriate.
In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information in inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection of any of the properties or facilities of, the Company or any other entity, and we assume no responsibility to obtain any such evaluations or appraisals of such physical inspections.
With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Company has informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. We express no opinion as to the Company’s financial forecasts or the assumptions on which they are made.
Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof. As you are aware, the credit, financial and stock markets have experienced and may continue to experience volatility and we express no view or opinion as to any potential effects of such volatility on the Company or the Transactions.
We have made no independent investigation of any legal or accounting matters affecting the Company, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Company and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and Transactions contemplated by, the Merger Agreement to the Company and its stockholders. In addition, in preparing this opinion, we have not taken into account any tax consequences of the Transactions to any holder of Common Stock. We have assumed that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that the Transactions will be consummated in accordance with its terms without waiver, modification or amendment of any term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transactions, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent or the contemplated benefits of the Transactions.
It is understood that our opinion is for the use and benefit of the Board of Directors of the Company in its consideration of the Transactions, and our opinion does not address the relative merits of the Transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Transactions or the terms of the Merger Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote on the Transactions or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities (including but not limited to holders of Company Series A Preferred Shares or Company Series B Preferred Shares), creditors or other constituencies of the Company, other than the holders of shares of Common Stock. We express no opinion as to the price at which shares of Common Stock will trade at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Transactions relative to the Merger Consideration to be received by holders of shares of Common Stock. Our opinion has been authorized by the Fairness Committee of Jefferies & Company, Inc.
We have been engaged by the Company to act as financial advisor to the Company in connection with the Transactions and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Transactions. We also will be reimbursed for expenses incurred in connection with our engagement. The Company has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. We have, in the past, provided financial advisory and financing services to the Company and Parent and may continue to do so and have received, and may receive, fees for the rendering of such services. In the ordinary course of our business, we and our affiliates may trade or hold securities of the Company or Parent and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Company, Parent or entities that are affiliated with the Company or Parent, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with the Company and in the Merger Agreement, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any matter, without our prior written consent.
Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than Parent, Parent OP and their respective affiliates).
Very truly yours,

JEFFERIES LLC

JERNIGAN Capital

JERNIGAN CAPITAL, INC.
6410 POPLAR AVE.
SUITE 650
MEMPHIS, TN 38119

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D24568-S09361

COMMON STOCK
JERNIGAN CAPITAL, INC.
Special Meeting of Stockholders
October 26, 2020 9:30 AM CDT
This proxy is solicited by the Board of Directors

The undersigned, as stockholder(s) of record of the common stock of Jernigan Capital, Inc., hereby appoint(s) John A. Good and Jonathan L. Perry, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of JERNIGAN CAPITAL, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:30 AM CDT on October 26, 2020, (by virtual attendance) and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" each of Proposals 1, 2, and 3.

Continued and to be signed on reverse side